As filed with the Securities and Exchange Commission on February 11, 2015

Registration No. 333-200464

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2
TO
FORM S-11

FOR REGISTRATION
UNDER THE SECURITIES ACT OF 1933
OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

LIGHTSTONE REAL ESTATE INCOME TRUST INC.

(Exact Name of Registrant As Specified in Its Governing Instruments)

1985 Cedar Bridge Ave., Suite 1
Lakewood, New Jersey 08701

(Address, Including Zip Code and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

David Lichtenstein
c/o The Lightstone Group
1985 Cedar Bridge Ave., Suite 1
Lakewood, New Jersey 08701
(732) 367-0129

(Name and Address, Including Zip Code and Telephone Number,
Including Area Code, of Agent for Service)

With Copies to:

Peter M. Fass, Esq. Proskauer Rose LLP Eleven Times Square New York, New York 10036 Tel: (212) 969-3000 Fax: (212) 969-2900	Michael J. Choate, Esq. Proskauer Rose LLP Three First National Plaza 70 West Madison Chicago, IL 60602 Tel: (312) 962-3567	Joseph Teichman, Esq. c/o The Lightstone Group 1985 Cedar Bridge Ave., Suite 1 Lakewood, New Jersey 08701 Tel: (732) 987-8678 Fax: (732) 612-1444

Approximate date of commencement of proposed sale to the public: as soon as practicable after the registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of this prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to Be Registered		Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value per share	30,000,000 shares		$10.00	$300,000,000	$34,860	(1)
Common Stock, $0.01 par value per share	10,000,000 shares	(2)	$9.50	$95,000,000	$11,039	(1)

(1)	Previously paid.
(2)	Represents shares to be issued pursuant to our distribution reinvestment program. The offering price per share under the distribution reinvestment program will initially be $9.50 per share.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell the securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 11, 2015

Lightstone Real Estate Income Trust Inc.

Maximum Offering of 30,000,000 Common Shares
Minimum Offering of 200,000 Common Shares

Lightstone Real Estate Income Trust Inc. is a newly organized Maryland corporation that intends to elect to qualify and be taxed as a real estate investment trust for U.S. federal income tax purposes, or REIT, commencing with its taxable year ending December 31, 2015, or our first year of material operations. We will use the net proceeds of this offering to invest in and manage a diverse portfolio of real estate-related investments secured by or related to properties located primarily in the United States. We expect that a majority of our investments by value will be secured by or related to properties or entities advised by, or wholly or partially, directly or indirectly owned by, The Lightstone Group, LLC, a New Jersey limited liability company and our sponsor, or by its affiliates or by real estate investment programs sponsored by it. We refer to such investments as related-party investments. We may purchase existing investments or originate new investments. Because we have not acquired or identified any particular investments, we are considered to be a “blind pool.”

We are offering up to 30 million shares of our common stock, $0.01 par value per share, or Common Shares, in our primary offering at $10.00 per Common Share on a “best efforts” basis through Orchard Securities, LLC, or Orchard Securities, our dealer manager. “Best efforts” means that our dealer manager is not obligated to purchase any specific number or dollar amount of Common Shares.

We also are offering up to 10 million Common Shares pursuant to our distribution reinvestment program, or DRIP, at a price initially equal to $9.50 per Common Share. We reserve the right to reallocate the Common Shares we are offering between the primary offering and our DRIP.

Investing in our Common Shares involves a high degree of risk. See “Risk Factors” on pages 23 to 58 to read about risks you should consider before buying our Common Shares. These risks include the following:

•	We and our advisor, Lightstone Real Estate Income LLC, a Delaware limited liability company, have no operating history and the performance of the prior real estate investment programs of our sponsor may not be indicative of our future results.
•	This is a “blind pool” offering, so you will not have the opportunity to evaluate all our investments before you invest.
•	There is no established trading market for our Common Shares, and there may never be one; therefore, it will be difficult for you to sell your Common Shares except pursuant to our share repurchase program. If you sell your Common Shares to us under our share repurchase program, you may receive less than the total price you paid for the Common Shares.
•	We will pay some of or all our distributions from sources other than our cash flow from operations, including from the proceeds of this offering or other offerings, cash advances to us by our advisor, cash resulting from a waiver of fees, and borrowings, including borrowings secured by our assets; this will reduce our funds available for investments and your overall return may be reduced.
•	We expect to have a concentration of related-party investments. Therefore, if adverse business developments were to occur with respect to our sponsor or its related parties, our results of operations and the value of your Common Shares could be adversely affected.
•	Payment of fees to our advisor and its affiliates will reduce cash available for investment and payment of distributions.
•	If we are unable to raise substantial funds, we will not be able to diversify our portfolio.
•	If we internalize our management functions, your interest in us could be reduced, and we could incur other significant costs associated with being self-managed.
•	Our sponsor’s other public programs may be engaged in competitive activities, including the origination and acquisition of our targeted investments (as defined below).
•	Our advisor will face conflicts of interest with respect to related-party investments, which could result in a disproportionate benefit to our sponsor, its affiliates or other Lightstone-sponsored real estate investment programs.
•	A limit on the number of shares a person may own may discourage a takeover of our company.
•	Your interest will be diluted if we issue additional securities.
•	We have broad authority to incur debt, and high debt levels could hinder our ability to pay distributions and could decrease the value of your investment.
•	Our failure to qualify or remain qualified as a REIT would subject us to U.S. federal income tax and potentially state and local tax, and would adversely affect our operations and the market price of our Common Shares.

Neither the U.S. Securities and Exchange Commission, the Attorney General of the State of New York nor any other state securities regulator has approved or disapproved of our Common Shares, determined if this prospectus is truthful or complete or passed on or endorsed the merits of this offering. Any representation to the contrary is a criminal offense.

This investment involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment. The use of projections or forecasts in this offering is prohibited. No one is permitted to make any oral or written predictions about the cash benefits or tax consequences you will receive from your investment.

NEW YORK INVESTORS:

The minimum closing amount for New York is $2,500,000 in aggregate gross offering proceeds. We will not release any New York proceeds from escrow until we have received subscriptions for an aggregate of 250,000 Common Shares.

	Price to Public	Selling Commissions	Dealer Manager Fee	Net Proceeds (Before Expenses)
Primary Offering
Per Common Share	$10.00*	$0.70*	$0.30*	$9.00
Total Minimum	$2,000,000*	$140,000*	$60,000*	$1,800,000
Total Maximum	$300,000,000*	$21,000,000*	$9,000,000*	$270,000,000
Distribution Reinvestment Program
Per Common Share	$9.50	$0.00	$0.00	$9.50
Total Maximum	$95,000,000	$0.00	$0.00	$95,000,000

*	Discounts on selling commissions and dealer manager fee are available for some categories of investors and discounts on selling commissions are available for investors entitled to volume discounts.

If we do not sell at least 200,000 Common Shares (excluding Common Shares purchased by New York, Tennessee and Pennsylvania investors) by            , 2016, this offering will terminate and your funds, which will be in an escrow account with UMB Bank, N.A., including interest thereon and without any deduction of any fees, will be returned promptly.

We expect to offer the Common Shares offered in our primary offering over a two-year period, or until            , 2017. If we decide to continue our primary offering beyond such date, we will provide that information in a prospectus supplement.

The date of this prospectus is            , 2015.

INVESTOR SUITABILITY STANDARDS

An investment in our Common Shares involves significant risk and is suitable only for persons who have adequate financial means, desire a relatively long-term investment and who do not need liquidity. Persons who meet this standard and seek to diversify their personal portfolios with a real estate-based investment, who seek to receive current income and to preserve capital and who are able to hold their investment for a time period consistent with our liquidity plans are most likely to benefit from an investment in our company. On the other hand, we caution persons who require immediate liquidity or guaranteed income, or who seek a short-term investment, not to consider an investment in our Common Shares as meeting these needs. Notwithstanding these investor suitability standards, potential investors should note that investing in our Common Shares involves a high degree of risk and should consider all the information contained in this prospectus, including the “Risk Factors” section contained herein, in determining whether an investment in our Common Shares is appropriate.

In order to purchase Common Shares in this offering, you must:

•	meet the applicable financial suitability standards as described below; and
•	purchase at least the minimum number of Common Shares as described below.

We have established suitability standards for initial stockholders and subsequent purchasers of Common Shares from our stockholders. These suitability standards require that a purchaser of Common Shares have, excluding the value of a purchaser’s home, home furnishings and automobiles, either:

•	a minimum net worth of at least $250,000; or
•	a minimum annual gross income of at least $70,000 and a minimum net worth of at least $70,000.

The minimum purchase is 100 Common Shares ($1,000). You may not transfer fewer Common Shares than the minimum purchase requirement. In addition, you may not transfer, fractionalize or subdivide your Common Shares so as to retain less than the number of Common Shares required for the minimum purchase. In order to satisfy the minimum purchase requirements for individual retirement accounts, or IRAs, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs if each such contribution is made in increments of $100. You should note that an investment in our Common Shares will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code of 1986, as amended, or the Code.

Several states have established suitability requirements that are more stringent than the standards that we have established and described above. Common Shares will be sold to investors in these states only if they meet the special suitability standards set forth below. In each case, these special suitability standards exclude from the calculation of net worth the value of the investor’s home, home furnishings and automobiles.

General Standards for all Investors

•	Investors must have either (a) a net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a minimum net worth of $70,000.

California

•	Investors must have either (a) a liquid net worth of at least $350,000 or (b) a minimum liquid net worth of at least $150,000 and a minimum annual gross income of at least $70,000. In addition, investors cannot invest more than 10% of their net worth in us.

Alabama

•	In addition to the general suitability requirements described above, Common Shares will only be sold to Alabama residents that represent that they have a liquid net worth of at least 10 times the amount of their investment in this real estate investment program and its affiliates.

Kentucky

•	Investors must have either (a) a net worth of at least $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in this offering not to exceed 10% of the Kentucky investor’s liquid net worth.

i

Oregon and Washington

•	Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor’s maximum investment in the issuer and its affiliates cannot exceed 10% of the Oregon or Washington resident’s net worth.

Pennsylvania

•	Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor’s maximum investment in the issuer cannot exceed 10% of the Pennsylvania resident’s net worth.

Massachusetts

•	A Massachusetts investor may not invest more than 10% of the investor’s liquid net worth in this program and in other illiquid direct participation programs.

Michigan

•	The maximum investment allowable in our company for a Michigan investor is 10% of his or her net worth.

New Jersey

•	New Jersey investors must have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000 or (b) a minimum liquid net worth of $350,000. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, a New Jersey investor’s investment in us, our affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development programs, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed ten percent (10%) of his or her liquid net worth.

New York

•	Common Shares will only be sold to each investor who initially purchases a minimum of 250 Common Shares for a total purchase price of $2,500. However, a minimum of 100 Common Shares for a total purchase price of $1,000 shall apply to a purchase by an individual retirement account. Subsequent transfers of such interest shall be in units of not less than $2,500, except for transfers by an individual retirement account, transfers by gift, inheritance, intrafamily transfers, transfers subsequent to the preceding, and transfers to affiliates. The minimum closing amount for New York is $2,500,000 in aggregate gross offering proceeds. New York proceeds will not be released from escrow until subscriptions for an aggregate of 250,000 Common Shares have been received.

Ohio and New Mexico

•	An Ohio or New Mexico investor’s aggregate investment in our Common Shares, shares of our affiliates, and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. “Liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.

Nebraska

•	Investors must have either (a) a minimum net worth of $100,000 and minimum annual income of $70,000 or (b) a minimum net worth of $350,000. The investor’s maximum investment in the issuer, its affiliates and other non-publicly traded direct participation programs cannot exceed 10% of the investor’s net worth.

Maine

•	The Maine Office of Securities recommends that an investor’s aggregate investment in this offering and similar direct participation investments not exceed 10% of the investor’s liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

North Dakota

•	Common Shares will only be sold to residents of North Dakota representing that they have a net worth of at least ten times their investment in us and that they meet one of the general suitability standards described above.

Tennessee

•	In addition to the general suitability requirements described above, investors’ maximum investment in our Common Shares and our affiliates shall not exceed 10% of the resident’s net worth.

Kansas

•	In addition to the general suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth, in the aggregate, in our Common Shares and securities of other non-traded real estate investment trusts. “Liquid net worth” is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

Missouri

•	In addition to the general suitability requirements described above, no more than ten percent (10%) of any one Missouri investor’s liquid net worth shall be invested in the securities registered by us for this offering with the Securities Division.

Iowa

•	In addition to the general suitability requirements described above, an Iowa investor must have either (a) a minimum net worth of $350,000 (exclusive of home, auto and furnishings), or (b) a minimum annual income of $100,000 and a net worth of $100,000 (exclusive of home, auto and furnishings). In addition, an Iowa investor’s total investment in the issuer or any of its affiliates, and any other similar real estate investment program, cannot exceed 10% of the Iowa resident’s liquid net worth. “Liquid net worth” for purposes of this investment consists of cash, cash equivalents and readily marketable securities.

Vermont

•	In addition to the general suitability requirements described above, no more than ten percent (10%) of any non-accredited Vermont investor’s liquid net worth shall be invested in the securities offered pursuant to this offering. “Liquid net worth” is defined as an investor’s total assets (not including home, home furnishings or automobiles) minus total liabilities.

Because the minimum offering of our Common Shares is less than $150 million, New York investors are cautioned to carefully evaluate our ability to fully accomplish our stated objectives and to inquire as to the current dollar volume of our subscription proceeds. Further, the minimum aggregate closing amount for New York investors is $2.5 million.

Because the minimum offering of our Common Shares is less than $20 million, Tennessee investors are cautioned to carefully evaluate our ability to fully accomplish our stated objectives and to inquire as to the current dollar volume of our subscription proceeds. Further, the minimum aggregate closing amount for Tennessee investors is $20 million.

Because the minimum offering of our Common Shares is less than $30 million, Pennsylvania investors are cautioned to carefully evaluate our ability to fully accomplish our stated objectives and to inquire as to the current dollar volume of our subscription proceeds. Further, the minimum aggregate closing amount for Pennsylvania investors is $15 million.

In the case of sales to fiduciary accounts (such as an IRA, Keogh Plan or pension or profit-sharing plan), these minimum suitability standards must be satisfied by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase our Common Shares if the donor or the grantor is the fiduciary. Prospective investors with investment discretion over the assets of an individual retirement account, employee benefit plan or other retirement plan or arrangement that is covered by the Employee Retirement Income Security Act of 1974, as amended, or ERISA, or Code Section 4975 should carefully review the information in the section of this prospectus entitled “ERISA Considerations.” Any such prospective investors are required to consult their own legal and tax advisors on these matters.

In the case of gifts to minors, the minimum suitability standards must be met by the custodian of the account or by the donor.

In order to ensure adherence to the suitability standards described above, requisite criteria must be met, as set forth in the subscription agreement in the form attached hereto as Appendix B. In addition, each person selling Common Shares on behalf of us or our sponsor must make every reasonable effort to determine that the purchase of our Common Shares is a suitable and appropriate investment for an investor. In making this determination, the participating broker-dealers will rely on relevant information provided by the investor in the investor’s subscription agreement, including information regarding the investor’s age, investment objectives, investment experience, income, net worth, financial situation, other investments, and any other pertinent information. Executed subscription agreements will be maintained in our records for six years.

v

PROSPECTUS SUMMARY

As used herein and unless otherwise required by context, the term “prospectus” refers to this prospectus, as it may be amended and supplemented from time to time. This prospectus summary highlights material information contained elsewhere in this prospectus. Because it is a summary, it may not contain all the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully, including the “Risk Factors” section and the financial statements, before making a decision to invest in our Common Shares. In this prospectus, references to “Lightstone Real Estate Income Trust Inc.,” “our company,” “the company,” “we,” “us” and “our” mean Lightstone Real Estate Income Trust Inc., a Maryland corporation, together with any of its subsidaries that may exist from time to time, except where it is clear from the context that the term only means the issuer of the Common Shares in this offering, Lightstone Real Estate Income Trust Inc. References to “Lightstone,” “The Lightstone Group” and our “sponsor” mean The Lightstone Group, LLC, a New Jersey limited liability company, which is controlled and majority-owned by David Lichtenstein. References to our “charter” in this prospectus mean our charter as it was amended and restated prior to the commencement of this offering, and as it may be further amended, supplemented or restated from time to time.

What is Lightstone Real Estate Income Trust Inc.?

Lightstone Real Estate Income Trust Inc. is a Maryland corporation formed on September 9, 2014 that intends to elect to be taxed as a REIT beginning with the taxable year ending December 31, 2015, or our first year of material operations.

Our sponsor is The Lightstone Group. Mr. Lichtenstein controls and owns the majority of the equity interests of our sponsor and our advisor. Our advisor will be responsible for conducting our operations and managing our portfolio. We have no employees.

We intend to conduct our operations so that the company and its subsidiaries are not required to register as investment companies under the Investment Company Act of 1940, as amended, or the Investment Company Act.

Our office is located at 1985 Cedar Bridge Ave., Suite 1, Lakewood, New Jersey 08701. Our telephone number is (732) 367-0129. Our fax number is (732) 612-1444. Our dealer manager maintains a website on our behalf at www.lightstonecapitalmarkets.com.

What is your investment strategy?

We will use the net proceeds of this offering to invest in and manage a diverse portfolio of real estate-related investments secured by or related to properties located primarily in the United States. We expect that a majority of our investments by value will be related-party investments. We may purchase existing investments or originate new investments. Because we have not acquired or identified any particular investments, we are considered to be a “blind pool.”

We may enter into one or more joint ventures or other co-ownership arrangements to originate or acquire our investments with third parties or with affiliates of our advisor, including other present and future REITs and real estate limited partnerships sponsored by affiliates of our advisor.

What is a REIT?

We intend to elect to qualify and be taxed as a REIT commencing with our taxable year ending December 31, 2015, or our first year of material operations.

In general, a REIT is an entity that:

•	combines the capital of many investors to acquire or provide financing for real estate investments;
•	allows individual investors to invest in a professionally managed, large-scale, diversified portfolio of real estate investments;

•	pays annual distributions to investors of at least 90% of its annual REIT taxable income (which does not equal net income, as calculated in accordance with accounting principles generally accepted in the United States of America, or GAAP), determined without regard to the deduction for dividends paid and excluding net capital gain; and
•	avoids the “double taxation” treatment of income that normally results from investments in a corporation because a REIT generally is not subject to U.S. federal corporate income and excise taxes on that portion of its net income distributed to its stockholders, provided that certain U.S. federal income tax requirements are satisfied.

REITs are, however, subject to numerous organizational and operational requirements. If we fail to remain qualified for taxation as a REIT in any subsequent year after electing REIT status and do not qualify for certain statutory relief provisions, our income for that year will be taxed at regular corporate rates, and we may be precluded from qualifying for treatment as a REIT for the four-year period following our failure to qualify as a REIT. Even if we qualify as a REIT, we still may be subject to some U.S. federal, state and local taxes on our income and property and to U.S. federal income and excise taxes on our undistributed income. See “Material U.S. Federal Income Tax Considerations.”

What are your investment objectives?

Our primary investment objectives are:

•	to pay stable cash distributions to our stockholders; and
•	to preserve and protect your capital contribution.

We may also seek to realize growth in the value of our investments and to optimize the timing of their sale.

Do you currently have any Common Shares outstanding?

Yes. We have sold 20,000 Common Shares to our advisor for an aggregate purchase price of $200,000. Our advisor may not sell its initial investment while The Lightstone Group remains our sponsor.

Are there any risks involved in an investment in your Common Shares?

Investing in Common Shares involves a high degree of risk. You should carefully review the “Risk Factors” section of this prospectus beginning on page 23, which contains a detailed discussion of the material risks that you should consider before you invest in Common Shares. The risks include the following:

•	We and our advisor have no operating history, and the performance of the prior real estate investment programs of our sponsor may not be indicative of our future results.
•	This is a “blind pool” offering, so you will not have the opportunity to evaluate all our investments before you invest.
•	There is no established trading market for our Common Shares, and there may never be one; therefore, it will be difficult for you to sell your Common Shares except pursuant to our share repurchase program. If you sell your Common Shares to us under our share repurchase program, you may receive less than the total price you paid for the Common Shares.
•	We will pay some of or all our distributions from sources other than our cash flow from operations, including from the proceeds of this offering or other offerings, cash advances to us by our advisor, cash resulting from a waiver of fees, and borrowings, including borrowings secured by our assets; this will reduce our funds available for investments and your overall return may be reduced.
•	We expect to have a concentration of related-party investments. Therefore, if adverse business developments were to occur with respect to our sponsor or its related parties, our results of operations and the value of your Common Shares could be adversely affected.
•	Payment of fees to our advisor and its affiliates will reduce cash available for investment and payment of distributions.

•	If we are unable to raise substantial funds, we will not be able to diversify our portfolio.
•	If we internalize our management functions, your interest in us could be reduced, and we could incur other significant costs associated with being self-managed.
•	Our sponsor’s other public programs may be engaged in competitive activities, including the origination and acquisition of our targeted investments (as defined below).
•	Our advisor will face conflicts of interest with respect to related-party investments, which could result in a disproportionate benefit to our sponsor, its affiliates or other Lightstone-sponsored real estate investment programs.
•	A limit on the number of shares a person may own may discourage a takeover of our company.
•	Your interest will be diluted if we issue additional securities.
•	We have broad authority to incur debt, and high debt levels could hinder our ability to pay distributions and could decrease the value of your investment.
•	Our failure to qualify or remain qualified as a REIT would subject us to U.S. federal income tax and potentially state and local tax, and would adversely affect our operations and the market price of our Common Shares.

What is the role of the board of directors?

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. The board is responsible for the management and control of our affairs. The board has retained our advisor to manage our operations and our investments, subject to the board’s supervision. We have three members of our board of directors, two of whom are independent of our sponsor and its affiliates. Our charter requires that a majority of our directors be independent of our sponsor. Our independent directors are responsible for reviewing the performance of our advisor and must approve other matters set forth in our charter. Our directors are elected annually by our stockholders.

Who is your advisor and what will it do?

Our advisor, Lightstone Real Estate Income LLC, is a Delaware limited liability company. Subject to the oversight of our board of directors, our advisor will have primary responsibility for making decisions regarding the selection, negotiation and origination or acquisition of our investments. Our advisor will make recommendations on all investments and dispositions to our board of directors.

What is the experience of your sponsor?

Our sponsor, The Lightstone Group, which is majority-owned and controlled by Mr. Lichtenstein, is, we believe, one of the largest private commercial real estate owners and operators in the United States. As of December 22, 2014, our sponsor directly or indirectly advises or has equity interests in a diversified portfolio of over 100 properties containing approximately 10,135 multifamily units, 1.3 million leasable square feet of office space, 1.6 million leasable square feet of industrial space, 23 hotels and 3.3 million leasable square feet of retail space. These residential, office, industrial, hospitality and retail properties are located in 20 states. Based in New York, and supported by regional offices in New Jersey, Maryland and Illinois, our sponsor employs approximately 400 staff and professionals. Our sponsor is experienced in selecting, underwriting, including due diligence, managing, leasing, disposing of, financing, and accounting for real estate-based investments as well as investor relations. In addition, our sponsor, along with its affiliates, has been one of the largest developers of outlet shopping centers in the United States over the last 10 years, having owned, managed and developed 25 outlet centers totaling more than eight million leasable square feet, and is an active residential developer in New York City.

Our sponsor has extensive experience obtaining various types of financing for its real estate investments, as well as sponsored development projects, from mezzanine loans, first mortgage loans and preferred equity interests. Our sponsor has structured over $550 million in financing for its sponsored development projects between 2007 and December 31, 2014. Through this experience, our sponsor has obtained significant insight and knowledge regarding the underwriting process in originating as well as acquiring commercial real estate debt and securities. We believe that we can leverage our sponsor’s extensive real estate and financing experience and portfolio management skills to structure and manage our investments prudently and efficiently.

Our sponsor is also the sponsor of Lightstone Value Plus Real Estate Investment Trust, Inc., or Lightstone I, Lightstone Value Plus Real Estate Investment Trust II, Inc., or Lightstone II, and Lightstone Value Plus Real Estate Investment Trust III, Inc., or Lightstone III. These REITs have similar investment objectives to ours, but they invest primarily in properties whereas we intend to invest in real estate-related investments secured by or related to properties. For a description of the recent adverse developments that have affected and may continue to affect some of our sponsor’s properties, see the section of this prospectus captioned “Prior Performance Summary — Recent Adverse Business Developments.”

Certain officers of The Lightstone Group and its affiliates also have director positions and senior management positions with us. The positions and biographical information for these directors and executive officers can be found in the section “Management” under the heading “Executive Officers and Directors” appearing elsewhere in this prospectus.

In what types of real estate-related investments do you expect to invest?

We expect to originate, acquire and manage a diverse portfolio of real estate-related investments such as mezzanine loans, first lien mortgage loans, second lien mortgage loans, bridge loans and preferred equity interests, in each case with a focus on investments intended to finance development or redevelopment opportunities. We may also invest in debt and derivative securities related to real estate assets, such as commercial mortgage-backed securities, or CMBS; collateralized debt obligations, or CDOs; debt securities issued by real estate companies; and credit default swaps. We will focus our origination and acquisition activity on real estate-related investments secured by or related to properties located in the United States, and primarily related-party investments. We sometimes refer to the foregoing types of investments as our targeted investments.

What is the market opportunity?

We believe that the market for investment in real estate-related investments secured by or related to real estate located primarily in the United States continues to be compelling from a risk-return perspective. We intend primarily to focus on investing in development or redevelopment opportunities because, since the economic dislocation that occurred in the United States from approximately 2007 – 10, demand for development and or redevelopment projects has increased; funding sources to fund such projects have not kept pace with demand; and traditional lenders have tightened lending standards, making it difficult for developers to obtain traditional financing.

Will you use leverage?

Yes. We expect that once we have fully invested the proceeds of this offering, assuming we sell the maximum amount, our portfolio-wide loan-to-value ratio (calculated after the close of this offering) will be approximately 45%. For purposes of calculating our 45% target leverage, we will determine the loan-to-value ratio on our portfolio based on the greater of the aggregate cost and the fair market value of our investments and other assets. There is no limitation on the amount we may borrow for the purchase or origination of any single investment. Our charter allows us to incur leverage up to 300% of our total “net assets” (as defined in our charter) as of the date of any borrowing, which is generally expected to be approximately 75% of the cost of our investments. We may only exceed this 300% limit if a majority of our independent directors approves each borrowing in excess of this limit and we disclose such borrowing to our stockholders in our next quarterly report along with a justification for the excess borrowing. In all events, we expect that our secured and unsecured borrowings will be reasonable in relation to the net value of our assets and will be reviewed by our board of directors at least quarterly.

We do not intend to exceed the leverage limit in our charter after we have fully invested the proceeds of this offering, although we anticipate exceeding the leverage limit in the early stages of our development. We believe that careful use of debt will help us to achieve our diversification goals because we will have more funds available for investment. However, high levels of debt could cause us to incur higher interest charges and higher debt service payments, which would decrease the amount of cash available for distribution to our investors.

What conflicts of interest will affiliates of your sponsor face?

Affiliates of our sponsor and their personnel will experience conflicts of interest in connection with managing our business. Some of the material conflicts are as follows:

•	Our advisor will face conflicts of interest with respect to related-party investments, which could result in a disproportionate benefit to our sponsor, its affiliates or other Lightstone-sponsored real estate investment programs.
•	We may experience difficulty in objectively evaluating potential related-party investments, which may result in a misallocation of our assets and adversely affect our results of operations and the value of your Common Shares.
•	Affiliates of our sponsor will have to allocate their time between us and other real estate programs and activities in which they are involved, including Lightstone I, Lightstone II and Lightstone III.
•	Affiliates of our sponsor will receive fees in connection with transactions involving the purchase, origination, management and sale of our investments and in connection with any joint venture arrangements regardless of the quality of the investment acquired or the services provided to us. For example, acquisition fees are based on the amount funded by us to originate or acquire an investment, which may create an incentive for our advisor to accept a higher origination value or acquisition price for those investments than would otherwise be in our best interest.
•	We may internalize our management by acquiring assets and personnel from our advisor for consideration that would be negotiated at that time. The payment of such consideration in the form of equity securities could reduce your interest in us and may provide incentives to our advisor or its management to pursue an internalization transaction rather than an alternative strategy even if the alternative strategy might otherwise be in our stockholders’ best interests.

What is the ownership structure of the company and the entities that perform services for you?

The following chart shows the ownership structure of the various entities that perform or are likely to perform important services for us:

David Lichtenstein
99%
90%
The Lightstone Group, LLC (sponsor)
Purchasers of Common Shares in this offering
Orchard Securities, LLC (dealer manager)(1)
Lightstone Real Estate Income LLC (advisor)
Stockholders (99.9% (assuming sale of maximum offering)
Dealer Manager Agreement
Stockholder (Less than 0.1% (assuming sale of maximum offering))
Lightstone Real Estate Income Trust Inc. (issuer)
Single-purpose asset-holding entities

(1)	Orchard Securities is not affiliated with us. Orchard Securities has opened an “Office of Supervisory Jurisdiction,” or OSJ (defined in NASD Conduct Rule 3010(g) as an office of a member of the Financial Industry Regulatory Authority, Inc., or FINRA, where certain specified broker-dealer supervisory functions take place), that does business as “Lightstone Capital Markets” and focuses primarily on distributing interests in programs sponsored by our sponsor.

How will you use the proceeds raised in this offering?

The amounts listed in the table below represent our current estimates concerning the use of the offering proceeds. Because these are estimates, they may not accurately reflect the actual receipt or application of the offering proceeds. The first scenario assumes that we sell the minimum of 200,000 Common Shares in this offering, the second scenario assumes that we sell the maximum of 30 million Common Shares in this offering, not including Common Shares sold under our DRIP, and the third scenario assumes that we sell the maximum of 30 million Common Shares in this offering, plus the maximum of 10 million Common Shares sold under our DRIP, with all three scenarios contemplating a primary offering price of $10.00 per Common Share, and the third scenario contemplating a DRIP offering price of $9.50 per Common Share.

The table does not give effect to special sales or volume discounts which could reduce selling commissions and, in some cases, dealer manager fees as well, which are described under “Plan of Distribution.” Furthermore, the table assumes that offering proceeds are not used to pay any fees that are described under “Compensation Table” but that are not set forth in the table. We may also use the net proceeds from this offering to fund distributions. We have not established a limit on the amount of offering proceeds we may use to fund our distributions. Distributions paid from sources other than cash flow, including from our offering proceeds, would reduce the amount of capital available to invest in our targeted investments. Dollar amounts are rounded to the nearest thousand dollars. Percentages are rounded to the nearest hundredth of a percent.

	Minimum Offering (Not Including DRIP)		Maximum Offering (Not Including DRIP)		Maximum Offering (Including DRIP)
	Amount	Percent	Amount	Percent	Amount	Percent
Gross offering proceeds	$2,000,000	100.00%	$300,000,000	100.00%	$395,000,000	100.00%
Less offering expenses:
Selling commissions and dealer manager fee	$200,000	10.00%	$30,000,000	10.00%	$30,000,000	7.59%
Organization and offering expenses	$40,000	2.00%	$6,000,000	2.00%	$6,000,000	1.52%
Total proceeds after offering expenses	$1,760,000	88.00%	$264,000,000	88.00%	$359,000,000	90.89%
Less acquisition costs:
Acquisition fees	$18,000	0.90%	$2,640,000	0.88%	$3,590,000	0.91%
Acquisition expenses	$11,000	0.55%	$1,584,000	0.53%	$2,154,000	0.55%
Less initial working capital reserves	$—	0.00%	$1,000,000	0.33%	$1,000,000	0.25%
Total proceeds available for investment or distribution	$1,731,000	86.55%	$258,776,000	86.26%	$352,256,000	89.18%

What are the fees that you will pay to the advisor, its affiliates, the dealer manager and your directors?

Our advisor will receive compensation and reimbursement for services relating to this offering and the investment in and management of our investments. Mr. Lichtenstein, as the majority owner of these entities, will receive the benefit of these payments and reimbursements. The most significant of these items are included in the table below. Our advisor will advance our organization and offering expenses to the extent we do not have the funds to pay such expenses. Organization and offering expenses advanced by our advisor will not be liabilities to us unless and until our primary offering breaks escrow. As of December 31, 2014, our advisor has incurred $0.9 million in organization and offering expenses. For a more detailed discussion of compensation, see the table included in the “Compensation Table” section of this prospectus, including the footnotes thereto. The selling commissions and dealer manager fee will not be paid by purchasers who are our executive officers or directors, officers or employees of our advisor or their family members (including spouses, parents, grandparents, children and siblings) or other affiliates, Friends and institutional investors (the terms “Friends” and “institutional investors” are explained under “Plan of Distribution — Common Shares Purchased by Affiliates, Friends, Institutional Investors and Participating Broker-Dealers”). In addition, selling commissions will be reduced for investors entitled to volume discounts. Purchases by participating broker-dealers, including their registered representatives and their immediate families, will also be less the selling commissions, in the sole discretion of our dealer manager. Our dealer manager will not be permitted to purchase Common Shares.

The table below assumes the Common Shares are sold through distribution channels associated with the highest possible selling commissions and dealer manager fee. No effect is given to any Common Shares sold through our DRIP.

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (200,000 Common Shares)/ Maximum Offering (30 Million Common Shares)*
Organization and Offering Stage
Selling Commissions	Our dealer manager will receive selling commissions in an amount of up to 7% of the gross proceeds in our primary offering. Our dealer manager will reallow all selling commissions to the participating broker-dealer who actually sold the Common Shares. No selling commissions will be paid with respect to sales under our DRIP. Alternatively, a participating broker-dealer may elect to receive a fee equal to 7.5% of the gross proceeds from the sale thereof, with 2.5% thereof paid at the time of such sale and 1% thereof paid on each anniversary of the closing of such sale up to and including the fifth anniversary of the closing of such sale, in which event, a portion of the dealer manager fee will be reallowed such that the combined selling commission and dealer manager fee do not exceed 10% of the gross proceeds from the sale of our Common Shares. The total amount of all items of compensation from any source payable to our dealer manager or the participating broker-dealers will not exceed an amount that equals 10% of the gross proceeds of the offering (excluding Common Shares purchased through our DRIP).	$140,000/$21 million The actual amount will depend on the number of Common Shares sold.
Dealer Manager Fee	Our dealer manager will receive a dealer manager fee in an amount of up to 3% of the gross proceeds in our primary offering. Our dealer manager, in its sole discretion, may reallow all or any portion of the dealer manager fee to participating broker-dealers as a marketing fee. No dealer manager fee will be paid with respect to sales under our DRIP. The dealer manager fee will be reduced to 2.5% of the gross proceeds on sales by a participating broker-dealer in our primary offering if a participating broker-dealer elects to receive the 7.5% fee described in “— Selling Commissions” above.	$60,000/$9 million The actual amount will depend on the number of Common Shares sold.

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (200,000 Common Shares)/ Maximum Offering (30 Million Common Shares)*

Organization and Offering Expenses	We will reimburse our advisor for all organization and offering expenses that it funds in connection with this offering, other than the selling commissions and dealer manager fee. We expect that such organization and offering expenses, other than the selling commissions and dealer manager fee, will amount to approximately 2% of gross offering proceeds. In no event will organization and offering expenses (inclusive of selling commissions and dealer manager fees) exceed 15% of gross offering proceeds.	$40,000/$6 million The actual amount will depend on the number of Common Shares sold.
Operational Stage
Acquisition Fees	We will pay to our advisor or its affiliates 1% of the amount funded by us to originate or acquire an investment (including our pro rata share (direct or indirect) of debt incurred in respect of such investment, but excluding acquisition fees and acquisition expenses). Notwithstanding the foregoing, we will not pay any acquisition fee to our advisor or any of its affiliates with respect to any transaction between us and our sponsor, any of its affiliates or any program sponsored by it.	Assuming no origination or acquisition transactions between us and our sponsor, any of its affiliates or any program sponsored by it, $18,000/$2.6 million (or $32,000/$4.6 million assuming we incur our expected leverage of 45% set forth in our investment guidelines or $70,000/$10.6 million assuming the maximum leverage of approximately 75% permitted by our charter absent special approval).

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (200,000 Common Shares)/ Maximum Offering (30 Million Common Shares)*
Acquisition Expenses	We will reimburse our advisor for expenses actually incurred related to selecting, originating or acquiring investments on our behalf, regardless of whether we actually acquire the related investments. In addition, we will pay third parties, or reimburse our advisor or its affiliates, for any investment-related expenses due to third parties, including, but not limited to, legal fees and expenses, travel and communications expenses, accounting fees and expenses and other closing costs and miscellaneous expenses, regardless of whether we acquire the related investments. We estimate that total acquisition expenses (including those paid to third parties, as described above) will be approximately 0.6% of the amount funded by us to originate or acquire an investment (including our pro rata share (direct or indirect) of debt attributable to such investment, but excluding acquisition fees and acquisition expenses). In no event will the total of all acquisition fees and acquisition expenses (including those paid to third parties, as described above) with respect to a particular investment be unreasonable or, except in limited circumstances, exceed 5% of the amount funded by us to originate or acquire an investment (including our pro rata share (direct or indirect) of debt attributable to such investment, but excluding acquisition fees and acquisition expenses).	$11,000/$1.6 million (or $19,000/$2.9 million assuming we incur our expected leverage of 45% set forth in our investment guidelines or $42,000/$6.3 million assuming the maximum leverage of approximately 75% permitted by our charter absent special approval)
Asset Management Fees	We will pay our advisor or its assignees a monthly asset management fee equal to one-twelfth (1/12) of 1% of the cost of our assets. The cost of our assets means the amount funded by us for investments, including expenses and any financing attributable to such investments, less any principal received on such investments.	Not determinable at this time. Because the fee is based on a fixed percentage of the cost of our assets, there is no maximum dollar amount of this fee; provided, however, that our independent directors will evaluate at least annually whether the compensation that we contract to pay to our advisor is reasonable in relation to the nature and quality of services performed.

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (200,000 Common Shares)/ Maximum Offering (30 Million Common Shares)*
Operating Expenses	Beginning 12 months after the original effective date of the registration statement of which this prospectus forms a part (but not before then), we will reimburse our advisor’s costs of providing administrative services, subject to the limitation that we generally will not reimburse our advisor for any amount by which our total operating expenses at the end of the four preceding fiscal quarters exceeds the greater of (i) 2% of average invested assets (as defined in our advisory agreement) and (ii) 25% of net income other than any additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the sale of investments for that period. After the end of any fiscal quarter for which our total operating expenses exceed this 2%/25% limitation for the four fiscal quarters then ended, if our independent directors exercise their right to conclude that this excess was justified, this fact will be disclosed in writing to the holders of our Common Shares within 60 days. If our independent directors do not determine such excess expenses are justified, our advisor is required to reimburse us, at the end of the four preceding fiscal quarters, by the amount that our aggregate annual total operating expenses paid or incurred exceed this 2%/25% limitation.

	Additionally, we will reimburse our advisor for personnel costs in connection with other services; however, we will not reimburse our advisor for (a) services for which our advisor or its affiliates are entitled to compensation in the form of a separate fee, or (b) the salaries and benefits of our named executive officers.	Not determinable at this time.

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (200,000 Common Shares)/ Maximum Offering (30 Million Common Shares)*
Awards Under Our Stock Incentive Plan	We have adopted a stock incentive plan, pursuant to which our independent directors, officers and employees (if we ever have employees), employees of our advisor and other affiliates, certain of our consultants and certain consultants to our advisor and other affiliates who directly or indirectly provide consulting services to us may be granted equity incentive awards in the form of stock options, stock appreciation rights, restricted stock, performance shares and other stock-based awards. Our board of directors will determine all awards under our stock incentive plan and the vesting schedule for the grants.	The aggregate number of Common Shares that may be issued or used for reference purposes or with respect to which awards may be granted under our stock incentive plan will not exceed 5% of our outstanding Common Shares on a fully diluted basis at any time (subject to the registration of any increased number of available shares) (subject to adjustment for stock splits, combinations, reclassifications, reorganizations and certain other specified events pursuant to the stock incentive plan).
Compensation of Independent Directors	We pay to each of our independent directors a retainer of $30,000 per year plus reimbursement for expenses for each board or board committee meeting the director attends in person.

	We may issue Common Shares pursuant to our stock incentive plan in lieu of paying an independent director his or her annual fees or meeting fees in cash. Our independent directors also may receive awards under our stock incentive plan. Our board of directors will determine all awards to our independent directors under our stock incentive plan and the vesting schedule for such awards.	Each independent director, will be paid for a full fiscal year, estimated aggregate compensation of approximately $60,000, payable in cash or Common Shares.

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (200,000 Common Shares)/ Maximum Offering (30 Million Common Shares)*
Liquidation/Listing Stage
Disposition Fee	For substantial assistance in connection with the sale of investments and based on the services provided, as determined by our independent directors, we will pay our advisor or any of its affiliates a disposition fee equal to up to 1% of the contract sales price of each investment sold. We will not pay a disposition fee upon the maturity, prepayment, workout, modification or extension of a debt investment unless there is a corresponding fee paid by the borrower, in which case the disposition fee will be the lesser of: (a) 1% of the principal amount of the debt prior to such transaction; and (b) the amount of the fee paid by the borrower in connection with such transaction. If we take ownership of a property as a result of a workout or foreclosure of debt, we will pay a disposition fee upon the sale of such property.	Not determinable at this time. Because the fee is based on a fixed percentage of the contract sales price of an investment, there is no maximum dollar amount of these fees; provided, however, that our independent directors will evaluate at least annually whether the compensation that we contract to pay to our advisor is reasonable in relation to the nature and quality of services performed.

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (200,000 Common Shares)/ Maximum Offering (30 Million Common Shares)*
Annual Subordinated Performance Fee	We cannot guarantee that holders of our Common Shares will receive the cumulative, pre-tax, non-compounded annual return discussed below, which we disclose solely in order to describe the compensation arrangements to which we are subject.

	We will pay our advisor an annual subordinated performance fee calculated on the basis of our annual return to holders of our Common Shares, payable annually in arrears. Specifically, in any year in which holders of our Common Shares receive payment of an 8% annual cumulative, pre-tax, non-compounded return on the aggregate capital contributed by them, our advisor will be entitled to 15% of the amount in excess of the 8% annual return; provided, however, that the annual subordinated performance fee will not exceed 10% of the aggregate return paid to the holders of our Common Shares for the applicable year; provided, further, however, that the annual subordinated performance fee will not be paid unless and until holders of our Common Shares receive a return of the aggregate capital contributed by them. This fee will be payable only from net sales proceeds, which results in, or is deemed to result in, our return of the aggregate capital contributed by holders of our Common Shares plus 8% annually thereon.	Not determinable at this time. There is no maximum amount of this fee; provided, however, that our independent directors will evaluate at least annually whether the compensation that we contract to pay to our advisor is reasonable in relation to the nature and quality of services performed.

Subordinated Participation in Net Sales Proceeds (payable only if we are not listed on an exchange and the advisory agreement is not terminated or non-renewed)	Our advisor will receive from time to time, when available, including in connection with a merger, consolidation or sale, or other disposition of all or substantially all our assets, 15% of remaining “net sales proceeds” (as defined in our charter) after return of capital contributions plus payment to holders of our Common Shares of an 8% annual cumulative, pre-tax, non-compounded return on the aggregate capital contributed by them.	Not determinable at this time. There is no maximum amount of these payments.

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (200,000 Common Shares)/ Maximum Offering (30 Million Common Shares)*
Subordinated Incentive Listing Fee (payable only if we are listed on an exchange)	Upon the listing of our Common Shares on a national securities exchange, including a listing in connection with a merger or other business combination, our advisor will receive a fee equal to 15% of the amount by which the sum of our market value (determined after listing) plus distributions attributable to net sales proceeds paid to the holders of our Common Shares exceeds the sum of the aggregate capital contributed by them plus an amount equal to an 8% annual cumulative, pre-tax, non-compounded return.	Not determinable at this time. There is no maximum amount of this fee.
Subordinated Fee upon Termination or Non-Renewal of the Advisory Agreement	Upon termination or non-renewal of the advisory agreement with or without cause, including for poor performance by our advisor, our advisor will be entitled to receive a fee equal to 15% of the amount by which the sum of the market value of our investments (as of the date of termination or non-renewal) plus distributions attributable to net sales proceeds paid to the holders of our Common Shares exceeds the sum of the aggregate capital contributed by them plus an amount equal to an 8% annual cumulative, pre-tax, non-compounded return; provided, however, that the subordinated fee upon termination or non-renewal of the advisory agreement will not be paid unless and until holders of our Common Shares receive a return of the aggregate capital contributed by them plus 8% annually thereon.	Not determinable at this time. There is no maximum amount of this fee.

*	For purposes of calculating the estimated amounts of compensation set forth in the table, we have not taken into consideration the effect that the repurchase of Common Shares by our stockholders (through our share repurchase program) would have upon such amounts of compensation.

How many investments do you currently own?

We currently do not own any investments. Because we have not yet identified any specific investments to acquire, we are considered to be a “blind pool.” As acquisitions become probable, we will supplement this prospectus to provide information regarding the likely acquisition to the extent material to an investment decision with respect to our Common Shares. We also will describe material changes to our portfolio, including the closing of material investments, by means of a supplement to this prospectus.

If I buy Common Shares, will I receive distributions and how often?

In order that investors may generally begin receiving distributions immediately upon our acceptance of their subscriptions, we expect that our board of directors will authorize and that we will declare distributions as of daily record dates beginning no later than the first month after the month in which we make our first investment. Once we commence paying distributions, we expect to aggregate and pay distributions monthly and continue paying distributions monthly unless our results of operations, our general financial condition, general economic conditions or other factors make it imprudent to do so. The timing and amount of distributions will be determined by our board of directors, in its sole discretion, may vary from time to time, and will be influenced in part by its intention to comply with REIT requirements of the Code.

We expect to have little, if any, cash flow from operations available for distribution until we make substantial investments. Further, because we may receive income from interest or dividends at various times during our fiscal year and because we may need cash flow from operations during a particular period to fund investments and expenses, we expect that at least during the early stages of our development and from time to time during our operational stage, we will declare distributions in anticipation of funds that we expect to receive during a later period and we will pay these distributions in advance of our actual receipt of these funds. In these instances, we expect to use proceeds from this offering, the issuance of securities in the future or third-party borrowings to fund our distributions. Our board of directors has the authority under our organizational documents, to the extent permitted by Maryland law, to authorize us to pay distributions from any source. There is no limit on the amount of offering proceeds we may use to fund distribution payments. We also may fund such distributions from advances from our sponsor or from any waiver of fees by our advisor.

To maintain our qualification as a REIT, we generally are required to make aggregate annual distributions to our stockholders of at least 90% of our REIT taxable income (which does not equal net income, as calculated in accordance with GAAP), determined without regard to the deduction for dividends paid and excluding any net capital gain. Our board of directors may authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our board of directors deems relevant.

We have not established a minimum distribution level, and our charter does not require that we pay distributions to our stockholders.

May I reinvest my distributions in Common Shares?

Yes. In order to participate in our DRIP, you must affirmatively opt in by checking the appropriate box on the subscription agreement or by filling out an enrollment form that we will provide to you at your request. The offering price per Common Share under our DRIP initially will be $9.50, or 95% of the fair market value per Common Share. No selling commissions or dealer manager fee will be payable on Common Shares sold under our DRIP. We may amend, suspend or terminate our DRIP for any reason at any time upon notice to the participants. We may provide notice by including such information in a separate mailing to the participants.

Will the distributions I receive be taxable as ordinary income?

Distributions that you receive (not designated as capital gain dividends), including distributions reinvested pursuant to our DRIP, will be taxed as ordinary income to the extent they are paid from our earnings and profits (as determined for U.S. federal income tax purposes). However, distributions that we designate as capital gain dividends generally will be taxable as long-term capital gain to the extent that they are attributable to net capital gain recognized by us. Some portion of your distributions may not be subject to tax in the year in which it is received because depreciation expense reduces the amount of taxable income, but does not reduce cash available for distribution. The portion of your distribution which is not designated as a capital gain dividend and which is in excess of our current and accumulated earnings and profits, is considered a return of capital for U.S. federal income tax purposes and will reduce the tax basis of your investment, deferring such portion of your tax until your investment is sold or our company is liquidated, at which time you will be taxed at capital gains rates (subject to certain exceptions for corporate stockholders). Please note that each investor’s tax considerations are different; therefore, you should consult with your tax advisor prior to making an investment in our Common Shares.

What kind of offering is this?

We are offering up to 30 million Common Shares on a “best efforts” basis at a price of $10.00 per share. Investors may be entitled to volume discounts. Discounts also are available for certain categories of purchaser, as described under “Plan of Distribution — Common Shares Purchased by Affiliates, Friends, Institutional Investors and Participating Broker-Dealers.” We also are offering up to 10 million Common Shares pursuant to our DRIP. The offering price per Common Share under our DRIP initially will be $9.50, or 95% of the fair market value per Common Share. We reserve the right to reallocate the Common Shares we are offering between the primary offering and our DRIP.

How does a “best efforts” offering work? What happens if you don’t sell at least 200,000 Common Shares?

In cases where securities such as Common Shares are offered on a “best efforts” basis, the dealer manager is required to use only its best efforts to sell the Common Shares and has no firm commitment or obligation to purchase any of the Common Shares. Therefore, we may sell substantially less than what we are offering. If we do not sell at least 200,000 Common Shares (excluding Common Shares purchased by New York, Tennessee and Pennsylvania investors) by            , 2016, we will promptly return all funds in the escrow account (including interest), and terminate the offering. Purchases of Common Shares by our advisor, directors, officers and other affiliates will be included for purposes of determining whether the minimum of 200,000 Common Shares required to release funds from the escrow account has been sold. We will not deduct any fees if we return funds from the escrow account.

Who is the dealer manager?

Orchard Securities, our dealer manager, is a member firm of FINRA and is based in Lehi, Utah. Orchard Securities is an independent third party, not affiliated with us, our sponsor or our advisor. Orchard Securities will serve as the dealer manager for our best efforts offering and also may authorize other broker-dealers that are FINRA members to sell our Common Shares. Orchard Securities also has opened an OSJ that does business as “Lightstone Capital Markets” and focuses primarily on distributing interests in programs sponsored by our sponsor.

How long will this offering last?

We expect to offer the 30 million Common Shares offered in our primary offering over a two-year period, or until            , 2017. If we have not sold all the Common Shares offered in our primary offering within two years, we may continue the primary offering for an additional year, until            , 2018. If we decide to continue our primary offering beyond two years from the date of this prospectus, we will provide that information in a prospectus supplement. We reserve the right to reallocate the Common Shares we are offering between the primary offering and our DRIP. This offering must be registered in every state in which we offer or sell Common Shares. Generally, such registrations are for a period of one year. Thus, we may terminate the offering in any state in which our registration is not renewed or otherwise extended annually.

Who can buy Common Shares?

An investment in our Common Shares is only suitable for persons who have adequate financial means and who do not need liquidity. An investor can buy Common Shares in this offering if such investor has either (a) a net worth of at least $70,000 and an annual gross income of at least $70,000, or (b) a net worth of at least $250,000. For the purpose of determining suitability, net worth does not include an investor’s home, home furnishings or personal automobiles. The minimum suitability standards are more stringent for investors in certain states, as described under “Investor Suitability Standards.”

Who might benefit from an investment in Common Shares?

An investment in our Common Shares may be beneficial for you if you meet the minimum suitability standards described in this prospectus, seek to diversify your personal portfolio with a real estate-related investment, seek to receive current income, seek to preserve capital and are able to hold your investment for a time period consistent with our liquidity strategy, which is indefinite. On the other hand, we caution persons who require immediate liquidity or guaranteed income, or who seek a short-term investment, that an investment in our Common Shares will not meet those needs.

Is there any minimum investment required?

Yes. We require a minimum investment of 100 Common Shares, subject to any state laws that may require a greater minimum investment. After you have satisfied the minimum investment requirement, any additional purchases must be in increments of at least $100. The investment minimum for subsequent purchases does not apply to Common Shares purchased pursuant to our DRIP.

Are there any restrictions on the ownership or transfer of Common Shares?

Yes. Our charter contains restrictions on the ownership and transfer of our Common Shares that, among other restrictions, prevent any one person from owning more than 9.8% in value of the aggregate of our outstanding shares of stock and more than 9.8% (in value or number of shares, whichever is more restrictive) of any class or series of our shares of stock, unless exempted by our board of directors (prospectively or retroactively). These restrictions are designed to, among other purposes, enable us to comply with ownership restrictions imposed on REITs by the Code. Our charter also limits your ability to transfer your Common Shares unless (a) the prospective purchaser meets the suitability standards regarding income or net worth, and (b) the transfer complies with the minimum purchase requirements.

Are there any special considerations that apply to employee benefit plans subject to ERISA or other retirement plans that are investing in Common Shares?

Yes. The section of this prospectus titled “ERISA Considerations” describes the effect the purchase of Common Shares will have on IRAs and retirement plans subject to the Code or Employee Retirement Income Security Act of 1974, as amended, or ERISA. ERISA is a federal law that regulates the operation of certain tax-advantaged retirement plans. Any retirement plan trustee or individual considering purchasing Common Shares for a retirement plan or an IRA should carefully read this section of the prospectus. Prospective investors with investment discretion over the assets of an IRA, employee benefit plan or other retirement plan or arrangement that is covered by ERISA or Section 4975 of the Code should carefully review the information in the section of this prospectus titled “ERISA Considerations.” All such prospective investors are required to consult their own legal and tax advisors on these matters.

We may make some investments that generate “excess inclusion income” which, when passed through to our tax-exempt stockholders, can be taxed as unrelated business taxable income, or UBTI, or, in certain circumstances, can result in a tax being imposed on us. Although we do not expect the amount of such income to be significant, there can be no assurance in this regard.

May I make an investment through my IRA, SEP or other tax-deferred account?

Yes. You may make an investment through your IRA, a simplified employee pension, or SEP, plan or other tax-deferred account. In making these investment decisions, you should consider, at a minimum: (a) whether the investment is in accordance with the documents and instruments governing your IRA, plan or other account; (b) whether the investment satisfies the fiduciary requirements associated with your IRA, plan or other account; (c) whether the investment will generate UBTI to your IRA, plan or other account; (d) whether there is sufficient liquidity for such investment under your IRA, plan or other account; (e) the need to value the assets of your IRA, plan or other account annually or more frequently; and (f) whether the investment would constitute a prohibited transaction under applicable law. Prospective investors with investment discretion over the assets of an IRA, employee benefit plan or other retirement plan or arrangement that is covered by ERISA or Section 4975 of the Code should carefully review the information in the section of this prospectus titled “ERISA Considerations.” All such prospective investors are required to consult their own legal and tax advisors on these matters.

How do I subscribe for Common Shares?

If you choose to purchase Common Shares in this offering, you will need to complete and sign a subscription agreement (in substantially the form attached to this prospectus as Appendix B) for a specific number of Common Shares and pay for the Common Shares at the time of your subscription.

Can I be certain that I will be able to liquidate my investment at the time of my choosing?

No. Our Common Shares are not listed on a national securities exchange and we will not seek to list our Common Shares until the time, if such time ever occurs, that our independent directors believe that the listing of our Common Shares would be in the best interests of our stockholders. There is no assurance that an established public trading market will develop.

We have a share repurchase program that may provide our stockholders with limited interim liquidity by enabling them to sell their Common Shares back to us, subject to restrictions. However, our board of directors reserves the right to amend, suspend or terminate the share repurchase program for any reason without cause by providing at least 30 days’ written notice to all stockholders. Our share repurchase program is described in greater detail in the section of this prospectus titled “Share Repurchase Program.”

What are your exit strategies?

We intend to begin the process of achieving a liquidity event not later than five years after the termination of this offering. A “liquidity event” could include a sale of all or substantially all of our assets and distribution of the proceeds to our stockholders, a sale or merger of our company or a listing of our Common Shares on a national securities exchange.

If we do not begin the process of achieving a liquidity event by the fifth anniversary of the termination of this offering, our charter requires either (a) an amendment to our charter to extend the deadline to begin the process of achieving a liquidity event, or (b) the holding of a stockholders meeting to vote on a proposal for an orderly liquidation of our portfolio.

If we seek and fail to obtain stockholder approval of a charter amendment extending the deadline with respect to a liquidity event, our charter requires us to submit a plan of liquidation for the approval of our stockholders. If we seek and fail to obtain stockholder approval of both such a charter amendment and such a plan of liquidation, we will continue our business. If we seek and obtain stockholder approval of such a plan of liquidation, we will seek a listing or begin an orderly sale of our assets. In making the decision to apply for listing of our Common Shares, our board of directors will try to determine whether listing our Common Shares or liquidating our assets will result in greater value over the long term for our stockholders.

Are there any JOBS Act considerations?

In April 2012, President Obama signed into law the Jumpstart Our Business Startups Act, or the JOBS Act. We are an “emerging growth company,” as defined in the JOBS Act, and are eligible to take advantage of certain exemptions from, or reduced disclosure obligations relating to, various reporting requirements that normally are applicable to public companies. These exemptions include, among other things, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations relating to executive compensation in proxy statements and periodic reports, and exemptions from the requirement to hold a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. Other than as set forth in the following paragraph, we have not yet made a decision whether to take advantage of any of or all such exemptions. If we decide to avail ourselves of any of the remaining exemptions from various reporting requirements, some investors may find our Common Shares a less attractive investment as a result.

Additionally, under Section 107 of the JOBS Act, an “emerging growth company” may take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, or the Securities Act, for complying with new or revised accounting standards. This means an “emerging growth company” can delay adopting certain accounting standards until such standards are otherwise applicable to private companies. However, we are electing to “opt out” of such extended transition period, and therefore will comply with new or revised accounting standards on the applicable dates on which the adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of such extended transition period for compliance with new or revised accounting standards is irrevocable.

We could remain an “emerging growth company” for up to five years, or until the earliest to occur of (i) the last day of the first fiscal year in which we have total annual gross revenue of $1 billion or more, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, or the Exchange Act (which would occur if the market value of our Common Shares held by non-affiliates exceeds $700 million, measured as of the last business day of our most recently completed second fiscal quarter), and (iii) the date on which we have, during the preceding three-year period, issued more than $1 billion in non-convertible debt.

Are there any Investment Company Act considerations?

We intend to conduct our operations so that neither we nor any of our subsidiaries are required to register as an investment company under the Investment Company Act. Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. Government securities and cash items) on an unconsolidated basis, which we refer to as the 40% test. Excluded from the term “investment securities,” among other things, are U.S. Government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company for private funds set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We are organized as a holding company that conducts its businesses primarily through wholly owned subsidiaries. We intend to conduct our operations so that we do not come within the definition of an investment company because less than 40% of the value of our adjusted total assets on an unconsolidated basis will consist of “investment securities.” The securities issued by any wholly owned or majority-owned subsidiaries that we may form in the future that are excepted from the definition of “investment company” based on Section 3(c)(1) or 3(c)(7) of the Investment Company Act, together with any other investment securities we may own, may not have a value in excess of 40% of the value of our adjusted total assets on an unconsolidated basis. We will monitor our holdings to ensure continuing and ongoing compliance with this test. In addition, we believe we will not be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because we will not engage primarily or hold ourselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, through our wholly owned subsidiaries, we will be primarily engaged in the non-investment company businesses of these subsidiaries.

If the value of securities issued by our subsidiaries that are excepted from the definition of “investment company” by Section 3(c)(1) or 3(c)(7) of the Investment Company Act, together with any other investment securities we own, exceeds 40% of our adjusted total assets on an unconsolidated basis, or if one or more of such subsidiaries fail to maintain an exception or exemption from the Investment Company Act, we could, among other things, be required either (a) to substantially change the manner in which we conduct our operations to avoid being required to register as an investment company or (b) to register as an investment company under the Investment Company Act, either of which could have an adverse effect on us and the market price of our securities. If we were required to register as an investment company under the Investment Company Act, we could, among other things, be required either to (a) change the manner in which we conduct our operations to avoid being required to register as an investment company, (b) effect sales of our assets in a manner that, or at a time when, we would not otherwise choose to do so, or (c) register as an investment company, any of which could negatively affect the value of our Common Shares, the sustainability of our business model, and our ability to pay distributions, which could have an adverse effect on our business and the market price for our Common Shares.

We expect that certain of our subsidiaries that we may form in the future may rely upon the exemption from registration as an investment company under the Investment Company Act pursuant to Section 3(c)(5)(C)

of the Investment Company Act, which is available for entities “primarily engaged” in the business of “purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” This exemption generally requires that at least 55% of these subsidiaries’ assets comprise qualifying real estate assets and at least 80% of each of their portfolios must comprise qualifying real estate assets and real estate-related assets under the Investment Company Act. We expect each of our subsidiaries relying on Section 3(c)(5)(C) to rely on guidance published by the SEC staff or on our analyses of guidance published with respect to other types of assets to determine which assets are qualifying real estate assets and real estate-related assets. To the extent that the SEC staff publishes new or different guidance with respect to these matters, we may be required to adjust our strategy accordingly. In addition, we may be limited in our ability to make certain investments and these limitations could result in the subsidiary holding assets we might wish to sell or selling assets we might wish to hold.

Certain of our subsidiaries may rely on the exemption provided by Section 3(c)(6) to the extent that they hold mortgage assets through majority-owned subsidiaries that rely on Section 3(c)(5)(C). The SEC staff has issued little interpretive guidance with respect to Section 3(c)(6) and any guidance published by the staff could require us to adjust our strategy accordingly.

In August 2011, the SEC solicited public comment on a wide range of issues relating to Section 3(c)(5)(C) of the Investment Company Act, including the nature of the assets that qualify for purposes of the exemption and whether mortgage REITs should be regulated in a manner similar to investment companies. There can be no assurance that the laws and regulations governing the Investment Company Act status of REITs, including the SEC or its staff providing more specific or different guidance regarding these exemptions, will not change in a manner that adversely affects our operations. If we or our subsidiaries fail to maintain an exception or exemption from the Investment Company Act, we could, among other things, be required either to (a) change the manner in which we conduct our operations to avoid being required to register as an investment company, (b) effect sales of our assets in a manner that, or at a time when, we would not otherwise choose to do so, or (c) register as an investment company, any of which could negatively affect the value of our Common Shares, the sustainability of our business model, and our ability to pay distributions which could have an adverse effect on our business and the market price for our shares of common stock.

See “Investment Objectives and Criteria — Investment Limitations to Avoid Registration as an Investment Company” for a further discussion of the specific exemptions from registration under the Investment Company Act that our subsidiaries are expected to rely on and the treatment of certain of our targeted asset classes for purposes of such exemptions.

Qualification for exemption from registration under the Investment Company Act will limit our ability to make certain investments. See “Risk Factors — Risks Related to Our Business in General — Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act, and maintenance of our exemption from registration under the Investment Company Act imposes significant limits on our operations.”

What types of reports on my investment will I receive?

We will provide you with periodic updates on the performance of your investment with us, including:

•	four quarterly investment statements, which, following our commencement of distributions to stockholders, will include distribution reports;
•	three quarterly financial reports;
•	an annual report; and
•	during the offering period, supplements to the prospectus.

Unless otherwise provided in this prospectus or you elect in writing to receive documents electronically, all documents will be provided in paper form by mail. See “Electronic Delivery of Documents.”

When will I get my detailed tax information?

We intend to issue and mail your Internal Revenue Service, or IRS, Form 1099-DIV tax information, or such other successor form, by January 31 of each year.

Who can help answer my questions about the offering?

If you have more questions about the offering, or if you would like additional copies of this prospectus, you should contact your registered representative or call us at (732) 367-0129.

Who is the transfer agent?

The contact information of our transfer agent is as follows:

DST Systems, Inc.
430 West 7th St.
Kansas City, Missouri 64105
Phone: (877) 304-4733
Fax: (855) 368-2326

To ensure that any account changes are made promptly and accurately, all changes (including your address, ownership type and distribution mailing address) should be directed to the transfer agent.

RISK FACTORS

Your purchase of Common Shares involves a number of risks. You should carefully consider the following risk factors in conjunction with the other information contained in this prospectus before purchasing our Common Shares. The risks discussed in this prospectus could adversely affect our business, operating results, prospects and financial condition. This could cause the value of our Common Shares to decline and could cause you to lose all or part of your investment. The risks and uncertainties described below represent those risks and uncertainties that we believe are material to our business, operating results, prospects and financial condition as of the date of this prospectus.

Risks Related to an Investment in Lightstone Real Estate Income Trust Inc.

We and our advisor have no operating history, and the performance of the prior real estate investment programs of our sponsor may not be indicative of our future results.

We and our advisor have no operating history, and you should not rely upon the past performance of other real estate investment programs sponsored by our sponsor to predict our future results. We were incorporated on September 9, 2014, have not commenced operations, and, as of the date of this prospectus, have made no investments. Accordingly, the prior performance of real estate investment programs sponsored by our sponsor may not be indicative of our future results.

Moreover, if our capital resources are insufficient to support our operations, we will not be successful.

You should consider our prospects in light of the risks, uncertainties and difficulties frequently encountered by companies that are, like us, in their early stage of development. To be successful in this market, we or our advisor must, among other things:

•	identify and originate or acquire investments that further our investment strategies; and
•	respond to competition for our targeted investments, as well as for potential investors in us.

We cannot guarantee that we will succeed in achieving these goals, and our failure to do so could cause you to lose all or a portion of your investment.

This is a “blind pool” offering, so you will not have the opportunity to evaluate all our investments before you invest.

We have not entered into any contracts or letters of intent to originate or acquire investments as of the date of this prospectus. Therefore, we are not able to provide you with information to evaluate each of our investments before you invest. Our board of directors will have wide discretion in implementing our policies. For a more detailed discussion of our investment policies, see “Investment Objectives and Criteria.”

There is no established trading market for our Common Shares, and there may never be one; therefore, it will be difficult for you to sell your Common Shares except pursuant to our share repurchase program.

There currently is no established public trading market for our Common Shares and no assurance that one will develop. Further, even if you are able to find a buyer for your Common Shares, you may not be able to sell your Common Shares unless the buyer meets applicable suitability and minimum purchase standards and the sale does not violate state securities laws. Our charter also prohibits the ownership of more than 9.8% in value of the aggregate of our outstanding shares of stock or more than 9.8% (in value or in number of shares, whichever is more restrictive) of our outstanding Common Shares, unless exempted by our board of directors (prospectively or retroactively), which may further inhibit the transferability of your Common Shares.

It also is likely that your Common Shares would not be accepted as the primary collateral for a loan. You should purchase the Common Shares only as a long-term investment because of the illiquid nature of the Common Shares. See “Investor Suitability Standards,” “Description of Shares — Restrictions on Ownership of Shares” and “Share Repurchase Program” elsewhere in this prospectus for a more complete discussion on the restrictions on your ability to transfer your Common Shares.

You are limited in your ability to sell your Common Shares pursuant to our share repurchase program and may have to hold your Common Shares for an indefinite period of time.

Repurchases of Common Shares through our share repurchase program may be the only way to dispose of your Common Shares, but there are a number of limitations placed on such repurchases. Our board of directors may amend the terms of our share repurchase program without stockholder approval upon at least 30 days’ written notice to all stockholders. Our board of directors also is free to suspend or terminate the program upon at least 30 days’ written notice to all stockholders or to reject any request for repurchase. In addition, our share repurchase program includes numerous restrictions that would limit your ability to sell your Common Shares under the program. Importantly, funding for our share repurchase program will come exclusively from any proceeds we received from the sale of Common Shares under our DRIP that our board of directors may reserve for this purpose. In addition, we will not repurchase in excess of 5% of the weighted average number of Common Shares outstanding during the prior calendar year, although Common Shares repurchased in the case of the death of a stockholder will not count against this 5% limit. See “Share Repurchase Program” for a description of the initial repurchase price, as determined by our board of directors. You may have to hold your Common Shares for an indefinite period of time, and if you sell your Common Shares to us under our share repurchase program, you may receive less than the total price you paid for the Common Shares.

We will pay some of or all our distributions from sources other than our cash flow from operations, including from the proceeds of this offering or other offerings, cash advances to us by our advisor, cash resulting from a waiver of fees, and borrowings, including borrowings secured by our assets; this will reduce our funds available for investments and your overall return may be reduced.

Our organizational documents permit us to pay distributions from any source, including from the proceeds of this offering or other offerings, cash advances to us by our advisor, cash resulting from a waiver of fees, and borrowings, including borrowings secured by our assets. The use of offering proceeds to fund distributions will reduce the funds available for investments and your overall return may be reduced. Our organizational documents do not limit the amount of distributions we can fund from sources other than operating cash flow. If we encounter delays in identifying suitable investments, we may pay all or a substantial portion of our distributions from the proceeds of this offering, which may constitute a return of your capital.

We expect to have a concentration of related-party investments. Therefore, if adverse business developments were to occur with respect to our sponsor or its related parties, our results of operations and the value of your Common Shares could be adversely affected.

We expect that a majority of our investments by value will be related-party investments. Therefore, we expect to be subject to borrower or investee concentration risk, meaning that if adverse developments were to occur with respect to our sponsor or its related parties, our results of operations and the value of your Common Shares could be adversely affected. To the extent that we invest in or lend to our sponsor, its affiliates or other Lightstone-sponsored real estate investment programs, our operations and the value of our investments will depend on the solvency and liquidity of such parties. If their solvency or liquidity suffers, or if they suffer from adverse economic conditions, tenant defaults, construction delays, negative publicity, regulatory scrutiny or any of the other risks that attend real estate owners, operators and developers and real estate investment programs, our business also may be at risk.

We may suffer from delays in identifying suitable investments, which could adversely affect our ability to pay distributions and the value of your investment.

We could suffer from delays in identifying suitable investments, particularly as a result of our reliance on our advisor at times when management of our advisor is simultaneously seeking to identify suitable investments for other programs. Further, if we are able to raise a substantial amount of capital during this offering, we may have difficulty identifying suitable investments on attractive terms, and there could be a delay between the time we receive net proceeds from the sale of Common Shares in this offering and the time we invest the net proceeds. This could cause a substantial delay in, and could adversely affect, our ability to pay distributions to you. In addition, if we fail to timely invest the net proceeds of this offering or to make quality investments, our ability to achieve our investment objectives, including, without limitation, diversification of our portfolio, could be materially adversely affected.

Certain investments in which our sponsor or entities that it has advised have directly or indirectly owned equity interests have faced adverse business developments, including bankruptcies.

Certain investments in which our sponsor or entities that it has advised have directly or indirectly owned equity interests have faced adverse business developments, including bankruptcy filings. For more information on these adverse business developments, please see “Prior Performance Summary — Recent Adverse Business Developments.” These adverse developments may negatively affect a potential investor’s assessment of our ability to meet our investment objectives, which in turn may hinder our ability to raise substantial funds in this offering. If we are unable to raise substantial funds, we will be limited in the number and type of investments we may make, which may negatively affect the value of your investment. Additionally, there can be no assurance that we will not face similar adverse business developments.

You may be more likely to sustain a loss on your investment because our advisor does not have as strong an economic incentive to avoid losses as does an advisor that has made significant equity investments in its advised company.

Our advisor has only invested $200,000 in us, through the purchase of 20,000 Common Shares at $10.00 per share. Therefore, if we are successful in raising enough proceeds to be able to reimburse our advisor for our significant organization and offering expenses, our advisor will have less exposure to loss if the value of our Common Shares decreases, than it would if it held a greater number of Common Shares. Without a large holding of Common Shares by our advisor aligning the incentives of our advisor with those of our stockholders, our stockholders may be at a greater risk of loss.

This is the first real estate investment program that our sponsor has ever sponsored that is focused on investments similar to our targeted investments, which could adversely affect the value of our Common Shares.

Of the 10 real estate investment programs sponsored by our sponsor since 2004, none has sought, as the primary focus of its investment objectives, to originate, acquire and manage investments similar to our targeted investments. Instead, the prior real estate investment programs sponsored by our sponsor have focused primarily on the acquisition and management of commercial real estate properties. Our sponsor’s relative inexperience in sponsoring a real estate investment program focused on originating, acquiring and managing investments similar to our targeted investments may adversely affect the value of our Common Shares.

We may have to make decisions on whether to make certain investments without detailed information.

To effectively compete for acquisitions, our advisor and board of directors may be required to make decisions prior to the completion of our analysis and due diligence on the potential investments. In such cases, the information available to our advisor and board of directors at the time of making any particular investment decision, and the decision to undertake any particular origination or acquisition, may be limited, and our advisor and board of directors may not have access to detailed information regarding any particular investment, such as collateral quality, tenant financials, payment terms, maturity, credit rating, sponsor quality, priority and other important information. Therefore, no assurance can be given that our advisor and board of directors will have knowledge of all circumstances that may adversely affect an investment. In addition, our advisor and board of directors expect to rely upon independent consultants in connection with their evaluation of proposed investments. There can be no assurance regarding the accuracy or completeness of the information provided by such independent consultants.

If we are unable to raise substantial funds, we will not be able to diversify our portfolio.

This offering is being made on a “best efforts” basis, meaning that our dealer manager is only required to use its best efforts to sell our Common Shares and has no firm commitment or obligation to purchase any of the Common Shares. As a result, we cannot assure you of the amount of proceeds that will be raised in this offering. We are dependent on funds from this offering to fund our investments. If we do not raise significant funds in this offering, we will not be able to achieve significant diversification and the likelihood of our profitability being affected by the performance of any one of our investments will increase. We are not limited in the number or size of our investments or the percentage of net proceeds we may dedicate to a single investment. In addition, to the extent we are not able to raise substantially more than the minimum amount, our operating expenses, as a percentage of gross income, would likely be higher, and our financial condition and ability to pay distributions could be adversely affected.

If we lose or are unable to obtain key personnel, our ability to implement our investment strategies could be delayed or hindered.

Our success depends to a significant degree upon the continued contributions of our Chairman, certain executive officers and other key personnel of us, our advisor and its affiliates. Neither we nor our advisor have employment agreements with our Chairman and executive officers, and we cannot guarantee that they will remain affiliated with or employed by our advisor. If any of our key personnel were to cease their affiliation or employment with our advisor, our operating results could suffer. We do not intend to maintain key person life insurance on any of these key personnel. We believe that our future success depends, in large part, upon our advisor’s and its affiliates’ ability to hire and retain highly skilled managerial, operational and marketing personnel. Competition for persons with these skills is intense, and we cannot assure you that our advisor will be successful in attracting and retaining such skilled personnel. If we lose or are unable to obtain the services of key personnel, our ability to implement our investment strategies could be delayed or hindered.

If we internalize our management functions, your interest in us could be reduced, and we could incur other significant costs associated with being self-managed.

Our strategy may involve becoming “self-managed” by internalizing our management functions, particularly if we seek to list our Common Shares on an exchange as a way of providing our stockholders with a liquidity event. The method by which we could internalize these functions could take many forms. We may hire our own group of executives and other employees or we may elect to negotiate to acquire our advisor’s assets and personnel. At this time, we cannot be sure of the form or amount of consideration or other terms relating to any such acquisition. Such consideration could take many forms, including cash payments, promissory notes and shares of our stock. An internalization transaction could result in significant payments to affiliates of our advisor irrespective of whether you enjoyed the returns on which we have conditioned our annual subordinated performance fee. The payment of such consideration in the form of equity securities would reduce your interests as a stockholder and would reduce the value of your investment. We will not be required to seek a stockholder vote to become self-managed.

If stockholders or other interested parties were to file a lawsuit related to, or challenging, an internalization transaction, we could incur litigation costs that would adversely affect the value of your Common Shares. We also would also be responsible for the compensation and benefits costs of our officers and other employees and consultants that are now paid by our advisor or its affiliates. In addition, we may issue equity awards under our stock incentive plan, which awards may further dilute your investment. There is no assurance that an internalization would result in cost savings.

As currently organized, we do not directly employ any employees. If we elect to internalize our management functions, we would employ personnel and would be subject to potential liabilities commonly faced by employers, such as workers disability and compensation claims, potential labor disputes and other employee-related liabilities and grievances. Nothing in our charter prohibits us from entering into the transaction described above.

Additionally, there is no assurance that internalizing our management functions will prove to be beneficial to us and our stockholders. We could have difficulty integrating our management functions as a stand-alone entity. Certain personnel of our advisor and its affiliates perform asset management and general and administrative functions, including accounting and financial reporting, for multiple entities. We could fail to properly identify the appropriate mix of personnel and capital needs to operate as a stand-alone entity. An inability to manage an internalization transaction effectively could thus result in our incurring excess costs or suffering deficiencies in our disclosure controls and procedures or our internal control over financial reporting. Such deficiencies could cause us to incur additional costs, and our management’s attention could be diverted from most effectively managing our portfolio of investments.

If we were to internalize our management or if another investment program, whether sponsored by our sponsor or otherwise, were to hire the employees of our advisor in connection with its own internalization transaction or otherwise, our ability to conduct our business could be adversely affected.

We rely on persons employed by our advisor and its affiliates to manage our day-to-day operations. If we were to effectuate an internalization of our advisor, we might not be able to retain all the employees of our advisor or to maintain a relationship with our sponsor. In addition, some of the employees of the advisor may provide services to one or more other investment programs. These programs or third parties may decide to retain some of or all our advisor’s key employees in the future. If this occurs, these programs could hire certain of the persons currently employed by our advisor who are most familiar with our business and operations, thereby potentially adversely impacting our business.

Our rights and the rights of our stockholders to recover claims against our independent directors are limited, which could reduce your and our recovery against them if they negligently cause us to incur losses.

Maryland law provides that a director has no liability in that capacity if he or she performs his or her duties in good faith, in a manner he or she reasonably believes to be in our best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Our charter provides that no independent director will be liable to us or our stockholders for monetary damages and that we will generally indemnify our independent directors for losses unless they are grossly negligent or engage in willful misconduct. As a result, you and we may have more limited rights against our independent directors than might otherwise exist under common law, which could reduce your and our recovery from these persons if they act in a grossly negligent manner. In addition, we may be obligated to fund the defense costs incurred by our independent directors (as well as by our other directors, officers, employees and agents) in some cases, which would decrease the cash otherwise available for distributions to you. See “Management — Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents.”

If our advisor or its affiliates waive certain fees due to them, our results of operations and distributions may be artificially high.

From time to time, our advisor or its affiliates may agree to waive all or a portion of the acquisition, asset management or other fees, compensation or incentives due to them, pay general administrative expenses or otherwise supplement stockholder returns in order to increase the amount of cash available to pay distributions to stockholders. If our advisor or its affiliates choose to no longer waive such fees and incentives, our results of operations will be lower than in previous periods and your return on your investment could be negatively affected.

Risks Related to Conflicts of Interest

We will be subject to conflicts of interest arising out of our relationships with our advisor and its affiliates, including the material conflicts discussed below. The “Conflicts of Interest” section of this prospectus provides a more detailed discussion of the conflicts of interest between us and our advisor and its affiliates and our policies to reduce or eliminate certain potential conflicts.

Our advisor and its affiliates, including all our executive officers and some of our directors, will face conflicts of interest caused by their compensation arrangements with us, which could result in actions that are not in the long-term best interests of our stockholders.

Our advisor and its affiliates are entitled to substantial fees from us. These fees could influence our advisor’s advice to us as well as the judgment of affiliates of our advisor performing services for us. Among other matters, these compensation arrangements could affect their judgment with respect to:

•	whether and when we seek to sell or otherwise dispose of any of our investments, which events may entitle our advisor to the annual subordinated performance fee;
•	the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the advisory agreement, because our advisor has an incentive to continue receiving fees under these agreements;
•	public offerings of equity by us, which will likely entitle our advisor to increased acquisition and asset management fees;

•	sales of our investments, which may result in compensation to our advisor in the form of disposition fees;
•	originations and acquisitions, which entitle our advisor to acquisition fees and asset management fees, which are not calculated based on investment quality, and which could encourage our advisor to make investments at higher prices;
•	borrowings to originate or acquire investments, which borrowings may increase the acquisition and asset management fees payable to our advisor;
•	determining the compensation paid to employees for services provided to us, which could be influenced in part by whether our advisor is reimbursed by us for the related salaries and benefits;
•	whether we seek to internalize our management functions, which internalization could result in our retaining some of our advisor’s and its affiliates’ key officers and employees for compensation that is greater than that which they currently earn or which could require additional payments to affiliates of our advisor to purchase the assets and operations of our advisor and its affiliates;
•	whether and when we seek to list our Common Shares on a national securities exchange or sell our assets, which events may entitle our advisor to receive the subordinated incentive listing fee or the subordinated participation in net sales proceeds, respectively; and
•	whether and when to terminate the advisory agreement or to allow the advisory agreement to expire without renewal, in either case with or without cause, including on account of poor performance by our advisor, either of which events may entitle our advisor to receive the subordinated fee upon termination of the advisory agreement.

The fees our advisor receives in connection with transactions involving the origination, purchase and management of an investment may be based on the contract purchase price or the book value of the investment rather than the quality of the investment or the quality of the services rendered to us. This may influence our advisor to recommend riskier transactions to us.

Our advisor faces conflicts of interest relating to the incentive fee structure, which could result in actions that are not necessarily in the long-term best interests of our stockholders.

Under our advisory agreement, our advisor will be entitled to fees and other amounts that may result in our advisor recommending actions that maximize these amounts even if the actions are not in our best interest. Further, because our advisor does not maintain a significant equity interest in us and is entitled to receive substantial minimum compensation regardless of performance, our advisor’s interests are not wholly aligned with those of our stockholders. In that regard, our advisor could be motivated to recommend riskier or more speculative investments in order for us to generate the specified levels of performance or sales proceeds that would entitle our advisor to incentive compensation. In addition, our advisor’s entitlement to fees upon the sale of our investments and to participate in net sales proceeds could result in our advisor recommending sales of our investments at the earliest possible time at which sales of investments would produce the level of return that would entitle our advisor to compensation relating to such sales, even if continued ownership of those investments might be in our best long-term interest. Our advisory agreement also requires us to pay a performance-based termination fee to our advisor if we terminate the advisory agreement prior to the listing of our Common Shares for trading on an exchange or, absent such listing, in respect of its participation in net sales proceeds. To avoid paying these fees, our independent directors may decide against terminating the advisory agreement prior to our listing of our Common Shares or disposition of our investments even if, but for the termination fee, termination of the advisory agreement would be in our best interest. In addition, the requirement to pay the fee to our advisor upon our advisor’s termination could cause us to make different investment or disposition decisions than we would otherwise make, in order to satisfy our obligation to pay the fee to our advisor. In addition, our advisor will be entitled to an annual subordinated performance fee, which may encourage our advisor to recommend riskier investments or to dispose of investments earlier than they should be disposed of.

Our sponsor’s other public programs, Lightstone I, Lightstone II and Lightstone III, may be engaged in competitive activities, including the origination and acquisition of assets similar to our targeted investments.

Our advisor and its affiliates, through the activities of Lightstone I, Lightstone II and Lightstone III, may be engaged in other activities that could result in potential conflicts of interest with the services that they will provide to us. Lightstone I, Lightstone II and Lightstone III may compete with us for the origination and acquisition of assets similar to our targeted investments.

We may experience difficulty in objectively evaluating potential related-party investments, which may result in a misallocation of our assets and adversely affect our results of operations and the value of your Common Shares.

We may experience difficulty in objectively evaluating potential related-party investments. Our Chairman, certain executive officers and other key personnel of us and our advisor have, or may in the future have, ownership or employment relationships with borrowers or investees related to our sponsor, which could affect such individuals’ judgment with respect to the merits of our making such related-party investments. Additionally, to the extent we seek third-party advice about potential related-party investments, our Chairman, certain executive officers and other key personnel of us and our advisor may have an incentive to discount the third-party advice in their desire to facilitate the related-party investment, among other reasons because, in certain cases, their compensation from affiliates of our sponsor or from Lightstone-sponsored real estate investment programs may be related to the scale of the respective entities or projects. Any lack of objectivity on the part of the individuals evaluating our investment opportunities may result in a misallocation of our assets and adversely affect our results of operations and the value of your Common Shares.

Our advisor will face conflicts of interest with respect to related-party investments, which could result in a disproportionate benefit to our sponsor, its affiliates or other Lightstone-sponsored real estate investment programs.

We expect that a majority of our investments by value will be related-party investments. Our Chairman, certain executive officers and other key personnel of us and our advisor have, or may in the future have, ownership or employment relationships with borrowers or investees related to our sponsor, which could affect their judgment in structuring the terms of a relationship between us and a related-party borrower or investee. Such individuals may prioritize the commercial interests of a related-party borrower or investee over ours. Further, the fiduciary obligations that our advisor or our board of directors may owe to a related-party borrower or investee may make it more difficult for us to enforce our rights.

If we lend to or invest in affiliates of our sponsor or other Lightstone-sponsored real estate investment programs, our advisor and its affiliates may have a conflict of interest in determining how or when to make major decisions. Because The Lightstone Group and its affiliates influence our management and may control any other Lightstone-sponsored entities, as well as the agreements and transactions among the parties to any related-party investment, we will not have the benefit of arm’s-length negotiation of the type normally conducted between entities seeking capital and entities seeking to provide it.

Our advisor will face conflicts of interest relating to joint ventures or other co-ownership arrangements that we enter into with affiliates of our sponsor or advisor or with other programs sponsored by our sponsor or advisor, which could result in a disproportionate benefit to affiliates of our sponsor or advisor or to another program.

We may enter into joint ventures or other co-ownership arrangements with other Lightstone-sponsored programs for the acquisition, origination or management of real estate-related investments. The executive officers of our advisor are also the executive officers of other real estate investment vehicles, and may in the future sponsor or be the executive officers of other REITs and their advisors, the general partners of other Lightstone-sponsored partnerships or the advisors or fiduciaries of other Lightstone-sponsored programs. These executive officers will face conflicts of interest in determining which Lightstone-sponsored program should enter into any particular joint venture or co-ownership arrangement. These persons also may have a conflict in structuring the terms of the relationship between our interests and the interests of the Lightstone-sponsored co-venturer or partner as well as conflicts of interest in managing the joint venture. Further, the fiduciary obligations that our advisor or our board of directors may owe to a co-venturer or partner affiliated with our sponsor or advisor may make it more difficult for us to enforce our rights.

If we enter into a joint venture or other co-ownership arrangement with another program (whether sponsored by our advisor or by our sponsor or its affiliates) or joint venture, our advisor and its affiliates may have a conflict of interest when determining when and whether to buy or sell a particular investment, exercise buy/sell rights or make other major decisions, and you may face certain additional risks. For example, if we become listed for trading on a national securities exchange, and any of the other programs sponsored by our advisor or our sponsor or its affiliates are not traded on any exchange, we may develop more divergent goals and objectives from such joint venturer with respect to the sale of investments in the future. In addition, if we enter into a joint venture with another program sponsored by our advisor or our sponsor or their respective affiliates that has a term shorter than ours, the joint venture may be required to sell its investments at the time of the other program’s liquidation. We may not desire to sell the investments at such time. Even if the terms of any joint venture agreement between us and another program sponsored by our advisor or our sponsor or their respective affiliates grant us a right of first refusal to buy such investments, we may not have sufficient funds to exercise our right of first refusal under these circumstances.

Because The Lightstone Group and its affiliates influence our management and may control any other Lightstone-sponsored programs, agreements and transactions among the parties with respect to any joint venture or other co-ownership arrangement between or among such parties will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers. Under these joint ventures, neither co-venturer may have the power to control the venture, and under certain circumstances, an impasse could be reached regarding matters pertaining to the co-ownership arrangement, which might have a negative influence on the joint venture and decrease potential returns to you. If a co-venturer has a right of first refusal to buy out the other co-venturer, it may be unable to finance such buyout at that time. If our interest is subject to a buy/sell right, we may not have sufficient cash, available borrowing capacity or other capital resources to allow us to elect to purchase an interest of a co-venturer subject to the buy/sell right, in which case we may be forced to sell our interest as the result of the exercise of such right when we would otherwise prefer to keep our interest. Furthermore, we may not be able to sell our interest in a joint venture if we desire to exit the venture for any reason or, if our interest is likewise subject to a right of first refusal of our co-venturer or partner, our ability to sell such interest may be adversely impacted by such right.

Our executive officers and key personnel and the executive officers and key personnel of Lightstone-affiliated entities that conduct our day-to-day operations and this offering will face competing demands on their time, and this may cause our investment returns to suffer.

We rely upon our executive officers and key personnel and the executive officers and key personnel of Lightstone-affiliated entities to conduct our day-to-day operations and this offering. These individuals also conduct the day-to-day operations of other investment programs and may have other business interests as well. Because these persons have competing interests on their time and resources, they may have conflicts of interest in allocating their time between our business and these other activities. During times of intense activity in other programs and ventures, they may devote less time and fewer resources to our business than is necessary or appropriate. If this occurs, the returns on our investments may suffer.

Our executive officers face conflicts of interest related to the positions they hold with entities affiliated with our advisor, which could impact the value of the services they provide to us.

Our executive officers are also officers of our advisor and other entities affiliated with our advisor, which may include the advisors and fiduciaries to other Lightstone-sponsored programs. As a result, these individuals owe fiduciary duties to these other entities and their investors, which may conflict with the fiduciary duties that they owe to us and our stockholders. Their loyalties to these other entities and investors could result in action or inaction that is detrimental to our business, which could harm the implementation of our business strategy and our investment opportunities. Conflicts with our business and interests are most likely to arise from involvement in activities related to (a) allocation of new investments and management time and services among us and the other entities, (b) the timing and terms of the making or disposition of an investment, (c) investments in or with affiliates of our advisor, and (d) compensation to our advisor and its affiliates. If we do not successfully implement our business strategy, we may be unable to generate the cash needed to pay distributions to you and to maintain or increase the value of our assets.

Additionally, Mr. Lichtenstein is also a director of Lightstone I, Lightstone II and Lightstone III. Accordingly, Mr. Lichtenstein owes fiduciary duties to Lightstone I, Lightstone II and Lightstone III and their respective stockholders. The duties of Mr. Lichtenstein to Lightstone I, Lightstone II and Lightstone III may influence Mr. Lichtenstein’s judgment when considering issues that may affect us. For example, we are permitted to enter into a joint venture or preferred equity investment with Lightstone I, Lightstone II or Lightstone III for the origination or acquisition of real estate-related investments. Decisions of our board of directors regarding the terms of those transactions may be influenced by Mr. Lichtenstein’s duties to Lightstone I, Lightstone II or Lightstone III and their respective stockholders.

We have the same legal counsel as our sponsor and its affiliates.

Proskauer Rose LLP acts as legal counsel to us and also represents our sponsor and various affiliates, including our advisor. The interests of our sponsor and its affiliates, including our advisor, may become adverse to ours in the future. Under legal ethics rules, Proskauer Rose LLP may be precluded from representing us due to any conflict of interest between us and our sponsor and its affiliates, including our advisor.

Risks Related to Our Business in General

A limit on the number of shares a person may own may discourage a takeover of our company.

Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT. Our charter prohibits the ownership of more than 9.8% in value of the aggregate of our outstanding shares of stock or more than 9.8% (in value or number of shares, whichever is more restrictive) of the outstanding shares of any class or series of our stock, unless exempted by our board of directors (prospectively or retroactively), which may inhibit large investors from purchasing your Common Shares. This restriction may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might otherwise provide stockholders with the opportunity to receive a control premium for their Common Shares. See “Description of Shares — Restrictions on Ownership of Shares.”

Our charter permits our board of directors to issue stock with terms that may subordinate the rights of the holders of our Common Shares or discourage a third party from acquiring us.

Our charter permits our board of directors to issue up to 200 million Common Shares and up to 50 million shares of preferred stock, $0.01 par value per share. Our board of directors, without any action by our stockholders, may (a) amend our charter from time to time to increase or decrease the aggregate number of shares or the number of shares of any class or series we have authority to issue or (b) classify or reclassify any unissued Common Shares or shares of preferred stock into other classes or series of stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications, and terms and conditions of the repurchase of any such stock. Thus, our board of directors could authorize the issuance of such stock with terms and conditions that could subordinate the rights of the holders of our Common Shares, or have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our Common Shares. See “Description of Shares — Preferred Stock.”

Maryland law prohibits certain business combinations, which may make it more difficult for us to be acquired.

Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer, an issuance or reclassification of equity securities, liquidations or dissolutions in which an interested stockholder will receive something other than cash and any loans, advances, pledges, guarantees or similar arrangements in which an interested stockholder receives a benefit. An interested stockholder is defined as:

•	any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the then-outstanding voting stock of the corporation; or
•	an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the expiration of the five-year period described above, any business combination between a Maryland corporation and an interested stockholder must generally be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of the then outstanding shares of voting stock of the corporation voting together as a single group; and
•	two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder voting together as a single group.

These supermajority vote requirements do not apply if the corporation’s holders of voting stock receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares. Maryland law also permits various exemptions from these provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. Our board, by resolution, has exempted any business combinations involving us and The Lightstone Group or any of its affiliates from these provisions. As a result, the five-year prohibition and the supermajority vote requirement will not apply to any business combinations between any affiliate of The Lightstone Group and us. As a result, any affiliate of The Lightstone Group may be able to enter into business combinations with us, which may or may not be in the best interests of our stockholders. The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer. For a more detailed discussion of the Maryland laws governing us and the ownership of our Common Shares, see “Description of Shares — Business Combinations.”

Maryland law also limits the ability of a third party to buy a large stake in us and exercise voting power in electing directors.

Maryland law provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by the affirmative vote of stockholders entitled to cast two-thirds of the votes entitled to be cast on the matter. Shares of stock owned by interested stockholders, that is, by the acquirer, by officers or by employees who are directors of the corporation, are excluded from the vote on whether to accord voting rights to the control shares. “Control shares” are voting shares of stock that would entitle the acquirer to exercise voting power in electing directors within specified ranges of voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. A “control share acquisition” means the acquisition of issued and outstanding control shares. The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by a corporation’s charter or bylaws. Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of our stock. We can offer no assurance that this provision will not be amended or eliminated at any time in the future. This statute could have the effect of discouraging offers from third parties to acquire us and increasing the difficulty of successfully completing this type of offer by anyone other than our affiliates or any of their affiliates. For a more detailed discussion of the Maryland laws governing control share acquisitions, see “Description of Shares — Control Share Acquisitions.”

Our charter includes a provision that may discourage a stockholder from launching a tender offer for our Common Shares.

Our charter provides that any tender offer made by a stockholder, including any “mini-tender” offer, must comply with most provisions of Regulation 14D of the Exchange Act. The offering stockholder must provide our company notice of such tender offer at least ten business days before initiating the tender offer. A stockholder may not transfer any shares to an offering stockholder who does not comply with these requirements unless such stockholder first offers such shares to us at a price equal to the greater of the tender offer price offered in such tender offer or the repurchase price under our share repurchase program as it is in effect at such time. In addition, the non-complying stockholder shall be responsible for all our company’s expenses in connection with that stockholder’s noncompliance. This provision of our charter may discourage a stockholder from initiating a tender offer for our Common Shares and prevent you from receiving a premium price for your Common Shares in such a transaction.

Our advisor and its affiliates have limited experience sourcing and managing a portfolio of assets in the manner necessary to maintain our exemption under the Investment Company Act.

In order to maintain our exemption from registration under the Investment Company Act, the assets in our portfolio are subject to certain restrictions that limit our operations meaningfully. Our advisor and its affiliates have limited experience sourcing and managing a portfolio in the manner necessary to maintain our exemption from registration under the Investment Company Act.

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act, and maintenance of our exemption from registration under the Investment Company Act imposes significant limits on our operations.

We intend to conduct our operations so that neither we nor any of our subsidiaries are required to register as an investment company under the Investment Company Act. We believe we will not be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because we will not engage primarily, or hold ourselves out as being engaged primarily, in the business of investing, reinvesting or trading in securities. However, under Section 3(a)(1)(C) of the Investment Company Act, because we are a holding company that will conduct its businesses primarily through wholly owned subsidiaries, the securities issued by these subsidiaries that are excepted from the definition of “investment company” under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act, together with any other investment securities we may own, may not have a combined value in excess of 40% of the value of our total assets (exclusive of U.S. Government securities and cash items) on an unconsolidated basis. This requirement limits the types of businesses in which we may engage through our subsidiaries. In addition, the assets we and our subsidiaries may originate or acquire are limited by the provisions of the Investment Company Act and the rules and regulations promulgated under the Investment Company Act, which may adversely affect our business.

If the value of securities issued by our subsidiaries that are excepted from the definition of “investment company” by Section 3(c)(1) or 3(c)(7) of the Investment Company Act, together with any other investment securities we own, exceeds 40% of our total assets on an unconsolidated basis, or if one or more of such subsidiaries fail to maintain an exception or exemption from the Investment Company Act, we could, among other things, be required either (a) to substantially change the manner in which we conduct our operations to avoid being required to register as an investment company or (b) to register as an investment company under the Investment Company Act, either of which could have an adverse effect on us and the market price of our securities. If we or any of our subsidiaries were required to register as an investment company under the Investment Company Act, the registered entity would become subject to substantial regulation with respect to capital structure (including the ability to use leverage), management, operations, transactions with affiliated persons (as defined in the Investment Company Act), portfolio composition, including restrictions with respect to diversification and industry concentration, compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations.

Failure to maintain an exemption would require us to significantly restructure our investment strategy. For example, because affiliate transactions are generally prohibited under the Investment Company Act, we would not be able to enter into transactions with any of our affiliates if we are required to register as an investment company, and we might be required to terminate our management agreement and any other agreements with affiliates, which could have a material adverse effect on our ability to operate our business and pay distributions. If we were required to register us as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

We expect certain subsidiaries that we may form in the future to rely upon the exemption from registration as an investment company under the Investment Company Act pursuant to Section 3(c)(5)(C) of the Investment Company Act, which is available for entities “primarily engaged” in the business of “purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” This exemption generally requires that at least 55% of these subsidiaries’ assets must comprise qualifying real estate assets and at least 80% of each of their portfolios must comprise qualifying real estate assets and real estate-related assets under the Investment Company Act. We expect each of our subsidiaries relying on Section 3(c)(5)(C) to rely on guidance published by the SEC staff or on our analyses of such guidance to determine which assets are qualifying real estate assets and real estate-related assets. However, the SEC’s guidance was issued in accordance with factual situations that may be substantially different from the factual situations we may face, and much of the guidance was issued more than 20 years ago. No assurance can be given that the SEC staff will concur with our classification of our assets. In addition, the SEC staff may, in the future, issue further guidance that may require us to re-classify our assets for purposes of qualifying for an exclusion from regulation under the Investment Company Act. If we are required to re-classify our assets, we may no longer be in compliance with the exclusion from the definition of an “investment company” provided by Section 3(c)(5)(C) of the Investment Company Act. To the extent that the SEC staff publishes new or different guidance with respect to any assets we have determined to be qualifying real estate assets, we may be required to adjust our strategy accordingly. In addition, we may be limited in our ability to make certain investments and these limitations could result in a subsidiary holding assets we might wish to sell or selling assets we might wish to hold.

The SEC has not published guidance with respect to the treatment of CMBS for purposes of the Section 3(c)(5)(C) exemption. Unless we receive further guidance from the SEC or its staff with respect to CMBS, we intend to treat CMBS as a real estate-related asset.

Certain of our subsidiaries may rely on the exemption provided by Section 3(c)(6) to the extent that they hold mortgage assets through majority-owned subsidiaries that rely on Section 3(c)(5)(C). The SEC staff has issued little interpretive guidance with respect to Section 3(c)(6) and any guidance published by the staff could require us to adjust our strategy accordingly.

We determine whether an entity is one of our majority-owned subsidiaries. The Investment Company Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority-owned subsidiary of such person. The Investment Company Act further defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We treat companies in which we own at least a majority of the outstanding voting securities as majority-owned subsidiaries for purposes of the 40% test. We have not requested the SEC to approve our treatment of any company as a majority-owned subsidiary and the SEC has not done so. If the SEC were to disagree with our treatment of one or more companies as majority-owned subsidiaries, we would need to adjust our strategy and our assets in order to continue to pass the 40% test. Any such adjustment in our strategy could have a material adverse effect on us.

In August 2011, the SEC solicited public comment on a wide range of issues relating to Section 3(c)(5)(C) of the Investment Company Act, including the nature of the assets that qualify for purposes of the exemption and whether mortgage REITs should be regulated in a manner similar to investment companies. There can be no assurance that the laws and regulations governing the Investment Company Act status of REITs, including the SEC or its staff providing more specific or different guidance regarding these exemptions, will not change in a manner that adversely affects our operations. If we or our subsidiaries fail to maintain an exception or exemption from the Investment Company Act, we could, among other things, be required either to (a) change the manner in which we conduct our operations to avoid being required to register as an investment company, (b) effect sales of our assets in a manner that, or at a time when, we would not otherwise choose to do so, or (c) register as an investment company, any of which could negatively affect the value of our Common Shares, the sustainability of our business model, and our ability to pay distributions which could have an adverse effect on our business and the market price for our shares of common stock.

Rapid and steep declines in the values of our investments may make it more difficult for us to maintain our qualification as a REIT or exemption from the Investment Company Act.

If the market value or income potential of real estate-related investments declines as a result of increased interest rates or other factors, we may need to increase our real estate-related investments and income or liquidate our non-qualifying assets in order to maintain our REIT qualification or exemption from the Investment Company Act. If the decline in real estate asset values and/or income occurs quickly, this may be especially difficult to accomplish. This difficulty may be exacerbated by the illiquid nature of any non-qualifying assets that we may own. We may have to make investment decisions that we otherwise would not make absent the REIT and Investment Company Act considerations.

Stockholders have limited control over changes in our policies and operations.

Our board of directors determines our major policies, including our policies regarding financing, growth, debt capitalization, REIT qualification and distributions. Our board of directors may amend or revise these and other policies without a vote of the stockholders. Under our charter and the Maryland General Corporation Law, our stockholders generally have a right to vote only on the following matters:

•	the election or removal of directors;
•	any amendment of our charter, except that our board of directors may amend our charter without stockholder approval to:
•	change our name;
•	increase or decrease the aggregate number of shares that we have the authority to issue;
•	increase or decrease the number of our shares of any class or series that we have the authority to issue; and
•	effect reverse stock splits;
•	our liquidation and dissolution; and
•	our being a party to any merger, consolidation, conversion, sale or other disposition of all or substantially all of our assets or statutory share exchange.

All other matters are subject to the discretion of our board of directors.

Our board of directors may change our investment policies and objectives generally and at the individual investment level without stockholder approval, which could alter the nature of your investment.

Our charter requires that our independent directors review our investment policies at least annually to determine that the policies we are following are in the best interests of the stockholders. In addition to our investment policies and objectives, we also may change our stated strategy for any particular investment. These policies may change over time. The methods of implementing our investment policies also may vary, as new investment techniques are developed. Our investment policies, the methods for their implementation, and our other objectives, policies and procedures may be altered by our board of directors without the approval of our stockholders except to the extent that the policies are set forth in our charter. As a result, the nature of your investment could change without your consent.

We may not successfully implement our exit strategy, in which case you may have to hold your investment for an indefinite period.

Depending upon then-prevailing market conditions, it is our intention to consider beginning the process of liquidating our assets and distributing the net proceeds to our stockholders within five years after the termination of our initial public offering. If we do not begin the process of achieving a liquidity event by the fifth anniversary of the termination of this offering, our charter requires either (a) an amendment to our charter to extend the deadline to begin the process of achieving a liquidity event, or (b) the holding of a stockholders meeting to vote on a proposal for an orderly liquidation of our portfolio.

Market conditions and other factors could cause us to delay the commencement of our liquidation or to delay the listing of our Common Shares on a national securities exchange beyond five years from the termination of our initial public offering. If so, our board of directors and our independent directors may conclude that it is not in our best interest to hold a stockholders meeting for the purpose of voting on a proposal for our orderly liquidation. Therefore, if we are not successful in implementing our exit strategy, your Common Shares will continue to be illiquid and you may, for an indefinite period of time, be unable to convert your investment into cash easily with minimum loss.

The offering price of our Common Shares in this offering was not determined on an independent basis; as a result, the offering price of the Common Shares in this offering is not related to any independent valuation.

Our board of directors arbitrarily determined the offering price of the Common Shares in this offering, based primarily on the range of offering prices of other REITs that do not have a public trading market. The $10.00 offering price is a round number, designed to facilitate calculations relating to the offering price of our Common Shares. The offering price of our Common Shares may not reflect the price at which the Common Shares would trade if they were listed on an exchange or actively traded by brokers, or the proceeds that a stockholder would receive if we were liquidated or dissolved.

Your interest will be diluted if we issue additional securities.

Stockholders do not have preemptive rights to any shares issued by us in the future. Our charter currently authorizes us to issue 200 million Common Shares and 50 million shares of preferred stock. Our board of directors may amend our charter from time to time to increase or decrease the number of authorized shares of capital stock, or the number of authorized shares of any class or series of stock designated, and may classify or reclassify any unissued shares into one or more classes or series without the necessity of obtaining stockholder approval. Shares will be issued at the discretion of our board of directors. Stockholders will experience dilution of their percentage ownership interest in us if we: (a) sell Common Shares in this offering or sell additional Common Shares in the future, including those issued pursuant to our DRIP; (b) sell securities that are convertible into Common Shares; or (c) issue Common Shares upon the exercise of any options under our stock incentive plan. Because of these and other reasons described in this “Risk Factors” section, you should not expect to be able to own a significant percentage of our Common Shares.

We are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements.

In April 2012, President Obama signed into law the Jumpstart Our Business Startups Act, or the JOBS Act. We are an “emerging growth company,” as defined in the JOBS Act, and are eligible to take advantage of certain exemptions from, or reduced disclosure obligations relating to, various reporting requirements that are normally applicable to public companies.

We could remain an “emerging growth company” for up to five years, or until the earliest to occur of (1) the last day of the first fiscal year in which we have total annual gross revenue of $1 billion or more, (2) December 31 of the fiscal year that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act (which would occur if the market value of our Common Shares held by non-affiliates exceeds $700 million, measured as of the last business day of our most recently completed second fiscal quarter, and we have been publicly reporting for at least 12 months) and (3) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period. Under the JOBS Act, emerging growth companies are not required to (1) provide an auditor’s attestation report on management’s assessment of the effectiveness of internal control over financial reporting, pursuant to Section 404 of the Sarbanes-Oxley Act, (2) comply with new requirements adopted by the Public Company Accounting Oversight Board, or the PCAOB, which may require mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor must provide additional information about the audit and the issuer’s financial statements, (3) comply with new audit rules adopted by the PCAOB after April 5, 2012 (unless the SEC determines otherwise), (4) provide certain disclosures relating to executive compensation generally required for larger public companies or (5) hold shareholder advisory votes on executive compensation. We have not yet made a decision as to whether to take advantage of some of the JOBS Act exemptions that are applicable to us. If we do avail ourselves of any of such exemptions, we do not know if some investors will find our Common Shares less attractive as a result.

Additionally, the JOBS Act provides that an “emerging growth company” may take advantage of an extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies. This means an “emerging growth company” can delay adopting certain accounting standards until such standards are otherwise applicable to private companies. However, we are electing to “opt out” of such extended transition period, and will therefore comply with new or revised accounting standards on the applicable dates on which the adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of such extended transition period for compliance with new or revised accounting standards is irrevocable.

We will provide investors with information using funds from operations, or FFO, and modified funds from operations, or MFFO, which are non-GAAP financial measures that may not be meaningful for comparing the performances of different REITs, and that have certain other limitations.

We will provide investors with information using FFO and MFFO, which are non-GAAP measures, as additional measures of our operating performance. We will compute FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts, Inc., or NAREIT, a trade group. We will compute MFFO in accordance with the definition established by the Investment Program Association, or the IPA, another trade group. However, our computation of FFO and MFFO may not be comparable to that of other REITs that do not calculate FFO or MFFO using these definitions without further adjustments.

Neither FFO nor MFFO is equivalent to net income or cash generated from operating activities determined in accordance with GAAP and should not be considered as an alternative to net income, as an indicator of our operating performance or as an alternative to cash flow from operating activities as a measure of our liquidity.

Payment of fees to our advisor and its affiliates will reduce cash available for investment and payment of distributions.

Our advisor and its affiliates will perform services for us in connection with, among other things, the selection, financing and acquisition or origination of our investments, the servicing of our mezzanine, mortgage and bridge loans, the administration of our other investments and the disposition of our investments. They will be paid substantial fees for these services. These fees will reduce the amount of cash available for investment or distributions to stockholders.

There can be no assurance that we will be able to achieve expected cash flows necessary to continue to pay initially established distributions or maintain distributions at any particular level, or that distributions will increase over time.

There are many factors that can affect the availability and timing of cash distributions to stockholders. Distributions generally will be based upon such factors as the amount of cash available or anticipated to be available from our assets, current and projected cash requirements and tax considerations. Because we may receive income from interest or dividends at various times during our fiscal year, distributions paid may not reflect our income earned in that particular distribution period. The amount of cash available for distributions will be affected by many factors, such as our ability to undertake originations or acquisitions as offering proceeds become available, the income from those investments and yields on securities of other real estate programs that we invest in, and our operating expense levels, as well as many other variables. Actual cash available for distributions may vary substantially from estimates. We can give no assurance that we will be able to achieve our anticipated cash flow or that distributions will increase over time. There is no assurance that our investments will increase in value or provide constant or increased distributions over time, that loans we make will be repaid or paid on time, that loans will generate the interest payments that we expect, or that future originations or acquisitions of real estate-related loans or debt securities will increase our cash available for distributions to stockholders. Our actual results may differ significantly from the assumptions used by our board of directors in establishing the distribution rates to stockholders.

Many of the factors that can affect the availability and timing of cash distributions to stockholders are beyond our control, and a change in any one factor could adversely affect our ability to pay future distributions. For instance:

•	Any failure by a debtor under any of our real estate-related investments to repay the instrument or to pay interest on it will reduce our income and distributions to stockholders.
•	Cash available to pay distributions may decrease if the investments we acquire have lower yields than expected.
•	In connection with future investments, we may issue additional Common Shares or interests in other entities that own our assets. If we issue such additional equity, it could reduce the cash available for distributions to you.
•	Differences in timing between the receipt of income and the payment of expenses, and the effect of required debt payments, could require us to borrow funds on a short-term basis to meet the distribution requirements that are necessary to achieve the tax benefits associated with qualifying as a REIT, or could reduce the cash available for distributions to you.

In addition, our board of directors, in its discretion, may retain any portion of our cash on hand for working capital. We cannot assure you that sufficient cash will be available to pay distributions to you.

The failure of any bank in which we deposit our funds could reduce the amount of cash we have available to pay distributions and make additional investments.

The Federal Deposit Insurance Corporation, or FDIC, only insures limited amounts per depositor per insured bank. In the future, we may deposit cash, cash equivalents and restricted cash in certain financial institutions in excess of federally insured levels. If any of the banking institutions in which we have deposited funds ultimately fails, we may lose our deposits over the federally insured levels. The loss of our deposits could reduce the amount of cash we have available to distribute or invest and could result in a decline in the value of your investment.

There can be no assurance that the direct or indirect effects of the Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010 for the purpose of stabilizing or reforming the financial markets, will not have an adverse effect on our interest rate hedging activities.

On July 21, 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, became law in the United States. Title VII of the Dodd-Frank Act contains a sweeping overhaul of the regulation of privately negotiated derivatives. The provisions of Title VII became effective on July 16, 2011 or, with respect to particular provisions, on such other date specified in the Dodd-Frank Act or by subsequent rulemaking. While the full impact of the Dodd-Frank Act on our interest rate hedging activities cannot be assessed until implementing rules and regulations are promulgated, the requirements of Title VII may affect our ability to enter into hedging or other risk management transactions, may increase our costs in entering into such transactions, and may result in us entering into such transactions on more unfavorable terms than prior to effectiveness of the Dodd-Frank Act. The occurrence of any of the foregoing events may have an adverse effect on our business.

Our advisor intends in the future to register as an investment adviser under the Investment Advisers Act of 1940, as amended, or the Advisers Act, which would subject it to extensive regulation as an investment adviser and could adversely affect its ability to manage our business.

Our advisor is currently not registered as an investment adviser under the Advisers Act, but intends to register as such in the future, which would subject it to extensive regulation as an investment adviser and could adversely affect its ability to manage our business. Instances of criminal activity and fraud by participants in the investment management industry and disclosures of trading and other abuses by participants in the financial services industry have led the U.S. government and regulators to consider increasing the rules and regulations governing, and oversight of, the U.S. financial system. This activity is expected to result in changes to the laws and regulations governing the investment management industry and more aggressive enforcement of the existing laws and regulations. When it becomes registered as an investment adviser under the Advisers Act, our advisor could be subject to civil liability, criminal liability, or sanction, including revocation of its registration as an investment adviser, revocation of the licenses of its employees, censures, fines, or temporary suspension or permanent bar from conducting business, if it is found to have violated any of these laws or regulations. Any such liability or sanction could adversely affect our advisor’s ability to manage our business. When it becomes registered as an investment adviser under the Advisers Act, our advisor will need to continually address conflicts between its interests and those of its clients, including us. In addition, the SEC and other regulators have increased their scrutiny of potential conflicts of interest. Appropriately dealing with conflicts of interest is complex and difficult and if our advisor fails, or appears to fail, to deal appropriately with conflicts of interest, it could face litigation or regulatory proceedings or penalties, any of which could adversely affect its ability to manage our business.

Risks Related to Our Investments

We may suffer adverse consequences due to the financial difficulties, bankruptcy or insolvency of our borrowers.

The success of our investments in real estate-related loans, real estate-related debt securities and other real estate-related investments will materially depend on the financial stability of the debtors underlying such investments. The inability of a single major debtor or a number of smaller debtors to meet their payment obligations could have an adverse impact on our financial condition and results of operations.

In the case of an unsecured investment, if a borrower defaults on our debt, we may suffer a loss of principal or interest, and will not have the right to foreclose on any collateral that would potentially mitigate the loss of principal. Additionally, the borrower under an unsecured investment may have insufficient incentive to avoid a default, considering that it has no collateral at risk, so unsecured investments may increase our risks and harm our results of operations. In the case of a secured investment, a borrower defaults on our debt and the mortgaged real estate or other borrower assets collateralizing our debt are insufficient to satisfy the loan, we may suffer a loss of principal or interest. In the event of the bankruptcy or insolvency of a borrower, we may not have full recourse to the assets of the borrower or the assets of the borrower may not be sufficient to satisfy our debt. In addition, certain of our debt investments may be subordinate to other debt of the borrower. If a borrower defaults on our debt or on debt senior to our debt or in the event of the bankruptcy or insolvency of a borrower, our debt will be satisfied only after the senior debt, if any. Bankruptcy and borrower litigation can significantly increase the time needed for us to acquire underlying collateral in the event of a default, during which time the collateral may decline in value. In addition, there are significant monetary costs and delays associated with the process of taking title to collateral.

Insurance may not cover all potential losses on the properties underlying our investments, which may harm the value of our investments.

There are certain types of losses, generally of a catastrophic nature, such as earthquakes, floods, hurricanes, terrorism or acts of war, which may be uninsurable or not economically insurable. We may not require borrowers to obtain certain types of insurance if it is deemed commercially unreasonable. Inflation, changes in building codes and ordinances, environmental considerations and other factors, including terrorism or acts of war, also might make it infeasible to use insurance proceeds to replace a property if it is damaged or destroyed. Under these circumstances, the insurance proceeds, if any, might not be adequate to restore our economic position with respect to our investment. Any uninsured loss could result in the loss of cash flow from, and the investment value of, the affected property and the value of our investment related to such property.

We have not established investment criteria limiting geographical concentration of our debt investments or requiring a minimum credit quality of borrowers.

We have not established any limit upon the geographic concentration of properties securing debt investments acquired or originated by us or the credit quality of borrowers of uninsured debt investments acquired or originated by us. As a result, properties securing our debt investments may be overly concentrated in certain geographic areas and the underlying borrowers of our uninsured debt investments may have low credit quality. We may experience losses due to geographic concentration or low credit quality.

We will be subject to the general market risks associated with real estate construction and development.

Our financial performance will depend on the successful development and redevelopment of properties that serve as security for the loans we make to developers or that are owned by entities in which we make preferred equity investments. As a result, we will be subject to the general market risks of real estate development and redevelopment, including weather conditions, the price and availability of materials used, environmental liabilities and zoning laws, and numerous other factors that may materially and adversely affect the success of the projects. If the market softens, the developer may require additional funding and such funding may not be available. In addition, if the market softens, the amount of capital required to be advanced and the required marketing time for such development or redevelopment may both increase, and the developer’s incentive to complete a particular real estate development or redevelopment may decrease. Furthermore, the downside risks of development and redevelopment property investments may be greater than the downside risks of other property investments, and may be more severely impacted by downturns in the economy. Such circumstances may reduce our profitability and the return on your investment.

Our operating results may be negatively affected by potential development and construction delays and resultant increased costs and risks.

We may provide financing to entities that will develop and construct improvements to land or existing buildings at a fixed contract price. We will be subject to risks relating to uncertainties associated with rezoning for development and environmental concerns of governmental entities or community groups and our borrower’s or investee’s ability to control land development costs or to build infrastructure in conformity with plans, specifications and timetables deemed necessary by builders. In cases where we have extended debt financing, a developer’s failure to perform may necessitate legal action by us to compel performance. Performance also may be affected or delayed by conditions beyond such developer’s control. These and other such factors can result in increased costs to the developer that may make it difficult for the developer to make interest payments or to pay preferred dividends to us. Furthermore, we must rely upon projections of the fair market value of property post-development or post-redevelopment, as applicable, when evaluating whether to make loans or preferred equity investments. If our projections are inaccurate, our return on investment could suffer.

Our failure to fund our entire commitment on a construction or development loan could harm our results of operations.

If we fail to fund our entire commitment on a construction or development loan, there could be adverse consequences associated with the loan, including: a loss of the value of the property securing the loan, especially if the borrower is unable to raise funds to complete it from other sources; a borrower claim against us for failure to perform under the loan documents; increased costs to the borrower that the borrower is unable to pay; a bankruptcy filing by the borrower; and abandonment by the borrower of the collateral for the loan, any of which could harm our results of operations.

If we invest in CMBS, such investments would pose additional risks, including the risks of the securitization process and the risk that the special servicer may take actions that could adversely affect our interests.

We may invest in CMBS. In general, losses on a mortgaged property securing a mortgage loan included in a securitization will be borne first by the equity holder of the property, then by a cash reserve fund or letter of credit, if any, then by the holder of a mezzanine loan or B-Note, if any, then by the “first loss” subordinated security holder (generally, the “B-Piece” buyer) and then by the holder of a higher-rated security. In the event of default and the exhaustion of any equity support, reserve fund, letter of credit, mezzanine loan or B-Note, and any classes of securities junior to those in which we invest, we will not be able to recover all our investment in the securities we purchase. In addition, if the underlying mortgage portfolio has been overvalued by the originator, or if the values subsequently decline, then less collateral value will be available to satisfy interest and principal payments due on the related CMBS. The prices of lower credit quality securities are generally less sensitive to interest rate changes than more highly rated investments, but more sensitive to adverse economic downturns or individual issuer developments.

With respect to the CMBS in which we may invest, overall control over the special servicing of the related underlying mortgage loans will be held by a “directing certificateholder” or a “controlling class representative,” which is appointed by the holders of the most subordinated class of CMBS in such series. Because we may acquire classes of existing series of CMBS, we will not have the right to appoint the directing certificateholder. In connection with the servicing of the specially serviced mortgage loans, the related special servicer may, at the direction of the directing certificateholder, take actions with respect to the specially serviced mortgage loans that could adversely affect our interests.

Market disruptions could adversely impact aspects of our operating results and operating condition.

We believe the risks associated with our investments will be more acute during periods of economic slowdown or recession, especially if these periods are accompanied by declining real estate values. Our results of operations will be materially affected by conditions in the mortgage market, the commercial real estate markets, the financial markets and the economy generally. A prolonged economic slowdown may result in decreased demand for commercial property, including properties under development, forcing property owners to lower rents on properties with excess supply. To the extent that a property owner has fewer tenants or receives lower rents, such property owner will generate less cash flow on its properties, which increases significantly the likelihood that such property owner will default on its debt service obligations to us. If borrowers default, we may incur losses on our investments with them if the value of any collateral we foreclose upon is insufficient to cover the full amount of such investment, and the funds from such foreclosure may take a significant amount of time to realize. Additionally, we may not be able to cause the borrower to provide us with additional collateral or pay down the loan to maintain loan-to-value ratios.

For the foregoing reasons, a weakening economy also may result in the increased likelihood of default even after we have completed loan modifications. Any sustained period of increased payment delinquencies, foreclosures or losses could adversely affect both our net interest income from loans in our portfolio as well as our advisor’s ability to acquire, sell and securitize loans. A deterioration of the real estate market may result in a decline in the market value of our investments or cause us to experience losses related to our investments, which may adversely affect our results of operations, the availability and cost of credit and our ability to pay distributions to our stockholders.

With respect to certain mortgage loans and other debt included in the securities in which we may invest, the collateral that secures the mortgage loan or other debt underlying the securities may also secure one or more related mortgage loans or other debt that are not in the securitization pool, which may conflict with our interest.

Certain mortgage loans or other debt included in the securities in which we may invest may be part of a loan combination or split loan structure that includes one or more additional cross-collateralized mortgage loans (senior, subordinate or pari passu and not included in the securitization pool) that are secured by the same mortgage instrument(s) encumbering the same mortgaged property or properties, as applicable, as is the subject mortgage loan. Pursuant to one or more co-lender or similar agreements, a holder, or a group of holders, of a mortgage loan in a subject loan combination or split loan structure may be granted various rights and powers that affect the mortgage loan in that loan combination or split loan structure, including: (a) cure rights; (b) a purchase option; (c) the right to advise, direct or consult with the applicable servicer regarding various servicing matters affecting that loan combination; or (d) the right to replace the directing certificate holder (without cause). These rights could adversely affect our position.

Our investments in securities, which may include preferred equity, will be subject to the specific risks relating to the particular issuer of the securities and may involve greater risk of loss than secured debt financings.

Our investments in securities, which may include preferred equity, will involve special risks relating to the particular issuer of the securities, including the financial condition and business outlook of the issuer. Issuers that are REITs and other real estate companies are subject to risks associated with real estate and real estate-related investments. Furthermore, securities, including preferred equity, may involve greater risk of loss than secured financings due to a variety of factors, including that such investments are generally unsecured and may also be subordinated to other obligations of the issuer. As a result, investments in securities, including preferred equity, are subject to risks of: (a) limited liquidity in the secondary trading market; (b) substantial market price volatility resulting from changes in prevailing interest rates; (c) subordination to the prior claims of banks and other senior lenders to the issuer; (d) the operation of mandatory sinking fund or call or redemption provisions during periods of declining interest rates that could cause the issuer to reinvest redemption proceeds in lower-yielding investments; (e) the possibility that earnings of the issuer may be insufficient to meet its debt service and distribution obligations; and (f) the declining creditworthiness and potential for insolvency of the issuer during periods of rising interest rates and economic downturn. These risks may adversely affect the value of outstanding securities, including preferred equity, and the ability of the issuers thereof to make principal, interest and distribution payments to us.

Declines in the fair value of our investments may adversely affect our periodically reported results of operations and credit availability, which may reduce earnings and, in turn, cash available for distribution to you.

Our securities investments will be classified for accounting purposes as “available-for-sale.” These securities will be carried at estimated fair value and temporary changes in the fair value of those investments will generally be directly charged or credited to equity with no impact in our statements of operations. If we determine that a decline in the estimated fair value of an available-for-sale security falls below its amortized value and is not temporary, we will recognize the appropriate loss on that security in our statements of operations, which will reduce our earnings in the period.

A decline in the fair value of our investments may adversely affect us particularly in instances where we have borrowed money based on the fair value of those investments. If the fair value of those investments declines, the lender may require us to post additional collateral to support the investment. If we were unable to post the additional collateral, our lenders may refuse to continue to lend to us or reduce the amounts they are willing to lend to us. Additionally, we may have to sell investments at a time when we might not otherwise choose to do so. A reduction in credit available may reduce our earnings and, in turn, cash available for distribution to you.

Further, lenders may require us to maintain a certain amount of cash reserves or to set aside unlevered assets sufficient to maintain a specified liquidity position, which would allow us to satisfy our collateral obligations. As a result, we may not be able to leverage our investments as fully as we would choose, which could reduce our return on equity. If we are unable to meet these contractual obligations, our financial condition could deteriorate rapidly.

The fair value of our investments may decline for a number of reasons, such as changes in prevailing market rates, increases in defaults, increases in voluntary prepayments for those investments that we have that are subject to prepayment risk, widening of credit spreads and downgrades of ratings of the securities by ratings agencies.

We may invest in CDOs, which may involve significant risks.

We may invest in CDOs, which are multiple-class securities secured by pools of assets, such as CMBS, mortgage loans, subordinate mortgage and mezzanine loans and REIT debt. Like typical securitization structures, in a CDO, the assets are pledged to a trustee for the benefit of the holders of the CDO. Like CMBS, CDOs are affected by payments, defaults, delinquencies and losses on the underlying loans or securities. CDOs often have reinvestment periods that typically last for five years during which proceeds from the sale of a collateral asset may be invested in substitute collateral. Upon termination of the reinvestment period, the static pool functions very similarly to a CMBS where repayment of principal allows for redemption of bonds sequentially. To the extent we may invest in the equity interest of a CDO, we will be entitled to all the income generated by the CDO after the payment of all interest due on the senior securities and certain expenses. However, there may be little or no income or principal available to the holders of CDO equity interests if defaults or losses on the underlying collateral exceed a certain amount. In that event, the value of our investment in any equity interest of a CDO could decrease substantially, and could even decrease to zero. In addition, the equity interests of CDOs are illiquid, and because they represent a leveraged investment in the CDO’s assets, the value of the equity interests will generally have greater fluctuations than the value of the underlying collateral.

We may invest in credit default swaps, which may subject us to an increased risk of loss.

Subject to maintaining our qualification as a REIT, we may invest in credit default swaps. A credit default swap is a contract between two parties which transfers the risk of loss if a borrower fails to pay principal or interest on time or files for bankruptcy. Credit default swaps can be used to hedge a portion of the default risk on a single corporate debt or a portfolio of loans. In addition, credit default swaps can be used to implement our advisor’s view that a particular credit, or group of credits, will experience credit improvement. In the case of expected credit improvement, we may “write” credit default protection in which we receive spread income. We may also “purchase” credit default protection even in the case in which we do not own the referenced instrument if, in the judgment of our advisor, there is a high likelihood of credit deterioration. The credit default swap market in high-yield securities is comparatively new and rapidly evolving compared to the credit default swap market for more seasoned and liquid investment grade securities. Swap transactions dependent upon credit events are priced incorporating many variables, including the potential loss upon default. As such, there are many factors upon which market participants may have divergent views.

Interest rate fluctuations could increase our financing costs and reduce our ability to generate income on our investments, either of which could lead to a significant decrease in our results of operations and cash flows and the market value of our investments.

Our primary interest rate exposures will relate to the yield on our investments and the financing cost of our debt, as well as our interest rate swaps that we utilize for hedging purposes. Changes in interest rates will affect our net interest income, which is the difference between the interest income we earn on our interest-earning investments and the interest expense we incur in financing these investments. Interest rate fluctuations resulting in our interest expense exceeding interest income would result in operating losses for us. Changes in the level of interest rates also may affect our ability to invest in investments, the value of our investments and our ability to realize gains from the disposition of investments. Changes in interest rates may also affect borrower default rates.

To the extent that our financing costs will be determined by reference to floating rates, such as LIBOR or a Treasury index, plus a margin, the amount of such costs will depend on a variety of factors, including, without limitation, (a) for collateralized debt, the value and liquidity of the collateral, and for non-collateralized debt, our credit, (b) the level and movement of interest rates, and (c) general market conditions and liquidity. In a period of rising interest rates, our interest expense on floating rate debt would increase, while any additional interest income we earn on our floating rate investments may not compensate for such increase in interest expense. At the same time, the interest income we earn on our fixed-rate investments would not change, the duration and weighted average life of our fixed-rate investments would increase and the market value of our fixed-rate investments would decrease. Similarly, in a period of declining interest rates, our interest income on floating-rate investments would decrease, while any decrease in the interest we are charged on our floating-rate debt may not compensate for such decrease in interest income and interest we are charged on our fixed-rate debt would not change. Any such scenario could materially and adversely affect us.

Our operating results will depend, in part, on differences between the income earned on our investments, net of credit losses, and our financing costs. For any period during which our investments are not match-funded, the income earned on such investments may respond more slowly to interest rate fluctuations than the cost of our borrowings. Consequently, changes in interest rates, particularly short-term interest rates, may immediately and significantly decrease our results of operations and cash flows and the market value of our investments.

To hedge against exchange rate and interest rate fluctuations, we may use derivative financial instruments that may be costly and ineffective and may reduce the overall returns on your investment and affect cash available for distribution to our stockholders.

We may use derivative financial instruments to hedge exposures to changes in exchange rates and interest rates on loans secured by our investments. Derivative instruments may include interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, options or repurchase agreements. Our actual hedging decisions will be determined in light of the facts and circumstances existing at the time of the hedge and may differ from time to time. Our hedging may fail to protect or could adversely affect us because, among other things:

•	interest rate hedging can be expensive, particularly during periods of rising and volatile interest rates;
•	available interest rate hedging may not correspond directly with the interest rate risk for which protection is sought;
•	the duration of the hedge may not match the duration of the related liability or asset;
•	the amount of income that a REIT may earn from hedging transactions to offset interest rate losses is limited by federal income tax provisions governing REITs;
•	the credit quality of the party owing money on the hedge may be downgraded to such an extent that it impairs our ability to sell or assign our side of the hedging transaction;
•	the party owing money in the hedging transaction may default on its obligation to pay; and
•	we may purchase a hedge that turns out not to be necessary, i.e., a hedge that is out of the money.

Any hedging activity we engage in may adversely affect our earnings, which could adversely affect cash available for distribution to our stockholders. Therefore, while we may enter into such transactions to seek to reduce interest rate risks, unanticipated changes in interest rates may result in poorer overall investment performance than if we had not engaged in any such hedging transactions. In addition, the degree of correlation between price movements of the instruments used in a hedging strategy and price movements in the portfolio positions being hedged or liabilities being hedged may vary materially. Moreover, for a variety of reasons, we may not seek to establish a perfect correlation between such hedging instruments and the portfolio holdings being hedged. Any such imperfect correlation may prevent us from achieving the intended accounting treatment and may expose us to risk of loss.

To the extent that we use derivative financial instruments to hedge against exchange rate and interest rate fluctuations, we will be exposed to credit risk, basis risk and legal enforceability risks. In this context, credit risk is the failure of the counterparty to perform under the terms of the derivative contract. If the fair value of a derivative contract is positive, the counterparty owes us, which creates credit risk for us. Basis risk occurs when the index upon which the contract is based is more or less variable than the index upon which the hedged asset or liability is based, thereby making the hedge less effective. Finally, legal enforceability risks encompass general contractual risks, including the risk that the counterparty will breach the terms of, or fail to perform its obligations under, the derivative contract. If we are unable to manage these risks effectively, our results of operations, financial condition and ability to pay distributions to you will be adversely affected.

Hedging instruments often are not traded on regulated exchanges, guaranteed by an exchange or its clearing house, or regulated by any U.S. or foreign governmental authorities and involve risks and costs.

The cost of using hedging instruments increases as the period covered by the instrument increases and during periods of rising and volatile interest rates. We may increase our hedging activity and thus increase our hedging costs during periods when interest rates are volatile or rising and hedging costs have increased. In addition, hedging instruments involve risk because they often are not traded on regulated exchanges, guaranteed by an exchange or its clearing house, or regulated by any U.S. or foreign governmental authorities. Consequently, there are no requirements with respect to recordkeeping, financial responsibility or segregation of customer funds and positions. Furthermore, the enforceability of agreements underlying derivative transactions may depend on compliance with applicable statutory, commodity and other regulatory requirements and, depending on the identity of the counterparty, applicable international requirements. The business failure of a hedging counterparty with whom we enter into a hedging transaction will most likely result in a default. Default by a party with whom we enter into a hedging transaction may result in the loss of unrealized profits and force us to cover our resale commitments, if any, at the then-current market price. It may not always be possible to dispose of or close out a hedging position without the consent of the hedging counterparty, and we may not be able to enter into an offsetting contract in order to cover our risk. We cannot be certain that a liquid secondary market will exist for hedging instruments purchased or sold, and we may be required to maintain a position until exercise or expiration, which could result in losses.

We expect that all or a portion of our investments will be illiquid, and we may not be able to adjust our portfolio in response to changes in economic and other conditions.

Certain of the real estate-related securities that we may purchase or originate in connection with privately negotiated transactions will not be registered under the applicable securities laws, resulting in a prohibition against their transfer, sale, pledge or other disposition except in a transaction that is exempt from the registration requirements of, or is otherwise in accordance with, those laws. As a result, our ability to vary our portfolio in response to changes in economic and other conditions may be relatively limited. The mezzanine and bridge loans we may purchase or originate will be particularly illiquid investments due to their short life, their unsuitability for securitization and the greater difficulty of recoupment following a borrower’s default.

We are subject to interest rate risk, which means that changing interest rates may reduce the value of our real estate-related investments.

Interest rate risk is the risk that prevailing market interest rates will change relative to the current yield on fixed-income instruments such as loans and preferred and debt securities, and to a lesser extent dividend-paying common stock. Generally, when interest rates rise, the market value of these instruments declines, and vice versa. In addition, when interest rates fall, borrowers and issuers are more likely to repurchase or prepay their existing preferred and debt instruments to take advantage of the lower cost of financing. As repurchases and prepayments occur, principal is returned to the investor sooner than expected, thereby lowering the effective yield on the investment and frequently leaving the investor unable to invest in new instruments of similar quality at the previously higher interest rate or yield. If we invest in variable-rate investments and interest rates fall, our revenues also may decrease. On the other hand, when interest rates rise, borrowers and issuers are more likely to maintain their existing preferred and debt instruments. As a result, repurchases and prepayments decrease, thereby extending the average maturity of the instruments. Finally, if we invest in variable-rate investments and interest rates rise, borrowers will be more likely to repurchase or prepay their variable-rate debt, thereby lowering the effective yield on our investment, and leaving us unable to invest in new instruments of similar quality at the previously higher interest rate or yield. If we are unable to manage interest rate risk effectively, our results of operations, financial condition and ability to pay distributions to you will be adversely affected.

We may acquire real estate-related securities through tender offers, which may require us to spend significant amounts of time and money that otherwise could be allocated to our operations.

We may acquire real estate-related securities through tender offers, negotiated or otherwise, in which we solicit a target company’s stockholders to purchase their securities. The acquisition of these securities could require us to spend significant amounts of money that otherwise could be allocated to our operations. Additionally, in order to acquire the securities, the employees of our advisor likely will need to devote a substantial portion of their time to pursuing the tender offer — time that otherwise could be allocated to managing our business. These consequences could adversely affect our operations and reduce the cash available for distribution to our stockholders.

Our dependence on the management of other entities in which we invest may adversely affect our business.

We may not control the management, investment decisions or operations of the companies in which we may invest. Management of those enterprises may decide to change the nature of their assets, or management may otherwise change in a manner that is not satisfactory to us. We will have no ability to affect these management decisions, and we may have only limited ability to dispose of our investments.

Our due diligence may not reveal all of a borrower’s liabilities and may not reveal other weaknesses in its business.

Before making a loan to a borrower or acquiring debt or equity securities of a company, we will assess the strength and skills of such entity’s management and other factors that we believe are material to the performance of the investment. In making the assessment and otherwise conducting customary due diligence, we will rely on the resources available to us and, in some cases, an investigation by third parties. This process is particularly important and subjective with respect to newly organized or private entities because there may be little or no information publicly available about the entities. There can be no assurance that our due diligence processes will uncover all relevant facts or that any investment will be successful.

The employees and key personnel of our advisor and its affiliates have relatively less experience investing in mezzanine, mortgage or bridge loans as compared to investing directly in real property, which could adversely affect our return on loan investments.

The experience of the employees and key personnel of our advisor and its affiliates with respect to investing in mezzanine, mortgage or bridge loans is not as extensive as it is with respect to investments directly in real properties. Such individuals’ relatively less extensive experience with respect to mezzanine, mortgage or bridge loans could adversely affect our return on loan investments.

Delays in liquidating defaulted mortgage, mezzanine or bridge loans could reduce our investment returns.

If there are defaults under our loans, we may not be able foreclose on, and sell, any collateral securing the defaulted loan. An action to foreclose on a property securing a loan is regulated by state statutes and regulations which may delay foreclosure and result in litigation and the attendant costs and uncertainty of litigation. If there is a default by a mortgagor, these restrictions, among other things, may impede our ability to foreclose on or sell the mortgaged property or to obtain proceeds sufficient to repay all amounts due to us on the loan.

The mezzanine loans and second lien mortgage loans in which we may invest would involve greater risks of loss than senior loans secured by income-producing real properties.

We may invest in subordinated loans secured by second mortgages on the underlying real property or loans secured by a pledge of the ownership interests of either the entity owning the real property or the entity that owns the interest in the entity owning the real property. These types of investments involve a higher degree of risk than long-term senior mortgage lending secured by income-producing real property because the investment may become unsecured as a result of foreclosure by the senior lender, or the value of the collateral may not be sufficient to repay the loan. Mezzanine loans and second lien mortgage loans that fund development projects involve additional risks, including dependence for repayment on successful completion and operation of the project, difficulties in estimating construction or rehabilitation costs and loan terms that often require little or no amortization. If there is a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of the entity, or the assets of the entity may not be sufficient to satisfy our mezzanine loan. If a borrower defaults on our loan or on debt senior to our loan, or if there is a borrower bankruptcy, our loan will be satisfied only after the senior debt is paid in full. Further, if debt senior to our loan exists, the presence of intercreditor arrangements may limit our ability to amend our loan documents, assign our loans, accept prepayments, exercise our remedies (through “standstill periods”), and control decisions made in bankruptcy proceedings relating to borrowers. As a result, we may not recover some of or all our investment.

Returns on our mezzanine, mortgage or bridge loans may be limited by regulations.

The mezzanine, mortgage or bridge loans in which we invest, or that we originate, may be subject to regulation by federal, state and local authorities and subject to various laws and judicial and administrative decisions that limit returns. We may determine not to make mezzanine, mortgage or bridge loans in any jurisdiction in which we believe we have not complied in all material respects with applicable requirements.

Foreclosures create additional ownership risks that could adversely impact our returns on mortgage investments.

If we acquire property by foreclosure following defaults under our mortgage, bridge or mezzanine loans, we will have the economic and liability risks as the owner, and our investment will be subject to all the risks associated with the ownership of commercial property, including:

•	changes in general or local economic conditions;
•	changes in supply of or demand for similar or competing properties in an area;
•	changes in interest rates and availability of permanent mortgage funds that may render the sale of a property difficult or unattractive;
•	changes in tax, real estate, environmental and zoning laws; and
•	the risk of uninsured or underinsured casualty loss.

These and other risks may prevent us from being profitable or from realizing growth or maintaining the value of our real estate properties.

A liquidation of our investments could be delayed as a result of our investment in mezzanine loans, bridge loans and preferred equity, which could delay distributions to our stockholders.

The mezzanine loans, bridge loans and preferred equity we may own will be particularly illiquid investments. Mezzanine loans and bridge loans are relatively illiquid due to their short life, their unsuitability for securitization and the greater difficulty of recoupment following a borrower’s default. Preferred equity is relatively illiquid because secondary markets are not as large or well developed as the secondary markets for common stock and debt. Any intended liquidation of our company may be delayed until all mezzanine loans, bridge loans and preferred equity expire, are redeemed or are sold, which could delay distributions to our stockholders.

Investments that are not U.S. government-insured involve risk of loss.

We may originate and acquire uninsured investments as part of our investment strategy. Such investments may include mezzanine loans, mortgage loans and bridge loans. While holding such interests, we will be subject to risks of borrower defaults, bankruptcies, fraud, losses and special losses that are not covered by standard insurance.

Liability relating to environmental matters may impact the value of properties that we may acquire upon foreclosure of the properties underlying our investments.

To the extent we foreclose on properties with respect to which we have extended mortgage loans, we may be subject to environmental liabilities arising from such foreclosed properties. Under various U.S. federal, state and local laws, an owner or operator of real property may become liable for the costs of removal of certain hazardous substances released on its property. These laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the release of such hazardous substances.

The presence of hazardous substances may adversely affect an owner’s ability to sell real estate or borrow using real estate as collateral. To the extent that an owner of a property underlying one of our debt investments becomes liable for removal costs, the ability of the owner to make payments to us may be reduced, which in turn may adversely affect the value of the relevant mortgage asset held by us and our ability to pay distributions to our stockholders.

If we foreclose on any properties underlying our investments, the presence of hazardous substances on a property may adversely affect our ability to sell the property and we may incur substantial remediation costs, thus harming our financial condition. The discovery of environmental liabilities attached to such properties could have a material adverse effect on our results of operations and financial condition and our ability to pay distributions to our stockholders.

We may fail to qualify for hedge accounting treatment.

We intend to record derivative and hedging transactions in accordance with Financial Accounting Standards Board, or FASB, ASC 815, Derivatives and Hedging. Under these standards, we may fail to qualify for hedge accounting treatment for a number of reasons, including if we use instruments that do not meet the FASB ASC 815 definition of a derivative (such as short sales), we fail to satisfy FASB ASC 815 hedge documentation and hedge effectiveness assessment requirements or our instruments are not highly effective. If we fail to qualify for hedge accounting treatment, our operating results may suffer because losses on the derivatives that we enter into may not be offset by a change in the fair value of the related hedged transaction or item.

Risks Associated with Debt Financing

We anticipate that we will incur indebtedness, which may increase our business risks.

Under our charter, the maximum amount of our indebtedness may not exceed 300% of our “net assets” (as defined by our charter) as of the date of any borrowing unless approved by a majority of our independent directors. In addition to our charter limitation, our board of directors has adopted a policy to generally limit our aggregate borrowings to approximately 45% of the greater of the aggregate cost and the fair market value of our assets unless substantial justification exists that borrowing a greater amount is in our best interests. Our policy limitation, however, does not apply to individual investments and only will apply once we have ceased raising capital under this or any subsequent offering and invested substantially all our capital. As a result, we expect to borrow more than 45% of the aggregate cost and the fair market value of each investment we acquire to the extent our board of directors determines that borrowing these amounts is prudent. For these purposes, the value of our assets is based on methodologies and policies determined by our board of directors that may include, but do not require, independent valuations.

Our debt may be at a level that is higher than REITs with similar investment objectives or criteria. High debt levels could cause us to incur higher interest charges, could result in higher debt service payments, and could be accompanied by restrictive covenants. These factors could limit the amount of cash we have available to distribute and could result in a decline in the value of your investment.

It is also possible that we will borrow to originate or acquire investments that are themselves leveraged. In this way we could have a higher level of leverage than our disclosed loan-to-value ratio, either on a portfolio-wide basis or on the level of one or more individual investments, either of which could further increase our business risks.

Any bank credit facilities and repurchase agreements that we may use in the future to finance our investments may require us to provide additional collateral or pay down debt.

We anticipate that we may utilize bank credit facilities or repurchase agreements (including term loans and revolving facilities) to finance our investments if they become available on acceptable terms. Such financing arrangements would involve the risk that the market value of the loans pledged or sold by us to the provider of the bank credit facility or repurchase agreement counterparty may decline in value, in which case the lender may require us to provide additional collateral or to repay all or a portion of the funds advanced. We may not have the funds available to repay our debt at that time, which would likely result in defaults unless we are able to raise the funds from alternative sources, which we may not be able to achieve on favorable terms or at all. Posting additional collateral would reduce our liquidity and limit our ability to leverage our investments. If we cannot meet these requirements, the lender could accelerate our indebtedness, increase the interest rate on advanced funds and terminate our ability to borrow funds from it, which could materially and adversely affect our financial condition and ability to implement our investment strategy. In addition, if the lender files for bankruptcy or becomes insolvent, our loans may become subject to bankruptcy or insolvency proceedings, thus depriving us, at least temporarily, of the benefit of these investments. Such an event could restrict our access to bank credit facilities and increase our cost of capital. A lender may require us to pay down other debt as a condition to extending credit, which could reduce our liquidity and cause us to incur prepayment or breakage costs. The providers of bank credit facilities and repurchase agreement financing may also require us to maintain a certain amount of cash or set aside assets sufficient to maintain a specified liquidity position that would allow us to satisfy our collateral obligations. As a result, we may not be able to leverage our investments as fully as we would choose, which could reduce our return on investment. If we are unable to meet these collateral obligations, our financial condition and prospects could deteriorate rapidly.

In addition, if a counterparty to our repurchase transactions defaults on its obligation to resell the underlying security back to us at the end of the transaction term, or if the value of the underlying security has declined as of the end of that term, or if we default on our obligations under the repurchase agreement, we will likely incur a loss on our repurchase transactions.

There can be no assurance that we will be able to obtain additional bank credit facilities or repurchase agreements on favorable terms, or at all.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to pay distributions to our stockholders.

In connection with obtaining financing, a lender could impose restrictions on us that affect our ability to incur additional debt and our distribution and operating policies. In general, we expect our loan agreements to restrict our ability to encumber or otherwise transfer our interest in the respective investments without the prior consent of the lender. Loan documents we enter into may contain other customary negative covenants that may limit our ability to further finance the investments, replace Lightstone Real Estate Income LLC as our advisor or impose other limitations. Any such restriction or limitation may have an adverse effect on our operations and our ability to pay distributions to you.

Increases in interest rates could increase the amount of our debt payments and adversely affect our ability to pay distributions to our stockholders.

We may incur indebtedness that bears interest at a variable rate. In addition, from time to time we may pay loans or finance and refinance our investments in a rising interest rate environment. Accordingly, increases in interest rates could increase our interest costs, which could have an adverse effect on our operating cash flow and our ability to pay distributions to you. In addition, if rising interest rates cause us to need additional capital to repay indebtedness in accordance with its terms or otherwise, we may need to liquidate one or more of our investments at times that may not permit realization of the maximum return on such investments. Prolonged interest rate increases also could negatively impact our ability to make investments with positive economic returns.

If we enter into financing arrangements involving balloon payment obligations, it may adversely affect our ability to pay distributions.

Some of our financing arrangements may require us to make a lump-sum or “balloon” payment at maturity. Our ability to make a balloon payment at maturity is uncertain and may depend upon our ability to obtain additional financing or our ability to sell the underlying investments. At the time the balloon payment is due, we may not be able to refinance the balloon payment on terms as favorable as the original loan or sell the underlying investments at a price sufficient to make the balloon payment, either of which could increase our risk of default on the loan. The effect of a refinancing or sale could affect the rate of return to stockholders and the projected time of disposition of our investments. In addition, payments of principal and interest made to service our debts may leave us with insufficient cash to pay the distributions that we are required to pay to maintain our qualification as a REIT and minimize U.S. federal income and excise tax. Any of these results would have a significant negative impact on your investment.

We may not successfully align the maturities of our liabilities with the maturities of our assets, which could harm our operating results and financial condition.

Our general financing strategy is focused on the use of “match-funded” structures. This means that we seek to align the maturities of our liabilities with the maturities on our assets in order to manage the risks of being forced to refinance our liabilities prior to the maturities of our assets. In addition, we plan to match interest rates on our assets with like-kind borrowings, so fixed-rate investments are financed with fixed-rate borrowings and floating-rate assets are financed with floating-rate borrowings, directly or indirectly through the use of interest rate swaps, caps and other financial instruments or through a combination of these strategies. We may fail to appropriately employ match-funded structures on favorable terms, or at all. We also may determine not to pursue a match-funded strategy with respect to a portion of our financings for a variety of reasons. If we fail to appropriately employ match-funded strategies or determine not to pursue such a strategy, our exposure to interest rate volatility and exposure to matching liabilities prior to the maturity of the corresponding asset may increase substantially, which could harm our operating results, liquidity and financial condition.

U.S. Federal Income Tax Risks

Our failure to qualify or remain qualified as a REIT would subject us to U.S. federal income tax and potentially state and local tax, and would adversely affect our operations and the market price of our common stock.

We intend to elect and qualify to be taxed as a REIT commencing with our taxable year ending December 31, 2015, or our first year of material operations, and intend to operate in a manner that would allow us to continue to qualify as a REIT. However, we may terminate our REIT qualification, if our board of directors determines that not qualifying as a REIT is in our best interests, or inadvertently. Our qualification as a REIT depends upon our satisfaction of certain asset, income, organizational, distribution, stockholder ownership and other requirements on a continuing basis. The REIT qualification requirements are extremely complex and interpretation of the U.S. federal income tax laws governing qualification as a REIT is limited. Furthermore, any opinion of our counsel, including tax counsel, as to our eligibility to qualify or remain qualified as a REIT is not binding on the IRS and is not a guarantee that we will qualify, or continue to qualify, as a REIT. Accordingly, we cannot be certain that we will be successful in operating so we can qualify or remain qualified as a REIT. Our ability to satisfy the Asset Tests, as defined in “Material U.S. Federal Income Tax Considerations — REIT Qualification Tests — Asset Tests,” depends on our analysis of the characterization and fair market values of our assets, some of which are not susceptible to a precise determination, and for which we will not obtain independent appraisals. Our compliance with the REIT income or quarterly asset requirements also depends on our ability to successfully manage the composition of our income and assets on an ongoing basis. Accordingly, if certain of our operations were to be recharacterized by the IRS, such recharacterization would jeopardize our ability to satisfy all requirements for qualification as a REIT. Furthermore, future legislative, judicial or administrative changes to the U.S. federal income tax laws could be applied retroactively, which could result in our disqualification as a REIT.

If we fail to qualify as a REIT for any taxable year, and we do not qualify for certain statutory relief provisions, we will be subject to U.S. federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT qualification. Losing our REIT qualification would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability. In addition, distributions to stockholders would no longer qualify for the dividends paid deduction, and we would no longer be required to make distributions. If this occurs, we might be required to borrow funds or liquidate some investments in order to pay the applicable tax.

REITs, in certain circumstances, may incur tax liabilities that would reduce our cash available for distribution to you.

Even if we qualify and maintain our status as a REIT, we may be subject to U.S. federal, state and local income taxes. For example, net income from the sale of properties that are “dealer” properties sold by a REIT (a “prohibited transaction” under the Code) will be subject to a 100% tax. We may not make sufficient distributions to avoid excise taxes applicable to REITs. Similarly, if we were to fail an income test (and did not lose our REIT status because such failure was due to reasonable cause and not willful neglect) we would be subject to tax on the income that does not meet the income test requirements. We also may decide to retain net capital gain we earn from the sale or other disposition of our property and pay U.S. federal income tax directly on such income. In that event, our stockholders would be treated as if they earned that income and paid the tax on it directly. However, stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability unless they file U.S. federal income tax returns thereon and seek a refund of such tax. We also will be subject to corporate tax on any undistributed REIT taxable income. We also may be subject to state and local taxes on our income or property, including franchise, payroll and transfer taxes, either directly or at the level of the other companies through which we indirectly own our assets, such as our taxable REIT subsidiaries, or TRSs, which are subject to full U.S. federal, state, local and foreign corporate-level income taxes. Any taxes we pay directly or indirectly will reduce our cash available for distribution to you.

To qualify as a REIT we must meet annual distribution requirements, which may force us to forgo otherwise attractive opportunities or borrow funds during unfavorable market conditions. This could delay or hinder our ability to meet our investment objectives and reduce your overall return.

In order to qualify and maintain our status as a REIT, we must distribute annually to our stockholders at least 90% of our REIT taxable income (which does not equal net income, as calculated in accordance with GAAP), determined without regard to the deduction for dividends paid and excluding net capital gain. We will be subject to U.S. federal income tax on our undistributed REIT taxable income and net capital gain and to a 4% nondeductible excise tax on any amount by which distributions we pay with respect to any calendar year are less than the sum of (a) 85% of our ordinary income, (b) 95% of our capital gain net income and (c) 100% of our undistributed income from prior years. These requirements could cause us to distribute amounts that otherwise would be spent on investments in real estate assets and it is possible that we might be required to borrow funds, possibly at unfavorable rates, or sell assets to fund these distributions. Although we intend to make distributions sufficient to meet the annual distribution requirements and to avoid U.S. federal income and excise taxes on our earnings while we qualify as a REIT, it is possible that we might not always be able to do so.

Certain of our business activities are potentially subject to the prohibited transaction tax, which could reduce the return on your investment.

For so long as we qualify as a REIT, our ability to dispose of property during the first few years following acquisition may be restricted to a substantial extent as a result of our REIT qualification. Under applicable provisions of the Code regarding prohibited transactions by REITs, while we qualify as a REIT, we will be subject to a 100% penalty tax on any gain recognized on the sale or other disposition of any property (other than foreclosure property) that we own, directly or indirectly through any subsidiary entity, but generally excluding our TRSs, that is deemed to be inventory or property held primarily for sale to customers in the ordinary course of a trade or business. Whether property is inventory or otherwise held primarily for sale to customers in the ordinary course of a trade or business depends on the particular facts and circumstances surrounding each property. We intend to avoid the 100% prohibited transaction tax by (1) conducting activities that may otherwise be considered prohibited transactions through a TRS (but such TRS would incur corporate rate income taxes with respect to any income or gain recognized by it), (2) conducting our operations in such a manner so that no sale or other disposition of an asset we own, directly or indirectly through any subsidiary, will be treated as a prohibited transaction, or (3) structuring certain dispositions of our assets to comply with the requirements of the prohibited transaction safe harbor available under the Code for assets that, among other requirements, have been held for at least two years. Despite our present intention, no assurance can be given that any particular property we own, directly or through any subsidiary entity, but generally excluding TRSs, will not be treated as inventory or property held primarily for sale to customers in the ordinary course of a trade or business.

The tax on prohibited transactions will limit our ability to engage in transactions, including certain methods of securitizing mortgage loans that would be treated as sales for U.S. federal income tax purposes.

A REIT's net income from prohibited transactions is subject to a 100% tax. In general, prohibited transactions are sales or other dispositions of property, other than foreclosure property, but including mortgage loans, held as inventory or primarily for sale to customers in the ordinary course of business. We might be subject to this tax if we were to sell or securitize loans in a manner that was treated as a sale of the loans as inventory for U.S. federal income tax purposes. Therefore, in order to avoid the prohibited transactions tax, we may choose not to engage in certain sales of loans, other than through a TRS, and we may be required to limit the structures we use for our securitization transactions, even though such sales or structures might otherwise be beneficial for us.

Our TRSs are subject to corporate-level taxes and our dealings with our TRSs may be subject to 100% excise tax.

A REIT may own up to 100% of the stock of one or more TRSs. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. Overall, no more than 25% of the gross value of a REIT’s assets may consist of stock or securities of one or more TRSs. In addition, the TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation.

A TRS may hold assets and earn income that would not be qualifying assets or income if held or earned directly by a REIT. For example, to the extent that we acquire loans with an intention of selling such loans in a manner that might expose us to a 100% tax on “prohibited transactions,” we expect such loans will be acquired by a TRS. We may use our TRSs generally for such activities as holding loans for sale in the ordinary course of a trade or business or to hold assets or conduct activities that we cannot conduct directly as a REIT. A TRS will be subject to applicable U.S. federal, state, local and foreign income tax on its taxable income. In addition, the rules, which are applicable to us as a REIT, also impose a 100% excise tax on certain transactions between a TRS and its parent REIT that are not conducted on an arm’s-length basis.

Our investments in certain debt instruments may cause us to recognize income for U.S. federal income tax purposes even though no cash payments have been received on the debt instruments, and certain modifications of such debt by us could cause the modified debt to not qualify as a good REIT asset, thereby jeopardizing our REIT qualification.

Our taxable income may substantially exceed our net income as determined based on GAAP, or differences in timing between the recognition of taxable income and the actual receipt of cash may occur. For example, we may acquire assets, including debt securities requiring us to accrue original issue discount, or OID, or recognize market discount income, that generate taxable income in excess of economic income or in advance of the corresponding cash flow from the assets. In addition, if a borrower with respect to a particular debt instrument encounters financial difficulty rendering it unable to pay stated interest as due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income with the effect that we will recognize income but will not have a corresponding amount of cash available for distribution to our stockholders.

As a result of the foregoing, we may generate less cash flow than taxable income in a particular year and find it difficult or impossible to meet the REIT distribution requirements in certain circumstances. In such circumstances, we may be required to (a) sell assets in adverse market conditions, (b) borrow on unfavorable terms, (c) distribute amounts that would otherwise be used for future acquisitions or used to repay debt, or (d) make a taxable distribution of our Common Shares as part of a distribution in which stockholders may elect to receive Common Shares or (subject to a limit measured as a percentage of the total distribution) cash, in order to comply with the REIT distribution requirements.

Moreover, we may acquire distressed debt investments that require subsequent modification by agreement with the borrower. If the amendments to the outstanding debt are “significant modifications” under the applicable Treasury Regulations, the modified debt may be considered to have been reissued to us in a debt-for-debt taxable exchange with the borrower. This deemed reissuance may prevent the modified debt from qualifying as a good REIT asset if the underlying security has declined in value and would cause us to recognize income to the extent the principal amount of the modified debt exceeds our adjusted tax basis in the unmodified debt.

The failure of a mezzanine loan to qualify as a real estate asset would adversely affect our ability to qualify as a REIT.

In general, in order for a loan to be treated as a qualifying real estate asset producing qualifying income for purposes of the REIT asset and income tests, the loan must be secured by real property. We may originate or acquire mezzanine loans that are not directly secured by real property but instead secured by equity interests in a partnership or limited liability company that directly or indirectly owns real property. In Revenue Procedure 2003-65, the IRS provided a safe harbor pursuant to which a mezzanine loan that is not secured by real estate would, if it meets each of the requirements contained in the Revenue Procedure, be treated by the IRS as a qualifying real estate asset. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law and in many cases it may not be possible for us to meet all the requirements of the safe harbor. We cannot provide assurance that any mezzanine loan in which we invest would be treated as a qualifying asset producing qualifying income for REIT qualification purposes. If any such loan fails either the Gross Income Tests or Asset Tests, as defined in “Material U.S. Federal Income Tax Considerations — REIT Qualification Tests,” we may be disqualified as a REIT.

Our qualification as a REIT and exemption from U.S. federal income tax with respect to certain assets may be dependent on the accuracy of legal opinions or advice rendered or given or statements by the issuers of assets that we acquire, and the inaccuracy of any such opinions, advice or statements may adversely affect our REIT qualification and result in significant corporate-level tax.

When purchasing securities, we may rely on opinions or advice of counsel for the issuer of such securities, or statements made in related offering documents, for purposes of determining whether such securities represent debt or equity securities for U.S. federal income tax purposes, and also to what extent those securities constitute real estate assets for purposes of the Asset Tests and produce qualifying income for purposes of the 75% Gross Income test, as defined in “Material U.S. Federal Income Tax Considerations — REIT Qualification Tests — Income Tests.” In addition, when purchasing the equity tranche of a securitization, we may rely on opinions or advice of counsel regarding the qualification of the securitization for exemption from U.S. corporate income tax and the qualification of interests in such securitization as debt for U.S. federal income tax purposes. The inaccuracy of any such opinions, advice or statements may adversely affect our REIT qualification and result in significant corporate level tax.

The taxable mortgage pool, or “TMP,” rules may increase the taxes that we or our stockholders may incur, and may limit the manner in which we effect future securitizations.

Securitizations originated or acquired by us or our subsidiaries could result in the creation of TMPs for U.S. federal income tax purposes. As a result, we could have “excess inclusion income.” Certain categories of stockholders, such as non-U.S. stockholders eligible for treaty or other benefits, stockholders with net operating losses, and certain tax-exempt stockholders that are subject to unrelated business income tax, could be subject to increased taxes on a portion of their dividend income from us that is attributable to any such excess inclusion income. In the case of a stockholder that is a REIT, regulated investment company, or RIC, common trust fund or other pass-through entity, our allocable share of our excess inclusion income could be considered excess inclusion income of such entity. In addition, to the extent that our common stock is owned by tax-exempt “disqualified organizations,” such as certain government-related entities and charitable remainder trusts that are not subject to tax on unrelated business income, we may incur a corporate-level tax on a portion of any excess inclusion income. Because this tax generally would be imposed on us, all of our stockholders, including stockholders that are not disqualified organizations, generally will bear a portion of the tax cost associated with the classification of us or a portion of our assets as a TMP. A RIC, or other pass-through entity owning our common stock in record name will be subject to tax at the highest U.S. federal corporate tax rate on any excess inclusion income allocated to their owners that are disqualified organizations. Moreover, we could face limitations in selling equity interests in these securitizations to outside investors, or selling any debt securities issued in connection with these securitizations that might be considered to be equity interests for tax purposes. Finally, if we were to fail to qualify as a REIT, any TMP securitizations would be treated as separate taxable corporations for U.S. federal income tax purposes that could not be included in any consolidated U.S. federal corporate income tax return. These limitations may prevent us from using certain techniques to maximize our returns from securitization transactions.

We may choose to make distributions in our own stock, in which case you may be required to pay U.S. federal income taxes in excess of the cash dividends you receive.

In connection with our qualification as a REIT, we are required to distribute annually to our stockholders at least 90% of our REIT taxable income (which does not equal net income, as calculated in accordance with GAAP), determined without regard to the deduction for dividends paid and excluding net capital gain. In order to satisfy this requirement, we may make distributions that are payable in cash and/or our shares (which could account for up to 80% of the aggregate amount of such distributions) at the election of each stockholder. Taxable stockholders receiving such distributions will be required to include the full amount of such distributions as ordinary dividend income to the extent of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. As a result, U.S. Stockholders, as defined in “Material U.S. Federal Income Tax Considerations — Taxation of U.S. Stockholders,” may be required to pay U.S. federal income taxes with respect to such distributions in excess of the cash portion of the distribution received.

Accordingly, U.S. Stockholders receiving a distribution of our shares may be required to sell shares received in such distribution or may be required to sell other stock or assets owned by them, at a time that may be disadvantageous, in order to satisfy any tax imposed on such distribution. If a U.S. Stockholder sells the stock that it receives as part of the distribution in order to pay this tax, the sales proceeds may be less than the amount included in income with respect to the distribution, depending on the market price of our stock at the time of the sale. Furthermore, with respect to certain Non-U.S. Stockholders, as defined in “Material U.S. Federal Income Tax Considerations — Taxation of Non-U.S. Stockholders,” we may be required to withhold U.S. tax with respect to such distribution, including in respect of all or a portion of such distribution that is payable in stock, by withholding or disposing of part of the shares included in such distribution and using the proceeds of such disposition to satisfy the withholding tax imposed. In addition, if a significant number of our stockholders determine to sell our Common Shares in order to pay taxes owed on dividend income, such sale may put downward pressure on the market price of our Common Shares.

Various tax aspects of such a taxable cash/stock distribution are uncertain and have not yet been addressed by the IRS. No assurance can be given that the IRS will not impose requirements in the future with respect to taxable cash/stock distributions, including on a retroactive basis, or assert that the requirements for such taxable cash/stock distributions have not been met.

The taxation of distributions to our stockholders can be complex; however, distributions that we make to our stockholders generally will be taxable as ordinary income or constitute a return of capital, which may reduce your anticipated return from an investment in us.

Distributions that we make to our taxable stockholders out of current and accumulated earnings and profits (and not designated as capital gain dividends or qualified dividend income) generally will be taxable as ordinary income. However, a portion of our distributions may (1) constitute a return of capital generally to the extent that they exceed our accumulated earnings and profits as determined for U.S. federal income tax purposes, (2) be designated by us as capital gain dividends generally taxable as long-term capital gain to the extent that they are attributable to net capital gain recognized by us, or (3) be designated by us as qualified dividend income generally to the extent they are attributable to dividends we receive from our TRSs. A return of capital is not taxable, but has the effect of reducing the basis of a stockholder’s investment in our Common Shares.

Our stockholders may have tax liability on distributions that they elect to reinvest in Common Shares, but they would not receive the cash from such distributions to pay such tax liability.

If our stockholders participate in our DRIP, they will be deemed to have received, and for U.S. federal income tax purposes will be taxed on, the amount reinvested in our Common Shares to the extent the amount reinvested was not a tax-free return of capital. In addition, our stockholders will be treated for tax purposes as having received an additional distribution to the extent the Common Shares are purchased at a discount to fair market value. As a result, unless a stockholder is a tax-exempt entity, it may have to use funds from other sources to pay its tax liability on the value of the Common Shares received.

Dividends payable by REITs generally do not qualify for the reduced tax rates available for some dividends.

The maximum tax rate applicable to qualified dividend income payable to U.S. Stockholders that are individuals, trusts and estates is 20%. Dividends payable by REITs, however, generally are not eligible for this reduced rate. The more favorable rates applicable to regular corporate qualified dividends could cause investors who are individuals, trusts and estates to perceive investments in REITs to be relatively less attractive than investments in the shares of non-REIT corporations that pay dividends, which could adversely affect the value of the shares of REITs, including our Common Shares. Tax rates could be changed in future legislation.

If we were considered to actually or constructively pay a “preferential dividend” to certain of our stockholders, our status as a REIT could be adversely affected.

In order to qualify as a REIT, we must distribute annually to our stockholders at least 90% of our REIT taxable income (which does not equal net income, as calculated in accordance with GAAP), determined without regard to the deduction for dividends paid and excluding net capital gain. In order for distributions to be counted as satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, the distributions must not be “preferential dividends.” A dividend is not a preferential dividend if the distribution is pro rata among all outstanding shares of stock within a particular class, and in accordance with the preferences among different classes of stock as set forth in our organizational documents. Currently, there is uncertainty as to the IRS’s position regarding whether certain arrangements that REITs have with their stockholders could give rise to the inadvertent payment of a preferential dividend (e.g., the pricing methodology for stock purchased under a distribution reinvestment program inadvertently causing a greater than 5% discount on the price of such stock purchased). While we believe that our operations have been structured in such a manner that we will not be treated as inadvertently paying preferential dividends, there is no de minimis exception with respect to preferential dividends. Therefore, if the IRS were to take the position that we inadvertently paid a preferential dividend, we may be deemed either to (a) have distributed less than 100% of our REIT taxable income and be subject to tax on the undistributed portion, or (b) have distributed less than 90% of our REIT taxable income and our status as a REIT could be terminated for the year in which such determination is made if we were unable to cure such failure.

Complying with REIT requirements may limit our ability to hedge our liabilities effectively and may cause us to incur tax liabilities.

The REIT provisions of the Code may limit our ability to hedge our liabilities. Any income from a hedging transaction we enter into to manage risk of interest rate changes, price changes or currency fluctuations with respect to borrowings made or to be made to acquire or carry real estate assets, if properly identified under applicable Treasury Regulations, does not constitute “gross income” for purposes of the 75% Gross Income Test or 95% Gross Income Test. To the extent that we enter into other types of hedging transactions, the income from those transactions will likely be treated as non-qualifying income for purposes of both of the Gross Income Tests. As a result of these rules, we may need to limit our use of advantageous hedging techniques or implement those hedges through a TRS. This could increase the cost of our hedging activities because our TRSs would be subject to tax on gains or expose us to greater risks associated with changes in interest rates than we would otherwise want to bear. In addition, losses in a TRS generally will not provide any tax benefit, except for being carried forward against future taxable income of such TRS.

Complying with REIT requirements may force us to forego or liquidate otherwise attractive investment opportunities.

To qualify as a REIT, we must ensure that we meet the REIT Gross Income Tests, as defined in “Material U.S. Federal Income Tax Considerations — REIT Qualification Tests — Income Tests,” annually and that at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, government securities and qualified REIT real estate assets, including certain mortgage loans and certain kinds of mortgage-related securities. The remainder of our investment in securities (other than government securities and qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our assets can consist of the securities of any one issuer (other than government securities and qualified real estate assets), and no more than 25% of the value of our total assets can be represented by securities of one or more TRSs. If we fail to comply with these requirements at the end of any calendar quarter, we must correct the failure within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions to avoid losing our REIT qualification and suffering adverse tax consequences. As a result, we may be required to liquidate assets from our portfolio or not make otherwise attractive investments in order to maintain our qualification as a REIT. These actions could have the effect of reducing our income and amounts available for distribution to our stockholders.

The ability of our board of directors to revoke our REIT qualification without stockholder approval may subject us to U.S. federal income tax and reduce distributions to our stockholders.

Our charter provides that our board of directors may revoke or otherwise terminate our REIT election, without the approval of our stockholders, if it determines that it is no longer in our best interest to continue to qualify as a REIT. While we intend to elect and qualify to be taxed as a REIT, we may not elect to be treated as a REIT or may terminate our REIT election if we determine that qualifying as a REIT is no longer in the best interests of our stockholders. If we cease to be a REIT, we would become subject to U.S. federal income tax on our taxable income and would no longer be required to distribute most of our taxable income to our stockholders, which may have adverse consequences on our total return to our stockholders and on the value of our Common Shares.

We may be subject to adverse legislative or regulatory tax changes that could increase our tax liability, reduce our operating flexibility and reduce the value of our Common Shares.

In recent years, numerous legislative, judicial and administrative changes have been made in the provisions of U.S. federal income tax laws applicable to investments similar to an investment in our Common Shares. Additional changes to the tax laws are likely to continue to occur, and we cannot assure you that any such changes will not adversely affect the taxation of a stockholder. Any such changes could have an adverse effect on an investment in our Common Shares or on the market value or the resale potential of our assets. You are urged to consult with your tax advisor with respect to the impact of recent legislation on your investment in our Common Shares and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our Common Shares. You also should note that our counsel’s tax opinion is based upon existing law, applicable as of the date of its opinion, all of which will be subject to change, either prospectively or retroactively.

Although REITs generally receive better tax treatment than entities taxed as regular corporations, it is possible that future legislation would result in a REIT having fewer tax advantages, and it could become more advantageous for a company that invests in real estate to elect to be treated for U.S. federal income tax purposes as a corporation. As a result, our charter provides our board of directors with the power, under certain circumstances, to revoke or otherwise terminate our REIT election and cause us to be taxed as a regular corporation, without the vote of our stockholders. Our board of directors has fiduciary duties to us and our stockholders and could only cause such changes in our tax treatment if it determines in good faith that such changes are in the best interest of our stockholders.

The share ownership restrictions of the Code for REITs and the 9.8% share ownership limit in our charter may inhibit market activity in shares of stock and restrict our business combination opportunities.

In order to qualify as a REIT, five or fewer individuals, as defined in the Code, may not own, actually or constructively, more than 50% in value of our issued and outstanding shares of stock at any time during the last half of each taxable year, other than the first year for which a REIT election is made. Attribution rules in the Code determine if any individual or entity actually or constructively owns our shares of stock under this requirement. Additionally, at least 100 persons must beneficially own our shares of stock during at least 335 days of a taxable year for each taxable year, other than the first year for which a REIT election is made. To help insure that we meet these tests, among other purposes, our charter restricts the acquisition and ownership of our shares of stock.

Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT while we so qualify. Unless exempted, prospectively or retroactively, by our board of directors, for so long as we qualify as a REIT, our charter prohibits, among other limitations on ownership and transfer of shares of our stock, any person from beneficially or constructively owning (applying certain attribution rules under the Code) more than 9.8% in value of the aggregate of our outstanding shares of stock and more than 9.8% (in value or in number of shares, whichever is more restrictive) of any class or series of our shares of stock. Our board of directors may not grant an exemption from these restrictions to any proposed transferee whose ownership in excess of the 9.8% ownership limit would result in the termination of our qualification as a REIT. These restrictions on transferability and ownership will not apply, however, if our board of directors determines that it is no longer in our best interest to continue to qualify as a REIT or that compliance with the restrictions is no longer required in order for us to continue to so qualify as a REIT.

These ownership limits could delay or prevent a transaction or a change in control that might involve a premium price for our Common Shares or otherwise be in the best interest of our stockholders.

Non-U.S. Stockholders will be subject to U.S. federal withholding tax and may be subject to U.S. federal income tax on distributions received from us and upon the disposition of our Common Shares.

Subject to certain exceptions, distributions received from us will be treated as dividends of ordinary income to the extent of our current or accumulated earnings and profits. Such dividends ordinarily will be subject to U.S. withholding tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty, unless the distributions are treated as “effectively connected” with the conduct by the Non-U.S. Stockholder of a U.S. trade or business. Pursuant to Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, capital gain distributions attributable to sales or exchanges of “U.S. real property interests,” or USRPIs, generally will be taxed to a Non-U.S. Stockholder as if such gain were effectively connected with a U.S. trade or business. However, a capital gain dividend will not be treated as effectively connected income if (a) the distribution is received with respect to a class of stock that is regularly traded on an established securities market located in the United States and (b) the Non-U.S. Stockholder does not own more than 5% of the class of our stock at any time during the one-year period ending on the date the distribution is received. We do not anticipate that our Common Shares will be “regularly traded” on an established securities market for the foreseeable future, and therefore, this exception is not expected to apply.

Gain recognized by a Non-U.S. Stockholder upon the sale or exchange of our Common Shares generally will not be subject to U.S. federal income taxation unless such stock constitutes a USRPI under FIRPTA. The Common Shares will not be treated as a USRPI if less than 50% of our assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor. We do not expect that 50% or more of our assets will consist of interests in real property located in the United States.

Even if our Common Shares constitute a USRPI under the foregoing test, our Common Shares will not constitute a USRPI so long as we are a “domestically-controlled qualified investment entity.” A domestically-controlled qualified investment entity includes a REIT if at all times during a specified testing period, less than 50% in value of such REIT’s stock is held directly or indirectly by Non-U.S. Stockholders. We believe, but cannot assure you, that we will be a domestically-controlled qualified investment entity.

Furthermore, even if we do not qualify as a domestically-controlled qualified investment entity at the time a Non-U.S. Stockholder sells or exchanges our Common Shares, gain arising from such a sale or exchange would not be subject to U.S. taxation under FIRPTA as a sale of a USRPI if (a) our Common Shares are “regularly traded,” as defined by applicable Treasury regulations, on an established securities market, and (b) such Non-U.S. Stockholder owned, actually and constructively, 5% or less of our Common Shares at any time during the five-year period ending on the date of the sale. However, it is not anticipated that our Common Shares will be “regularly traded” on an established market. We encourage you to consult your tax advisor to determine the tax consequences applicable to you if you are a Non-U.S. Stockholder.

Potential characterization of distributions or gain on sale may be treated as unrelated business taxable income to tax-exempt investors.

If (a) we are a “pension-held REIT,” (b) a tax-exempt stockholder has incurred (or deemed to have incurred) debt to purchase or hold our Common Shares, or (c) a holder of Common Shares is a certain type of tax-exempt stockholder, dividends on, and gains recognized on the sale of, Common Shares by such tax-exempt stockholder may be subject to U.S. federal income tax as unrelated business taxable income under the Code.

Retirement Plan Risks

If the fiduciary of an employee pension benefit plan subject to ERISA (such as a profit-sharing, Section 401(k) or pension plan) or any other retirement plan or account fails to meet the fiduciary and other standards under ERISA or the Code as a result of an investment in our Common Shares, the fiduciary could be subject to damages, penalties or other sanctions.

There are special considerations that apply to employee benefit plans subject to ERISA (such as profit-sharing, Section 401(k) or pension plans) and other retirement plans or accounts subject to Section 4975 of the Code (such as an IRA) that are investing in our Common Shares. Fiduciaries investing the assets of such a plan or account in our Common Shares should satisfy themselves that:

•	the investment is consistent with their fiduciary obligations under ERISA and the Code;
•	the investment is made in accordance with the documents and instruments governing the plan or IRA, including the plan’s or account’s investment policy;
•	the investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA and other applicable provisions of ERISA and the Code;
•	the investment will not impair the liquidity of the plan or IRA;
•	the investment will not produce an unacceptable amount of “unrelated business taxable income” for the plan or IRA;
•	the value of the assets of the plan can be established annually in accordance with ERISA requirements and applicable provisions of the plan or IRA; and
•	the investment will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

With respect to the annual valuation requirements described above, we expect to provide an estimated value for our Common Shares annually, determined in accordance with the rules of FINRA. This estimated value is not likely to reflect the proceeds you would receive upon our liquidation or upon the sale of your Common Shares. Accordingly, we can make no assurances that such estimated value will satisfy the applicable annual valuation requirements under ERISA and the Code. The Department of Labor or the IRS may determine that a plan fiduciary or an IRA custodian is required to take further steps to determine the value of our Common Shares. In the absence of an appropriate determination of value, a plan fiduciary or an IRA custodian may be subject to damages, penalties or other sanctions.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA and the Code may result in the imposition of damages, penalties or other sanctions.

In addition, if an investment in our Common Shares constitutes a non-exempt prohibited transaction under ERISA or the Code, the fiduciary or IRA owner who authorized or directed the investment may be subject to the imposition of excise taxes with respect to the amount invested. In the case of a non-exempt prohibited transaction involving an IRA owner, the IRA may be disqualified and all the assets of the IRA may be deemed distributed and subject to tax.

Prospective investors with investment discretion over the assets of an IRA, employee benefit plan or other retirement plan or arrangement that is covered by ERISA or Section 4975 of the Code should carefully review the information in the section of this prospectus titled “ERISA Considerations.” Any such prospective investors are required to consult their own legal and tax advisors on these matters.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements about our business, including, in particular, statements about our plans, strategies and objectives. You can generally identify forward-looking statements by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue” or other similar words. You should not rely on these forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. Our actual results, performance and achievements may be materially different from that expressed or implied by these forward-looking statements.

You should carefully review the “Risk Factors” section of this prospectus for a discussion of the risks and uncertainties that we believe are material to our business, operating results, prospects and financial condition. Except as otherwise required by federal securities laws, we do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ESTIMATED USE OF PROCEEDS

The amounts listed in the table below represent our current estimates concerning the use of the offering proceeds. Because these are estimates, they may not accurately reflect the actual receipt or application of the offering proceeds. The first scenario assumes we sell the minimum of 200,000 Common Shares in this offering, the second scenario assumes that we sell the maximum of 30 million Common Shares in this offering, not including Common Shares sold under our DRIP, and the third scenario assumes that we sell the maximum of 30 million Common Shares in this offering, plus the maximum of 10 million Common Shares sold under our DRIP, with all three scenarios contemplating a primary offering price of $10.00 per Common Share, and the third scenario contemplating a DRIP offering price of $9.50 per Common Share.

The table does not give effect to special sales or volume discounts which could reduce selling commissions and, in some cases, dealer manager fees as well. Furthermore, the table assumes that offering proceeds are not used to pay any fees that are described under “Compensation Table” but that are not set forth in the table. We may also use the net proceeds from this offering to fund distributions. We have not established a limit on the amount of offering proceeds we may use to fund our distributions. Distributions paid from sources other than cash flow, including from our offering proceeds, would reduce the amount of capital available to invest in our targeted investments. Dollar amounts are rounded to the nearest thousand dollars. Percentages are rounded to the nearest hundredth of a percent.

	Minimum Offering (Not Including DRIP)		Maximum Offering (Not Including DRIP)		Maximum Offering (Including DRIP)
	Amount	Percent	Amount	Percent	Amount	Percent
Gross offering proceeds	$2,000,000	100.00%	$300,000,000	100.00%	$395,000,000	100.00%
Less offering expenses:
Selling commissions and dealer manager fee(1)	$200,000	10.00%	$30,000,000	10.00%	$30,000,000	7.59%
Organization and offering expenses(2)	$40,000	2.00%	$6,000,000	2.00%	$6,000,000	1.52%
Total proceeds after offering expenses(3)	$1,760,000	88.00%	$264,000,000	88.00%	$359,000,000	90.89%
Less acquisition costs:
Acquisition fees(4)	$18,000	0.90%	$2,640,000	0.88%	$3,590,000	0.91%
Acquisition expenses(5)	$11,000	0.55%	$1,584,000	0.53%	$2,154,000	0.55%
Less initial working capital reserves	$—	0%	$1,000,000	0.33%	$1,000,000	0.25%
Total proceeds available for investment or distribution(6)	$1,731,000	86.55%	$258,776,000	86.26%	$352,256,000	89.18%

(1)	Includes selling commissions in an amount of up to 7% of the gross proceeds in our primary offering and a dealer manager fee in an amount of up to 3% of the gross proceeds in our primary offering. We will pay selling commissions of up to 7% of gross offering proceeds to our dealer manager, who will reallow them to the participating broker-dealer who actually sold the Common Shares. In addition, our dealer manager, in its sole discretion, may reallow all or any portion of the dealer manager fee to participating broker-dealers as a marketing fee, based upon such factors as the volume of sales of such participating broker-dealers, the level of marketing support provided by such participating broker-dealers and the assistance of such participating broker-dealers in marketing the offering, or to reimburse representatives of such participating broker-dealers for the costs and expenses of attending our educational conferences and seminars. No selling commissions or dealer manager fee will be paid with respect to sales under our DRIP. Alternatively, a participating broker-dealer may elect to receive a fee equal to 7.5% of the gross proceeds from the sale thereof, with 2.5% thereof paid at the time of such sale and 1% thereof paid on each anniversary of the closing of such sale up to and including the fifth anniversary of the closing of such sale, in which event, a portion of the dealer manager fee will be reallowed such that the combined selling commission and dealer manager fee do not exceed 10% of the gross proceeds from the sale of our Common Shares. The dealer manager fee will be reduced to 2.5% of the gross proceeds on sales by a participating broker-dealer in our primary offering if a participating broker-dealer elects to receive the

7.5% fee described in the preceding sentence. The selling commissions and dealer manager fee will not be paid by purchasers who are our executive officers or directors, officers or employees of our advisor or their family members (including spouses, parents, grandparents, children and siblings) or other affiliates, Friends and institutional investors (the terms “Friends” and “institutional investors” are explained under “Plan of Distribution — Common Shares Purchased by Affiliates, Friends, Institutional Investors and Participating Broker-Dealers”). In addition, selling commissions will be reduced for investors entitled to volume discounts. Purchases by participating broker-dealers, including their registered representatives and their immediate families, will be less the selling commissions, in the sole discretion of our dealer manager. Our dealer manager will not be permitted to purchase Common Shares.
(2)	Organization and offering expenses include all costs and expenses to be paid by us in connection with the formation of the company and the offering, including our legal, accounting, printing, mailing and filing fees, charges of our escrow agent, reimbursements to our dealer manager and participating broker-dealers for due diligence expenses set forth in detailed and itemized invoices, amounts to reimburse our advisor for its portion of the salaries of the employees of its affiliates who provide services to our advisor, and other costs in connection with administrative oversight of the offering and the marketing process, such as preparing supplemental sales materials, holding educational conferences and attending retail seminars conducted by our dealer manager or participating broker-dealers. Our advisor will advance our organization and offering expenses to the extent we do not have the funds to pay such expenses. Organization and offering expenses advanced by our advisor will not be liabilities to us unless and until our primary offering breaks escrow. If and when our primary offering breaks escrow, we will reimburse our advisor for all organization and offering expenses in connection with this offering, other than the selling commissions and dealer manager fee. We expect that such organization and offering expenses will amount to approximately 2% of gross offering proceeds. In no event will organization and offering expenses (inclusive of selling commissions and dealer manager fees) exceed 15% of gross offering proceeds.
(3)	Until required in connection with the origination or acquisition of real estate-related loans or debt securities or the making of distribution payments, among other uses, the net proceeds of the offering and, thereafter, any working capital reserves we may have, may be invested in short-term, highly liquid investments, including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts.
(4)	We will pay to our advisor or its affiliates an acquisition fee equal to 1% of the amount funded by us to originate or acquire an investment (including our pro rata share (direct or indirect) of debt incurred in respect of such investment, but excluding acquisition fees and acquisition expenses). Notwithstanding the foregoing, we will not pay any acquisition fee to our advisor or any of its affiliates with respect to any transaction between us and our sponsor, any of its affiliates or any program sponsored by it. Assuming no origination or acquisition transactions between us and our sponsor, any of its affiliates or any program sponsored by it, and further assuming that we incur portfolio-wide leverage of 45% loan-to-value, calculated based on the greater of the aggregate cost and the fair market value of our assets, as set forth in our investment guidelines, the minimum and maximum acquisition fees would be $32,000 and $4.6 million, respectively. Assuming no origination or acquisition transactions between us and our sponsor, any of its affiliates or any program sponsored by it, and further assuming that we incur leverage of 300% of our total “net assets” (as defined in our charter) as of the date of any borrowing, which is generally expected to be approximately 75% of the cost of our investments, the minimum and maximum acquisition fees would be $70,000 and $10.6 million, respectively.
(5)	Acquisition expenses include legal fees and expenses, travel and communications expenses, accounting fees and expenses and other closing costs and miscellaneous expenses relating to the selection, origination or acquisition of investments, whether or not originated or acquired. For purposes of this table, we have assumed expenses of 0.6% of the amount funded by us to originate or acquire an investment (including our pro rate share (direct or indirect) of debt attributable to such investment, but exclusive of acquisition fees and acquisition expenses); however, expenses on a particular acquisition may be higher. In no event will the total of all acquisition fees and acquisition expenses (including those paid to third parties) with respect to a particular investment be unreasonable or, except in limited circumstances, exceed 5% of the amount funded by us to originate or acquire an investment (including our pro rata share (direct or indirect) of debt attributable to such investment, but excluding acquisition fees and acquisition expenses). Assuming that we incur leverage of 45% of the greater of the aggregate cost and the fair market value of our assets, as set forth in our investment guidelines, the minimum and maximum acquisition expenses would be $19,000 and $2.9 million, respectively. Assuming we incur leverage of 300% of our total “net assets” (as defined in our charter) as of the date of any borrowing, which is generally expected to be approximately 75% of the cost of our investments, the minimum and maximum acquisition expenses would be $42,000 and $6.3 million, respectively.
(6)	Includes amounts anticipated to be invested in investments or distributed, net of fees, expenses and initial working capital reserves.

MANAGEMENT

Board of Directors

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. The board is responsible for the management and control of our affairs. The board has retained our advisor to manage our operations and our portfolio of real estate-related loans and securities, subject to the board’s supervision. Because of the conflicts of interest created by the relationships among us, our sponsor, our advisor and their affiliates, many of the responsibilities of the board have been delegated to our independent directors, as discussed below and under “Conflicts of Interest.”

We have two independent directors. An “independent director” is a person who is not one of our officers or employees or an officer or employee of our sponsor or its affiliates and has not been so for the previous two years and who meets the director independence standards set forth in our charter. Our independent directors also currently meet the independence standards of the New York Stock Exchange, Inc.

Each director serves until the next annual meeting of stockholders and until his or her successor has been duly elected and qualifies. The presence in person or by proxy of stockholders entitled to cast at least 50% of all the votes entitled to be cast on any matter that may properly be considered at any stockholder meeting constitutes a quorum. With respect to the election of directors, each candidate nominated for election to the board of directors must receive the affirmative vote of holders of a majority of the shares present, in person or by proxy, in order to be elected. Therefore, if a nominee receives fewer “for” votes than “withhold” votes in an election, then the nominee will not be elected.

Although our board of directors may increase or decrease the number of directors, a decrease may not have the effect of shortening the term of any incumbent director. Any director may resign at any time or may be removed with or without cause by the stockholders upon the affirmative vote of a majority of all the votes entitled to be cast generally in the election of directors. The notice of any special meeting called to remove a director will indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed.

The board of directors is responsible for selecting its own nominees and recommending them for election by the stockholders; provided, however, that the independent directors nominate replacements for any vacancies among the independent director positions. A vacancy on the board of directors for any cause may be filled only by a majority of the remaining directors, even if such majority is less than a quorum and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is duly elected and qualified.

Our directors must perform their duties in good faith and in a manner each director believes to be in our best interests. Further, our directors must act with such care as an ordinarily prudent person in a similar position would use under similar circumstances, including exercising reasonable inquiry when taking actions. However, our directors and executive officers are not required to devote all their time to our business and must only devote such time to our affairs as their duties require. We do not expect that our directors will be required to devote a substantial portion of their time to us in discharging their duties.

At or before the first meeting of the board of directors, the board of directors reviewed and ratified our charter by a majority vote of the directors and the independent directors. In addition to meetings of the audit committee, which we describe below, we expect our directors to hold at least four regular board meetings each year. Our board has the authority to fix the compensation of all officers that it selects and may pay compensation to directors for services rendered to us in any other capacity.

Our general investment and borrowing policies, which are contained in our charter, which was approved by our board of directors, also are set forth in this prospectus. Our directors may establish further written policies on investments and borrowings and will monitor our and our advisor’s administrative procedures, investment operations and performance to ensure that our executive officers and advisor follow these policies and that these policies continue to be in the best interests of our stockholders. Unless modified by our directors, we will follow the policies on investments and borrowings set forth in this prospectus.

Independent Directors

Under our charter, except for a period of 60 days following the death, resignation or removal of an independent director pending the election of such independent director’s successor, a majority of our directors must be independent directors, which means directors who are not affiliated with our sponsor or its affiliates and who otherwise meet the director independence standards set forth in our charter. Our independent directors may act on any matter permitted under Maryland law. Both the board of directors and our independent directors must act upon those conflict-of-interest matters that cannot be delegated to a committee under Maryland law. Our independent directors, as a group, may retain their own legal and financial advisors. See “Conflicts of Interest — Certain Conflict Resolution Measures.”

Our charter requires that our independent directors discharge the board’s responsibilities relating to the nomination of independent directors. Our independent directors also will discharge the board’s responsibilities relating to the compensation of our executives. Our independent directors are Messrs. Edwin J. Glickman and Shawn R. Tominus.

Committees of the Board of Directors

Our board of directors may delegate many of its powers to one or more committees. Our charter requires each committee to consist of at least a majority of independent directors. Our board has one committee, the audit committee, which consists solely of independent directors.

Audit Committee

The audit committee is composed of Messrs. Glickman and Tominus, each of whom is an independent director. Mr. Glickman is the chair of our audit committee and has been designated by our board as our audit committee financial expert, as that term is defined by the SEC.

The principal functions of the audit committee will be to:

•	oversee our accounting and financial reporting process and the audits of our financial statements;
•	appoint, retain and oversee the work of any independent auditor engaged by the company for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for us, and determine the compensation of the independent auditor; and
•	monitor the integrity of our financial statements, the independent auditor’s qualifications and independence, the performance of our internal audit function, our compliance with legal and regulatory requirements and our overall risk profile.

Executive Officers and Directors

We have provided below certain information about our executive officers and directors.

Name	Age*	Principal Occupation and Positions Held
David Lichtenstein	53	Chief Executive Officer and Chairman of the Board of Directors
Edwin J. Glickman	82	Independent Director
Shawn R. Tominus	55	Independent Director
Mitchell Hochberg	62	President and Chief Operating Officer
Joseph Teichman	41	General Counsel and Secretary
Donna Brandin	57	Chief Financial Officer and Treasurer

*	As of February 11, 2015.

David Lichtenstein is our Chief Executive Officer and Chairman of the board of directors and the Chief Executive Officer of our advisor. Mr. Lichtenstein founded both American Shelter Corporation and The Lightstone Group. From 1988 to the present, Mr. Lichtenstein has served as Chairman of the Board of Directors and Chief Executive Officer of The Lightstone Group, directing all aspects of the acquisition, financing and management of a diverse portfolio of multifamily, lodging, retail and industrial properties located in 21 states, the District of Columbia and Puerto Rico. From June 2004 to the present,

Mr. Lichtenstein has served as the Chairman of the Board of Directors and Chief Executive Officer of Lightstone I and Chief Executive Officer of Lightstone Value Plus REIT LLC, its advisor. From April 2008 to the present, Mr. Lichtenstein has served as the Chairman of the Board of Directors and Chief Executive Officer of Lightstone II and Chief Executive Officer of Lightstone Value Plus REIT II LLC, its advisor. From April 2013 to the present, Mr. Lichtenstein has served as Chairman of the Board of Directors and Chief Executive Officer of Lightstone III, and as Chief Executive Officer of Lightstone Value Plus REIT III LLC, its advisor. Mr. Lichtenstein was the president and/or director of certain subsidiaries of Extended Stay Hotels, Inc., or Extended Stay, that filed for Chapter 11 protection with Extended Stay. Extended Stay and its subsidiaries filed for bankruptcy protection on June 15, 2009 so they could reorganize their debts in the face of looming amortization payments. Extended Stay emerged from bankruptcy on October 8, 2010. Mr. Lichtenstein is no longer affiliated with Extended Stay. Mr. Lichtenstein is also a member of the International Council of Shopping Centers, as well as a member of the Board of Directors of Touro College and New York Medical College. Mr. Lichtenstein has been selected to serve as a director due to his extensive experience and networking relationships in the real estate industry, along with his experience in acquiring and financing real estate properties.

Edwin J. Glickman is one of our independent directors and is the chairman of our audit committee. From 2004 to January 14, 2015, Mr. Glickman served as a member of the board of directors of Lightstone I, and from 2008 to the present, has served as a member of the board of directors of Lightstone II and from December 2013 to the present has served as a member of the board of directors of Lightstone III. In January 1995, Mr. Glickman co-founded Capital Lease Funding, a leading mortgage lender for properties net leased to investment grade tenants, where he remained as Executive Vice President until May 2003. Mr. Glickman was previously a trustee of publicly traded RPS Realty Trust from October 1980 through May 1996 and Atlantic Realty Trust from May 1996 to March 2006. Mr. Glickman graduated from Dartmouth College. Mr. Glickman has been selected to serve as an independent director due to his extensive experience in mortgage lending and finance.

Shawn R. Tominus is one of our independent directors. From July 2006 to the present, Mr. Tominus has served as a member of the board of directors of Lightstone I, from April 2008 to through January 14, 2015, served as a member of the board of directors of Lightstone II, and from December 2013 to the present has served as a member of the board of directors of Lightstone III. Mr. Tominus is the founder and President of Metro Management, a real estate investment and management company founded in November 1994 which specializes in the acquisition, financing, construction and redevelopment of residential, commercial and industrial properties. He also served as a director and member of the audit committee of Prime Group Realty Trust, a publicly traded REIT located in Chicago, from July 2005 until December 2012. Mr. Tominus has over 25 years of experience in real estate and serves as a national consultant focusing primarily on market and feasibility analysis. Prior to his time at Metro Management, Mr. Tominus held the position of Senior Vice President at Kamson Corporation, where he managed a portfolio of over 5,000 residential units as well as commercial and industrial properties. Mr. Tominus has been selected to serve as an independent director because of his extensive experience and networking relationships in the real estate industry, along with his experience in acquisitions, construction and redevelopment of real estate.

Mitchell Hochberg is our President and Chief Operating Officer and also serves as President of Lightstone I and its advisor and President and Chief Operating Officer of Lightstone II and Lightstone III and their respective advisors. Mr. Hochberg also serves as the President of our sponsor and as the President and Chief Operating Officer of our advisor. Prior to joining The Lightstone Group in August 2012, Mr. Hochberg served as principal of Madden Real Estate Ventures from 2007 to August 2012 when it combined with our sponsor. Mr. Hochberg held the position of President and Chief Operating Officer of Ian Schrager Company, a developer and manager of innovative luxury hotels and residential projects in the United States from early 2006 to early 2007 and prior to that Mr. Hochberg founded Spectrum Communities, a developer of luxury neighborhoods in the northeast of the United States, in 1985 where for 20 years he served as its President and Chief Executive Officer. Additionally, Mr. Hochberg serves on the board of directors of Belmond Ltd., formerly Orient-Express Hotels Ltd., and as Chairman of the board of directors of Orleans Homebuilders, Inc. Mr. Hochberg received his law degree as a Harlan Fiske Stone Scholar from Columbia University School of

Law and graduated magna cum laude from New York University College of Business and Public Administration with a Bachelor of Science degree in accounting and finance.

Joseph Teichman is our General Counsel and Secretary and also serves as General Counsel of Lightstone I, Lightstone II and Lightstone III and their respective advisors. Mr. Teichman also serves as Executive Vice President and General Counsel of our sponsor and as General Counsel and Secretary of our advisor. Prior to joining The Lightstone Group in January 2007, Mr. Teichman practiced law at the law firm of Paul, Weiss, Rifkind, Wharton & Garrison LLP in New York, NY from September 2001 to January 2007. Mr. Teichman earned a J.D. from the University of Pennsylvania Law School and a B.A. from Beth Medrash Govoha, Lakewood, New Jersey. Mr. Teichman is licensed to practice law in New York and New Jersey. Mr. Teichman was also a director of certain subsidiaries of Extended Stay that filed for Chapter 11 protection with Extended Stay. Extended Stay and its subsidiaries filed for bankruptcy protection on June 15, 2009 so they could reorganize their debts in the face of looming amortization payments. Extended Stay emerged from bankruptcy on October 8, 2010. Mr. Teichman is no longer affiliated with Extended Stay. Mr. Teichman is also a member of the Board of Directors of Yeshiva Orchos Chaim, Lakewood, New Jersey.

Donna Brandin is our Chief Financial Officer and Treasurer and also serves as the Chief Financial Officer and Treasurer of Lightstone I, Lightstone II and Lightstone III. Ms. Brandin also serves as the Executive Vice President, Chief Financial Officer and Treasurer of our sponsor and as the Chief Financial Officer and Treasurer of our advisor and the advisors of Lightstone I, Lightstone II and Lightstone III. Prior to joining The Lightstone Group in April 2008, Ms. Brandin held the position of Executive Vice President and Chief Financial Officer of US Power Generation from September 2007 through November 2007 and before that was the Executive Vice President and Chief Financial Officer of Equity Residential, the largest publicly traded apartment REIT in the country, from August 2004 through September 2007. Prior to joining Equity Residential, Ms. Brandin held the position of Senior Vice President and Treasurer for Cardinal Health from June 2000 through August 2004. Prior to 2000, Ms. Brandin held various executive-level positions at Campbell Soup, Emerson Electric Company and Peabody Holding Company. Ms. Brandin earned a Bachelor of Science at Kutztown University and a Masters in Finance at St. Louis University and is a certified public accountant.

Compensation of Directors

We compensate each of our independent directors with an annual retainer of $30,000. All directors will receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors. If a director is also one of our officers, we will not pay any compensation for services rendered as a director. We may issue Common Shares pursuant to our stock incentive plan in lieu of paying an independent director his or her annual fees or meeting fees in cash. If we elect to pay our independent directors in cash, subject to the consent of the board of directors, each independent director may elect to receive his or her annual fees or meeting fees in the form of Common Shares or a combination of Common Shares and cash. The vesting schedule for fees paid to our independent directors in Common Shares will be determined by our board of directors in connection with such award. None of the members of the board of directors will be entitled to any fees for serving on the board of directors except as set forth above or unless the board unanimously determines otherwise.

Stock Incentive Plan

We have adopted a stock incentive plan to align the long-term financial interest of our independent directors, officers and employees (if we ever have employees), employees of our advisor and other affiliates, certain of our consultants and certain consultants to our advisor and other affiliates who, directly or indirectly, provide consulting services to us, with those of our stockholders. Our board of directors intends to design long-term incentive awards to ensure that eligible officers, employees, consultants and independent directors have a continuing stake in our long-term success, that the total compensation realized by our executive officers reflects our multi-year performance as measured by the efficient use of capital and changes in stockholder value, and that a portion of our executive officers’ total compensation is earned over a multi-year period and is forfeitable if the employment of the executive officer is terminated.

Our board of directors has the full authority to administer and interpret the plan, including to grant to our independent directors, officers and employees (if we ever have employees), employees of our advisor and other affiliates, certain of our consultants and certain consultants to our advisor and other affiliates who, directly or indirectly, provide consulting services to us (a) stock options, (b) stock appreciation rights, (c) restricted stock, (d) performance shares, and (e) other stock-based awards; to determine, in accordance with the terms of the stock incentive plan, the number of Common Shares to be covered by each award granted and the terms and conditions, consistent with the terms of the stock incentive plan, of any award granted; and generally, to exercise such powers and to perform such acts as our board of directors deems necessary or expedient to promote our best interests that are not in conflict with the provisions of the stock incentive plan. Our board of directors, however, may not take any action under our stock incentive plan that would result in a repricing of any stock option without having first obtained the affirmative vote of our stockholders. The aggregate number of Common Shares that may be issued or used for reference purposes or with respect to which awards may be granted under the stock incentive plan will not exceed 5% of our outstanding Common Shares on a fully diluted basis at any time (subject to the registration of any increased number of available shares) (subject to adjustment for stock splits, combinations, reclassifications, reorganizations and certain other specified events pursuant to the stock incentive plan).

Our board of directors intends to continually evaluate the use of equity-based awards and intends to use such awards as part of designing and administering our compensation program. We expect to make grants at regular intervals.

We intend to follow a practice of granting equity incentives on an annual basis to our independent directors, officers and employees (if we ever have employees), employees of our advisor and other affiliates, certain of our consultants and certain consultants to our advisor and other affiliates who, directly or indirectly, provide consulting services to us. We also may make grants (a) on the commencement of employment or engagement, as applicable, of the participant, (b) to key employees of us or our advisor or its affiliates following a significant change in job responsibilities, or (c) to meet specific retention objectives. Grants will be issued on the date they are approved by our board of directors, except in certain circumstances, such as for new hires, who may be granted awards on or following commencement of employment on the second day after we release our financial results for that quarter. The exercise price for stock options will be determined by our board of directors at the time of the grant and will not be less than 100% (or, in the case of an incentive stock option granted to a ten percent stockholder, 110%) of the fair market value of the Common Shares at the time of the grant. Our board of directors will set the vesting schedule, which may be subject to the attainment of specified performance targets or such other factors as our board of directors may determine, in its sole discretion.

The stock incentive plan and the awards granted under the plan will not affect the power of our board of directors or stockholders to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in our capital structure or our business; (b) any merger or consolidation of our company or any affiliate of our company; (c) any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting our Common Shares; (d) the dissolution or liquidation of our company or any affiliate of our company; (e) any sale or transfer of all or part of the assets or business of our company or any affiliate of our company; (f) any stock split, reverse stock split, stock dividend, subdivision, combination or reclassification of shares that may be issued under the stock incentive plan; or (g) any other corporate act or proceeding. In addition, if any change in our capital structure occurs pursuant to any stock split, reverse stock split, stock dividend, subdivision, combination or reclassification of shares that may be issued under the stock incentive plan, any recapitalization, any merger, any consolidation, any spinoff, any reorganization or any partial or complete liquidation, or any other corporate transaction or event having an effect similar to the foregoing, then any of the following shall be appropriately adjusted: (i) the aggregate number and kind of shares of stock that may thereafter be issued under the stock incentive plan; (ii) the number and kind of shares of stock or other property (including cash) to be issued upon exercise of an outstanding award or under other awards granted under the stock incentive plan; (iii) the purchase price thereof; and/or (iv) the individual participant limitations set forth in the stock incentive plan (other than those based on cash limitations). In addition, if there shall occur any change in our capital structure or business other than any of those set forth in the preceding sentence, then our board of directors may adjust any award or make such other adjustments to the stock incentive plan. Awards under the stock incentive plan are intended to either be exempt from, or comply with, the applicable requirements of Section 409A of the Code, and any award agreement shall be limited, construed and interpreted in accordance with such intent.

Upon a change in control (as defined under the stock incentive plan) of our company, and except as otherwise provided by our board of directors in an award agreement or in a written employment agreement, outstanding unvested awards will vest in full.

Compliance with the American Jobs Creation Act

As part of our strategy for compensating eligible officers, employees, consultants and independent directors, we intend to grant equity incentives under our stock incentive plan described above. This method of compensating individuals may possibly be considered to be a “nonqualified deferred compensation plan” under Section 409A of the Code.

Under Section 409A of the Code, “nonqualified deferred compensation plans” must meet certain requirements regarding the timing of distributions or payments and the timing of agreements or elections to defer payments, and also must prohibit any possibility of acceleration of distributions or payments, as well as certain other requirements. The guidance under Section 409A of the Code provides that there is no deferral of compensation merely because the value of property (received in connection with the performance of services) is not includible in income by reason of the property being substantially nonvested (as defined in Section 83 of the Code). Accordingly, it is intended that the restricted share awards will not be considered “nonqualified deferred compensation.”

If Section 409A of the Code applies to any of the awards issued under the plan described above, or if Section 409A of the Code applies to any other arrangement or agreement that we may make, and if such award, arrangement or agreement does not meet the timing and other requirements of Section 409A of the Code, then (i) all amounts deferred for all taxable years under the award, arrangement or agreement would be currently includible in the gross income of the recipient of such award or of such deferred amount to the extent not subject to a substantial risk of forfeiture and not previously included in the gross income of the recipient, (ii) interest at the underpayment rate plus 1% would be imposed on the underpayments that would have occurred had the compensation been includible in income when first deferred (or, if later, when not subject to a substantial risk of forfeiture) would be imposed upon the recipient, and (iii) a 20% additional tax would be imposed on the recipient with respect to the amounts required to be included in the recipient’s income. Furthermore, if the affected individual is our employee, we would be required to withhold U.S. federal income taxes on the amount deferred but includible in income due to Section 409A of the Code, although there may be no funds currently being paid to the individual from which we could withhold such taxes. We may also be required to report on an appropriate form (W-2 or 1099) amounts which are deferred, whether or not they meet the requirements of Section 409A of the Code, and if we fail to do so, penalties could apply.

We do not intend to issue any award, or enter into any agreement or arrangement that would be considered a “nonqualified deferred compensation plan” under Section 409A of the Code, unless such award, agreement or arrangement complies with the timing and other requirements of Section 409A of the Code. It is our current belief, based upon the statute, the regulations issued under Section 409A of the Code and legislative history, that any award we may grant will not be subject to taxation under Section 409A of the Code because it will be considered a “nonqualified deferred compensation plan.” Nonetheless, there can be no assurances that any such award will not be affected by Section 409A of the Code, or that any such award will not be subject to income taxation under Section 409A of the Code.

Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents

Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment and which is material to the cause of action.

Maryland law requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty;
•	the director or officer actually received an improper personal benefit in money, property or services; or
•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses.

Maryland law permits a Maryland corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation, and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

Except as restricted therein or by Maryland law, our charter limits the liability of our directors and our officers to us and our stockholders for monetary damages and requires us to indemnify and advance expenses to our directors, our officers, our advisor or its affiliates. However, we may not indemnify our directors, our advisor or its affiliates for any liability or loss suffered by any of them or hold any of them harmless for any loss or liability suffered by us unless all the following conditions are met:

•	the indemnitee determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;
•	the indemnitee was acting on our behalf or performing services for us;
•	in the case of an independent director, the liability or loss was not the result of gross negligence or willful misconduct;
•	in the case of a non-independent director, our advisor or one of its affiliates, the liability or loss was not the result of negligence or misconduct; and
•	the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from the holders of our stock.

The SEC takes the position that indemnification against liabilities arising under the Securities Act is against public policy and unenforceable. Furthermore, our charter prohibits the indemnification of our directors, our advisor, its respective affiliates or any person acting as a broker-dealer for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged material securities law violations;
•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or
•	a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority of a jurisdiction in which the securities were offered or sold as to indemnification for violations of securities laws.

Our charter further provides that the advancement of funds to our directors and to our advisor or its affiliates for reasonable legal expenses and other costs incurred in advance of the final disposition of a proceeding for which indemnification is being sought is permissible only if all the following conditions are satisfied:

•	the proceeding relates to acts or omissions with respect to the performance of duties or services on our behalf;
•	the person seeking the advancement provides us with written affirmation of such person’s good faith belief that the standard of conduct necessary for indemnification has been met;
•	the legal proceeding was initiated by a third party who is not a holder of Common Shares or, if by a holder of Common Shares acting in his or her capacity as such, a court of competent jurisdiction approves such advancement; and
•	the person seeking the advancement undertakes to repay the amount paid or reimbursed by us, together with the applicable legal rate of interest thereon, if it is ultimately determined that such person is not entitled to indemnification.

We also will purchase and maintain insurance on behalf of all our directors and officers against liability asserted against or incurred by them in their official capacities with us, whether or not we are required or have the power to indemnify them against the same liability.

Our Advisor

Our Advisor

Our advisor is Lightstone Real Estate Income LLC, a newly organized limited liability company that was formed in the State of Delaware on September 8, 2014. Our advisor has contractual and fiduciary responsibilities to us and has fiduciary responsibilities to our stockholders.

The officers and key personnel of our advisor are as follows:

Name	Age*	Position
David Lichtenstein	53	Chief Executive Officer
Mitchell Hochberg	62	President and Chief Operating Officer
Joseph Teichman	41	General Counsel and Secretary
Donna Brandin	57	Chief Financial Officer and Treasurer

*	As of February 11, 2015.

The biographies of David Lichtenstein, Mitchell Hochberg, Joseph Teichman and Donna Brandin are set forth above in “— Executive Officers and Directors.”

Many of the services to be performed by Lightstone Real Estate Income LLC in managing our day-to-day activities are summarized below. This summary is provided to illustrate the material functions that we expect Lightstone Real Estate Income LLC will perform for us as our advisor, and it is not intended to include all the services that may be provided to us by third parties. Under the terms of the advisory agreement, Lightstone Real Estate Income LLC has undertaken to use its reasonable best efforts to present to us investment opportunities consistent with our investment policies and objectives as adopted by our board of directors. In its performance of this undertaking, Lightstone Real Estate Income LLC, either directly or indirectly, shall, among other duties and subject to the authority of our board of directors:

•	find, evaluate, present and recommend to us investment opportunities consistent with our investment policies and objectives;
•	provide the daily management and perform and supervise the various administrative functions necessary for our management and operations;
•	investigate, select, and, on our behalf, engage and conduct business with such persons as our advisor deems necessary to the proper performance of its obligations under the advisory agreement;
•	consult with our officers and board of directors and assist the board of directors in the formulating and implementing of our financial policies;
•	structure and negotiate the terms and conditions of transactions pursuant to which originations, acquisitions and dispositions of investments will be made;

•	make investments on our behalf in compliance with our investment objectives and policies;
•	arrange for financing and refinancing of investments;
•	perform all operational functions for the maintenance and administration of investments, including the servicing of real estate-related loans; and
•	maintain our accounting and other records and assist us in preparing, reviewing and filing all reports and returns required to be filed by us with the SEC, the IRS and other regulatory agencies.

The advisory agreement has a one-year term ending             , 2016, and may be renewed for an unlimited number of successive one-year periods. Our board of directors has the duty to evaluate the performance of our advisor before entering into or renewing the advisory agreement, and the criteria used in such evaluation will be reflected in the minutes of the meetings of our board of directors. The advisory agreement may be terminated upon 60 days’ prior written notice (a) by our independent directors or our advisor, without cause and without penalty, (b) by our advisor for good reason, or (c) by our advisor upon our change of control; provided, that termination of the advisory agreement with cause must be upon 45 days’ prior written notice.

A majority of our independent directors may elect to terminate the advisory agreement. Following the termination of our advisory agreement, our advisor is required to cooperate with us and take all reasonable steps requested to assist our board of directors in making an orderly transition of the advisory function. In addition, upon termination of the agreement, our advisor will be entitled to a subordinated fee upon termination, even if we terminate our advisor for poor performance.

We will pay our advisor fees and reimburse it for certain expenses incurred on our behalf. For a detailed description of the fees and expense reimbursements payable to our advisor, see “Compensation Table.”

The officers, employees and affiliates of Lightstone Real Estate Income LLC engage in other business ventures and, as a result, their resources are not dedicated exclusively to our business. However, pursuant to the advisory agreement, Lightstone Real Estate Income LLC is required to devote sufficient resources to our business to discharge its obligations. Lightstone Real Estate Income LLC may assign the advisory agreement to an affiliate upon approval of a majority of our directors (including a majority of our independent directors). We may not assign the advisory agreement without the consent of Lightstone Real Estate Income LLC except to our successor. At least a majority of our directors must determine that any successor advisor possesses sufficient qualifications to perform the advisory function and to justify the compensation payable to the successor advisor. Our directors will base their determination on the general facts and circumstances that they deem applicable, including the overall experience and specific industry experience of the successor advisor and its management. Other factors that will be considered are the compensation to be paid to the successor advisor and any potential conflicts of interest that may occur.

Our advisor may not originate or acquire any investment, on our behalf, without the prior approval of a majority of our board of directors. The actual terms and conditions of such investments will be determined in the sole discretion of our advisor, subject at all times to the approval of our board of directors. Notwithstanding the foregoing, our charter provides that our advisor may originate or acquire any investment with a purchase price that is lower than $15 million, on our behalf, without the prior approval of a majority of our board of directors, if the following conditions are satisfied: (a) the transaction is not between us and our advisor, our sponsor, any of our directors or any of their respective affiliates; (b) the investment would not, if consummated, violate our investment guidelines; (c) the investment would not, if consummated, violate our restrictions on indebtedness; and (d) the consideration to be paid for such investment does not exceed the fair market value of such investment, as determined by an independent expert selected in good faith by our advisor and acceptable to our independent directors.

Management Decisions

Our advisor will be responsible for recommending investments to us, negotiating the terms of these investments, and making or recommending asset management decisions on our behalf. As required by our charter, origination and acquisition decisions will ordinarily be based on the fair market value of the investments. If our independent directors so determine, or if an investment is acquired from our advisor, one or more of our directors, our sponsor or any of their affiliates, the fair market value will be determined by an independent expert selected by the independent directors. Estimates of value should not be relied on as measures of true worth or realizable value. We will maintain the estimate in our records for at least five years, and copies of each estimate will be available for review by our stockholders upon their request.

COMPENSATION TABLE

We have no employees. Our advisor and its affiliates manage our day-to-day affairs. The following table summarizes all the compensation and fees we will pay to our advisor and our dealer manager, including amounts to reimburse their costs in providing services. The selling commissions may vary for different categories of purchasers. See “Plan of Distribution.” This table assumes the Common Shares are sold through distribution channels associated with the highest possible selling commissions and dealer manager fee. No effect is given to any Common Shares sold through our DRIP.

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (200,000 Common Shares)/Maximum Offering (30 Million Common Shares)*
Organization and Offering Stage
Selling Commissions(1)	Our dealer manager will receive selling commissions in an amount of up to 7% of the gross proceeds in our primary offering. Our dealer manager will reallow all selling commissions to the participating broker-dealer who actually sold the Common Shares. No selling commissions will be paid with respect to sales under our DRIP. Alternatively, a participating broker-dealer may elect to receive a fee equal to 7.5% of the gross proceeds from the sale thereof, with 2.5% thereof paid at the time of such sale and 1% thereof paid on each anniversary of the closing of such sale up to and including the fifth anniversary of the closing of such sale, in which event, a portion of the dealer manager fee will be reallowed such that the combined selling commission and dealer manager fee do not exceed 10% of the gross proceeds from the sale of our Common Shares. The total amount of all items of compensation from any source payable to our dealer manager or the participating broker-dealers will not exceed an amount that equals 10% of the gross proceeds of the offering (excluding Common Shares purchased through our DRIP).	$140,000/$21 million The actual amount will depend on the number of Common Shares sold.
Dealer Manager Fee	Our dealer manager will receive a dealer manager fee in an amount of up to 3% of the gross proceeds in our primary offering. Our dealer manager, in its sole discretion, may reallow all or any portion of the dealer manager fee to participating broker-dealers as a marketing fee. No dealer manager fee will be paid with respect to sales under our DRIP. The dealer manager fee will be reduced to 2.5% of the gross proceeds on sales by a participating broker-dealer in our primary offering if a participating broker-dealer elects to receive the 7.5% fee described in “— Selling Commissions” above.	$60,000/$9 million The actual amount will depend on the number of Common Shares sold.

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (200,000 Common Shares)/Maximum Offering (30 Million Common Shares)*
Organization and Offering Expenses(2)	We will reimburse our advisor for all organization and offering expenses that it funds in connection with this offering, other than the selling commissions and dealer manager fee. We expect that such organization and offering expenses, other than the selling commissions and dealer manager fee, will amount to approximately 2% of gross offering proceeds. In no event will organization and offering expenses exceed (inclusive of selling commissions and dealer manager fees) 15% of gross offering proceeds.	$40,000/$6 million The actual amount will depend on the number of Common Shares sold.
Operational Stage
Acquisition Fees(3)	We will pay to our advisor or its affiliates 1% of the amount funded by us to originate or acquire an investment (including our pro rata share (direct or indirect) of debt incurred in respect of such investment, but excluding acquisition fees and acquisition expenses). Notwithstanding the foregoing, we will not pay any acquisition fee to our advisor or any of its affiliates with respect to any transaction between us and our sponsor, any of its affiliates or any program sponsored by it.	Assuming no origination or acquisition transactions between us and our sponsor, any of its affiliates or any program sponsored by it, $18,000/$2.6 million (or $32,000/$4.6 million assuming we incur our expected leverage of 45% set forth in our investment guidelines or $70,000/ $10.6 million assuming the maximum leverage of approximately 75% permitted by our charter absent special approval).

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (200,000 Common Shares)/Maximum Offering (30 Million Common Shares)*
Acquisition Expenses(3)	We will reimburse our advisor for expenses actually incurred related to selecting, originating or acquiring investments on our behalf, regardless of whether we actually acquire the related investments. In addition, we will pay third parties, or reimburse our advisor or its affiliates, for any investment-related expenses due to third parties, including, but not limited to, legal fees and expenses, travel and communications expenses, accounting fees and expenses and other closing costs and miscellaneous expenses, regardless of whether we acquire the related investments. We estimate that total acquisition expenses (including those paid to third parties, as described above) will be approximately 0.6% of the amount funded by us to originate or acquire an investment (including our pro rata share (direct or indirect) of debt attributable to such investment, but excluding acquisition fees and acquisition expenses). In no event will the total of all acquisition fees and acquisition expenses (including those paid to third parties, as described above) with respect to a particular investment be unreasonable or, except in limited circumstances, exceed 5% of the amount funded by us to originate or acquire an investment (including our pro rata share (direct or indirect) of debt attributable to such investment, but excluding acquisition fees and acquisition expenses).	$11,000/$1.6 million (or $19,000/$2.9 million assuming we incur our expected leverage of 45% set forth in our investment guidelines or $42,000/$6.3 million assuming the maximum leverage of approximately 75% permitted by our charter absent special approval).
Asset Management Fees	We will pay our advisor or its assignees a monthly asset management fee equal to one-twelfth (1/12) of 1% of the cost of our assets. The cost of our assets means the amount funded by us for investments, including expenses and any financing attributable to such investments, less any principal received on such investments.	Not determinable at this time. Because the fee is based on a fixed percentage of the cost of our assets, there is no maximum dollar amount of this fee; provided, however, that our independent directors will evaluate at least annually whether the compensation that we contract to pay to our advisor is reasonable in relation to the nature and quality of services performed.

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (200,000 Common Shares)/Maximum Offering (30 Million Common Shares)*
Operating Expenses	Beginning 12 months after the original effective date of the registration statement of which this prospectus forms a part (but not before then), we will reimburse our advisor’s costs of providing administrative services, subject to the limitation that we generally will not reimburse our advisor for any amount by which our total operating expenses at the end of the four preceding fiscal quarters exceeds the greater of (i) 2% of average invested assets (as defined in our advisory agreement) and (ii) 25% of net income other than any additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the sale of investments for that period. After the end of any fiscal quarter for which our total operating expenses exceed this 2%/25% limitation for the four fiscal quarters then ended, if our independent directors exercise their right to conclude that this excess was justified, this fact will be disclosed in writing to the holders of our Common Shares within 60 days. If our independent directors do not determine such excess expenses are justified, our advisor is required to reimburse us, at the end of the four preceding fiscal quarters, by the amount that our aggregate annual total operating expenses paid or incurred exceed this 2%/25% limitation.

	Additionally, we will reimburse our advisor for personnel costs in connection with other services; however, we will not reimburse our advisor for (a) services for which our advisor or its affiliates are entitled to compensation in the form of a separate fee, or (b) the salaries and benefits of our named executive officers.	Not determinable at this

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (200,000 Common Shares)/Maximum Offering (30 Million Common Shares)*
Awards Under Our Stock Incentive Plan	We have adopted a stock incentive plan, pursuant to which our independent directors, officers and employees (if we ever have employees), employees of our advisor and other affiliates, certain of our consultants and certain consultants to our advisor and other affiliates who directly or indirectly provide consulting services to us may be granted equity incentive awards in the form of stock options, stock appreciation rights, restricted stock, performance shares and other stock-based awards. Our board of directors will determine all awards under our stock incentive plan and the vesting schedule for the grants.	The aggregate number of Common Shares that may be issued or used for reference purposes or with respect to which awards may be granted under our stock incentive plan will not exceed 5% of our outstanding Common Shares on a fully diluted basis at any time (subject to the registration of any increased number of available shares) (subject to adjustment for stock splits, combinations, reclassifications, reorganizations and certain other specified events pursuant to the stock incentive plan).
Compensation of Independent Directors	We pay to each of our independent directors a retainer of $30,000 per year plus reimbursement for expenses for each board or board committee meeting the director attends in person.

	We may issue Common Shares pursuant to our stock incentive plan in lieu of paying an independent director his or her annual fees or meeting fees in cash. Our independent directors also may receive awards under our stock incentive plan. Our board of directors will determine all awards to our independent directors under our stock incentive plan and the vesting schedule for such awards.	Each independent director, will be paid for a full fiscal year, estimated aggregate compensation of approximately $60,000, payable in cash or Common Shares.

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (200,000 Common Shares)/Maximum Offering (30 Million Common Shares)*
Liquidation/Listing Stage
Disposition Fee(4)	For substantial assistance in connection with the sale of investments and based on the services provided, as determined by our independent directors, we will pay our advisor or any of its affiliates a disposition fee equal to up to 1% of the contract sales price of each investment sold. We will not pay a disposition fee upon the maturity, prepayment, workout, modification or extension of a debt investment unless there is a corresponding fee paid by the borrower, in which case the disposition fee will be the lesser of: (a) 1% of the principal amount of the debt prior to such transaction; and (b) the amount of the fee paid by the borrower in connection with such transaction. If we take ownership of a property as a result of a workout or foreclosure of debt, we will pay a disposition fee upon the sale of such property.	Not determinable at this time. Because the fee is based on a fixed percentage of the contract sales price of an investment, there is no maximum dollar amount of these fees; provided, however, that our independent directors will evaluate at least annually whether the compensation that we contract to pay to our advisor is reasonable in relation to the nature and quality of services performed.

Annual Subordinated Performance Fee	We cannot guarantee that holders of our Common Shares will receive the cumulative, pre-tax, non-compounded annual return discussed below, which we disclose solely in order to describe the compensation arrangements to which we are subject.

	We will pay our advisor an annual subordinated performance fee calculated on the basis of our annual return to holders of our Common Shares, payable annually in arrears. Specifically, in any year in which holders of our Common Shares receive payment of an 8% annual cumulative, pre-tax, non-compounded return on the aggregate capital contributed by them, our advisor will be entitled to 15% of the amount in excess of the 8% annual return; provided, however, that the annual subordinated performance fee will not exceed 10% of the aggregate return paid to the holders of our Common Shares for the applicable year; provided, further, however, that the annual subordinated performance fee will not be paid unless and until holders of our Common Shares receive a return of the aggregate capital contributed by them. This fee will be payable only from net sales proceeds which results in, or is deemed to result in, our return of the aggregate capital contributed by holders of our Common Shares plus 8% annually thereon.	Not determinable at this time. There is no maximum amount of this fee; provided, however, that our independent directors will evaluate at least annually whether the compensation that we contract to pay to our advisor is reasonable in relation to the nature and quality of services performed.

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (200,000 Common Shares)/Maximum Offering (30 Million Common Shares)*
Subordinated Participation in Net Sales Proceeds (payable only if we are not listed on an exchange and the advisory agreement is not terminated or non-renewed)(5)(6)	Our advisor will receive from time to time, when available, including in connection with a merger, consolidation or sale, or other disposition of all or substantially all our assets, 15% of remaining “net sales proceeds” (as defined in our charter) after return of capital contributions plus payment to holders of our Common Shares of an 8% annual cumulative, pre-tax, non-compounded return on the aggregate capital contributed by them.	Not determinable at this time. There is no maximum amount of these payments.
Subordinated Incentive Listing Fee (payable only if we are listed on an exchange)(5)(7)	Upon the listing of our Common Shares on a national securities exchange, including a listing in connection with a merger or other business combination, our advisor will receive a fee equal to 15% of the amount by which the sum of our market value (determined after listing) plus distributions attributable to net sales proceeds paid to the holders of our Common Shares exceeds the sum of the aggregate capital contributed by them plus an amount equal to an 8% annual cumulative, pre-tax, non-compounded return.	Not determinable at this time. There is no maximum amount of this fee.
Subordinated Fee upon Termination or Non-Renewal of the Advisory Agreement(7)(8)	Upon termination or non-renewal of the advisory agreement with or without cause, including for poor performance by our advisor, our advisor will be entitled to receive a fee equal to 15% of the amount by which the sum of the market value of our investments (as of the date of termination or non-renewal) plus distributions attributable to net sales proceeds paid to the holders of our Common Shares exceeds the sum of the aggregate capital contributed by them plus an amount equal to an 8% annual cumulative, pre-tax, non-compounded return; provided, however, that the subordinated fee upon termination or non-renewal of the advisory agreement will not be paid unless and until holders of our Common Shares receive a return of the aggregate capital contributed by them plus 8% annually thereon.	Not determinable at this time. There is no maximum amount of this fee.

*	For purposes of calculating the estimated amounts of compensation set forth in the table, we have not taken into consideration the effect that the repurchase of Common Shares by our stockholders (through our share repurchase program) would have upon such amounts of compensation.
(1)	The amount of selling commissions may be reduced under certain circumstances for volume discounts. See “Plan of Distribution” for a description of such provisions.
(2)	These organization and offering expenses include all costs and expenses to be paid by us in connection with our formation and the offering, including our legal, accounting, printing, mailing and filing fees, charges of our escrow agent, reimbursements to our dealer manager and participating broker-dealers for due diligence expenses set forth in detailed and itemized invoices, amounts to reimburse our advisor for its portion of the salaries of the employees of its affiliates who provide services to our advisor, and other costs in connection with administrative oversight of the offering and the marketing process, such as preparing supplemental sales materials, holding educational conferences and attending retail seminars conducted by our dealer manager or participating broker-dealers. Our advisor will advance our organization and offering expenses to the extent we do not have the funds to pay such expenses. Organization and offering expenses advanced by our advisor will not be liabilities to us unless and until our primary offering breaks escrow.
(3)	In addition, if during the period ending two years after the close of our initial public offering and any follow-on offering, we sell an investment and then reinvest in other investments (not including a transaction with our sponsor, any of its affiliates or any program sponsored by it), we will pay our advisor or its affiliates, as applicable, any acquisition fees in respect of such other investments, along with reimbursement of acquisition expenses in respect of such other investments; provided, however, that in no event shall the total of all acquisition fees and acquisition expenses payable in respect of such reinvestment be unreasonable or, except in limited circumstances, exceed 5% of the amount funded by us to originate or acquire an investment (including our pro rata share (direct or indirect) of debt attributable to such investment, but excluding acquisition fees and acquisition expenses).
(4)	In addition to the disposition fee paid to our advisor for substantial assistance in connection with the sale of an investment, including partial sales and syndications, we may also pay disposition fees to unaffiliated third parties. No disposition fee will be paid for securities traded on a national securities exchange. To the extent the disposition fee is paid upon the sale of any investments other than real property, it will count against the limit on “total operating expenses.”

Our charter limits the maximum amount of the disposition fees payable to our advisor and its affiliates to 3% of the contract sales price. In no event will disposition fees exceed an amount which, when added to the fees paid to unaffiliated parties in connection with a qualifying sale of investments, equals the lesser of a competitive real estate commission or 6% of the sales price of the investment or investments.

(5)	Our advisor is not entitled to earn both the subordinated participation in net sales proceeds and the subordinated incentive listing fee. Any portion of the subordinated participation in net sales proceeds that our advisor receives prior to our listing will offset the amount otherwise due pursuant to the subordinated incentive listing fee.
(6)	Upon an investment liquidity event, our advisor will be entitled to receive, payable in one or more payments solely out of net sales proceeds, an amount equal to (A) 15% of the amount, if any, by which (1) the sum of (w) the value accorded to our Common Shares outstanding immediately prior to the effective time of the investment liquidity event or the net sales proceeds of an asset sale, as applicable, plus (y) total distributions attributable to net sales proceeds paid through the date the investment liquidity event is consummated on Common Shares issued in all offerings through such date, exceeds (2) the sum of the gross proceeds raised in all offerings through the date the investment liquidity event is consummated (less amounts previously paid to purchase Common Shares pursuant to our share repurchase program) and the minimum amount of cash that, if distributed to those stockholders who purchased Common Shares in an offering on or prior to the date the investment liquidity event is consummated, would have provided such stockholders an 8% annual cumulative, pre-tax, non-compounded return on the gross proceeds raised in all offerings through the date the investment liquidity event is consummated, measured for the period from inception through the date the investment liquidity event is consummated, less (B) any prior payments to our advisor of the annual subordinated performance fee.
(7)	The market value of our outstanding Common Shares will be calculated based on the average market value of the Common Shares issued and outstanding at listing over the 30 trading days beginning 180 calendar days after the Common Shares are first listed or included for quotation. Upon the listing of our Common Shares on a national securities exchange, any previous payments of the subordinated participation in net sales proceeds will offset the amount due pursuant to the subordinated incentive listing fee, and our advisor will no longer be entitled to receive any payments of net sales proceeds pursuant to a subordinated participation in net sales proceeds or a subordinated fee upon termination.
(8)	The subordinated fee upon termination, if any, will be payable in one or more payments solely out of net sales proceeds, in an amount equal to (A) 15% of the amount, if any, by which (1) the sum of (w) the estimated market value of our investments on the termination date, less (x) any loans secured by such investments and any unsecured loans, plus or minus (y) any working capital surplus or deficit, as applicable, plus (z) total distributions attributable to net sales proceeds paid through the termination date on Common Shares issued in all offerings through the termination date, exceeds (2) the sum of the gross proceeds raised in all offerings through the termination date (less amounts previously paid to purchase Common Shares pursuant to our share repurchase program) and the minimum amount of cash that, if distributed to those stockholders who purchased Common Shares in an offering on or prior to the termination date, would have provided such stockholders an 8% annual cumulative, pre-tax, non-compounded return on the gross proceeds raised in all offerings through the termination date, measured for the period from inception through the termination date, less (B) any prior payments to our advisor of the subordinated participation in net sales proceeds or the annual subordinated performance fee. In addition, at the time of termination, our advisor may elect to defer its right to receive a subordinated fee upon termination until either a listing or another liquidity event occurs.

If our advisor elects to defer its right to receive a subordinated fee upon termination and there is a subsequent listing of the Common Shares on a national securities exchange, then our advisor will be entitled to receive a subordinated fee upon termination, payable in one or more payments solely out of net sales proceeds, in an amount equal to (A) 15% of the amount, if any, by which (1) the sum of (y) the weighted average closing price per Common Share over the 30 trading days beginning 180 calendar days after listing multiplied by the number of Common Shares outstanding on the day trading first commenced upon listing, plus (z) total distributions attributable to net sales proceeds paid through the date of listing on our Common Shares issued in offerings through the termination date, exceeds (2) the sum of (y) the gross proceeds raised in all offerings through the termination date (less amounts previously paid to purchase Common Shares pursuant to our share repurchase program), plus (z) the minimum amount of cash that, if distributed to those stockholders who purchased Common Shares in an offering on or prior to the termination date, would have provided such stockholders an 8% annual cumulative, pre-tax, non-compounded return on the gross proceeds raised in all offerings through the termination date, measured for the period from inception through the date of listing, less (B) any prior payments to our advisor of the subordinated participation in net sales proceeds, the subordinated incentive listing fee or the annual subordinated performance fee.

If our advisor elects to defer its right to receive a subordinated fee upon termination and there is a subsequent investment liquidity event, then our advisor will be entitled to receive a subordinated fee upon termination, payable in one or more payments solely out of net sales proceeds, in an amount equal to (A) 15% of the amount, if any, by which (1) the sum of (y) the value accorded to our Common Shares outstanding immediately prior to the effective time of the investment liquidity event by the relevant transaction documents or the net sales proceeds of an asset sale, as applicable, plus (z) total distributions attributable to net sales proceeds paid through the date of the other liquidity event on our Common Shares issued in offerings through the termination date, exceeds (2) the sum of (y) the gross proceeds raised in all offerings through the termination date (less amounts previously paid to purchase Common Shares pursuant to our share repurchase program), plus (z) the minimum amount of cash that, if distributed to those stockholders who purchased Common Shares in an offering on or prior to the termination date, would have provided such stockholders an 8% annual cumulative, pre-tax, non-compounded return on the gross proceeds raised in all offerings through the termination date, measured for the period from inception through the date of the investment liquidity event, less (B) any prior payments to our advisor of the subordinated participation in net sales proceeds or the annual subordinated performance fee.

If our advisor receives the subordinated fee upon termination, it will not be entitled to receive any more of the subordinated participation in net sales proceeds or the subordinated incentive listing fee.

STOCK OWNERSHIP

The following table provides, as of the date of this prospectus, information regarding the number and percentage of our Common Shares beneficially owned by each director, each executive officer, all directors and executive officers as a group and any person known to us to be the beneficial owner of more than 5% of our outstanding Common Shares. As of the date of this prospectus, we have one stockholder of record and 20,000 Common Shares outstanding. Beneficial ownership includes outstanding Common Shares and Common Shares which are not outstanding, but that any person has the right to acquire within 60 days after the date of this prospectus. However, any such Common Shares which are not outstanding are not deemed to be outstanding for the purpose of computing the percentage of outstanding Common Shares beneficially owned by any other person. The individual named in the table has sole voting and investing power with respect to all Common Shares beneficially owned by him.

Name of Beneficial Owner	Number of Common Shares Beneficially Owned	Percent of Class
David Lichtenstein(1)	20,000	100%

(1)	Consists of 20,000 Common Shares owned by our advisor. Our advisor is majority-owned by David Lichtenstein. The beneficial owner’s business address is 1985 Cedar Bridge Avenue, Lakewood, New Jersey 08701.

CONFLICTS OF INTEREST

We are subject to various conflicts of interest arising out of our relationships with our sponsor and its affiliates and their respective executive officers, some of whom serve as our executive officers and directors. We discuss these conflicts below and conclude this section with a discussion of the corporate governance measures we have adopted to ameliorate some of the risks posed by these conflicts.

Our Sponsor’s Interests in Other Real Estate Programs

General

Our executive officers, directors and other key professionals engaged by our advisor to provide services on our behalf are also officers, directors, managers, key professionals or holders of a direct or indirect controlling interest in our sponsor, our advisor and their affiliates, and our sponsor also is the sponsor of other real estate programs, including Lightstone I, Lightstone II and Lightstone III. These individuals have legal and financial obligations with respect to those programs and entities and their investors that are similar to their obligations to us. In the future, these individuals and other affiliates of our sponsor may organize other real estate programs and acquire for their own account investments that may be suitable for us.

Every transaction that we enter into with our sponsor, our advisor or their respective affiliates is subject to an inherent conflict of interest. Our board of directors may encounter conflicts of interest in enforcing our rights against any affiliate if there is a default by or disagreement with an affiliate or in invoking powers, rights or options pursuant to any agreement between us and our sponsor, our advisor or any of their respective affiliates.

Competition for Investors

Our sponsor generally seeks to reduce the conflicts that may arise among its various programs by avoiding simultaneous public offerings by programs that have a substantially similar mix of targeted investment types. Nevertheless, there are likely to be periods during which one or more programs sponsored by our sponsor will be raising capital and competing with us for investment capital. As of the date of this prospectus, Lightstone III is the only program sponsored by our sponsor that is currently conducting a public offering.

Related-Party Investments

We expect that a majority of our investments by value will be related-party investments. Our Chairman, certain executive officers and other key personnel of us and our advisor have, or may in the future have, ownership or employment relationships with borrowers or investees related to our sponsor, which could affect their judgment in structuring the terms of a relationship between us and a related-party borrower or investee. Such individuals may prioritize the commercial interests of the related-party borrower or investee over ours. Further, the fiduciary obligations that our advisor or our board of directors may owe to a related-party borrower or investee may make it more difficult for us to enforce our rights.

If we lend to or invest in affiliates of our sponsor or other Lightstone-sponsored real estate investment programs, our advisor and its affiliates may have a conflict of interest in determining how or when to make major decisions. Because The Lightstone Group and its affiliates influence our management and may control any other Lightstone-sponsored entities, as well as the agreements and transactions among the parties to any related-party investment, we will not have the benefit of arm’s-length negotiation of the type normally conducted between entities seeking capital and entities seeking to provide it.

We may experience difficulty in objectively evaluating potential related-party investments. Our Chairman, certain executive officers and other key personnel of us and our advisor have, or may in the future have, ownership or employment relationships with borrowers or investees related to our sponsor, which could affect such individuals’ judgment with respect to the merits of our making such related-party investments. Additionally, to the extent we seek third-party advice about potential related-party investments, our Chairman, certain executive officers and other key personnel of us and our advisor may have an incentive to discount the third-party advice in their desire to facilitate the related-party investment, among other reasons because, in certain cases, their compensation from affiliates of our sponsor or from other Lightstone-sponsored real estate investment programs may be related to the scale of the respective entities or projects. Any lack of objectivity on the part of the individuals evaluating our investment opportunities may result in a misallocation of our assets and adversely affect our results of operations and the value of your Common Shares.

Joint Ventures with Affiliates

We may enter into joint venture agreements with our affiliates for the acquisition or origination of investments that meet our investment objectives. Our advisor has some of the same executive officers and key employees as other affiliates of Lightstone, as well as Lightstone I, Lightstone II and Lightstone III, and these persons may face conflicts of interest in determining whether and which program or other entity advised by an affiliate of our sponsor should enter into any particular joint venture agreement. Similarly, our sponsor and its affiliates have some of the same executive officers and key real estate professionals as we do, and, as a consequence, these persons may face conflicts of interest in determining whether and which program or entity sponsored by Lightstone should enter into any particular joint venture agreement with us. These persons also may face a conflict in structuring the terms of the relationship between our interests and the interests of the co-venturer affiliated with our sponsor and in managing the joint venture. Any joint venture agreement or transaction between us and a co-venturer affiliated with or sponsored by our sponsor will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers. The co-venturer affiliated with or sponsored by our sponsor may have economic or business interests or goals that are or may become inconsistent with our business interests or goals. These co-venturers may thus benefit to our and your detriment.

Competition with Affiliates and Other Lightstone-Sponsored Entities in Our Target Market

Conflicts of interest may exist to the extent that we seek to originate or acquire investments similar to those sought by other programs or entities sponsored or advised by Lightstone. In such a case, a conflict could arise in the origination or acquisition of investments if we and another program or entity sponsored or advised by Lightstone were to compete for similar originations and acquisitions. In addition, a conflict could arise in the origination or acquisition of investments if we and another program or entity sponsored or advised by Lightstone were to compete for the same investments, or a conflict could arise in connection with the sale of investments if we and another Lightstone-sponsored program or affiliated entity were to attempt to sell similar investments at the same time. See “Risk Factors — Risks Related to Conflicts of Interest.” Conflicts of interest also may exist at such time as we or our sponsor’s affiliates seek to contract with lenders, hedging counterparties or other third parties. Our sponsor and its affiliates will seek to reduce conflicts that may arise with respect to assets available for sale by making prospective purchasers aware of all such assets. Our sponsor and its affiliates also will seek to reduce conflicts relating to contracting with lenders, hedging counterparties, servicers or other third parties by making prospective lenders, hedging counterparties, servicers or other third parties aware of all opportunities to work with Lightstone-sponsored programs and affiliated entities. However, our sponsor and its affiliates cannot fully avoid these conflicts because they may establish differing terms for originating, acquiring, financing, servicing or selling the various investments.

Allocation of Our Executive Officers’ and our Sponsor’s Key Professionals’ Time

As a result of their interests in other programs, their obligations to other investors and the fact that they engage in and they will continue to engage in other business activities on behalf of themselves and others, our executive officers and our sponsor face conflicts of interest in allocating their time among us and other programs and other business activities in which they are involved. In addition, many of the same key professionals associated with our sponsor have existing obligations to other investments or programs sponsored by our sponsor and its affiliates. Our executive officers and the key professionals associated with our sponsor who provide services to us are not obligated to devote a fixed amount of their time to us, but our sponsor believes that our executive officers and the other key professionals have sufficient time to fully discharge their responsibilities to us and to the other businesses in which they are involved. We expect that during our offering period, our executive officers will devote approximately 15% of their time to our operations, approximately 10%, 15% and 15% of their time to the operations of Lightstone I, Lightstone II and Lightstone III, respectively, and approximately 45% of their time to non-public programs sponsored by The Lightstone Group, including activities for our sponsor’s own account.

We believe that our executive officers will devote the time required to manage our business and expect that the amount of time a particular executive officer devotes to us will vary during the course of the year and depend on our business activities at a given time. For example, our executive officers may spend significantly more time focused on our activities when we are reviewing potential investments or negotiating a financing arrangement than during times when we are not. Because we have not commenced operations, it is difficult to predict specific amounts of time an executive officer will devote to our company. There is no assurance that our expectations are correct and our executive officers may devote more or less time to us than as described above.

Receipt of Fees and Other Compensation by Affiliates of Our Sponsor

Affiliates of our sponsor may receive fees from us that could be substantial, which fees have not been negotiated at arm’s length. These fees could influence our advisor’s advice to us as well as the judgment of other personnel of our sponsor, some of whom also serve as our executive officers and directors and the key real estate professionals of our sponsor. Among other matters, these compensation arrangements could affect their judgment with respect to:

•	whether and when we seek to sell or otherwise dispose of any of our investments, which events may entitle our advisor to the annual subordinated performance fee;
•	the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the advisory agreement, because our advisor has an incentive to continue receiving fees under these agreements;
•	public offerings of equity by us, which will likely entitle our advisor to increased acquisition and asset management fees;
•	sales of investments, which may result in compensation to our advisor in the form of disposition fees;
•	originations and acquisitions, which entitle our advisor to acquisition fees and asset management fees, which are not calculated based on investment quality, and which could encourage our advisor to make investments at higher prices;
•	borrowings to originate or acquire investments, which borrowings may increase the acquisition and asset management fees payable to our advisor;
•	determining the compensation paid to employees for services provided to us, which could be influenced in part by whether our advisor is reimbursed by us for the related salaries and benefits;
•	whether and when we seek to list our Common Shares on a national securities exchange or sell our assets, which events may entitle our advisor to receive the subordinated incentive listing fee or the subordinated participation in net sales proceeds, respectively;
•	whether we seek to internalize our management functions, which internalization could result in our retaining some of our advisor’s and its affiliates’ key officers and employees for compensation that is greater than that which they currently earn or which could require additional payments to affiliates of our advisor to purchase the assets and operations of our advisor and its affiliates; and
•	whether and when to terminate the advisory agreement or to allow the advisory agreement to expire without renewal, in either case with or without cause, including on account of poor performance by our advisor, either of which events may entitle our advisor to receive the subordinated fee upon termination of the advisory agreement.

Our Chairman’s Loyalties to Other Programs Sponsored by Lightstone

David Lichtenstein, the Chairman of our board of directors, also is the Chairman of the boards of directors of Lightstone I, Lightstone II and Lightstone III. The loyalties of Mr. Lichtenstein to Lightstone I, Lightstone II and Lightstone III may conflict with the fiduciary duties he owes to us and may influence his judgment when considering issues for us that also may affect Lightstone I, Lightstone II and Lightstone III, as follows:

•	We could enter into transactions with other programs sponsored by these REITs such as joint ventures or financing arrangements. Decisions of the board regarding the terms of those transactions may be influenced by Mr. Lichtenstein and his loyalties to these REITs.
•	A decision of the board regarding the timing of a debt or equity offering could be influenced by concerns that the offering would compete with an offering by these REITs.
•	A decision of the board regarding the timing of property sales could be influenced by concerns that the sales would compete with those of these REITs.

Our Executive Officers are Affiliates of Our Advisor and its Affiliates

Our executive officers and the key real estate professionals at our advisor are also officers, directors, managers, key professionals or holders of a direct or indirect controlling interest in or for one or more of our advisor and its affiliates. As a result, they have loyalties to each of these entities, and to their stockholders, members or limited partners. These loyalties may from time to time conflict with the fiduciary duties that they owe to us.

We Have the Same Legal Counsel as Our Sponsor and its Affiliates

Proskauer Rose LLP acts as legal counsel to us and also represents our sponsor and various affiliates, including our advisor. The interests of our sponsor and its affiliates, including our advisor, may become adverse to ours in the future. Under legal ethics rules, Proskauer Rose LLP may be precluded from representing us due to any conflict of interest between us and our sponsor and its affiliates, including our advisor.

Certain Conflict Resolution Measures

Independent Directors

In order to ameliorate the risks created by conflicts of interest, our charter provides that, except for a period of 60 days following the death, resignation or removal of an independent director pending the election of such independent director’s successor, a majority of our board of directors must be comprised of independent directors. Serving as a director of, or having an ownership interest in, another sponsored program will not, by itself, preclude independent director status. Our independent directors may act on any matter permitted under Maryland law. Both the board of directors and the independent directors must act upon those conflict-of-interest matters that cannot be delegated to a committee under Maryland law. Our independent directors as a group also may retain their own legal and financial advisors. Among the matters we expect the independent directors to act upon are:

•	public offerings of securities;
•	the making of investments;
•	sales of investments;
•	originations of loans;
•	borrowings;
•	transactions with affiliates;
•	compensation of our officers and directors who are affiliated with our advisor;
•	whether and when we seek to list our Common Shares on a national securities exchange;
•	whether and when we seek to become self-managed, which decision could lead to our acquisition of entities affiliated with our sponsor at a substantial price; and
•	whether and when we seek to sell the company or its assets.

Restrictions on Competing Business Activities of Our Sponsor

Our advisor does not advise any entity other than us. Affiliates of our advisor do, however, advise other entities. Further, employees of our advisor are also employed by Lightstone Value Plus REIT LLC, the advisor to Lightstone I, Lightstone Value Plus REIT II LLC, the advisor to Lightstone II, and Lightstone Value Plus REIT III, the advisor to Lightstone III. In addition, our advisor may, in the future, advise entities that invest in assets that meet our investment criteria. Likewise, our sponsor may, in the future, invest in assets that meet our investment criteria. Therefore, our sponsor, our advisor and their affiliates could face conflicts of interest in determining which investment programs or joint ventures will originate, finance or acquire real estate-related loans and securities as they become available. Such conflicts could result in a particular investment being offered to an affiliate rather than to us. If our advisor, in the future, offers our sponsor or its other affiliates the opportunity to originate, finance or acquire such investments, they may decide not to. In such case these investments may be offered to us.

Lightstone I, Lightstone II and Lightstone III are all sponsored by The Lightstone Group and may compete with us for investments.

Through December 31, 2014, Lightstone I had raised net cash proceeds before costs of $254.2 million from 7,260 stockholders, consisting of primary offering proceeds of $299.8 million, plus distribution reinvestment program proceeds, less redemptions and tendered shares. The net cash proceeds from the initial public offering were fully invested as of August 2009. Lightstone I intends to begin the process of achieving a liquidity event (i.e., a listing of common stock on a national exchange, a merger or sale of the company or another similar transaction) within seven to ten years after August 2009, when the net cash proceeds from the initial public offering were fully invested.

Through December 31, 2014, Lightstone II had raised net cash proceeds before costs of $183.3 million from 5,531 stockholders, consisting of initial and follow-on proceeds of $177.3 million, plus distribution reinvestment program proceeds, less redemptions. Lightstone II intends to begin the process of achieving a liquidity event (i.e., a listing of common stock on a national exchange, a merger or sale of the company or another similar transaction) within seven to ten years after the net cash proceeds from the initial public offering are fully invested.

Lightstone III commenced its initial public offering on July 15, 2014. Through December 31, 2014, Lightstone III had raised aggregate gross proceeds of $2.6 million, of which $2.0 million was raised from an entity 100% owned by Mr. Lichtenstein, and of which $0.2 million was raised from the sale of 20,000 shares in a private placement. Lightstone III has an additional 29.7 million shares of common stock, with an aggregate offering price of $297 million, plus 10 million shares being offered under its distribution reinvestment program, available for future issuance. Lightstone III intends to begin the process of achieving a liquidity event (i.e., a listing of common stock on a national exchange, a merger or sale of the company or another similar transaction) by the eighth anniversary of the termination of the initial public offering.

As of December 31, 2014, on a collective basis, Lightstone I, Lightstone II and Lightstone III had approximately $75 million of funds available for investment. At this time, Lightstone I and Lightstone II are only offering shares from their distribution reinvestment programs. The proceeds from the issuance of shares under these distribution reinvestment programs are expected primarily to be utilized to fund the share repurchase programs of the respective issuers.

Under our charter and our advisory agreement, before our advisor may take advantage of an investment opportunity for its own account or recommend it to others, it must present such opportunity to us if (i) such opportunity is compatible with our investment objectives and policies, (ii) such opportunity is of a character which could be taken by us, and (iii) we have the financial resources to take advantage of such opportunity.

If an investment opportunity becomes available that is suitable for both us and a public or private entity with which our advisor or its affiliates are affiliated for which both entities have sufficient uninvested funds, then the entity that has had uninvested funds for the longest period of time will first be offered the investment opportunity. An investment opportunity will not be considered suitable for an entity if any applicable 2%/25% limitation could not be satisfied if the entity were to make the investment. In determining whether or not an investment opportunity is suitable for more than one entity, our board of directors and our advisor will examine such factors, among others, as the cash requirements of each entity, the effect of the origination or acquisition on the diversification of each entity’s investments, the policy of each entity relating to leverage, the anticipated cash flow of each entity, the income tax effects of the origination or acquisition to each entity, the size of the investment and the amount of funds available to each entity and the length of time such funds have been available for investment. If a subsequent development, such as a delay in the closing of the origination or acquisition, causes any such investment, in the opinion of our board of directors and our advisor, to be more appropriate for an entity other than the entity that committed to make the investment, then our advisor may determine that the other entity affiliated with our advisor or its affiliates will make the investment. It shall be the duty of our board of directors, including our independent directors, to ensure that the method used by our advisor for the allocation of investment opportunities among two or more affiliated entities seeking to originate or acquire similar types of investments is applied fairly to us.

Other Charter Provisions Relating to Conflicts of Interest

In addition to mandating that a majority of our directors be independent, our charter contains many other restrictions relating to conflicts of interest, including the following:

Advisor Compensation.  Our independent directors evaluate at least annually whether the compensation that we contract to pay to our advisor is reasonable in relation to the nature and quality of services performed. The independent directors supervise the performance of our advisor and the compensation we pay to them to determine whether the provisions of our compensation arrangements are being carried out. This evaluation is based on the following factors as well as any other factors deemed relevant by our independent directors:

•	the amount of the fees and any other compensation, including stock-based compensation, if any, and the size of the advisory fee in relation to the size, composition and profitability of our portfolio;
•	whether the expenses incurred by us are reasonable in light of our investment performance, net assets and net income and the fees and expenses of other comparable unaffiliated REITs;
•	the success of our advisor in generating appropriate investment opportunities;
•	the rates charged to other companies, including other REITs, by advisors performing similar services;
•	additional revenues realized by our advisor and its affiliates through their relationship with us, including loan administration, underwriting or broker commissions, servicing and other fees, whether we pay them or they are paid by others with whom we do business;
•	the quality and extent of service and advice furnished by our advisor and its affiliates;
•	the performance of our investment portfolio; and
•	the quality of our portfolio relative to the investments generated by our advisor and its affiliates for their own account and for their other clients.

Under our charter, we can only pay our advisor or any of its affiliates a disposition commission in connection with the sale of an investment if such person provides a substantial amount of services in the effort to sell the investment. Our charter limits the maximum amount of the disposition fees payable to our advisor and its affiliates to 3% of the contract sales price. In no event will disposition fees exceed an amount which, when added to the fees paid to unaffiliated parties in connection with a qualifying sale of investments, equals the lesser of a competitive real estate commission or 6% of the sales price of the investment or investments.

Our charter also requires that any gain from the sale of investments that we may pay our advisor or an entity affiliated with our advisor be reasonable. Such an interest in gain from the sale of investments is presumed reasonable if it does not exceed 15% of the balance of the net sale proceeds remaining after payment to holders of Common Shares, in the aggregate, of an amount equal to 100% of the original issue price of the Common Shares, plus an amount equal to 8% per annum of the original aggregate issue price of the Common Shares.

If we ever decided to become self-managed by acquiring entities affiliated with our advisor, our charter would require that a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction, conclude, by a majority vote, that such internalization transaction is fair and reasonable to us and on terms and conditions no less favorable to us than those available from third parties.

Our charter also limits the acquisition fees and acquisition expenses we can incur to an amount that is reasonable, and not to exceed 5% of the amount funded by us to originate or acquire an investment (including our pro rata share (direct or indirect) of debt attributable to such investment, but excluding acquisition fees and acquisition expenses). This limit may only be exceeded if a majority of the board, including a majority of the independent directors, not otherwise interested in the transaction finds the transaction to be commercially competitive, fair and reasonable to us. Although our charter permits combined acquisition fees and acquisition expenses to equal 5% of the amount funded by us to originate or acquire an investment (including our pro rata share (direct or indirect) of debt incurred in respect of such investment, but excluding acquisition fees and acquisition expenses), our advisory agreement limits the acquisition fees to 1% of such amount, and further provides that we will not pay any acquisition fee to our advisor or any of its affiliates with respect to any transaction between us and our sponsor, any of its affiliates or any program sponsored by it. Any increase in the acquisition fees stipulated in the advisory agreement would require the approval of a majority of our independent directors.

Term of Advisory Agreement.  Each contract for the services of our advisor may not exceed one year, although there is no limit on the number of times that we may retain a particular advisor. The advisory agreement may be terminated upon 60 days’ prior written notice (a) by our independent directors or our advisor, without cause and without penalty, (b) by our advisor for good reason, or (c) by our advisor upon our change of control; provided, that termination of the advisory agreement with cause must be upon 45 days’ prior written notice. Upon termination or non-renewal of the advisory agreement with or without cause, including for poor performance by our advisor, our advisor may be entitled to receive a subordinated fee. To avoid paying this fee, our independent directors may decide against terminating the advisory agreement prior to our listing of our Common Shares or disposition of our investments even if, but for the subordinated fee upon termination, termination of the advisory agreement would be in our best interest. In addition, the requirement to pay the fee to our advisor upon our advisor’s termination could cause us to make different investment or disposition decisions than we would otherwise make, in order to satisfy our obligation to pay the fee to our advisor.

Our Acquisitions.  Our charter permits us to purchase investments in which our advisor, our sponsor, any of our directors or any of their respective affiliates has an interest if there is a determination by a majority of the board of directors, including a majority of our independent directors, not otherwise interested in the transaction that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the investment to the affiliated seller, unless there is substantial justification for the excess amount. In no event will we acquire any such investment at an amount in excess of its current value as determined by an independent expert not otherwise interested in the transaction. A value is “current” if determined within the prior year.

Mortgage Loans Involving Affiliates.  Our charter prohibits us from investing in or making mortgage loans in which the transaction is with our advisor, our sponsor, our directors or any of their respective affiliates, unless an independent expert appraises the underlying property. We must keep the appraisal for at least five years and make it available for inspection and duplication by any of our stockholders. In addition, we must obtain a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or the condition of the title. Our charter prohibits us from making or investing in any mortgage loans that are subordinate to any mortgage or equity interest of our advisor, our sponsor, our directors or any of their respective affiliates.

Other Transactions Involving Affiliates.  A majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction must conclude that all other transactions between us and our advisor, our sponsor, any of our directors or any of their respective affiliates, are fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

Limitation on Operating Expenses.  Beginning 12 months after the original effective date of the registration statement of which this prospectus forms a part (but not before then), our advisor must reimburse us the amount by which our total operating expenses for the four fiscal quarters then ended exceed the greater of 2% of our average invested assets (as defined in our charter) and 25% of our net income, unless our independent directors have determined that such excess expenses were justified based on such unusual and non-recurring factors that they deem sufficient. After the end of any fiscal quarter for which our total operating expenses exceed this 2%/25% limitation for the four fiscal quarters then ended, if our independent directors exercise their right to conclude that this excess was justified, this finding and the reasons in support thereof will be reflected in the minutes of the meetings of our board of directors. In addition, this finding will be disclosed in writing to the holders of our Common Shares within 60 days. This finding also may be disclosed on Form 8-K within 60 days of the end of the quarter. Included in such disclosure will be an explanation of the factors considered by our independent directors in determining that such an excess was justified. If our independent directors do not determine such excess expenses are justified, our advisor is required to reimburse us, at the end of the four preceding fiscal quarters, by the amount that our aggregate annual total operating expenses paid or incurred exceed this 2%/25% limitation. “Total operating expenses” means all costs and expenses paid or incurred by us, as determined under GAAP, that are in any way related to our operation or business, including advisory fees, but excluding: (a) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and listing of our stock; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) incentive fees paid in compliance with our charter; (f) acquisition fees and acquisition expenses; (g) commissions on the resale of investments; and (h) other fees and expenses connected with the origination, acquisition, disposition, management and ownership of real estate interests, mortgage loans, or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).

Issuance of Options and Warrants to Certain Affiliates.  We may not issue options or warrants to our advisor, our directors, our sponsor or any affiliate of the foregoing except on the same terms as such options or warrants, if any, are sold to the general public. We may issue options or warrants, but not at exercise prices less than the fair market value of the underlying securities on the date of grant and not for consideration (which may include services) that in the judgment of the independent directors has a market value less than the value of such option or warrant on the date of grant. Any options or warrants we issue to our advisor, our directors, our sponsor or any affiliate of the foregoing shall not exceed an amount equal to 10% of the outstanding Common Shares on the date of grant.

Repurchase of Our Shares.  Our charter prohibits us from paying a fee to our sponsor, our advisor, our directors or officers or any of their respective affiliates in connection with our repurchase shares of our capital stock.

Loans.  We will not make any loans to our advisor, our sponsor or our directors or any of their respective affiliates, except for loans to wholly owned subsidiaries and except that we may make mortgage loans to such persons if an independent expert has appraised the underlying property. In addition, we will not borrow from these persons unless a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction approves the transaction as being fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties. These restrictions on loans will only apply to advances of cash that are commonly viewed as loans, as determined by the board of directors. By way of example only, the prohibition on loans would not restrict advances of cash for legal expenses or other costs incurred as a result of any legal action for which indemnification is being sought nor would the prohibition limit our ability to advance reimbursable expenses incurred by directors or officers or our advisor or its respective affiliates.

Voting of Shares Owned by Affiliates.  Our sponsor, our advisor, our directors and officers and their respective affiliates may not vote their shares regarding (a) the removal of any of them or (b) any transaction between any of them and us. In determining the requisite percentage in interest of shares necessary to approve any matter on which our sponsor, our advisor, our directors and officers and any of their respective affiliates may not vote or consent, any shares owned by any of them will not be included.

Ratification of Charter Provisions.  Our board of directors, including a majority of the independent directors, reviewed and ratified our charter at or prior to its first meeting.

Vote of Majority of Independent Directors Required.  Our board of directors, including a majority of the independent directors, must approve certain matters set forth in our charter.

INVESTMENT OBJECTIVES AND CRITERIA

Investment Objectives

Our primary investment objectives are:

•	to pay stable cash distributions to our stockholders; and
•	to preserve and protect your capital contribution.

We may also seek to realize growth in the value of our investments and to optimize the timing of their sale. However, we cannot assure you that we will attain these objectives or that the value of our investments will not decrease. Furthermore, within our investment objectives and policies, our advisor will have substantial discretion with respect to the selection, origination, purchase and sale of our investments, subject to the approval of our board of directors through the adoption of our investment guidelines or otherwise. Our independent directors will review our investment policies at least annually to determine whether such policies continue to be in the best interests of our stockholders. Each determination and the basis therefor are required to be set forth in the applicable meeting minutes.

Investment Strategy

Our strategy is to use substantially all the net proceeds of our offering to originate, acquire and manage a diverse portfolio of real estate-related investments secured by or related to properties located primarily in the United States. We expect that a majority of our investments by value will be related-party investments. We seek to create and maintain a portfolio of investments that generate attractive and consistent cash distributions. Our focus on investing in debt instruments emphasizes the payment of stable cash distributions to our stockholders and the preservation and protection of your capital contribution as some of our primary investment objectives. We place a lesser emphasis on, but still may target, capital appreciation from our investments, compared to more opportunistic or equity-oriented strategies.

We have not established any limits on the percentage of our portfolio that may be comprised of various categories of assets which present differing levels of risk. We cannot predict our actual allocation of assets under management at this time because such allocation will also be dependent, in part, upon the then-current commercial real estate market, the investment opportunities it presents and available financing, if any, as well as other micro and macro market conditions.

We expect to selectively employ leverage to enhance total returns to our stockholders through a combination of financing strategies including: (a) secured or unsecured borrowings or facilities; (b) syndications; (c) securitization financing transactions or other structures; and (d) seller financing. We will seek to secure conservatively structured leverage that is long-term, non-recourse and non-mark-to-market to the extent obtainable on a cost-effective basis.

The period that we will hold our investments will vary depending on the type of investment, interest rates, investment performance, the micro and macro real estate environment, the capital markets and credit availability, among other factors. Our advisor expects to hold debt investments until the stated maturity. We may sell all or a partial ownership interest in an investment before the end of the expected holding period if we believe that market conditions have maximized its value to us or the sale of the investment would otherwise be in the best interests of our stockholders.

Our Strengths

We believe we have a combination of strengths that will contribute to our performance. In executing our business strategy, we will benefit from our advisor’s affiliation with our sponsor given our sponsor’s extensive track record, experience and capabilities. These strengths include:

Experienced Management Team.  Our sponsor has an experienced management team of investment professionals. The senior management team of our sponsor includes executives who acquired and manage the historical and existing portfolio of investments of our sponsor and affiliates, and who have, on average, 20 years of operational and management experience in the real estate industry. We believe our business benefits from the knowledge and industry contacts these executives have gained through their careers while investing across numerous real estate cycles. Please see “Management — Executive Officers and Directors” for biographical information regarding these individuals.

Real Estate and Financing Experience.  Our sponsor has extensive experience obtaining various types of financing for its real estate investments, as well as sponsored development projects, from mezzanine loans, first mortgage loans and preferred equity interests. Our sponsor structured over $550 million in financing for its sponsored development projects between 2007 and December 31, 2014. Through this experience, our sponsor has obtained significant insight and knowledge regarding the underwriting process in originating as well as acquiring commercial real estate debt and securities. We believe that we can leverage our sponsor’s extensive real estate and financing experience and portfolio management skills to structure and manage our investments prudently and efficiently.

Public Company and REIT Experience.  Our sponsor has been a sponsor of non-traded REITs since 2005. Our sponsor’s management team is skilled in operating public real estate investment programs, including reporting and compliance with the requirements of the Sarbanes-Oxley Act, and investor relations. Our sponsor’s management team is also skilled in compliance with the requirements under the Code to obtain REIT status and to maintain the ability to be taxed as a REIT for U.S. federal income tax purposes.

Development Experience.  Our sponsor has extensive experience as a developer of outlet shopping centers in the United States over the last 10 years. From 2003 to 2011, our sponsor redeveloped, operated and leased a portfolio of 22 outlet centers valued at $2.3 billion. In addition, from 2011 through December 2014, our sponsor coordinated the construction from ground up or the expansion of three outlet centers totaling 1.3 million leasable square feet, and obtained financing to fund these projects through construction and mezzanine loans as well as joint venture arrangements. Our sponsor is also focused on residential development opportunities. Initially, our sponsor’s focus has been in New York City and surrounding areas. Our sponsor has completed one multifamily project and is currently actively working on the development of six other multifamily projects as well as hospitality development projects. We believe that we can leverage our sponsor’s extensive real estate development experience and construction management skills to deploy capital where we see opportunities to create value.

Market Overview and Opportunity

We believe that the market for investment in real estate-related investments secured by or related to real estate located primarily in the United States continues to be compelling from a risk-return perspective. We intend primarily to focus on investing in development or redevelopment opportunities because, since the economic dislocation that occurred in the United States from approximately 2007–10, demand for development and or redevelopment projects has increased; funding sources to fund such projects have not kept pace with demand; and traditional lenders have tightened lending standards, making it difficult for developers to obtain traditional financing.

We favor a strategy weighted toward targeting debt investments that balance current income with significant subordinate capital and downside structural protections. We believe that our investment strategy, combined with the experience and expertise of our advisor’s management team, will provide opportunities to: (a) originate loans with attractive current returns and strong structural features directly with borrowers, thereby taking advantage of market conditions in order to seek the best risk-return dynamic for our stockholders; and (b) purchase real estate-related investments from third parties, in some instances at discounts to their face amounts (or par value). We believe the combination of these strategies and the application of prudent leverage to our investments may also allow us to (i) realize appreciation opportunities in the portfolio and (ii) diversify our capital and enhance returns.

Targeted Investments

We expect to originate, acquire and manage a diverse portfolio of real estate-related investments such as mezzanine loans, first lien mortgage loans, second lien mortgage loans, bridge loans and preferred equity interests, in each case with a focus on investments intended to finance development or redevelopment opportunities. We may also invest in debt and derivative securities related to real estate assets, such as CMBS; CDOs; debt securities issued by real estate companies; and credit default swaps. We will focus our origination and acquisition activity on real estate-related investments secured by or related to properties located in the

United States, and primarily related-party investments. We sometimes refer to the foregoing types of investments as our targeted investments. We will target investments that generally will offer predictable current cash flow and attractive risk-adjusted returns based on the underwriting criteria established and employed by our advisor, which may include the anticipated leverage point, market and economic conditions, the location and quality of the underlying collateral and the borrower’s exit or refinancing plan. Our ability to execute our investment strategy is enhanced through access to our sponsor’s extensive experience in financing real estate projects it has sponsored, as opposed to a strategy that relies solely on buying assets in the open market from third-party originators. We seek to build a portfolio that includes some of or all the following investment characteristics: (a) provides current income; (b) is secured by high-quality commercial real estate; (c) includes subordinate capital investments by strong sponsors that support our investments and provide downside protection; and (d) possesses strong structural features that maximize repayment potential, such as a clear exit or refinancing plan by the borrower.

We intend to invest in real estate-related loans and debt securities both by directly originating them and by purchasing them from third-party sellers. Although we generally prefer the benefits of direct origination, situations may arise to purchase real estate-related loans and debt securities, possibly at discounts to par, which compensate for the lack of control or structural enhancements typically associated with directly structured investments.

Our primary focus will be to originate, acquire and manage the following types of real estate-related investments:

Mezzanine Loans.  Mezzanine loans are a type of subordinate loan in which the loan is secured by one or more direct or indirect ownership interests in an entity that directly or indirectly owns real estate. Investors in mezzanine loans are compensated for the increased credit risk from a pricing perspective and still benefit from the right to foreclose on its security, in some instances more efficiently than first mortgage loans. Upon a default by the borrower under a mezzanine loan, the mezzanine lender generally can take control of the property-owning entity on an expedited basis, subject to the rights of the holders of debt senior in priority on the property. Rights of holders of mezzanine loans are usually governed by intercreditor or interlender agreements that provide the mezzanine lender with the right to cure defaults and limit certain decisions of holders of any senior debt secured by the same properties, which provides for additional downside protection and higher recoveries.

First Lien Mortgage Loans.  First lien mortgage loans are loans that have the highest priority to claims on the collateral securing the loans in foreclosure. First lien mortgage loans provide for a higher recovery rate and lower defaults than other debt positions due to the lender’s favorable control features which at times means control of the entire capital structure. Because of these attributes, this type of investment receives favorable treatment from third-party rating agencies and financing sources, which should increase the liquidity of these investments.

Second Lien Mortgage Loans.  Second lien mortgage loans are loans that have a lower priority to collateral claims. Investors in second lien mortgage loans are compensated for the increased risk from a pricing perspective in the form of increased interest rates as compared to first lien mortgage loans but still benefit from a direct lien on the related property or a security interest in the entity that owns the real estate. Investors typically receive principal and interest payments at the same time as senior debt unless a default occurs, in which case these payments are made only after any senior debt is paid in full. Rights of holders of second lien mortgages are usually governed by participation and other agreements that, subject to certain limitations, typically provide the holders with the ability to cure certain defaults and control certain decisions of holders of senior debt secured by the same properties (or otherwise exercise the right to purchase the senior debt), which provides for additional downside protection and higher recoveries.

Bridge Loans.  We may originate or purchase whole mortgage loans secured by a first mortgage lien on commercial property which provide interim or bridge financing to borrowers seeking short-term capital typically for the acquisition of real estate. The maturity dates of bridge loans will generally be shorter than three years. Bridge loans contemplate a takeout with the borrower, using the proceeds of a conventional mortgage loan to repay our bridge loan. We may also receive origination fees, extension fees, modification or similar fees in connection with our bridge loans. We believe providing these bridge loans will lead to future investment opportunities for us, including conventional mortgage loans and mezzanine loans with the same borrowers.

Preferred Equity Interests.  Preferred equity is a type of loan secured by the general or limited partner interest in an entity that owns real estate or real estate-related investments. Preferred equity interests are generally senior with respect to the payments of dividends and other distributions, redemption rights and rights upon liquidation to such entity’s common equity. Investors in preferred equity are typically compensated for their increased credit risk from a pricing perspective with fixed payments but may also participate in capital appreciation. Upon a default by a general partner of the entity, there is a change-of-control event and the limited partner assumes control of the entity. Upon an event of default by a limited partner, a limited partner may lose its rights with regard to operational input and become a passive investor. Rights of preferred equity holders are usually governed by partnership agreements that govern who has control over a property and its decision making and when those rights may be revoked, and typically set forth a cash flow waterfall that allocates any distributions of income or principal into and out of the entity.

Debt and Derivative Securities Related to Real Estate Assets.  We may originate or acquire debt and derivative securities related to real estate assets, including CMBS. CMBS are commercial mortgages pooled in a trust and are principally secured by real property or interests. Accordingly, these securities are subject to all the risks of the underlying loans. CMBS are structured with credit enhancement, as dictated by the major rating agencies and their proprietary rating methodologies, to protect against potential cash flow delays and shortfalls. This credit enhancement usually takes the form of allocation of loan losses to investors in reverse sequential order (equity to AAA classes), whereas interest distributions and loan prepayments are usually applied sequentially (AAA classes to equity).

The typical commercial mortgage is a five- or ten-year loan, with a 30-year amortization schedule and a balloon principal payment due on the maturity date. Most fixed-rate commercial loans have strong prepayment protection and require prepayment penalty fees or defeasance. The loans are structured in this manner to maintain the collateral pool’s cash flow or to compensate the investors for foregone interest collections.

CDOs.  CDOs are multiple-class debt notes, secured by pools of assets, such as CMBS, first mortgage or mezzanine loans and unsecured REIT debt. Accordingly, these securities are subject to all the risks of the underlying loans. See “Risk Factors — Risks Related to Our Investments — We may invest in CDOs, which may involve significant risks.” CDOs are structured with credit enhancement levels, as dictated by the rating agencies and their proprietary rating methodology, which involves an underwriting of the underlying assets and contemplated CDO structure. The most constraining rating agency determines the thickness of each tranche of debt (or bond class) and its subordination levels (ability to withstand losses to the underlying assets). CDOs typically require the allocation of loan losses to bond investors in reverse sequential order (equity to AAA classes), whereas interest distributions and loan prepayments are usually applied sequentially (AAA classes to equity). CDOs often include principal and interest coverage tests to protect against principal and interest cash flow delays or to redirect cash flows to the then-most senior outstanding class of debt. Breaches of principal or interest coverage tests may result in an acceleration of payment of principal or interest to senior classes, which may result in loss to junior bond classes. Like typical securitization structures, in a CDO, the assets are pledged to a trustee for the benefit of the holders of the bonds. CDOs often have reinvestment periods, during which time proceeds from the sale of a collateral asset may be invested in substitute collateral. Upon termination of the reinvestment period, the static pool functions very similarly to a CMBS securitization where repayment of principal allows for redemption of bonds sequentially.

Debt Securities Issued by Real Estate Companies.  We may invest in the corporate bank debt and corporate bonds of REITs and other real estate companies, or corporate issuers with high concentrations of real estate-related assets. Corporate bank debt may be in the form of a term loan or a revolving credit facility and is generally secured by the company’s assets. Corporate bonds may be secured by the company’s assets or may be unsecured. We may invest in high-yield bonds of REITs, real estate companies or corporate issuers with high concentrations of real estate-related assets, which are debt obligations of corporations and other non-governmental entities rated below BBB- (or Baa3), as well as investment-grade corporate bonds, which are debt obligations of corporations and other non-governmental entities rated BBB- (or Baa3) or higher. However, to the extent that we invest in corporate bonds, initially we expect a significant amount of the holdings will be high-yield debt, which is sub-investment-grade, high interest rate secured or unsecured debt. A portion of the corporate bank debt and investment-grade corporate bonds we may hold may have an interest-only payment schedule, with the principal amount remaining outstanding and at risk until the bond’s maturity.

Credit Default Swaps.  From time to time, we may make investments in credit default swaps. A credit default swap is a financial instrument that can be used to hedge against credit-related changes in the value of our investments and to diversify our credit risk exposure on a single piece of debt or a portfolio of loans. In a credit default swap transaction, we may agree with another party to pay a premium, at specified intervals, to insure credit risk. Generally, if a credit event, as defined by the contract, occurs during the term of the credit default swap, the contract generally would require the other party to pay us an agreed-upon amount and take delivery of certain of our obligations. In addition, credit default swaps may be used to synthetically create investments that either are more expensive to acquire or otherwise unavailable in the cash markets. These transactions typically combine a derivative security and a U.S. Treasury or agency security. We also may invest in other derivative securities to the extent consistent with our ability to maintain our status as a REIT and to maintain our exemption from registration under the Investment Company Act.

Other Investments

Although we expect that most of our investments will be of the types described above, we may make other investments. In fact, we may invest in whatever types of real estate-related investments that we believe are in our best interests. Although we may invest in any type of real estate-related investment, we will not invest in the securities of other issuers for the purpose of exercising control, and our charter does limit certain other types of investments. See “— Investment Limitations.”

Investment Process

Our advisor has the authority to make all the decisions regarding our investments consistent with the investment guidelines and borrowing policies approved by our board of directors and subject to the limitations in our charter and the direction and oversight of our board of directors. Our board of directors will formally review at a duly called meeting our investment guidelines on an annual basis and our investment portfolio on a quarterly basis or, in each case, more often as they deem appropriate. Changes to our investment guidelines must be approved by our board of directors.

Our advisor will source our investments from our sponsor, its personnel and affiliates, the former and current financing and investment partners of our sponsor and its affiliates, third-party intermediaries, competitors looking to share risk and securitization or lending departments of major financial institutions.

In selecting investments for us, our advisor will utilize our sponsor’s established investment and underwriting process, which focuses on ensuring that each prospective investment is being evaluated appropriately. The criteria that our advisor will consider when evaluating prospective investment opportunities include, as applicable:

•	the borrower’s plans for exiting its investment or refinancing its indebtedness;
•	the market in which the property underlying the investment is located, such as local supply constraints, the quality and nature of the local workforce and prevailing local real estate values;
•	the development and operating expertise and financial strength of the sponsor, borrower or tenant;
•	the development project budget, sources and uses of financing, including the level of equity invested in the project by the borrower and any co-venturers, and construction and lease-up timelines;
•	real estate and leasing market conditions affecting the underlying real estate collateral;
•	the underlying property and its operating performance, including tenant rosters, lease terms, zoning, operating costs and the asset’s overall competitive position in its market;
•	the cash flow in place and projected to be in place over the term of the investment;
•	the appropriateness of estimated costs and timing associated with capital improvements of the property;

•	the investment’s value, the investment’s basis relative to its value and the ability to liquidate an investment through a sale or refinancing of the underlying asset;
•	third-party reports, including appraisals, engineering reports and environmental reports;
•	physical inspections of the property; and
•	the overall structure of the investment and rights in the collateral documentation.

If a potential investment meets our advisor’s underwriting criteria, our advisor will review the proposed transaction structure, including security, reserve requirements, cash flow sweeps, call protection and recourse provisions. Our advisor will evaluate the investment’s position within the overall capital structure and its rights in relation to other capital providers. In addition, our advisor will analyze each potential investment’s risk-return profile and review financing sources, if applicable, to ensure that the investment fits within the parameters of financing strategies and to maximize performance of the underlying real estate collateral. We will generally not complete any investment until the successful completion of due diligence, which includes the satisfaction of all applicable elements of our investment and underwriting process and a Phase I assessment of any property underlying our debt. In addition, we may also conduct additional environmental site assessments to the extent our management team believes such assessments are necessary or advisable.

Operating Policies

Credit Risk Management.  We may be exposed to various levels of credit and special hazard risk depending on the nature of our investments and the nature and level of credit enhancements supporting our investments. Our advisor and our executive officers will review and monitor credit risk and other risks of loss associated with each investment. In addition, we will seek to diversify our portfolio of investments to avoid undue geographic concentrations. Our board of directors will monitor the overall portfolio risk and levels of provision for loss.

Interest Rate Risk Management.  We will follow an interest rate risk management policy intended to manage refinancing and interest rate risk. We will generally seek to match-fund our assets and liabilities by having similar maturities and like-kind interest rate benchmarks (fixed or floating) to manage refinancing and interest rate risk. As part of this strategy, we may engage in hedging transactions, which will primarily include interest rate swaps and may include other hedging instruments. These instruments may be used to hedge as much of the interest rate risk as we determine is in our best interest, given the cost of such hedges and the need to maintain our qualification as a REIT. We may elect to bear a level of interest rate risk that could otherwise be hedged when we believe, based on all relevant facts, that bearing such risk is advisable or economically unavoidable.

Acquisition of Investments from Related Parties

We may originate or acquire investments directly or through joint ventures or other co-ownership arrangements with unaffiliated third parties or with entities affiliated with or sponsored by our sponsor.

Generally, the purchase price that we will pay for an investment will be based on the fair market value of the investment as determined by a majority of our directors. In all cases in which the transaction is with any of our directors, our sponsors or our advisor, or with any of their affiliates, we will obtain an appraisal of fair market value by an independent expert. The purchase price we will pay under the purchase contract will not exceed the fair market value of the investment as determined by the appraisal. We will not acquire any investment from our directors, our sponsor, our advisor or any of their affiliates unless a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction determine that the transaction is fair and reasonable to us and at a price no greater than the cost of the investment to our directors, our sponsor, our advisor or their affiliates or, if the price is in excess of such cost, that there is substantial justification for the excess cost and that the excess cost is reasonable.

We may enter into a contract to acquire an investment from a related party even if we have not yet raised sufficient proceeds to enable us to pay the full amount of the purchase price at closing.

Our advisor will not cause us to enter into a contract to acquire an investment from a related party if it does not reasonably anticipate that funds will be available to make the investment at the time of closing. If we enter into a contract to acquire an investment from a related party and, at the time for closing, are unable to make the investment because we do not have sufficient proceeds available for investment, we will not be required to close the purchase of the investment and will be entitled to a refund of any deposit paid to the related party. The obligation of the related party to refund our deposit will be unsecured, and no assurance can be made that we would be able to obtain a refund of such deposit from it under these circumstances.

Joint Ventures/Co-Investments

We may enter into joint ventures, partnerships and other co-ownership arrangements or participations with third parties as well as entities affiliated with our advisor for the purpose of obtaining interests in real estate-related investments. Joint venture investments permit us to own interests in large assets without unduly restricting the diversity of our portfolio, allow us to potentially increase the return on invested capital, promote our brand name and increase market share and help us to obtain the participation of sophisticated partners in our investment decisions. In determining whether to invest in a particular joint venture, our advisor will evaluate the investments that such joint venture owns or is being formed to own under the same criteria described elsewhere in this prospectus for the selection of our investments.

We also will evaluate the potential joint venture partner as to its financial condition, operating capabilities and integrity. If the potential joint venture partner is our sponsor, our advisor, a director or any affiliate thereof, we will only enter into such joint venture if a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction, approve the transaction as being fair and reasonable to us and on substantially the same terms and conditions as those received by other joint venturers.

We have not established the specific terms we will require in the joint venture agreements we may enter into. Instead, we will establish the terms with respect to any particular joint venture agreement on a case-by-case basis after our board of directors considers all the facts that are relevant, such as the nature and attributes of our other potential joint venture partners, the proposed structure of the joint venture, the nature of the operations, the liabilities and assets associated with the proposed joint venture and the size of our interest when compared to the interests owned by other partners in the joint venture. With respect to any joint venture we enter into, we expect to consider the following types of concerns and safeguards:

•	Our ability to manage and control the joint venture — we will consider whether we should obtain certain approval rights in joint ventures we do not control. For proposed joint ventures in which we are to share control with another co-venturer, we will consider the procedures to address decisions if there is an impasse.
•	Our ability to exit a joint venture — we will consider requiring buy/sell rights, repurchase rights or forced liquidation rights.
•	Our ability to control transfers of interests held by other partners to the joint venture — we will consider requiring consent provisions, a right of first refusal or forced repurchase rights in connection with transfers.

Borrowing Policies

Although we will strive for diversification, the number of different investments that we can originate or acquire will be affected by the amount of funds available to us. We intend to use debt as a means of providing additional funds for the origination and acquisition of investments and the diversification of our portfolio. Our ability to increase our diversification through borrowing could be adversely impacted if banks and other lending institutions reduce the amount of funds available for loans. When interest rates are high or financing is otherwise unavailable on a timely basis, we may originate or purchase certain investments for cash with the intention of obtaining a loan for a portion of the funds we had advanced at a later time.

There is no limitation on the amount we may invest in any single investment or on the amount we may borrow for the origination or purchase of any individual investment. We expect that once we have fully invested the proceeds of this offering, assuming we sell the maximum amount, our portfolio-wide loan-to-value ratio (calculated after the close of this offering) will be approximately 45%. For purposes of calculating our 45% target leverage, we will determine the loan-to-value ratio on our portfolio based on the greater of the aggregate cost and the fair market value of our investments and other assets. There is no limitation on the amount we may borrow for the purchase or origination of any single investment. Our charter allows us to incur leverage up to 300% of our total “net assets” (as defined in our charter) as of the date of any borrowing, which is generally expected to be approximately 75% of the cost of our investments. We may only exceed this 300% limit if a majority of our independent directors approves each borrowing in excess of this limit and we disclose such borrowing to our stockholders in our next quarterly report along with a justification for the excess borrowing. In all events, we expect that our secured and unsecured borrowings will be reasonable in relation to the net value of our assets and will be reviewed by our board of directors at least quarterly.

We do not intend to exceed the leverage limit in our charter after we have fully invested the proceeds of this offering, although we anticipate exceeding the leverage limit in the early stages of our development when the costs of our investments are most likely to exceed our net offering proceeds.

By operating on a leveraged basis, we expect that we will have more funds available to us for investments. This will allow us to make more investments than would otherwise be possible, resulting in a more diversified portfolio. Although we expect our liability for the repayment of indebtedness to be limited to the value of the asset securing the liability and the profits derived therefrom, our use of leverage increases the risk of default on the debt payments. See “Risk Factors — Risks Associated with Debt Financing.” To the extent that we do not obtain loans to finance our investments, our ability to originate or acquire additional investments will be limited. Our advisor will use its best efforts to obtain financing on the most favorable terms available to us. Lenders may have recourse to assets not securing the repayment of the indebtedness.

Our advisor will refinance investments during the term of a loan only in limited circumstances, such as when a decline in interest rates makes it beneficial to prepay an existing loan, when an existing loan matures or if an attractive investment becomes available and the proceeds from the refinancing can be used to purchase such investment. The benefits of the refinancing may include an increased cash flow resulting from reduced debt service requirements, an increase in distributions from proceeds of the refinancing, and an increase in asset ownership if refinancing proceeds are reinvested.

We may not borrow money from our sponsor, our advisor, our directors or any affiliates thereof unless such loan is approved by a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction upon a determination by such directors that the transaction is fair, competitive and commercially reasonable and no less favorable to us than a comparable loan between unaffiliated parties.

Disposition Philosophy

We intend to hold each investment we originate or acquire for an extended period of time, generally three to five years from the termination of this offering. The determination of whether an investment will be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing economic conditions, specific real estate market conditions, tax implications for our stockholders and other factors. The requirements for qualification as a REIT also will put some limits on our ability to sell investments after short holding periods. See “Material U.S. Federal Income Tax Considerations.” However, in accordance with our investment objective of realizing growth in the value of our investments, we may sell a particular investment before or after this anticipated holding period if, in the judgment of our advisor and our board of directors, selling the investment is in our best interest. The determination of when a particular investment should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the investment is anticipated to decline substantially, whether we could apply the proceeds from the sale of the investment to make other investments consistent with our investment objectives, whether disposition of the investment would allow us to increase cash flow, and whether the sale of the investment would constitute a prohibited transaction under the Code or otherwise impact our status as a REIT. Our ability to dispose of an investment during the first few years following its acquisition is restricted to a substantial extent as a result of our REIT status. Under applicable provisions of the Code regarding prohibited transactions by REITs, a REIT that sells an asset other than foreclosure property that is deemed to be inventory or property held primarily for sale in the ordinary course of business is deemed a “dealer” and subject to a 100% penalty tax on the net income from any such transaction. As a result, our board of directors will attempt to structure any disposition of our investments to avoid this penalty tax through reliance on safe harbors available under the Code for assets held at least two years or through the use of a TRS. See “Material U.S. Federal Income Tax Considerations.”

When we determine to sell a particular investment, we will seek to achieve a selling price that maximizes the capital appreciation for investors based on then-current market conditions. We cannot assure you that this objective will be realized.

Exit Strategy — Liquidity Event

It is our intention to begin the process of achieving a liquidity event not later than five years after the termination of this offering. A “liquidity event” could include a sale of all or substantially all of our assets, a sale or merger of our company or a listing of our Common Shares on a national securities exchange.

If we do not begin the process of achieving a liquidity event by the fifth anniversary of the termination of this offering, our charter requires either (a) an amendment to our charter to extend the deadline to begin the process of achieving a liquidity event, or (b) the holding of a stockholders meeting to vote on a proposal for an orderly liquidation of our portfolio.

If we seek and fail to obtain stockholder approval of a charter amendment extending the deadline with respect to a liquidity event, our charter requires us to submit a plan of liquidation for the approval of our stockholders. If we seek and fail to obtain stockholder approval of both such a charter amendment and such a plan of liquidation, we will continue our business. If we seek and obtain stockholder approval of such a plan of liquidation, we will seek a listing or begin an orderly sale of our assets. In making the decision to apply for listing of our Common Shares, our board of directors will try to determine whether listing our Common Shares or liquidating our assets will result in greater value over the long term for our stockholders.

Investment Limitations

Our charter places numerous limitations on us with respect to the manner in which we may invest our funds or issue securities. Pursuant to our charter, we will not:

•	borrow in excess of 300% of our total “net assets” (as defined in our charter) as of the date of any borrowing, unless approved by a majority of our independent directors;
•	invest more than 10% of our total assets in unimproved real property or mortgage loans on unimproved real property, which we define as an equity interest in real property not acquired for the purpose of producing rental or other operating income and on which there is no development or construction in progress or planned in good faith to commence within one year;
•	make or invest in mortgage loans unless an appraisal is obtained concerning the underlying property, except for those mortgage loans insured or guaranteed by a government or government agency;
•	make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property would exceed an amount equal to 85% of the appraised value of such property as determined by appraisal, unless substantial justification exists for exceeding such limit because of the presence of other underwriting criteria;
•	make or invest in mortgage loans which are subordinate to the lien or other indebtedness of our advisor, our directors, our sponsor or any of our affiliates;
•	make an investment if the related acquisition fees and acquisition expenses are not reasonable or exceed 5% of the amount funded by us to originate or acquire an investment (including our pro rata share (direct or indirect) of debt attributable to such investment, but excluding acquisition fees and acquisition expenses); provided, that the investment may be made if a majority of the board, including a majority of the independent directors, not otherwise interested in the transaction determines that the transaction is commercially competitive, fair and reasonable to us;
•	invest in any equity securities (including any preferred equity securities) of another entity, unless (a) such equity securities are of a REIT or other real estate operating company; (b) such equity securities are traded on a national securities exchange (which category does not include equity securities that are included for quotation on an inter-dealer quotation system); or (c) a majority of our disinterested directors, including a majority of our disinterested independent directors, approves the transaction as being fair, competitive and commercially reasonable;
•	invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;
•	invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate-related assets and mortgages;
•	engage in underwriting or the agency distribution of securities issued by others;
•	issue equity securities on a deferred payment basis or similar arrangement;
•	issue debt securities in the absence of adequate cash flow to cover debt service unless the historical debt service coverage (in the most recently completed fiscal year), as adjusted for known changes, is sufficient to service that higher level of debt as determined by the board of directors or a duly authorized executive officer;
•	issue equity securities that are assessable after we have received the consideration for which our board of directors authorized their issuance;
•	issue equity securities redeemable solely at the option of the holder, which restriction has no effect on our share repurchase program;
•	issue options or warrants to our advisor, our directors, our sponsor or any affiliate of the foregoing except on the same terms as such options or warrants, if any, are sold to the general public;
•	engage in any short sale;
•	engage in trading, as opposed to investment activities;
•	invest in foreign currency or bullion;
•	issue options or warrants at exercise prices less than the fair market value of the underlying securities on the date of grant or for consideration (which may include services) that in the judgment of the independent directors has a market value less than the value of such option or warrant on the date of grant;
•	issue options or warrants to our advisor, our directors, our sponsor or any affiliate of the foregoing in an amount exceeding 10% of the outstanding Common Shares on the date of grant; or
•	acquire securities in any entity holding investments or engaging in activities prohibited by our charter.

In addition, our charter includes many other investment limitations in connection with conflict-of-interest transactions, which limitations are described under “Conflicts of Interest.” Our charter also includes restrictions on roll-up transactions, which are described in the section “Description of Shares — Restrictions on Roll-Up Transactions.”

Disclosure Policies with Respect to Future Probable Investments

As of the date of this prospectus, we have not originated, acquired or contracted to originate or acquire any specific investments. During this offering our advisor will be continually evaluating various potential investments and engaging in discussions and negotiations with borrowers, investees, originators and sellers regarding potential investments. If we believe that a reasonable probability exists that we will originate or acquire a specific investment, whether directly or through a joint venture or otherwise, this prospectus will be supplemented to disclose the pending origination or acquisition of such investment. We expect that this will normally occur after the signing of an agreement for the origination or acquisition of a specific investment or upon the satisfaction or expiration of major contingencies in any such agreement, depending on the particular circumstances surrounding each potential investment. A supplement to this prospectus will describe any information that we consider appropriate for an understanding of the transaction. Further data will be made available after any pending acquisition is consummated, also by means of a supplement to this prospectus, if appropriate. YOU SHOULD UNDERSTAND THAT THE DISCLOSURE OF ANY PROPOSED INVESTMENT CANNOT BE RELIED UPON AS AN ASSURANCE THAT WE WILL ULTIMATELY CONSUMMATE SUCH TRANSACTION OR THAT THE INFORMATION PROVIDED CONCERNING THE PROPOSED TRANSACTION WILL NOT CHANGE BETWEEN THE DATE OF THE SUPPLEMENT AND ANY ACTUAL ORIGINATION OR PURCHASE.

Investment Limitations to Avoid Registration as an Investment Company

We intend to conduct our operations so that neither we nor any of our subsidiaries are required to register as an investment company under the Investment Company Act. Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. Government securities and cash items) on an unconsolidated basis (the “40% test”). Excluded from the term “investment securities,” among other things, are U.S. Government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company for private funds set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We are organized as a holding company that conducts its businesses primarily through wholly owned subsidiaries. We intend to conduct our operations so that we do not come within the definition of an investment company because less than 40% of the value of our adjusted total assets on an unconsolidated basis will consist of “investment securities.” The securities issued by any wholly owned or majority-owned subsidiaries that we may form in the future that are excepted from the definition of “investment company” based on Section 3(c)(1) or 3(c)(7) of the Investment Company Act, together with any other investment securities we may own, may not have a value in excess of 40% of the value of our adjusted total assets on an unconsolidated basis. We will monitor our holdings to ensure continuing and ongoing compliance with this test. In addition, we believe we will not be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because we will not engage primarily or hold ourselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, through our wholly owned subsidiaries, we will be primarily engaged in the non-investment company businesses of these subsidiaries.

If the value of securities issued by our subsidiaries that are excepted from the definition of “investment company” by Section 3(c)(1) or 3(c)(7) of the Investment Company Act, together with any other investment securities we own, exceeds 40% of our adjusted total assets on an unconsolidated basis, or if one or more of such subsidiaries fail to maintain an exception or exemption from the Investment Company Act, we could, among other things, be required either (a) to substantially change the manner in which we conduct our operations to avoid being required to register as an investment company or (b) to register as an investment company under the Investment Company Act, either of which could have an adverse effect on us and the market price of our securities. If we were required to register as an investment company under the Investment Company Act, we could, among other things, be required either to (a) change the manner in which we conduct our operations to avoid being required to register as an investment company, (b) effect sales of our assets in a manner that, or at a time when, we would not otherwise choose to do so, or (c) register as an investment company, any of which could negatively affect the value of our Common Shares, the sustainability of our business model, and our ability to pay distributions, which could have an adverse effect on our business and the market price for our Common Shares.

We expect that certain of our subsidiaries that we may form in the future may rely upon the exemption from registration as an investment company under the Investment Company Act pursuant to Section 3(c)(5)(C) of the Investment Company Act, which is available for entities “primarily engaged” in the business of “purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” This exemption generally requires that at least 55% of these subsidiaries’ assets comprise qualifying real estate assets and at least 80% of each of their portfolios must comprise qualifying real estate assets and real estate-related assets under the Investment Company Act. Specifically, we expect each of our subsidiaries relying on

Section 3(c)(5)(C) to invest at least 55% of its assets in mortgage loans, certain mezzanine loans and B-Notes and other interests in real estate that constitute qualifying real estate assets in accordance with SEC staff guidance, and approximately an additional 25% of its assets in other types of mortgages, securities of REITs and other real estate-related assets. We expect each of our subsidiaries relying on Section 3(c)(5)(C) to rely on guidance published by the SEC staff or on our analyses of guidance published with respect to other types of assets to determine which assets are qualifying real estate assets and real estate-related assets. The SEC has not published guidance with respect to the treatment of CMBS for purposes of the Section 3(c)(5)(C) exemption. Unless we receive further guidance from the SEC or its staff with respect to CMBS, we intend to treat CMBS as a real estate-related asset. The SEC may in the future take a view different than or contrary to our analysis with respect to the types of assets we have determined to be qualifying real estate assets. To the extent that the SEC staff publishes new or different guidance with respect to these matters, we may be required to adjust our strategy accordingly. In addition, we may be limited in our ability to make certain investments and these limitations could result in the subsidiary holding assets we might wish to sell or selling assets we might wish to hold.

The SEC staff, according to published guidance, takes the view that certain mezzanine loans and B-Notes are qualifying real estate assets. Thus, we intend to treat certain mezzanine loans and B-Notes as qualifying real estate assets.

In August 2011, the SEC solicited public comment on a wide range of issues relating to Section 3(c)(5)(C) of the Investment Company Act, including the nature of the assets that qualify for purposes of the exemption and whether mortgage REITs should be regulated in a manner similar to investment companies. There can be no assurance that the laws and regulations governing the Investment Company Act status of REITs, including the SEC or its staff providing more specific or different guidance regarding these exemptions, will not change in a manner that adversely affects our operations. If we or our subsidiaries fail to maintain an exception or exemption from the Investment Company Act, we could, among other things, be required either to (a) change the manner in which we conduct our operations to avoid being required to register as an investment company, (b) effect sales of our assets in a manner that, or at a time when, we would not otherwise choose to do so, or (c) register as an investment company, any of which could negatively affect the value of our Common Shares, the sustainability of our business model, and our ability to pay distributions which could have an adverse effect on our business and the market price for our shares of common stock.

Although we monitor our portfolio periodically and prior to each investment origination or acquisition, there can be no assurance that we will be able to maintain this exemption from registration for these subsidiaries.

Certain of our subsidiaries may rely on the exemption provided by Section 3(c)(6) to the extent that they hold mortgage assets through majority-owned subsidiaries that rely on Section 3(c)(5)(C). The SEC has issued little interpretive guidance with respect to Section 3(c)(6) and any guidance published by the staff could require us to adjust our strategy accordingly.

We determine whether an entity is one of our majority-owned subsidiaries. The Investment Company Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority-owned subsidiary of such person. The Investment Company Act further defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We treat companies in which we own at least a majority of the outstanding voting securities as majority-owned subsidiaries for purposes of the 40% test. We have not requested the SEC to approve our treatment of any company as a majority-owned subsidiary and the SEC has not done so. If the SEC were to disagree with our treatment of one or more companies as majority-owned subsidiaries, we would need to adjust our strategy and our assets in order to continue to pass the 40% test. Any such adjustment in our strategy could have a material adverse effect on us.

To the extent that the SEC staff provides more specific guidance regarding any of the matters bearing upon the exceptions we and our subsidiaries rely on from the Investment Company Act, we may be required to adjust our strategy accordingly. Any additional guidance from the SEC staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen.

Change in Investment Objectives and Limitations

Our charter requires that our independent directors review our investment policies at least annually to determine that the policies we follow are in the best interests of our stockholders. Each determination and the basis therefor shall be set forth in the minutes of our board of directors. The methods of implementing our investment policies also may vary as new investment techniques are developed. Except as otherwise provided in our charter, our investment objectives and policies and the methods of implementing our investment objectives may be altered by a majority of our directors, including a majority of our independent directors, without the approval of our stockholders; provided, however, that any such alteration that is material will be disclosed in a prospectus supplement.

Issuance of Securities

Subject to applicable law, our board of directors has the authority, without further stockholder approval, to issue additional authorized common stock and preferred stock and otherwise raise capital in any manner and on the terms and for the consideration it deems appropriate, including in exchange for investments or as consideration for acquisitions. Existing stockholders will have no preemptive right to additional shares issued in any future offering or other issuance of our capital stock, and any offering or issuance may cause a dilution of your investment. In addition, preferred stock could have distribution, voting, liquidation and other rights and preferences that are senior to those of our shares of common stock. We may in the future issue common stock or preferred stock in connection with acquisitions, including issuing common stock or preferred stock in exchange for investments or entities. Although we are authorized to issue senior securities, we have no current plans to do so. See “Description of Shares.”

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

General

We are a Maryland corporation that intends to originate, acquire and manage a diverse portfolio of real estate-related investments secured by or related to properties located primarily in the United States. We expect that a majority of our investments by value will be related-party investments. Although this is our current target portfolio, we may make adjustments to our target portfolio based on real estate market conditions and investment opportunities. We will not forego what we view as a good investment because it does not precisely fit our expected portfolio composition. Thus, to the extent that our advisor presents us with what we view as good investment opportunities that allow us to meet the REIT requirements under the Code, our portfolio composition may vary from what we initially expect. As of the date of this prospectus, we have not commenced operations nor have we identified any investments in which there is a reasonable probability that we will invest.

Lightstone Real Estate Income LLC, an affiliate of our sponsor, is our advisor. Our advisor will be responsible for coordinating the management of our day-to-day operations and for identifying and making investments on our behalf, subject to the supervision of our board of directors.

We intend to make an election to be taxed as a REIT under the Code, beginning with the taxable year ending December 31, 2015, or our first year of material operations. If we qualify as a REIT, we generally will not be subject to U.S. federal income tax on that portion of our taxable income or capital gain which is distributed to our stockholders. If we fail to remain qualified for taxation as a REIT in any subsequent year after electing REIT status and do not qualify for certain statutory relief provisions, our income for that year will be taxed at regular corporate rates, and we may be precluded from qualifying for treatment as a REIT for the four-year period following our failure to qualify as a REIT. Such an event could materially and adversely affect our net income and cash available for distribution. However, we believe that we will be organized and will operate in a manner that will enable us to qualify for treatment as a REIT beginning with our taxable year ending December 31, 2015, or our first year of material operations, and we intend to continue to operate so as to remain qualified as a REIT thereafter.

Liquidity and Capital Resources

We will be dependent upon the net proceeds from this offering to conduct our proposed operations. We will obtain the capital required to originate and acquire investments and conduct our operations from the proceeds of this offering, any future offerings we may conduct, from secured or unsecured financings from banks and other lenders and from any undistributed funds from our operations. As of the date of this prospectus, we have not made any investments, and our total assets consist, as of            , of $     in cash. For information regarding the anticipated use of proceeds from this offering, see “Estimated Use of Proceeds.”

We will not sell any Common Shares in this offering unless we sell a minimum of 200,000 Common Shares (excluding Common Shares purchased by New York, Tennessee and Pennsylvania investors). Purchases of Common Shares by our advisor, directors, officers and other affiliates will be included for purposes of determining whether the minimum of 200,000 Common Shares required to release funds from the escrow account has been sold. If we are unable to raise substantially more funds in the offering than the minimum offering amount, we will make fewer investments resulting in less diversification in terms of the type, number and size of investments we make and the value of an investment in us will fluctuate with the performance of the specific investments. Further, we will have certain fixed operating expenses, including certain expenses as a publicly offered REIT, regardless of whether we are able to raise substantial funds in this offering. Our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, reducing our net income and limiting our ability to pay distributions.

We currently have no outstanding debt. Once we have fully invested the proceeds of this offering, assuming we sell the maximum amount, our portfolio-wide loan-to-value ratio (calculated after the close of this offering) will be approximately 45%. For purposes of calculating our 45% target leverage, we will determine the loan-to-value ratio on our portfolio based on the greater of the aggregate cost and the fair market value of our investments and other assets. There is no limitation on the amount we may borrow for the purchase or origination of any single investment. Our charter allows us to incur leverage up to 300% of our total “net assets” (as defined in our charter) as of the date of any borrowing, which is generally expected to be approximately 75% of the cost of our investments. We may only exceed this 300% limit with the approval of a majority of our independent directors. During the early stages of this offering, our independent directors may be more likely to approve debt in excess of this limit. In all events, we expect that our secured and unsecured borrowings will be reasonable in relation to the net value of our assets and will be reviewed by our board of directors at least quarterly.

In addition to making investments in accordance with our investment objectives, we expect to use our capital resources to make certain payments to our advisor and the dealer manager. During our organization and offering stage, these payments will include payments to the dealer manager for selling commissions and dealer manager fee. During this stage, we also will make payments to our advisor for reimbursement of certain other organization and offering expenses. However, we do not expect that our total payments for other organization and offering expenses would exceed 2% of gross offering proceeds. During our operational stage, we expect to make payments to our advisor in connection with the selection and origination or purchase of investments and the management of our assets and to reimburse certain costs incurred by our advisor in providing services to us. For a discussion of the compensation to be paid to our advisor and its affiliates and the dealer manager, see “Compensation Table.” The advisory agreement has a one-year term but may be renewed for an unlimited number of successive one-year periods upon the mutual consent of our advisor and our independent directors.

To maintain our qualification as a REIT after attaining it, we generally are required to make aggregate annual distributions to our stockholders of at least 90% of our REIT taxable income (which does not equal net income, as calculated in accordance with GAAP), determined without regard to the deduction for dividends paid and excluding any net capital gain. We expect that our board of directors will authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our board of directors deems relevant. Once we commence paying distributions, we expect to pay distributions monthly and continue paying distributions monthly unless our results of operations, our general financial condition, general economic conditions or other factors make it imprudent to do so. The timing and amount of distributions will be determined by our board and will be influenced in part by its intention to comply with REIT requirements of the Code. We have not established a minimum distribution level.

Results of Operations

We were incorporated in the State of Maryland on September 9, 2014 and, as of the date of this prospectus, we have not commenced operations. We will not commence any significant operations until we have sold a minimum of 200,000 Common Shares (excluding Common Shares purchased by New York, Tennessee and Pennsylvania investors). Purchases of Common Shares by our advisor, directors, officers and other affiliates will be included for purposes of determining whether the minimum of 200,000 Common Shares required to release funds from the escrow account has been sold.

Critical Accounting Policies

Below is a discussion of the accounting policies that management believes will be critical once we commence operations. Our accounting policies have been established to conform with GAAP. We consider these policies critical because they involve significant management judgments and assumptions, require estimates about matters that are inherently uncertain and because they are important for understanding and evaluating our reported financial results. These judgments affect the reported amounts of assets and liabilities and our disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. With different estimates or assumptions, materially different amounts could be reported in our financial statements. Additionally, other companies may utilize different estimates that may impact the comparability of our results of operations to those of companies in similar businesses.

Real Estate-Related Debt Investments in General

Real estate-related debt investments generally will be intended to be held to maturity and, accordingly, will be carried at cost, net of unamortized loan fees, origination fees, premium, discount and unfunded commitments. Real estate-related debt investments that are deemed to be impaired will be carried at amortized cost less a loan loss reserve, if deemed appropriate, which will approximate fair value. Real estate-related debt investments that we do not intend to hold for the foreseeable future or until their expected payoff will be classified as held for sale and recorded at the lower of cost or estimated value.

Real Estate Securities in General

We will classify our real estate securities investments as available for sale on the acquisition date, which will be carried at fair value. Unrealized gains (losses) will be recorded as a component of accumulated other comprehensive income in our consolidated statements of equity. However, we may elect the fair value option for certain of our available-for-sale securities, and as a result, any unrealized gains (losses) on such securities will be recorded in unrealized gain (loss) on investments and other in our consolidated statements of operations.

Revenue Recognition

Real Estate-Related Debt Investments

Interest income will be recognized on an accrual basis and any related premium, discount, origination costs and fees will be amortized over the life of the investment using the effective interest method. The amortization will be reflected as an adjustment to interest income in our consolidated statements of operations. The amortization of a premium or accretion of a discount will be discontinued if such debt investment is reclassified to held for sale.

Real Estate Securities

Interest income will be recognized using the effective interest method with any premium or discount amortized or accreted through earnings based on expected cash flow through the expected maturity date of the security. Changes to expected cash flow may result in a change to the yield, which will then be applied retrospectively for high-credit-quality securities that cannot be prepaid or otherwise settled in such a way that the holder would not recover substantially all the investment or prospectively for all other securities to recognize interest income.

Credit Losses and Impairment on Investments

Real Estate-Related Debt Investments

Real estate-related debt investments will be considered impaired when, based on current information and events, it is probable that we will not be able to collect principal and interest amounts due according to the contractual terms. We will assess the credit quality of the portfolio and adequacy of loan loss reserves on a quarterly basis, or more frequently as necessary. Significant judgment of management will be required in this analysis. We will consider the estimated net recoverable value of the debt investment as well as other factors, including but not limited to the fair value of any collateral, the amount and the status of any senior debt, the quality and financial condition of the borrower and the competitive situation of the area where the underlying collateral is located. Because this determination will be based on projections of future economic events, which are inherently subjective, the amount ultimately realized may differ materially from the carrying value as of the balance sheet date. If upon completion of the assessment, the estimated fair value of the underlying collateral is less than the net carrying value of the debt investment, a loan loss reserve will be recorded with a corresponding charge to provision for loan losses. The loan loss reserve for each debt investment will be maintained at a level that is determined to be adequate by management to absorb probable losses.

Income recognition will be suspended for a debt investment at the earlier of the date at which payments become 90 days past due or when, in the opinion of management, a full recovery of income and principal becomes doubtful. When the ultimate collectability of the principal of an impaired debt investment is in doubt, all payments will be applied to principal under the cost recovery method. When the ultimate collectability of the principal of an impaired debt investment is not in doubt, contractual interest will be recorded as interest income when received, under the cash basis method, until an accrual is resumed when the debt investment becomes contractually current and performance is demonstrated to be resumed. A debt investment will be written off when it is no longer realizable or is legally discharged.

Real Estate Securities

Real estate securities for which the fair value option is elected will not be evaluated for other-than-temporary impairment, or OTTI, as any change in fair value will be recorded in our consolidated statements of operations. Realized losses on such securities will be reclassified to realized gain (loss) on investments and other as losses occur.

Real estate securities for which the fair value option is not elected will be evaluated for OTTI quarterly. Impairment of a security is considered to be other-than-temporary when: (a) the holder has the intent to sell the impaired security; (b) it is more likely than not the holder will be required to sell the security; or (c) the holder does not expect to recover the entire amortized cost of the security. When a real estate security has been deemed to be other-than-temporarily impaired due to (a) or (b), the security will be written down to its fair value and an OTTI will be recognized in the consolidated statements of operations. In the case of (c), the security will be written down to its fair value and the amount of OTTI will then be bifurcated into: (i) the amount related to expected credit losses; and (ii) the amount related to fair value adjustments in excess of expected credit losses. The portion of OTTI related to expected credit losses will be recognized in our consolidated statements of operations. The remaining OTTI related to the valuation adjustment will be recognized as a component of accumulated other comprehensive income in our consolidated statements of equity. The portion of OTTI recognized through earnings will be accreted back to the amortized cost basis of the security through interest income, while amounts recognized through other comprehensive income will be amortized over the life of the security with no impact on earnings. Real estate securities which are not high-credit-quality will be considered to have an OTTI if the security has an unrealized loss and there has been an adverse change in expected cash flow. The amount of OTTI will then be bifurcated as discussed above.

Investments in Unconsolidated Entities

We will evaluate investments in other entities for consolidation. We will consider the percentage interest in the joint venture, evaluation of control and whether a variable interest entity exists when determining if the investment qualifies for consolidation.

Under the equity method, the investment will be recorded initially at cost, and subsequently adjusted for equity in net income (loss) and cash contributions and distributions. The net income or loss of each investor will be allocated in accordance with the provisions of the operating agreement of the entity. The allocation provisions in these agreements may differ from the ownership interest held by each investor. Differences between the carrying amount of our investment in the respective joint venture and our share of the underlying equity of such unconsolidated entity will be amortized over the respective lives of the underlying assets as applicable. These items will be reported as a single line item in the consolidated statements of operations as income or loss from investments in unconsolidated affiliated entities. Under the cost of accounting, the investment will be recorded initially at cost, and subsequently adjusted for cash contributions and distributions resulting from any capital events. Dividends earned from the underlying entity will be recorded as interest income.

On a quarterly basis, we will assess whether the value of our investments in unconsolidated entities has been impaired. An investment is impaired only if management’s estimate of the fair value of the investment is less than the carrying value of the investment, and such decline in value is deemed to be other than temporary. The ultimate realization of our investment in partially owned entities is dependent on a number of factors including the performance of that entity and market conditions. If we determine that a decline in the value of a partially owned entity is other than temporary, we will record an impairment charge.

Accounting for Organization and Other Offering Costs

We will record selling commissions and dealer manager fees paid to our dealer manager, and other third-party offering expenses such as registration fees, due diligence fees, marketing costs and professional fees, as a reduction against additional paid-in capital. Any organization costs will be expensed to general and administrative costs.

Distribution Policy

We expect to declare distributions based on daily record dates that will be aggregated and paid on a monthly basis beginning the first month after the month in which we make our first real estate-related investment. Once we commence paying distributions, we expect to pay distributions monthly and continue paying distributions monthly unless our results of operations, our general financial condition, general economic conditions or other factors make it imprudent to do so. The timing and amount of distributions will be determined by our board and will be influenced in part by its intention to comply with REIT requirements of the Code.

We expect to have little, if any, funds from operations available for distribution until we make substantial investments. Further, because we may receive income from interest or dividends at various times during our fiscal year and because we may need funds from operations during a particular period to fund capital expenditures and other expenses, we expect that at least during the early stages of our development and from time to time during our operational stage, our board will authorize and we will declare distributions in anticipation of funds that we expect to receive during a later period and we will pay these distributions in advance of our actual receipt of these funds. In these instances, we expect to use proceeds from this offering or from the issuance of securities in the future, or third-party borrowings, to fund our distributions. We also may fund such distributions from advances from our sponsor or from any waiver of fees by our advisor.

Our board has the authority under our organizational documents, to the extent permitted by Maryland law, to authorize the payment of distributions from any source, and we expect that, at least in the early stages of our existence, we will use the proceeds of this offering to pay distributions. There is no limit on the amount of offering proceeds we may use to fund distribution payments.

To maintain our qualification as a REIT, we generally are required to make aggregate annual distributions to our stockholders of at least 90% of our REIT taxable income (which does not equal net income, as calculated in accordance with GAAP), determined without regard to the deduction for dividends paid and excluding any net capital gain. If we meet the REIT qualification requirements, we generally will not be subject to U.S. federal income tax on that portion of our taxable income or capital gain which is distributed to our stockholders.

We have not established a minimum distribution level, and our charter does not require that we pay distributions to our stockholders.

Funds From Operations and Modified Funds From Operations

We believe that FFO and MFFO, both of which are non-GAAP measures, are additional appropriate measures of the operating performance of a REIT and of us in particular. We compute FFO in accordance with the standards established by NAREIT as net income (loss) (computed in accordance with GAAP), excluding gains (losses) from sales of depreciable property, the cumulative effect of changes in accounting principles, real estate-related depreciation and amortization, impairment on depreciable property owned directly or indirectly and after adjustments for unconsolidated ventures. We believe that FFO is a useful and standard supplemental measure of the operating performance for REITs and is used frequently by securities analysts, investors and other interested parties in evaluating REITs, many of which present FFO when reporting their operating results.

Changes in the accounting and reporting rules under GAAP that have been put into effect since the establishment of NAREIT’s definition of FFO have prompted an increase in the non-cash and non-operating items included in FFO. For instance, the accounting treatment for acquisition fees related to business combinations has changed from being capitalized to being expensed. Additionally, non-traded REITs are typically different from traded REITs because they generally anticipate a liquidity event or have a targeted exit strategy. Non-traded REITs typically have a significant amount of acquisition activity and are substantially more dynamic during their initial years of investment and operation as compared to later years when the proceeds from their initial public offering have been fully invested and when they may seek to implement a liquidity event or other exit strategy.

Acquisition fees paid to our advisor in connection with the origination and acquisition of investments are amortized over the life of the investment as an adjustment to income under GAAP and are therefore included in the computation of net income (loss) and income (loss) from operations, both of which are performance measures under GAAP. Such acquisition fees are paid in cash that would otherwise be available to distribute to our stockholders. If proceeds from our offering are not sufficient to fund the payment or reimbursement of acquisition fees and expenses to our advisor, such fees would be paid from other sources, including new financing, operating cash flow, net proceeds from the sale of investments or from other cash flow. We believe that acquisition fees incurred by us negatively impact our operating performance during the period in which such investments are originated or acquired by reducing cash flow and therefore the potential distributions to our stockholders. However, we expect that we usually will earn origination fees for debt investments from our borrowers in an amount equal to the acquisition fees paid to our advisor, and that as a result, the impact of acquisition fees to our operating performance and cash flow will be minimal.

The origination and acquisition of investments and the corresponding acquisition fees paid to our advisor (and any offsetting origination fees received from our borrowers) associated with such activity is a key operating feature of our business plan that results in generating income and cash flow in order to pay distributions to our stockholders. Therefore, the exclusion for acquisition fees may be of limited value in calculating operating performance because acquisition fees affect our overall long-term operating performance and may be recurring in nature as part of net income (loss) and income (loss) from operations over our life.

Due to certain of the unique features of non-traded REITs, the IPA standardized a performance measure known as MFFO and recommends the use of MFFO for such REITs. Management believes MFFO is a useful performance measure to evaluate our business and further believes it is important to disclose MFFO in order to be consistent with the IPA recommendation and other non-traded REITs. MFFO that adjusts for items such as acquisition fees would only be comparable to non-traded REITs that have completed the majority of their acquisition activity and have other operating characteristics similar to ours.

MFFO is a metric used by management to evaluate our future operating performance once our organization and offering stage, as well as our acquisition activity, are complete and is not intended to be used as a liquidity measure. Although management uses the MFFO metric to evaluate future operating performance, this metric excludes certain key operating items and other adjustments that may affect our overall operating performance. MFFO is not equivalent to net income (loss) as determined under GAAP.

We define MFFO in accordance with the concepts established by the IPA. Our computation of MFFO may not be comparable to that of other REITs that do not calculate MFFO using the same method. Therefore, it is not necessarily meaningful to compare our MFFO against the MFFO of another REIT. See “Risk Factors — Risks Related to Our Business in General — We will provide investors with information using funds from operations, or FFO, and modified funds from operations, or MFFO, which are non-GAAP financial measures that may not be meaningful for comparing the performances of different REITs, and that have certain other limitations.” MFFO is calculated using FFO. We compute FFO, in accordance with the standards established by NAREIT, as net income (loss) (computed in accordance with GAAP), excluding gains (losses) from sales of depreciable property, the cumulative effect of changes in accounting principles, real estate-related depreciation and amortization, impairment charges on depreciable property owned directly or indirectly and after adjustments for unconsolidated ventures. FFO, as defined by NAREIT, is a computation made by analysts and investors to measure a real estate company’s cash flow generated by operations. MFFO excludes from FFO the following items:

•	acquisition fees and expenses; non-cash amounts related to straight-line rent and the amortization of above- or below-market and in-place intangible lease assets and liabilities (which are adjusted in order to reflect such payments from an accrual basis of accounting under GAAP to a cash basis of accounting);
•	amortization of a premium and accretion of a discount on debt investments;
•	non-recurring impairment of real estate-related investments;
•	realized gains (losses) from the early extinguishment of debt;
•	realized gains (losses) on the extinguishment or sales of hedges, foreign exchange, securities and other derivative holdings except where the trading of such instruments is a fundamental attribute of our business;

•	unrealized gains (losses) from fair value adjustments on real estate securities, including CMBS and other securities, interest rate swaps and other derivatives not deemed hedges and foreign exchange holdings;
•	unrealized gains (losses) from the consolidation from, or deconsolidation to, equity accounting;
•	adjustments related to contingent purchase price obligations; and
•	adjustments for consolidated and unconsolidated partnerships and joint ventures calculated to reflect MFFO on the same basis as above.

Certain of the above adjustments are also made to reconcile net income (loss) to net cash provided by (used in) operating activities, such as for the amortization of a premium and accretion of a discount on debt and securities investments, amortization of fees, any unrealized gains (losses) on derivatives, securities or other investments, as well as other adjustments.

MFFO excludes non-recurring impairment of real estate-related investments. We assess the credit quality of our investments and adequacy of reserves on a quarterly basis, or more frequently as necessary. Significant judgment is required in this analysis. We consider the estimated net recoverable value of a loan as well as other factors, including but not limited to the fair value of any collateral, the amount and the status of any senior debt, the prospects for the borrower and the competitive situation of the region where the borrower does business.

We believe that MFFO is a useful non-GAAP measure for non-traded REITs. It is helpful to management and stockholders in assessing our future operating performance once our organization and offering stage, as well as our acquisitions, are complete, because it eliminates from net income non-cash fair value adjustments on our real estate securities and acquisition fees and expenses that are incurred as part of our investment activities. However, MFFO may not be a useful measure of our operating performance or a useful means of comparing our operating performance to that of other typical non-traded REITs if we do not continue to operate in a manner similar to that of other non-traded REITs, including if we were to extend the time that we were engaged in acquisition activity or if we determined not to pursue an exit strategy.

However, MFFO does have certain limitations. For instance, the effect of any amortization or accretion on investments originated or acquired at a premium or discount, respectively, is not reported in MFFO. In addition, realized gains (losses) from acquisitions and dispositions are not reported in MFFO, even though such realized gains (losses) could affect our operating performance and cash available for distribution. Stockholders should note that any cash gains generated from the sale of investments would generally be used to fund new investments.

Neither FFO nor MFFO is equivalent to net income (loss) or cash flow provided by operating activities determined in accordance with GAAP and neither should be construed as more relevant or accurate than the GAAP methodology in evaluating our operating performance. Neither FFO nor MFFO is necessarily indicative of cash flow available to fund our cash needs, including our ability to pay distributions to our stockholders. FFO and MFFO do not represent amounts available for management’s discretionary use for needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. Furthermore, neither FFO nor MFFO should be considered as an alternative to net income (loss) as an indicator of our operating performance.

The following table presents a reconciliation of FFO and MFFO to net income (loss):

Funds from Operations:
Net income (loss)
Funds from Operations
Modified Funds from Operations:
Funds from Operations
Adjustments:
Amortization of premiums, discounts and fees on investments and borrowings, net
Modified Funds from Operations

Quantitative and Qualitative Disclosures About Market Risk

The market risk associated with financial instruments and derivative financial instruments is the risk of loss from adverse changes in market prices or rates. We currently do not have any long-term debt, but anticipate incurring long-term debt in the future. Our interest rate risk management objectives with respect to our long-term debt will be to limit the impact of interest rate changes in earnings and cash flows and to lower our overall borrowing costs. To achieve these objectives, from time to time, we may enter into interest rate hedge contracts such as swaps, collars and treasury lock agreements. We would not hold or issue these derivative contracts for trading or speculative purposes. We do not anticipate having any foreign operations and thus we do not expect to be exposed to foreign currency fluctuations.

PRIOR PERFORMANCE SUMMARY

Prior Performance Summary

The information presented in this section represents the historical experience of the prior real estate programs sponsored by The Lightstone Group, our sponsor. This discussion includes a narrative summary of our sponsor’s experience in the last ten years for all programs that it sponsored that have invested in real estate regardless of the investment objectives of the program. The information set forth is current as of December 31, 2013, except where a different date is specified. You are strongly encouraged to carefully read the section captioned “— Recent Adverse Business Developments” below for recent adverse developments that have occurred and may continue to occur that are not reflected in the tabular information reflected in this prospectus, including current and potential loan defaults and other adverse developments.

The information contained herein and in the Prior Performance Tables included in Appendix A of this prospectus provides relevant summary information concerning real estate investment programs sponsored by our sponsor over the last ten years. The Prior Performance Tables contained in Appendix A of this prospectus set forth information as of the dates indicated regarding certain of these prior programs as to: (1) experience in raising and investing funds (Table I); (2) annual operating results of prior real estate investment programs (Table III); (3) results of completed programs (Table IV); and (4) results of sales or disposals of properties (Table V). This prior performance information is included solely to provide prospective investors with background to be used to evaluate the real estate experience of our sponsor and its affiliates. The information summarized below is set forth in greater detail in the Prior Performance Tables for Program Properties included in this prospectus. The following discussion is intended to summarize briefly the objectives and performance of the prior real estate programs and to disclose any material adverse business developments sustained by them.

THE INFORMATION IN THIS SECTION AND THE TABLES REFERENCED HEREIN SHOULD NOT BE CONSIDERED AS INDICATIVE OF HOW WE WILL PERFORM. THIS DISCUSSION REFERS TO THE PERFORMANCE OF PRIOR PROGRAMS SPONSORED BY OUR SPONSOR OR ITS AFFILIATES OVER THE PERIODS LISTED THEREIN. IN ADDITION, THE TABLES INCLUDED WITH THIS PROSPECTUS (WHICH REFLECT RESULTS OVER THE PERIODS SPECIFIED IN EACH TABLE) DO NOT MEAN THAT WE WILL MAKE INVESTMENTS COMPARABLE TO THOSE REFLECTED IN SUCH TABLES. IF YOU PURCHASE OUR COMMON SHARES, YOU WILL NOT HAVE ANY OWNERSHIP INTEREST IN ANY OF THE REAL ESTATE PROGRAMS DESCRIBED IN THE TABLES (UNLESS YOU ARE ALSO AN INVESTOR IN THOSE REAL ESTATE PROGRAMS).

Our Sponsor

Our sponsor and our advisor are controlled and majority-owned by Mr. Lichtenstein, our Chief Executive Officer and the Chairman of our board of directors. Our sponsor is, we believe, one of the largest private commercial real estate owners and operators in the United States. As of December 22, 2014, our sponsor directly or indirectly advises or has equity interests in a portfolio of over 100 properties containing approximately 10,135 multifamily units, 1.3 million leasable square feet of office space, 1.6 million leasable square feet of industrial space, 23 hotels, and 3.3 million leasable square feet of retail space. These residential, office, industrial, hospitality and retail properties are located in 20 states. Based in New York, and supported by regional offices in New Jersey, Maryland and Illinois, our sponsor employs approximately 400 staff and professionals. Our sponsor is experienced in selecting, underwriting, including due diligence, managing, leasing, disposing of, financing, and accounting for real estate-based investments as well as investor relations. In addition, our sponsor, along with its affiliates, has been one of the largest developers of outlet shopping centers in the United States over the last 10 years, having owned, managed and developed 25 outlet centers totaling more than eight million leasable square feet, and is an active residential developer in New York City.

Summary Information

Non-Public Program Properties

During the period January 1, 2004 to December 31, 2013, our sponsor sponsored eight non-public real estate investment programs, all with investment objectives similar to ours but that invest or invested as applicable, primarily in properties. As of December 31, 2013, our sponsor and its affiliates have raised approximately $460.5 million from 70 investors. As of December 31, 2013, our sponsor had closed six of these eight non-public real estate investment programs.

These eight non-public real estate investment programs have acquired, in aggregate, 693 properties with an aggregate purchase price of approximately $8.7 billion. Our sponsor financed these programs primarily with first mortgages. As of December 31, 2013, as a percentage of acquisition costs, approximately 96% were hospitality properties, 3% were retail properties, and 1% were residential properties. In addition, 99% were used properties and 1% were development properties, based upon aggregate purchase price. None were new properties.

The table below gives information about the properties purchased by region based upon aggregate purchase price:

Location	% of Total Purchase Price
Northeast	13%
Southeast	30%
Midwest	19%
Southwest	14%
West	23%
Total United States	99%
Canada	1%
Total	100%

As of December 31, 2013, these non-public real estate investment programs had sold or disposed of 691 properties, or 99% of the total 693 properties purchased.

During the period January 1, 2011 to December 31, 2013, the non-public real estate investment programs purchased two properties for an aggregate acquisition cost of approximately $46.9 million. The properties were purchased with offering proceeds and both of these properties are developable land for the development of a retail shopping center in the United States.

Public Program Properties

During the period May 22, 2005 (inception of first public program) to December 31, 2013, our sponsor sponsored three other public real estate investments programs, all with investment objectives similar to ours but that invest or invested, as applicable, primarily in properties. From May 22, 2005 (inception of the first public program) to December 31, 2013, our public programs, which consist of Lightstone I, Lightstone II and Lightstone III, collectively, have raised from 10,020 investors approximately $327.3 million, which consists of initial and follow-on offering proceeds of $372.3 million, plus distribution reinvestment plan proceeds, less redemptions and tendered shares.

During the period from the date of inception through December 31, 2013, the public programs purchased 79 properties, including interests in joint ventures and entities owning real properties, for an aggregate acquisition cost of approximately $1.4 billion. These properties were purchased with a combination of offering proceeds, mortgage notes payable, the granting of equity interests and reinvestment of proceeds from dispositions.

The table below gives information about these properties by region in the United States:

Location	% of Total Purchase Price
Northeast	24%
Southeast	45%
Midwest	22%
Southwest	8%
West	1%
Total	100%

As of December 31, 2013, based on the aggregate purchase price of the 79 properties acquired, including assumption of debt in joint ventures owning real estate properties, 60% of the public programs’ purchased properties were retail, 12% were residential, 13% were hospitality, 9% were office and 6% were industrial. In addition, 98% were used properties and 2% were development properties, based upon aggregate purchase price. None were new properties.

From May 22, 2005 (date of inception) through December 31, 2013, the public programs disposed of 34 properties (primarily interests in entities owning real estate properties) of the 79 properties purchased, including Lightstone I’s contribution of its interests in Prime Outlets Acquisition Company, Inc., or POAC, and Mill Run, LLC, or Mill Run, to Simon Properties Group, Inc., or Simon, on August 30, 2010 pursuant to the terms of a contribution agreement. In addition, Lightstone I sold to Simon, in two transactions in December 2012, its interest in the two outlet mall development properties. The aggregate consideration received for the dispositions was approximately $425.6 million, including marketable securities valued at $75.6 million as of the date of dispositions.

During the period January 1, 2011 to December 31, 2013, the public programs purchased 22 properties, including interests in joint ventures and entities owning real estate properties, for an aggregate acquisition cost of approximately $206.3 million. These properties were purchased with a combination of offering proceeds, mortgage notes payable, the granting of equity interests and reinvestment of proceeds from dispositions.

The table below gives information about these properties by region in the United States:

Location	% of Total Purchase Price
Northeast	29%
Southeast	27%
Midwest	38%
Southwest	6%
West	0%
Total	100%

As of December 31, 2013, based on the aggregate purchase price of the 22 properties acquired, including assumption of debt in joint ventures owning real estate properties, 16% of the public programs purchased properties were retail, 7% were residential and 77% were hospitality. In addition, 93% were used properties and 7% were development properties, based upon aggregate purchase price. None were new properties.

Public Programs of our Sponsor

Lightstone Value Plus Real Estate Investment Trust, Inc.

Lightstone I is the first publicly offered non-traded REIT sponsored by our sponsor. On May 22, 2005, Lightstone I commenced its initial public offering of its common stock for $10.00 per share, subject to certain volume and other discounts, in a primary offering, and for $9.50 pursuant to a distribution reinvestment plan. Lightstone I closed its offering to new investors on October 10, 2008 after the maximum number of shares was sold.

Lightstone I temporarily suspended its share repurchase program on March 2, 2010, and reinstated it on September 16, 2010. In 2010, Lightstone I repurchased 583,579 shares, representing 26% of repurchase requests received during the period, and did not repurchase 1.6 million shares, representing 74% of the requests received. The aggregate value of the shares presented for repurchase but not repurchased, based on the $9.00 per share repurchase price then in effect, was $14.4 million. In 2010, Lightstone I’s share repurchase program provided that during any 12-month period, Lightstone I would not repurchase in excess of 2.0% of the weighted average number of shares outstanding during the prior calendar year. The weighted average number of shares outstanding in 2009 was 31,276,697. Thus, the maximum number of shares that Lightstone would have been able to repurchase under its share repurchase program in 2010 was 625,533. As noted above, Lightstone I repurchased 583,579 shares in 2010. Therefore, the number of shares not repurchased due to the temporary suspension was 41,954, with an aggregate value, based on the $9.00 per share repurchase price then in effect, of $377,586.

Lightstone I continues to offer and sell shares of its common stock to existing Lightstone I stockholders pursuant to its distribution reinvestment plan. In addition, on December 19, 2011, Lightstone I completed a tender offer repurchasing from its stockholders approximately 2 million shares of its common stock at a price of $9.80 per share, or an aggregate amount of approximately $20 million, and on August 6, 2013, Lightstone I completed a tender offer repurchasing from its stockholders approximately 4.7 million shares of its common stock at a price of $10.60 per share, or an aggregate amount of approximately $50.0 million. On February 14, 2014, Lightstone I’s board of directors determined and approved an estimated net asset value per share of its common stock of $11.80 and confirmed the purchase price under the distribution reinvestment plan as $11.21 per common share, each as of September 30, 2013.

Through December 31, 2014, Lightstone I had raised net cash proceeds before costs of $254.2 million from 7,260 stockholders, consisting of primary offering proceeds of $299.8 million plus distribution reinvestment plan proceeds, less redemptions and tendered shares. After the closing of the initial public offering, Lightstone I had incurred approximately $23.8 million in selling commissions and dealer manager fees and $6.3 million in organization and other offering expenses.

Lightstone Value Plus Real Estate Investment Trust II, Inc.

On April 24, 2009, Lightstone II commenced its initial public offering of its common stock for $10.00 per share, subject to certain volume and other discounts, in a primary offering, and for $9.50 pursuant to a distribution reinvestment plan. As of August 15, 2012, Lightstone II’s initial offering, which terminated on August 15, 2012, had raised aggregate gross proceeds of approximately $49.6 million from the sale of approximately 5 million shares of common stock. Lightstone II commenced a follow-on offering on September 27, 2012, to sell up to 30 million shares of its common stock for $10.00 per share, subject to certain volume and other discounts. Lightstone II closed its follow-on offering on September 26, 2014. Lightstone II continues to offer and sell shares of its common stock to existing Lightstone II stockholders pursuant to its distribution reinvestment plan. On November 9, 2012, Lightstone II’s board of directors published an estimated net asset value per share of $10.00.

Through December 31, 2014, Lightstone II had raised net cash proceeds before costs of $183.3 million from 5,531 stockholders, consisting of initial and follow-on offering proceeds of $177.3 million, plus distribution reinvestment plan proceeds, less redemptions. As of December 31, 2014, Lightstone II had incurred approximately $16.3 million in selling commissions and dealer manager fees and $8.5 million in organization and other offering expenses.

Lightstone Value Plus Real Estate Investment Trust III, Inc.

Lightstone III is the third publicly offered non-traded REIT sponsored by Lightstone. On July 15, 2014, Lightstone III commenced its initial public offering of its common stock for $10.00 per share, subject to certain volume and other discounts, in a primary offering, and for $9.50 pursuant to a distribution reinvestment program. As of December 31, 2014, Lightstone III had received aggregate gross proceeds of $2.6 million, of which $2.0 million was raised from an entity 100% owned by Mr. Lichtenstein, and of which $0.2 million was raised from the sale of 20,000 shares in a private placement. As of December 31, 2014, Lightstone III had not acquired any properties. As of December 31, 2014, Lightstone III had incurred, cumulatively to that date, $2.2 million in organization and other offering expenses.

Estimated Values per Share

In February 2009, FINRA informed broker-dealers that sell shares of non-exchange-traded REITs, such as Lightstone I and Lightstone II, that broker-dealers may not report, in a customer account statement, an estimated value per share that is developed from data more than 18 months old. To assist broker-dealers in complying with the FINRA notice, on February 14, 2014, as stated above, the board of directors of Lightstone I established an estimated value of Lightstone I common stock of $11.80 per share as of September 30, 2013 and on November 9, 2012, as stated above, the board of directors of Lightstone II confirmed the offering price of $10.00 per share based upon Lightstone II’s estimated net asset value per share of $10.00. The shares of Lightstone I and Lightstone II were originally sold at a gross offering price of $10.00 per share. The current fair values of the shares of common stock may be higher or lower than their estimated values. There currently is no public market for the shares of Lightstone I or Lightstone II’s common stock and neither program expects one to develop. Lightstone I and Lightstone II currently have no plans to list their respective shares of common stock on a national securities exchange or over-the-counter market, or to include their respective shares of common stock for quotation on any national securities market. Accordingly, it is not possible to determine the market values of the respective shares of common stock. Privately negotiated sales and sales through intermediaries currently are the only means available to a common stockholder to liquidate an investment in shares of Lightstone I’s or Lightstone II’s common stock. In addition, the estimated values per share of Lightstone I and Lightstone II are based on the net asset values of Lightstone I and Lightstone II, respectively. As such, the estimated values per share are not estimates of liquidation value, which would deduct the fair value, if any, of certain subordinated payments that may be payable to an affiliate of our sponsor under the compensation arrangements of Lightstone I and Lightstone II.

Lightstone III is not yet required to report an estimated value per share. There currently is no public market for the shares of Lightstone III, and the program does not expect one to develop.

For more information regarding our sponsor’s Program Properties, see the prior performance tables in Appendix A of this prospectus.

Liquidity Track Record

Public Program Properties

Each of our sponsor’s prior public programs disclosed in its prospectus a timeframe of the tenth (with respect to Lightstone I and Lightstone II) or the eighth (with respect to Lightstone III) anniversary of the completion or termination of its initial public offering for listing its shares on a national securities exchange or seeking stockholder approval of either: (a) an extension or amendment of the listing deadline; or (b) seeking stockholder approval to adopt a plan of liquidation for the program. The timeframe for listing or seeking such stockholder approval has not yet occurred, and the programs are still in operation as of the date of this prospectus.

Recent Adverse Business Developments

General

The Program Properties generally have met and continue to meet their principal objectives. Certain of the Program Properties, however, have been adversely affected by U.S. market conditions, including decreasing values of certain residential and commercial real estate and tightening of the overall credit market. The liquidity disruptions in the credit markets have significantly limited access to debt financing.

After an analysis of these factors, taking into account the dislocation in the credit markets, the valuation of the affected assets, the increased costs of borrowing and the fact that certain properties were not generating sufficient cash flow to cover their fixed costs, our sponsor elected to stop making payments on certain debt obligations for certain Program Properties, as described below. Unless otherwise indicated, these loans were nonrecourse obligations. Our sponsor believes that preservation of capital, at the time such elections were made, was paramount given the limited access to the credit markets, a global recession and uncertainty in the global economy. In the future, lenders may further tighten their lending standards and may require a larger equity contribution from our sponsor, but we believe that this effect likely will emanate from the prevailing market conditions and not from one default or a series of defaults from a borrower.

Public Program Properties

This section describes the recent adverse business developments affecting the properties owned by Lightstone I.

As a result of Lightstone I defaulting on the debt related to three of the five apartment communities (of which one was located in Tampa, Florida, one in Charlotte, North Carolina and one in Greensboro, North Carolina) within its multi-family portfolio known as the Camden Portfolio due to the three properties no longer being economically beneficial to Lightstone I, the lender foreclosed on the three properties during the year ended December 31, 2010. As a result of the foreclosure transactions, the debt associated with these three properties of $51.4 million was extinguished and the obligations were satisfied with the transfer of the applicable properties’ assets and working capital and Lightstone I no longer has any ownership interests in these three properties.

In July 2011, as a result of Lightstone I not meeting certain debt service coverage ratios on the nonrecourse debt associated with its Gulf Coast Industrial Portfolio, the lender elected to retain all excess cash flow from the associated properties. The loan has been transferred to a special servicer. In September 2012, the lender notified Lightstone I that the loan, with an outstanding balance of $52.7 million, is in technical default and due on demand. Lightstone I is currently in discussions with the special servicer to restructure the loan.

Non-Public Program Properties

This section describes the recent adverse business developments affecting the non-public Program Properties. None of these properties is owned by Lightstone I, Lightstone II, Lightstone III or their affiliates.

PREIT Malls

In July 2009, our sponsor made a decision to stop infusing additional capital to fund the obligations on a portfolio of four regional malls acquired in late 2004 that had been refinanced in 2006 with a mortgage loan and two mezzanine loans in the aggregate amount of approximately $88.8 million: the Bradley Square Mall located in Cleveland, Tennessee; the Martinsburg Mall located in Martinsburg, West Virginia; the Mount Berry Square Mall located in Rome, Georgia and the Shenango Valley Mall located in Hermitage, Pennsylvania. These malls are included in the PREIT Malls program. The mortgage loan, owed to Canadian Imperial Bank of Commerce, was cross-collateralized by these malls in the principal amount of approximately $73.8 million and was in default.

These malls were placed into receivership. Subsequently, the Martinsburg Mall was sold to a third party by receivership sale on April 7, 2010; the Mount Berry Square Mall was foreclosed on July 6, 2010; the Bradley Square Mall was foreclosed on July 19, 2010; and the Shenango Valley Mall was transferred via an assignment of the ground lease in lieu of foreclosure on July 26, 2010. As a result of the foregoing transfers, our sponsor no longer has any ownership interests in these properties.

Lightstone Member II

In 2010, our sponsor made a decision to stop contributing additional capital to pay the debt obligations on a mezzanine loan in the aggregate principal amount of approximately $7.7 million secured by Brazos Mall and Shawnee Mall, two regional malls located in Lake Jackson, Texas and Shawnee, Oklahoma, respectively. The mezzanine debt matured in or about January 2010. These properties are included in the Lightstone Member II program. Additionally, the approximately $39.5 million of senior indebtedness on these properties was also in maturity default since January 2010. The properties had not been generating sufficient cash flow from operations to satisfy certain maintenance covenants contained in the financing documents for the senior mortgage loan and had been unable to pay the mortgage and mezzanine indebtedness. On February 22, 2011 and March 1, 2011, the lender completed the foreclosures of Shawnee Mall and Brazos Mall, respectively, and took title to the properties, and as a result, our sponsor no longer has any ownership interests in these properties.

Extended Stay

In June 2007, our sponsor acquired Extended Stay for approximately $8.0 billion, $7.4 billion of which was financed with mortgage and mezzanine loans. The acquisition of Extended Stay, which was included in the DL-DW Holdings LLC program, involved the acquisition of approximately 684 hotels located in 44 states and Canada. Our sponsor contributed approximately $200 million of the total approximately $600 million of equity to finance the acquisition of Extended Stay.

As a result of the downturn in the economy, Extended Stay experienced declines in revenues per available hotel room and resulting cash flows from operations. In anticipation of the amortization payments commencing in June 2009, Extended Stay engaged restructuring advisors in September 2008 to assist it in a comprehensive restructuring of its indebtedness. Extended Stay had reached an agreement with some of the lenders for an out-of-court debt restructuring, but it was unable to complete the restructuring outside of Chapter 11 under the United States Bankruptcy Code. On June 15, 2009, Extended Stay filed for Chapter 11 protection under the United States Bankruptcy Code. David Lichtenstein and Joseph Teichman were officers or directors of various Extended Stay subsidiaries that filed for Chapter 11 protection with Extended Stay.

In June 2007, affiliates of Extended Stay and our sponsor purchased two hotels located in Findlay, Ohio and Wilkes-Barre, Pennsylvania as part of the $8.0 billion acquisition of Extended Stay. Extended Stay financed this acquisition with a mortgage loan in the principal amount of $8.5 million secured by these two hotels. The acquisition financing was provided by Bank of America, N.A. These hotels are owned by entities that are debtors in the mentioned Chapter 11 bankruptcy cases.

The transaction pursuant to which Extended Stay emerged from bankruptcy discussed below included the appointment of a litigation trustee charged with pursuing claims in the name of Extended Stay for the benefit of its creditors. In June 2011, the litigation trustee filed a number of lawsuits in the U.S. Bankruptcy Court for the Southern District of New York against the seller, the buyer and the lending banks that were party to the original 2007 acquisition of Extended Stay, and most of its officers and directors. The lawsuits allege that the 2007 acquisition was a fraudulent conveyance and various breaches of fiduciary duties. David Lichtenstein and Joseph Teichman are both defendants in these lawsuits. The litigation trustee filed an amended complaint in November 2013 that consolidated all the remaining claims into a single action. The litigation trustee is seeking $139.2 million from Mr. Lichtenstein and his affiliates that were involved in the Extended Stay acquisition. As of the date of this prospectus, our sponsor awaits decisions on motions to dismiss that were filed in February 2014 in the hopes of having all the claims disposed of. Each of the mentioned defendants believes the lawsuits to be entirely without merit and does not anticipate them to result in any loss. In addition, there is a $50 million directors and officers insurance policy that is currently covering the cost of litigation and is anticipated to be available in the event of any judgment.

In October 2010, Centerbridge Partners, L.P. and Paulson & Co. Inc., each on behalf of various investment funds and accounts managed by them, and Blackstone Real Estate Partners VI L.P., on behalf of itself and its parallel funds and related alternative vehicles, purchased the Extended Stay chain for $3.9 billion in a transaction approved by the Bankruptcy Court. Our sponsor no longer has any ownership interest in Extended Stay.

Creditors in Extended Stay’s Chapter 11 proceeding will have no recourse against us or any assets that we may originate or acquire.

Additional Adverse Business Developments

Other Matters

In addition to the adverse developments described above, over time some of our sponsor’s prior programs have acquired properties or mortgage bonds or loans that were troubled at the time of their acquisition. For example, Lightstone I acquired a sub-leasehold interest in an office building located at 1407 Broadway, New York, New York in 2007, which was also subject to risk of an adverse outcome in litigation. None of the troubled properties or mortgage bonds or loans has prevented the programs from meeting their objectives.

Additional Information on the Public Programs

We will provide, upon request, for no fee, a copy of the Annual Reports on Form 10-K filed with the SEC within the previous 24 months by Lightstone I, Lightstone II or Lightstone III to the extent the same are required to be filed. We also will provide, upon request, for a reasonable fee, the exhibits to each such Form 10-K. A request for any such Annual Report on Form 10-K should be addressed to us at 1985 Cedar Bridge Ave., Suite 1, Lakewood, New Jersey 08701, Attention: Investor Relations.

Undertakings

Potential investors are encouraged to examine the Program Properties Prior Performance Tables included in this prospectus for more detailed information regarding the prior experience of our sponsor and its affiliates with respect to such Program Properties.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following summary discusses the material U.S. federal income tax considerations associated with our qualification and taxation as a REIT and the acquisition, ownership and disposition of our Common Shares. This summary is based upon the laws, regulations, and reported judicial and administrative rulings and decisions in effect as of the date of this prospectus, all of which are subject to change, retroactively or prospectively, and to possibly differing interpretations.

This discussion is based upon the Code, Treasury regulations promulgated under the Code, which we refer to as the Treasury Regulations, and reported judicial and administrative rulings and decisions in effect as of the date of this prospectus, all of which are subject to change, retroactively or prospectively, and to possibly differing interpretations. Any such change could affect the validity of this discussion.

This discussion does not address (i) U.S. federal taxes other than income taxes or (ii) state, local or non-U.S. taxes. In addition, this discussion does not purport to address the U.S. federal income or other tax considerations applicable to holders of our Common Shares that are subject to special treatment under U.S. federal income tax law, including, for example:

•	financial institutions;
•	partnerships or entities treated as partnerships for U.S. federal income tax purposes and investors therein, S corporations or other pass-through entities;
•	insurance companies;
•	pension plans or other tax-exempt organizations, except to the extent discussed below;
•	dealers in securities or currencies;
•	traders in securities that elect to use a mark to market method of accounting;
•	persons that hold our Common Shares as part of a straddle, hedge, constructive sale or conversion transaction;
•	RICs;
•	REITs;
•	certain U.S. expatriates;
•	persons whose “functional currency” is not the U.S. dollar;
•	persons who acquired our Common Shares through the exercise of an employee stock option or otherwise as compensation; and
•	persons who are Non-U.S. Stockholders (as defined below), except to the extent discussed below.

No ruling on the U.S. federal, state, or local tax considerations relevant to our operation or to the purchase, ownership or disposition of our shares, has been requested from the IRS or other tax authority. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below.

This summary is also based upon the assumption that the operation of the company, and of its subsidiaries and other lower-tier and affiliated entities, will in each case be in accordance with its applicable organizational documents or partnership agreements. This summary does not discuss the impact that U.S. state and local taxes and taxes imposed by non-U.S. jurisdictions could have on the matters discussed in this summary. In addition, this summary assumes that security holders hold our Common Shares as a capital asset, which generally means as property held for investment.

Prospective investors are urged to consult their tax advisors in order to determine the U.S. federal, state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our shares, the tax treatment of a REIT and the effect of potential changes in the applicable tax laws.

We intend to elect and qualify to be taxed as a REIT under the applicable provisions of the Code and the Treasury Regulations promulgated thereunder commencing with our taxable year ending December 31, 2015, or our first year of material operations. Furthermore, we intend to continue operating as a REIT so long as our board of directors determines that REIT qualification remains in our best interest. However, we cannot assure you that we will meet the applicable requirements under U.S. federal income tax laws, which are highly technical and complex.

In brief, a corporation that complies with the provisions in Code Sections 856 through 860 and qualifies as a REIT generally is not taxed on its net taxable income to the extent such income is currently distributed to stockholders, thereby completely or substantially eliminating the “double taxation” that a corporation and its stockholders generally bear together. However, as discussed in greater detail below, a corporation could be subject to U.S. federal income tax in some circumstances even if it qualifies as a REIT and would likely suffer adverse consequences, including reduced cash available for distribution to its stockholders, if it failed to qualify as a REIT.

Proskauer Rose LLP has acted as our tax counsel in connection with the registration statement of which this prospectus is a part. Proskauer Rose LLP is of the opinion that commencing with our taxable year ending December 31, 2015, or our first year of material operations, we have been organized in conformity with the requirements for qualification as a REIT under the Code, and our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT under the Code. This opinion has been filed as an exhibit to the registration statement of which this prospectus is a part, and is based and conditioned, in part, on various assumptions and representations as to factual matters and covenants made to Proskauer Rose LLP by us and based upon certain terms and conditions set forth in the opinion. Our qualification as a REIT depends upon our ability to meet, through operation of the properties we acquire and our investment in other assets, the applicable requirements under U.S. federal income tax laws. Proskauer Rose LLP has not reviewed these operating results for compliance with the applicable requirements under U.S. federal income tax laws.

Therefore, we cannot assure you that our actual operating results allow us to satisfy the applicable requirements to qualify as a REIT under U.S. federal income tax laws in any taxable year.

General

The term “REIT taxable income” means the taxable income as computed for a corporation which is not a REIT:

•	without the deductions allowed by Code Sections 241 through 247, and 249 (relating generally to the deduction for dividends received);
•	excluding amounts equal to: the net income from foreclosure property and the net income derived from prohibited transactions;
•	deducting amounts equal to: the net loss from foreclosure property, the net loss derived from prohibited transactions, the tax imposed by Code Section 857(b)(5) upon a failure to meet the 95% or the 75% Gross Income Tests, as defined in “— REIT Qualification Tests — Asset Tests,” the tax imposed by Code Section 856(c)(7)(C) upon a failure to meet the quarterly Asset Tests, as defined in “— REIT Qualification Tests — Asset Tests,” the tax imposed by Code Section 856(g)(5) for otherwise avoiding REIT disqualification, and the tax imposed by Code Section 857(b)(7) on redetermined rents, redetermined deductions and excess interest;
•	deducting the amount of dividends paid under Code Section 561, computed without regard to the amount of the net income from foreclosure property (which is excluded from REIT taxable income); and
•	without regard to any change of annual accounting period pursuant to Code Section 443(b).

In any year in which we qualify as a REIT and have a valid election in place, we will claim deductions for the dividends we pay to our stockholders, and therefore will not be subject to U.S. federal income tax on that portion of our taxable income or capital gain which is distributed to our stockholders.

Although we can eliminate or substantially reduce our U.S. federal income tax liability by maintaining our REIT qualification and paying sufficient dividends, we will be subject to U.S. federal tax in the following circumstances:

•	We will be taxed at normal corporate rates on any undistributed REIT taxable income or net capital gain.
•	If we fail to satisfy either the 95% Gross Income Test or the 75% Gross Income Test (each of which is described below), but our failure is due to reasonable cause and not willful neglect, and we therefore maintain our REIT qualification, we will be subject to a tax equal to the product of (a) the amount by which we failed the 75% or 95% Gross Income Test (whichever amount is greater) multiplied by (b) a fraction intended to reflect our profitability.
•	We will be subject to an excise tax if we fail to currently distribute sufficient income. In order to make the “required distribution” with respect to a calendar year, we must distribute the sum of (1) 85% of our REIT ordinary income for the calendar year, (2) 95% of our REIT capital gain net income for the calendar year, and (3) the excess, if any, of the grossed up required distribution (as defined in the Code) for the preceding calendar year over the distributed amount for that preceding calendar year. Any excise tax liability would be equal to 4% of the difference between the amount required to be distributed under this formula and the amount actually distributed and would not be deductible by us.
•	We may be subject to the corporate “alternative minimum tax” on our items of tax preference, including any deductions of net operating losses.
•	If we have net income from prohibited transactions such income would be subject to a 100% tax. See the section entitled “— REIT Qualification Tests” below.
•	We will be subject to U.S. federal income tax at the highest corporate rate on any non-qualifying income from foreclosure property, although we will not own any foreclosure property unless we make loans or accept purchase money notes secured by interests in real property and foreclose on the property following a default on the loan, or foreclose on property pursuant to a default on a lease.
•	If we fail to satisfy any of the Asset Tests, as described below, other than a failure of the 5% or 10% REIT assets tests that does not exceed a statutory de minimis amount as described more fully below, but our failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the amount determined by multiplying the highest corporate tax rate (currently 35%) by the net income generated by the non-qualifying assets during the period in which we failed to satisfy the Asset Tests, as described below.
•	If we fail to satisfy any other provision of the Code that would result in our failure to qualify as a REIT (other than a gross income or asset test requirement) and that violation is due to reasonable cause, we may retain our REIT qualification, but we will be required to pay a penalty of $50,000 for each such failure.
•	If we derive “excess inclusion income” from an interest in certain mortgage loan securitization structures (i.e., a “TMP” or a residual interest in a real estate mortgage investment conduit, or “REMIC”), we could be subject to corporate-level U.S. federal income tax at a 35% rate to the extent that such income is allocable to specified types of tax-exempt stockholders known as “disqualified organizations” that are not subject to unrelated business taxable income, or “UBTI.” See the “Excess Inclusion Income” portion of this section below.
•	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our stockholders. Such penalties would not be deductible by us.

•	If we acquire any asset from a corporation that is subject to full corporate-level U.S. federal income tax in a transaction in which our basis in the asset is determined by reference to the transferor corporation’s basis in the asset, and we recognize gain on the disposition of such an asset for up to a 10-year period beginning on the date we acquired such asset, then the excess of the fair market value as of the beginning of the applicable recognition period over our adjusted basis in such asset at the beginning of such recognition period will be subject to U.S. federal income tax at the highest regular corporate U.S. federal income tax rate. The results described in this paragraph assume that the non-REIT corporation will not elect, in lieu of this treatment, to be subject to an immediate tax when the asset is acquired by us.
•	A 100% tax may be imposed on transactions between us and a TRS that do not reflect arm’s-length terms.
•	The earnings of our subsidiaries that are C corporations, including any subsidiary we may elect to treat as a TRS generally will be subject to U.S. federal corporate income tax.
•	We may elect to retain and pay income tax on our net capital gain. In that case, a stockholder would include his, her or its proportionate share of our undistributed net capital gain (to the extent we make a timely designation of such gain to the stockholder) in his, her or its income as long-term capital gain, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for his, her or its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the stockholder’s basis in our Common Shares. Stockholders that are U.S. corporations will also appropriately adjust their earnings and profits for the retained capital gain in accordance with Treasury Regulations to be promulgated.

In addition, notwithstanding our qualification as a REIT, we and our subsidiaries may be subject to a variety of taxes, including state and local and foreign income, property, payroll and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

REIT Qualification Tests

Organizational Requirements.  The Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;
(2)	the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;
(3)	that would be taxable as a domestic corporation but for its qualification as a REIT;
(4)	that is neither a financial institution nor an insurance company;
(5)	that meets the gross income, asset and annual distribution requirements;
(6)	the beneficial ownership of which is held by 100 or more persons on at least 335 days in each full taxable year, proportionately adjusted for a short taxable year;
(7)	generally in which, at any time during the last half of each taxable year, no more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include specified entities);
(8)	that makes an election to be taxable as a REIT for the current taxable year, or has made this election for a previous taxable year, which election has not been revoked or terminated, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to maintain qualification as a REIT; and
(9)	that uses a calendar year for U.S. federal income tax purposes.

Organizational requirements (1) through (5) must be met during each taxable year for which REIT qualification is sought, while conditions (6) and (7) do not have to be met until after the first taxable year for which a REIT election is made. We intend to adopt December 31 as our year end, thereby satisfying condition (9).

Ownership of Interests in Partnerships, Limited Liability Companies and Qualified REIT Subsidiaries.  A REIT that is a partner in a partnership or a member in a limited liability company treated as a partnership for U.S. federal income tax purposes will be deemed to own its proportionate share of the assets of the partnership or limited liability company, as the case may be, based on its interest in partnership capital, and will be deemed to be entitled to its proportionate share of the income of that entity. The assets and gross income of the partnership or limited liability company retain the same character in the hands of the REIT. Thus, our pro rata share of the assets and items of income of any partnership or limited liability company treated as a partnership or disregarded entity for U.S. federal income tax purposes in which we own an interest is treated as our assets and items of income for purposes of the Asset Tests and Gross Income Tests (each as defined below).

We expect to control our subsidiary partnerships and limited liability companies and intend to operate them in a manner consistent with the requirements for our qualification as a REIT. If we become a limited partner or non-managing member in any partnership or limited liability company and such entity takes or expects to take actions that could jeopardize our qualification as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a Gross Income Test or Asset Test (each as defined below), and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.

We may from time to time own certain assets through subsidiaries that we intend to be treated as “qualified REIT subsidiaries.” A corporation will qualify as our qualified REIT subsidiary if we own 100% of the corporation’s outstanding stock and do not elect with the subsidiary to treat it as a TRS, as described below. A qualified REIT subsidiary is not treated as a separate corporation, and all assets, liabilities and items of income, gain, loss, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of income, gain, loss, deduction and credit of the parent REIT for purposes of the Asset Tests and Gross Income Tests (each as defined below). A qualified REIT subsidiary is not subject to U.S. federal income tax, but may be subject to state or local tax, and our ownership of the stock of a qualified REIT subsidiary will not violate the restrictions on ownership of securities, as described below under “— Asset Tests.”

We may from time to time own certain assets through entities that we wholly own and which are disregarded as separate from us for U.S. federal income tax purposes. If a disregarded subsidiary ceases to be wholly owned by us (for example, if any equity interest in the subsidiary is acquired by a person other than us or another one of our disregarded subsidiaries), the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the Asset and Gross Income Tests, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See “— Asset Tests” and “— Income Tests.”

Ownership of Interests in TRSs.  We may own an interest in one or more TRSs in the future. A TRS is a corporation other than a REIT in which a REIT directly or indirectly holds stock, and that has made a joint election with such REIT to be treated as a TRS. If a TRS owns more than 35% of the total voting power or value of the outstanding securities of another corporation, such other corporation will also be treated as a TRS. Other than some activities relating to lodging and health care facilities, a TRS generally may engage in any business, including investing in assets and engaging in activities that could not be held or conducted directly by us without jeopardizing our qualification as a REIT. For example, to the extent that we acquire loans with an intention of selling such loans in a manner that might expose us to a 100% tax on “prohibited transactions,” we expect such loans will be acquired by a TRS.

A TRS is subject to U.S. federal income tax as a regular C corporation. In addition, if certain tests regarding the TRS’s debt-to-equity ratio are not satisfied, a TRS generally may not deduct interest payments made in any year to an affiliated REIT to the extent that such payments exceed 50% of the TRS’s adjusted taxable income for that year (although the TRS may carry forward to, and deduct in, a succeeding year the disallowed interest amount if the 50% test is satisfied in that year). A REIT’s ownership of securities of a TRS is not subject to the 5% or 10% Asset Tests described below. However, no more than 25% of the gross value of a REIT’s assets may be comprised of securities of one or more TRS. See “— Asset Tests.”

Share Ownership Requirements

The Common Shares and any other stock we issue must be held by a minimum of 100 persons (determined without attribution to the owners of any entity owning our stock) for at least 335 days in each full taxable year, proportionately adjusted for partial taxable years. In addition, we cannot be “closely held,” which means that at all times during the second half of each taxable year, no more than 50% in value of our stock may be owned, directly or indirectly, by five or fewer individuals (determined by applying certain attribution rules under the Code to the owners of any entity owning our stock) as specifically defined for this purpose. However, these two requirements do not apply until after the first taxable year an entity elects REIT status.

Our charter contains certain provisions intended, among other purposes, to enable us to meet requirements (6) and (7) above. First, subject to certain exceptions, our charter provides that no person may beneficially or constructively own (applying certain attribution rules under the Code) more than 9.8% in value of the aggregate of our outstanding shares of stock or not more than 9.8% (in value or in number of shares, whichever is more restrictive) of any class or series of our shares of stock, as well as in certain other circumstances. See the section entitled “Description of Shares — Restrictions on Ownership of Shares” in this prospectus. Additionally, our DRIP, as well as the terms of the options granted to our independent directors, contain provisions that prevent them from causing a violation of these tests. Our charter also contains provisions requiring each holder of our shares to disclose, upon demand, constructive or beneficial ownership of shares as deemed necessary to comply with the requirements of the Code. Furthermore, stockholders failing or refusing to comply with our disclosure request will be required, under Treasury Regulations promulgated under the Code, to submit a statement of such information to the IRS at the time of filing their annual income tax returns for the year in which the request was made.

Asset Tests

At the close of each calendar quarter of the taxable year, we must satisfy four tests based on the composition of our assets, or the Asset Tests. After initially meeting the Asset Tests at the close of any quarter, we will not lose our qualification as a REIT for failure to satisfy the Asset Tests at the end of a later quarter solely due to changes in value of our assets. In addition, if the failure to satisfy the Asset Tests results from an acquisition during a quarter, the failure generally can be cured by disposing of non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with these tests and will act within 30 days after the close of any quarter as may be required to cure any noncompliance.

75% Asset Test.  At least 75% of the value of our assets must be represented by “real estate assets,” cash, cash items (including receivables) and government securities, which we refer to as the 75% Asset Test. Real estate assets include (1) real property (including interests in real property and interests in mortgages on real property), (2) shares in other qualifying REITs and (3) any property (not otherwise a real estate asset) attributable to the temporary investment of “new capital” in stock or a debt instrument, but only for the one-year period beginning on the date we received the new capital. A real estate mortgage loan that we own generally will be treated as a real estate asset for purposes of the 75% Asset Test if, on the date that we acquire or originate the mortgage loan, the value of the real property securing the loan is equal to or greater than the principal amount of the loan. Property will qualify as being attributable to the temporary investment of new capital if the money used to purchase the stock or debt instrument is received by us in exchange for our stock (other than amounts received pursuant to our distribution reinvestment program) or in a public offering of debt obligations that have a maturity of at least five years. Additionally, regular and residual interests in a REMIC are considered real estate assets. However, if less than 95% of the assets of a REMIC are real estate assets, we will be treated as holding and earning a proportionate share of the assets and income of the REMIC directly. In the case of any interests in grantor trusts, we would be treated as owning an undivided beneficial interest in the mortgage loans held by the grantor trust. Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below under “— 25% Asset Test.”

If we invest directly in real property, our purchase contracts for such real properties will apportion no more than 5% of the purchase price of any property to property other than “real property,” as defined in the Code. However, there can be no assurance that the IRS will not contest such purchase price allocation. If the IRS were to prevail, resulting in more than 15% of the purchase price of property being allocated to other than “real property,” then the portion of the rents we receive associated with other than real property will be deemed non-qualifying income for purposes of the Gross Income Tests (discussed below).

25% Asset Test.  Except as described below, the remaining 25% of our assets generally may be invested, subject to certain restrictions, which we refer to as the 25% Asset Test. If we invest in any securities that do not qualify under the 75% Asset Test, other than investments in other REITs, qualified REIT subsidiaries and TRSs, such securities may not exceed either (1) 5% of the value of our assets as to any one issuer; or (2) 10% of the outstanding securities by vote or value of any one issuer. The 10% value test does not apply to certain “straight debt” and other excluded securities, as described in the Code, including but not limited to any loan to an individual or estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, a partnership interest held by a REIT is not considered a “security” for purposes of the 10% value test; instead, the REIT is treated as owning directly its proportionate share of the partnership’s assets, which is based on the REIT’s proportionate interest in any securities issued by the partnership (disregarding for this purpose the general rule that a partnership interest is not a security), but excluding certain securities described in the Code.

For purposes of the 10% value test, “straight debt” means a written unconditional promise to pay on demand or on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into stock, (ii) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors other than certain contingencies relating to the timing and amount of principal and interest payments, as described in the Code and (iii) in the case of an issuer which is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if we, and any of our “controlled TRSs,” as defined in the Code, hold any securities of the corporate or partnership issuer which (a) are not straight debt or other excluded securities (prior to the application of this rule), and (b) have an aggregate value greater than 1% of the issuer’s outstanding securities (including, for the purposes of a partnership issuer, our interest as a partner in the partnership).

We may from time to time own 100% of the securities of one or more corporations that will elect, together with us, to be treated as our TRSs. So long as each of these companies qualifies as a TRS, we will not be subject to the 5% asset test, the 10% voting securities limitation or the 10% value limitation with respect to our ownership of their securities. It is our intention that the aggregate value of our TRSs will not exceed 25% of the aggregate value of our gross assets.

We expect that the assets comprising our mortgage-related investments and securities that we own generally will be qualifying assets for purposes of the 75% Asset Test, and that our ownership of TRSs and other assets will be structured in a manner that will comply with the foregoing Asset Tests, and we intend to monitor compliance on an ongoing basis. There can be no assurance, however, that we will be successful in this effort. In this regard, to determine compliance with these requirements, we will need to estimate the value of our assets, and we do not expect to obtain independent appraisals to support our conclusions as to the total value of our assets or the value of any particular security or other asset. Moreover, values of some assets, including our interests in our TRSs, may not be susceptible to a precise determination and are subject to change in the future. Although we will be prudent in making these estimates, there can be no assurance that the IRS will not disagree with these determinations and assert that a different value is applicable, in which case we might not satisfy the Asset Tests, and could fail to qualify as a REIT.

If we invest in a mortgage loan that is not fully secured by real property, Revenue Procedure 2014-51 may apply to determine what portion of the mortgage loan will be treated as a real estate asset for purposes of the 75% Asset Test. Pursuant to this guidance, the IRS has announced that it will not challenge a REIT's treatment of a loan as a real estate asset in its entirety to the extent that the value of the loan is equal to or less than the value of the real property securing the loan at the relevant testing date.

Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the Asset Tests.

Accordingly, there can be no assurance that the IRS will not contend that our interests in subsidiaries or in the securities of other issuers cause a violation of the Asset Tests.

We may enter into repurchase agreements under which we will nominally sell certain of our assets to a counterparty and simultaneously enter into an agreement to repurchase the sold assets. We believe that we will be treated for U.S. federal income tax purposes as the owner of the assets that are the subject of any repurchase agreement and that the repurchase agreement will be treated as a secured lending transaction notwithstanding that we may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we did not own the assets during the term of the repurchase agreement, in which case we could fail to qualify as a REIT.

We may acquire certain mezzanine loans secured by equity interests in pass-through entities that directly or indirectly own real property. Mezzanine loans meeting the requirements of the safe harbor set forth in Revenue Procedure 2003-65 will be treated by the IRS as real estate assets for purposes of the Asset Tests. In addition, any interest derived from such mezzanine loans will be treated as qualifying mortgage interest for purposes of the 75% Gross Income Test (as defined below). Although Revenue Procedure 2003-65 provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. The mezzanine loans that we acquire may not meet all the requirements of the safe harbor. Accordingly, there can be no assurance that the IRS will not challenge the qualification of such assets as real estate assets or the interest generated by these loans as qualifying income under the 75% Gross Income Test.

We may acquire certain participation interests, or “B-Notes,” in mortgage loans originated by other lenders. A B-Note is an interest created in an underlying loan by virtue of a participation or similar agreement, to which the originator of the loan is a party, along with one or more participants. The borrower on the underlying loan is typically not a party to the participation agreement. The performance of a participant's investment depends upon the performance of the underlying loan, and if the underlying borrower defaults, the participant typically has no recourse against the originator of the loan. The originator often retains a senior position in the underlying loan, and grants junior participations, which will be a first loss position in the event of a default by the borrower. We may invest in participations in real estate loans that we believe qualify for purposes of the 75% Asset Test, and that interest derived from such investments will be treated as qualifying mortgage interest for purposes of the 75% Gross Income Test (as defined below). The appropriate treatment of participation interests for U.S. federal income tax purposes is not entirely certain, and no assurance can be given that the IRS will not challenge our treatment of participation interests.

A REIT is able to cure certain asset test violations. As noted above, a REIT cannot own securities of any one issuer representing more than 5% of the total value of the REIT's assets or more than 10% of the outstanding securities, by vote or value, of any one issuer. However, a REIT would not lose its REIT qualification for failing to satisfy these 5% or 10% asset tests in a quarter if the failure is due to the ownership of assets the total value of which does not exceed the lesser of (a) 1% of the total value of the REIT's assets at the end of the quarter for which the measurement is done, and (b) $10 million; provided in either case that the REIT either disposes of the assets within six months after the last day of the quarter in which the REIT identifies the failure (or such other time period prescribed by the Treasury), or otherwise meets the requirements of those rules by the end of that period.

If a REIT fails to meet any of the asset test requirements for a quarter and the failure exceeds the de minimis threshold described above, then the REIT still would be deemed to have satisfied the requirements if (a) following the REIT's identification of the failure, the REIT files a schedule with a description of each asset that caused the failure, in accordance with regulations prescribed by the Treasury, (b) the failure was due to reasonable cause and not to willful neglect, (c) the REIT disposes of the assets within six months after the last day of the quarter in which the identification occurred or such other time period as is prescribed by the Treasury (or the requirements of the rules are otherwise met within that period), and (d) the REIT pays a tax on the failure equal to the greater of (i) $50,000, or (ii) an amount determined (under regulations) by multiplying (A) the highest rate of tax for corporations under Section 11 of the Code, by (B) the net income generated by the assets that caused the failure for the period beginning on the first date of the failure and ending on the date the REIT has disposed of the assets (or otherwise satisfies the requirements).

Income Tests

For each calendar year, we must satisfy two separate tests based on the composition of our gross income, as defined under our method of accounting, or the Gross Income Tests.

75% Gross Income Test.  At least 75% of our gross income for the taxable year (excluding gross income from prohibited transactions) must result from (1) rents from real property, (2) interest on obligations secured by mortgages on real property or on interests in real property, (3) gains from the sale or other disposition of real property (including interests in real property and interests in mortgages on real property) other than property held primarily for sale to customers in the ordinary course of our trade or business, (4) dividends from other qualifying REITs and gain (other than gain from prohibited transactions) from the sale of shares of other qualifying REITs, (5) other specified investments relating to real property or mortgages thereon, and (6) for a limited time, temporary investment income (as described under the 75% Asset Test above). We refer to this requirement as the 75% Gross Income Test. We intend to invest funds not otherwise invested in real properties in cash sources or other liquid investments which will allow us to qualify under the 75% Gross Income Test.

95% Gross Income Test.  At least 95% of our gross income (excluding gross income from prohibited transactions) for the taxable year must be derived from (1) sources which satisfy the 75% Gross Income Test, (2) dividends, (3) interest, or (4) gain from the sale or disposition of stock or other securities that are not assets held primarily for sale to customers in the ordinary course of our trade or business. We refer to this requirement as the 95% Gross Income Test. It is important to note that dividends and interest on obligations not collateralized by an interest in real property qualify under the 95% Gross Income Test, but not under the 75% Gross Income Test. We intend to invest funds not otherwise invested in properties in cash sources or other liquid investments which will allow us to qualify under the 95% Gross Income Test.

Interest Income.  All interest income qualifies under the 95% Gross Income Test, and interest on loans secured by real property qualifies under the 75% Gross Income Test, provided, in both cases, that the interest does not depend, in whole or in part, on the income or profits of any person (excluding amounts based on a fixed percentage of receipts or sales). If a loan is secured by both real property and other property, the interest on it may nevertheless qualify under the 75% Gross Income Test. Interest income constitutes qualifying mortgage interest for purposes of the 75% Gross Income Test to the extent that the obligation is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, the interest income will be apportioned between the real property and the other property, and our income from the loan will qualify for purposes of the 75% Gross Income Test only to the extent that the interest is allocable to the real property.

If we invest in a mortgage loan that is not fully secured by real property, we would be required to apportion our annual interest income to the real property security based on a fraction, the numerator of which is the value of the real property securing the loan, determined when we commit to acquire the loan, and the denominator of which is the highest “principal amount” of the loan during the year. Under Revenue Procedure 2014-51, the “principal amount” of the loan is treated as the face amount of the loan, despite the Code requiring taxpayers to treat any market discount (i.e., the difference between the purchase price of the loan and its face amount), for all purposes (other than certain withholding and information reporting purposes) as interest rather than principal. Any mortgage loan that we invest in that is not fully secured by real property may therefore be subject to the interest apportionment rules and the position taken in Revenue Procedure 2014-51 as described above.

To the extent that we derive interest income from a loan where all or a portion of the amount of interest payable is contingent, such income generally will qualify for purposes of the 75% and 95% Gross Income Tests only if it is based upon the gross receipts or sales and not the net income or profits of any person. This limitation does not apply, however, to a mortgage loan where the borrower derives substantially all its income from the property from the leasing of substantially all its interest in the property to tenants, to the extent that the rental income derived by the borrower would qualify as rents from real property had it been earned directly by us.

To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan (or a shared appreciation provision), income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% Gross Income Tests, provided that the property is not inventory or dealer property in the hands of the borrower and would not be such property if held by us.

We may invest in construction loans, the interest from which will be qualifying income for purposes of the Gross Income Tests, provided that the loan value of the real property securing the construction loan is equal to or greater than the highest outstanding principal amount of the construction loan during any taxable year, and other requirements are met. For purposes of construction loans, the loan value of the real property is the fair market value of the land plus the reasonably estimated cost of the improvements or developments (other than personal property) which will secure the loan and which are to be constructed from the proceeds of the loan. There can be no assurance that the IRS would not successfully challenge our estimate of the loan value of the real property and our treatment of the construction loans for purposes of the Asset Tests and Gross Income Tests, which may cause us to fail to qualify as a REIT.

Any amount includible in our gross income with respect to a regular or residual interest in a REMIC generally is treated as interest on an obligation secured by a mortgage on real property. If, however, less than 95% of the assets of a REMIC consists of real estate assets (determined as if we held such assets), we will be treated as receiving directly our proportionate share of the income of the REMIC for purposes of determining the amount that is treated as interest on an obligation secured by a mortgage on real property.

We believe that substantially all the interest income that we receive from our mortgage-related investments and securities generally will be qualifying income for purposes of both the 75% and 95% Gross Income Tests. However, to the extent we own non-REMIC collateralized mortgage obligations or other debt instruments secured by mortgage loans (rather than by real property) or secured by non-real estate assets, or debt securities that are not secured by mortgages on real property or interests in real property, the interest income received with respect to such securities generally will be qualifying income for purposes of the 95% Gross Income Test, but not the 75% Gross Income Test.

We expect that the mortgage-backed securities that we invest in will be treated either as interests in a grantor trust or as interests in a REMIC for U.S. federal income tax purposes and that all interest income, original issue discount and market discount from such mortgage-backed securities will be qualifying income for the 95% Gross Income Test. In the case of mortgage-backed securities treated as interests in grantor trusts, we would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. The interest, original issue discount and market discount on such mortgage loans would be qualifying income for purposes of the 75% Gross Income Test to the extent that the obligation is adequately secured by real property, as discussed above. In the case of mortgage-backed securities treated as interests in a REMIC, income derived from REMIC interests generally will be treated as qualifying income for purposes of the 75% and 95% Gross Income Tests. As discussed above, if less than 95% of the assets of the REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest will qualify for purposes of the 75% Gross Income Test. In addition, some REMIC securitizations include imbedded interest swap or cap contracts or other derivative instruments that potentially could produce non-qualifying income for the holder of the related REMIC securities. We expect that substantially all our income from mortgage-backed securities will be qualifying income for purposes of the Gross Income Tests.

Fee Income.  We may receive various fees in connection with our operations. The fees generally will be qualifying income for purposes of both the 75% and 95% Gross Income Tests if they are received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by income or profits. Other fees generally are not qualifying income for purposes of either the 75% or 95% Gross Income Test. Any fees earned by a TRS are not included for purposes of the Gross Income Tests.

Dividend Income.  We may receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions are generally classified as dividends to the extent of the earnings and profits of the distributing corporation. Such distributions generally constitute qualifying income for purposes of the 95% Gross Income Test, but not the 75% Gross Income Test. Any dividends received by us from a REIT will be qualifying income for purposes of both the 95% and 75% Gross Income Tests.

We will monitor the amount of the dividend and other income from our TRSs and will take actions intended to keep this income, and any other nonqualifying income, within the limitations of the Gross Income Tests. Although we intend to take these actions to prevent a violation of the Gross Income Tests, we cannot guarantee that such actions will in all cases prevent such a violation.

Hedging Transactions.  From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities could take a variety of forms, including hedging instruments such as interest rate swap agreements, interest rate cap agreements, interest rate floor or collar agreements, investments in stripped securities receiving interest-only on the underlying assets, or “IO Strips,” options, futures contracts, forward contracts, similar financial instruments or other financial instruments that we deem appropriate. Income from a hedging transaction, including gain from the sale or disposition of such a transaction, that is clearly identified as a hedging transaction as specified in the Code will not constitute gross income and thus will be exempt from the 75% and 95% Gross Income Tests. The term “hedging transaction,” as used in the prior sentence, generally means any transaction we enter into in the normal course of our business primarily to manage risk of (a) interest rate changes or fluctuations with respect to borrowings made or to be made by us to acquire or carry real estate-related assets, or (b) currency fluctuations with respect to an item of qualifying income under the 75% or 95% Gross Income Test. To the extent that we do not properly identify such transactions as hedges or we hedge with other types of financial instruments, the income from those transactions is likely to be treated as non-qualifying income for purposes of the Gross Income Tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT.

Rents from Real Property.  Income attributable to a lease of real property generally will qualify as “rents from real property” under the 75% Gross Income Test and the 95% Gross Income Test if such lease is respected as a true lease for U.S. federal income tax purposes (see “— Characterization of Property Leases”) and subject to the rules discussed below. Rent from a particular tenant will not qualify if we, or an owner of 10% or more of our stock, directly or indirectly, owns 10% or more of the voting stock or the total number of shares of all classes of stock in, or 10% or more of the assets or net profits of, the tenant (subject to certain exceptions). The portion of rent attributable to personal property rented in connection with real property will not qualify, unless the portion attributable to personal property is 15% or less of the total rent received under, or in connection with, the lease.

Generally, rent will not qualify if it is based in whole, or in part, on the income or profits of any person from the underlying property. However, rent will not fail to qualify if it is based on a fixed percentage (or designated varying percentages) of receipts or sales, including amounts above a base amount so long as the base amount is fixed at the time the lease is entered into, the provisions are in accordance with normal business practice and the arrangement is not an indirect method for basing rent on income or profits.

If a REIT operates or manages a property or furnishes or renders certain “impermissible services” to the tenants at the property, and the income derived from the services exceeds 1% of the total amount received by that REIT with respect to the property, then no amount received by the REIT with respect to the property will qualify as “rents from real property.” Impermissible services are services other than services “usually or customarily rendered” in connection with the rental of real property and not otherwise considered “rendered to the occupant.” For these purposes, the income that a REIT is considered to receive from the provision of “impermissible services” will not be less than 150% of the cost of providing the service. If the amount so received is 1% or less of the total amount received by us with respect to the property, then only the income from the impermissible services will not qualify as “rents from real property.” However, this rule generally will not apply if such services are provided to tenants through an independent contractor from whom we derive no revenue, or through a TRS.

Amounts received as rent from a TRS are not excluded from rents from real property by reason of the related party rules described above, if the activities of the TRS and the nature of the properties it leases meet certain requirements. The TRSs will pay regular corporate tax rates on any income they earn. In addition, the TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the

TRS is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT’s tenants whose terms are not on an arm’s-length basis.

Prohibited Transaction Income.  Any gain that we realize on the sale of an asset (other than foreclosure property) held as inventory or otherwise held primarily for sale to customers in the ordinary course of business, either directly or through any subsidiary partnership or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to us, will be treated as income from a prohibited transaction that is subject to a 100% penalty tax, unless certain safe harbor exceptions apply. This prohibited transaction income may also adversely affect our ability to satisfy the Gross Income Tests. Under existing law, whether an asset is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. We intend to conduct our operations so that no asset owned by us will be held as inventory or primarily for sale to customers, and that a sale of any assets owned by us will not be in the ordinary course of business. However, the IRS may successfully contend that some of or all the sales made by us, by our subsidiary partnerships, or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to us, are prohibited transactions. We would be required to pay the 100% penalty tax on our allocable share of the gains resulting from any such sales. The 100% tax will not apply to gains from the sale of assets that are held through a TRS, although such income will be subject to tax at regular U.S. federal corporate income tax rates.

Foreclosure Property.  Foreclosure property is real property and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid on the property at foreclosure or having otherwise reduced the property to ownership or possession by agreement or process of law after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum U.S. federal corporate tax rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% Gross Income Test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT. If we believe we will receive any income from foreclosure property that is not qualifying income for purposes of the 75% Gross Income Test, we intend to elect to treat the related property as foreclosure property.

Failure to Satisfy the Gross Income Tests.  If we fail to satisfy either the 75% Gross Income or 95% Gross Income Tests for any taxable year, we may retain our qualification as a REIT for such year if we satisfy the IRS that (i) the failure was due to reasonable cause and not due to willful neglect, (ii) we attach to our return a schedule describing the nature and amount of each item of our gross income, and (iii) any incorrect information on such schedule was not due to fraud with intent to evade U.S. federal income tax. If this relief provision is available, we would remain subject to tax equal to the greater of the amount by which we failed the 75% Gross Income Test or the 95% Gross Income Test, as applicable, multiplied by a fraction meant to reflect our profitability.

Annual Distribution Requirements

In addition to the other tests described above, we are required to distribute dividends (other than capital gain dividends) to our stockholders each year in an amount at least equal to the excess of: (1) the sum of: (a) 90% of our REIT taxable income (determined without regard to the deduction for dividends paid and by excluding net capital gain); and (b) 90% of the net income (after tax) from foreclosure property; less (2) the sum of some types of items of non-cash income. Whether sufficient amounts have been distributed is based on amounts paid in the taxable year to which they relate, or in the following taxable year if we: (1) declared a dividend before the due date of our tax return (including extensions); (2) distribute the dividend within the 12-month period following the close of the taxable year (and not later than the date of the first regular dividend payment made after such declaration); and (3) file an election with our tax return. Additionally, dividends that we declare in October, November or December in a given year payable to stockholders of record in any such month will be treated as having been paid on December 31st of that year so long as the dividends are actually paid during January of the following year. In order for distributions to be counted as satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, the distributions must not be “preferential dividends.” A dividend is not a preferential dividend if the distribution is (1) pro rata among all outstanding shares of stock within a particular class, and (2) in accordance with the preferences among different classes of stock as set forth in our organizational documents. However, distributions in excess of a REIT’s current and accumulated earnings and profits will constitute a return of capital, to the extent of a stockholder’s adjusted U.S. federal income tax basis in its shares, and then capital gain, not a dividend. If we fail to meet the annual distribution requirements as a result of an adjustment to our U.S. federal income tax return by the IRS, or under certain other circumstances, we may cure the failure by paying a “deficiency dividend” (plus penalties and interest to the IRS) within a specified period.

If we do not distribute 100% of our REIT taxable income, we will be subject to U.S. federal income tax on the undistributed portion. We also will be subject to an excise tax if we fail to currently distribute sufficient income. In order to make the “required distribution” with respect to a calendar year and avoid the excise tax, we must distribute the sum of (1) 85% of our REIT ordinary income for the calendar year, (2) 95% of our REIT capital gain net income for the calendar year, and (3) the excess, if any, of the grossed up required distribution (as defined in the Code) for the preceding calendar year over the distributed amount for that preceding calendar year. Any excise tax liability would be equal to 4% of the difference between the amount required to be distributed and the amount actually distributed and would not be deductible by us.

We intend to pay sufficient dividends each year to satisfy the annual distribution requirements and avoid U.S. federal income and excise taxes on our earnings; however, it may not always be possible to do so. It is possible that we may not have sufficient cash or other liquid assets to meet the annual distribution requirements due to tax accounting rules and other timing differences. Other potential sources of non-cash taxable income include:

•	“residual interests” in REMICs or TMPs;
•	loans or mortgage-backed securities held as assets that are issued at a discount and require the accrual of taxable economic interest in advance of receipt in cash; and
•	loans on which the borrower is permitted to defer cash payments of interest, distressed loans on which we may be required to accrue taxable interest income even though the borrower is unable to make current servicing payments in cash, and debt securities purchased at a discount.

We will closely monitor the relationship between our REIT taxable income and cash flow, and if necessary to comply with the annual distribution requirements, will attempt to borrow funds to fully provide the necessary cash flow or to pay dividends in the form of taxable in-kind distributions of property, including taxable stock dividends.

Phantom Income

Due to the nature of the assets in which we will invest, we may be required to recognize taxable income from those assets in advance of our receipt of cash flow on or proceeds from disposition of such assets, and may be required to report taxable income in early periods that exceeds the economic income ultimately realized on such assets.

We may acquire debt instruments in the secondary market for less than their face amount. The amount of such discount generally will be treated as “market discount” for U.S. federal income tax purposes. We expect to accrue market discount on the basis of a constant yield to maturity of a debt instrument. Accrued market discount is reported as income when, and to the extent that, any payment of principal of the debt instrument is made, unless we elect to include accrued market discount in income as it accrues. Principal payments on certain loans are made monthly, and consequently accrued market discount may have to be included in income each month as if the debt instrument were assured of ultimately being collected in full. If we collect less on the debt instrument than our purchase price plus the market discount we had previously reported as income, we may not be able to benefit from any offsetting loss deductions in a subsequent taxable year.

Some of the mortgage-backed securities that we acquire may have been issued with original issue discount. In general, we will be required to accrue original issue discount based on the constant yield to maturity of the mortgage-backed securities, and to treat it as taxable income in accordance with applicable U.S. federal income tax rules even though smaller or no cash payments are received on such debt instrument. As in the case of the market discount discussed in the preceding paragraph, the constant yield in question will be determined and we will be taxed based on the assumption that all future payments due on mortgage-backed securities in question will be made, with consequences similar to those described in the previous paragraph if all payments on the mortgage-backed securities are not made.

We may acquire distressed debt investments that are subsequently modified by agreement with the borrower. If the amendments to the outstanding debt are “significant modifications” under the applicable Treasury Regulations, the modified debt may be considered to have been reissued to us in a debt-for-debt exchange with the borrower. In that event, we may be required to recognize taxable income to the extent the issue price (generally, the principal amount) of the modified debt exceeds our adjusted tax basis in the unmodified debt, and would hold the modified loan with a cost basis equal to its issue price for U.S. federal tax purposes.

In addition, if any debt instruments or mortgage-backed securities we acquire are delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular debt instrument are not made when due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income. Similarly, we may be required to accrue interest income with respect to subordinate mortgage-backed securities at the stated rate regardless of whether corresponding cash payments are received.

Due to each of these potential timing differences between income recognition or expense deduction and the related cash receipts or disbursements, there is a significant risk that we may have substantial taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this “phantom income” is recognized. See “— Annual Distribution Requirements.”

Failure to Qualify

If we fail to qualify as a REIT in any taxable year, we may be eligible for relief provisions if the failures are due to reasonable cause and not willful neglect and if a penalty tax is paid with respect to each failure to satisfy the applicable requirements. If the applicable relief provisions are not available or cannot be met, or to the extent we fail to distribute 100% of our REIT taxable income, we will not be able to deduct our dividends and will be subject to U.S. federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates, thereby reducing cash available for distributions. In such event, all distributions to stockholders (to the extent of our current and accumulated earnings and profits) will be taxable as ordinary dividend income. This “double taxation” results from our failure to qualify as a REIT. Unless entitled to relief under specific statutory provisions, we will not be eligible to elect REIT qualification for the four taxable years following the year during which qualification was lost.

Recordkeeping Requirements

We are required to maintain records and request on an annual basis information from specified stockholders. These requirements are designed to assist us in determining the actual ownership of our outstanding stock and maintaining our qualification as a REIT.

Taxable Mortgage Pools

An entity, or a portion of an entity, may be classified as a TMP under the Code if:

•	substantially all the marketing and development expenditures were made through an independent contractor; and its assets consist of debt obligations or interests in debt obligations;
•	more than 50% of those debt obligations are real estate mortgages or interests in real estate mortgages as of specified testing dates;
•	the entity has issued debt obligations that have two or more maturities; and

•	the payments required to be made by the entity, or portion of an entity, on its debt obligations “bear a relationship” to the payments it will receive on the debt obligations that it holds as assets.

Under the Treasury Regulations, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to compose “substantially all” of its assets, and therefore the entity would not be treated as a TMP. We may enter into financing and securitization arrangements that give rise to TMPs. Specifically, we may securitize mortgage-backed securities or mortgage loans that we acquire and, as a result, we may own interests in a TMP. To the extent that we do so, we may enter into such transactions through a qualified REIT subsidiary. We would be precluded from selling to outside investors equity interests in such securitizations or from selling any debt securities issued in connection with such securitizations that might be considered equity for U.S. federal income tax purposes in order to ensure that such entity remains a qualified REIT subsidiary.

A TMP generally is treated as a corporation for U.S. federal income tax purposes, and it may not be included in any consolidated U.S. federal corporate income tax return. However, special rules apply to a REIT, a portion of a REIT, or a qualified REIT subsidiary that is a TMP. If a REIT owns 100% of the equity interests in the TMP, either directly or indirectly through one or more qualified REIT subsidiaries or other entities that are disregarded as a separate entity for U.S. federal income tax purposes, the TMP will be a qualified REIT subsidiary and, therefore, ignored as an entity separate from the REIT for U.S. federal income tax purposes and would not generally affect the tax qualification of the REIT. Rather, except as described below, the consequences of the TMP classification would generally be limited to the REIT's stockholders. See “— Excess Inclusion Income.”

If we own less than 100% of the ownership interests in a subsidiary that is a TMP, the foregoing rules would not apply. Rather, the subsidiary would be treated as a corporation for U.S. federal income tax purposes, and would be subject to U.S. federal corporate income tax. In addition, this characterization would alter our REIT income and asset test calculations and could adversely affect our compliance with those requirements. We do not expect that we would form any subsidiary that would become a TMP, in which we own some of, but less than all, the ownership interests, and we intend to monitor the structure of any TMPs in which we have an interest to ensure that they will not adversely affect our qualification as a REIT.

Excess Inclusion Income

Pursuant to IRS guidance, a REIT's excess inclusion income, including any excess inclusion income from a residual interest in a REMIC, must be allocated among its stockholders in proportion to dividends paid. The REIT is required to notify stockholders of the amount of “excess inclusion income” allocated to them. A stockholder's share of excess inclusion income:

•	cannot be offset by any net operating losses otherwise available to the stockholder;
•	is subject to tax as UBTI in the hands of most types of stockholders that are otherwise generally exempt from U.S. federal income tax; and
•	results in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction for any otherwise applicable income tax treaty or other exemption, to the extent allocable to most types of foreign stockholders.

See “— Taxation of U.S. Stockholders.” Pursuant to IRS guidance, to the extent that excess inclusion income is allocated to a tax-exempt stockholder of a REIT that is not subject to unrelated business taxable income (such as a government entity or charitable remainder trust), the REIT may be subject to tax on this income at the highest applicable corporate tax rate (currently 35%). In that case, the REIT could reduce distributions to such stockholders by the amount of such tax paid by the REIT attributable to such stockholder's ownership. Treasury Regulations provide that such a reduction in distributions does not give rise to a preferential dividend that could adversely affect the REIT's compliance with its distribution requirements. See “— REIT Qualification Tests — Annual Distribution Requirements.” The manner in which excess inclusion income is calculated, or would be allocated to stockholders, including allocations among shares of different classes of stock, is not clear under current law. As required by IRS guidance, we intend to make such determinations using a reasonable method. Tax-exempt investors, foreign investors and taxpayers with net operating losses should carefully consider the tax consequences described above, and are urged to consult their tax advisors.

Characterization of Property Leases

We may purchase either new or existing properties and lease them to tenants. Our ability to claim certain tax benefits associated with ownership of these properties, such as depreciation, would depend on a determination that the lease transactions are true leases, under which we would be the owner of the leased property for U.S. federal income tax purposes. If, however, the IRS were to recharacterize our leases as service contracts or partnership agreements, rather than true leases, or disregarded altogether for tax purposes, all or part of the payments that we receive from the lessees would not be considered rent and might not otherwise satisfy the various requirements for qualification as “rents from real property.” In that case, we would not be able to satisfy either the 75% or 95% Gross Income Tests and, as a result, could lose our REIT qualification.

Taxation of U.S. Stockholders

Taxation of Taxable U.S. Stockholders.  As long as we qualify as a REIT, distributions paid to our U.S. Stockholders out of current or accumulated earnings and profits (and not designated as capital gain dividends or qualified dividend income) will be ordinary income. Generally, for purposes of this discussion, a “U.S. Stockholder” is a person (other than a partnership or entity treated as a partnership for U.S. federal income tax purposes) that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States for U.S. federal income tax purposes;
•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•	a trust if (1) a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) the trust has a valid election in effect under current Treasury Regulations to be treated as a U.S. person.

If a partnership or entity treated as a partnership for U.S. federal income tax purposes holds our Common Shares, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding our Common Shares should consult its own tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership and disposition of our Common Shares by the partnership.

Distributions in excess of current and accumulated earnings and profits are treated first as a tax-deferred return of capital to the U.S. Stockholder, reducing the U.S. Stockholder’s tax basis in his, her or its Common Shares by the amount of such distribution, and then as capital gain. Because our earnings and profits are reduced for depreciation and other non-cash items, it is possible that a portion of each distribution will constitute a tax-deferred return of capital. Additionally, because distributions in excess of earnings and profits reduce the U.S. Stockholder’s basis in our Common Shares, this will increase the U.S. Stockholder’s gain, or reduce the U.S. Stockholder’s loss, on any subsequent sale of the Common Shares.

Distributions that are designated as capital gain dividends will be taxed as long-term capital gain to the extent they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. Stockholder that receives such distribution has held its Common Shares. However, corporate stockholders may be required to treat up to 20% of some types of capital gain dividends as ordinary income. We also may decide to retain, rather than distribute, our net capital gain and pay any tax thereon. In such instances, U.S. Stockholders would include their proportionate shares of such gain in income as long-term capital gain, receive a credit on their returns for their proportionate share of our tax payments, and increase the tax basis of their Common Shares by the after-tax amount of such gain.

With respect to U.S. Stockholders who are taxed at the rates applicable to individuals, we may elect to designate a portion of our distributions paid to such U.S. Stockholders as “qualified dividend income.” A portion of a distribution that is properly designated as qualified dividend income is taxable to non-corporate U.S. Stockholders as capital gain, provided that the U.S. Stockholder has held the Common Shares with respect to which the distribution is made for more than 60 days during the 121 day period beginning on the date that is 60 days before the date on which such Common Shares became ex-dividend with respect to the relevant distribution. The maximum amount of our distributions eligible to be designated as qualified dividend income for a taxable year is equal to the sum of:

(1)	the qualified dividend income received by us during such taxable year from C corporations (including any TRSs);
(2)	the excess of any “undistributed” REIT taxable income recognized during the immediately preceding year over the U.S. federal income tax paid by us with respect to such undistributed REIT taxable income; and
(3)	the excess of any income recognized during the immediately preceding year attributable to the sale of a built-in-gain asset that was acquired in a carry-over basis transaction from a non-REIT corporation or had appreciated at the time our REIT election became effective over the U.S. federal income tax paid by us with respect to such built in gain.

Generally, dividends that we receive will be treated as qualified dividend income for purposes of (1) above if the dividends are received from a regular, domestic C corporation, such as any TRSs, and specified holding period and other requirements are met.

Dividend income is characterized as “portfolio” income under the passive loss rules and cannot be offset by a stockholder’s current or suspended passive losses. Corporate stockholders cannot claim the dividends received deduction for such dividends unless we lose our REIT qualification. Although U.S. Stockholders generally will recognize taxable income in the year that a distribution is received, any distribution we declare in October, November or December of any year and payable to a U.S. Stockholder of record on a specific date in any such month will be treated as both paid by us and received by the U.S. Stockholder on December 31st of the year it was declared even if paid by us during January of the following calendar year. Because we are not a pass-through entity for U.S. federal income tax purposes, U.S. Stockholders may not use any of our operating or capital losses to reduce their tax liabilities.

We have the ability to declare a large portion of a dividend in shares of our stock. As long as a portion of such dividend is paid in cash (which portion can be as low as 20%) and certain requirements are met, the entire distribution will be treated as a dividend for U.S. federal income tax purposes. As a result, U.S. Stockholders will be taxed on 100% of the dividend in the same manner as a cash dividend, even though most of the dividend was paid in shares of our stock. In general, any dividend on shares of our preferred stock will be taxable as a dividend, regardless of whether any portion is paid in shares of our stock.

In general, the sale of our Common Shares held for more than 12 months will produce long-term capital gain or loss. All other sales will produce short-term gain or loss. In each case, the gain or loss is equal to the difference between the amount of cash and fair market value of any property received from the sale and the U.S. Stockholder’s basis in the Common Shares sold. However, any loss from a sale or exchange of Common Shares by a U.S. Stockholder who has held such Common Shares for six months or less generally will be treated as a long-term capital loss, to the extent that the U.S. Stockholder treated our distributions as long-term capital gain. The use of capital losses is subject to limitations.

If excess inclusion income from a REMIC residual interest is allocated to any stockholder, that income will be taxable in the hands of the stockholder and would not be offset by any net operating losses of the stockholder that would otherwise be available. As required by IRS guidance, we intend to notify our stockholders if a portion of a dividend paid by us is attributable to excess inclusion income.

Currently, the maximum tax rate applicable to individuals and certain other noncorporate taxpayers on net capital gain recognized on the sale or other disposition of shares is 20%, and the maximum marginal tax rate payable by them on dividends received from corporations that are subject to a corporate level of tax has been reduced. Except in limited circumstances, as discussed above with respect to “qualified dividend income,” this reduced tax rate will not apply to dividends paid by us.

Cost Basis Reporting.  U.S. federal income tax information reporting rules may apply to certain transactions in our shares. Where such rules apply, the “cost basis” calculated for the shares involved will be reported to the IRS and to you. Generally these rules apply to all shares purchased, including those purchased through our DRIP. For “cost basis” reporting purposes, you may identify by lot the shares that you transfer or that are redeemed, but if you do not timely notify us of your election, we will identify the shares that are transferred or redeemed on a “first in/first out” basis. The shares in the distribution reinvestment program are also eligible for the “average cost” basis method, should you so elect.

Information reporting (transfer statements) on other transactions may also be required under these rules. Generally, these reports are made for certain transactions. Transfer statements are issued between “brokers” and are not issued to the IRS or to you.

Stockholders should consult their tax advisors regarding the consequences of these rules.

Taxation of Tax-Exempt Stockholders.  U.S. tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their UBTI. While many investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, our distributions to a U.S. Stockholder that is a domestic tax-exempt entity should not constitute UBTI unless such U.S. Stockholder borrows funds (or otherwise incurs acquisition indebtedness within the meaning of the Code) to acquire its Common Shares, or the Common Shares are otherwise used in an unrelated trade or business of the tax-exempt entity. Furthermore, part or all of the income or gain recognized with respect to our Common Shares held by certain domestic tax-exempt entities including social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal service plans (all of which are exempt from U.S. federal income taxation under Code Sections 501(c)(7), (9), (17) or (20)), may be treated as UBTI.

Special rules apply to the ownership of REIT shares by some tax-exempt pension trusts. If we would be “closely-held” (discussed above with respect to the share ownership tests) because the stock held by tax-exempt pension trusts was viewed as being held by the trusts rather than by their respective beneficiaries, tax-exempt pension trusts owning more than 10% by value of our stock may be required to treat a percentage of our dividends as UBTI. This rule applies if: (1) at least one tax-exempt pension trust owns more than 25% by value of our shares, or (2) one or more tax-exempt pension trusts (each owning more than 10% by value of our shares) hold in the aggregate more than 50% by value of our shares. The percentage treated as UBTI is our gross income (less direct expenses) derived from an unrelated trade or business (determined as if we were a tax-exempt pension trust) divided by our gross income from all sources (less direct expenses). If this percentage is less than 5%, however, none of the dividends will be treated as UBTI. Because of the restrictions in our charter regarding the ownership concentration of Common Shares, we believe that a tax-exempt pension trust should not become subject to these rules. However, because our Common Shares may become publicly traded, we can give no assurance of this.

Prospective tax-exempt purchasers should consult their own tax advisors and financial planners as to the applicability of these rules and consequences to their particular circumstances.

Backup Withholding and Information Reporting.  We will report to our U.S. Stockholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a U.S. Stockholder may be subject to backup withholding at the current rate of 28% with respect to dividends paid, unless the U.S. Stockholder (1) is a corporation or comes within other exempt categories and, when required, demonstrates this fact or (2) provides a taxpayer identification number or social security number, certifies under penalties of perjury that such number is correct and that such U.S. Stockholder is not subject to backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. Stockholder that does not provide his, her or its correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. In addition, we may be required to withhold a portion of capital gain distribution to any U.S. Stockholder who fails to certify its non-foreign status.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such U.S. Stockholder’s U.S. federal income tax liability, provided the required information is furnished to the IRS.

Taxation of Non-U.S. Stockholders

General.  The rules governing the U.S. federal income taxation of Non-U.S. Stockholders are complex, and as such, only a summary of such rules is provided in this prospectus. Non-U.S. investors should consult with their own tax advisors and financial planners to determine the impact that U.S. federal, state and local income tax or similar laws will have on such investors as a result of an investment in our REIT. A “Non-U.S. Stockholder” means a person (other than a partnership or entity treated as a partnership for U.S. federal income tax purposes) that is not a U.S. Stockholder.

Distributions — In General.  Distributions paid by us that are not attributable to gain from our sales or exchanges of USRPIs and not designated by us as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such dividends to Non-U.S. Stockholders ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the dividend unless an applicable tax treaty reduces or eliminates that tax. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs. If income from the investment in the Common Shares is treated as effectively connected with the Non-U.S. Stockholder’s conduct of a U.S. trade or business, the Non-U.S. Stockholder generally will be subject to a tax at the graduated rates applicable to ordinary income, in the same manner as U.S. stockholders are taxed with respect to such dividends (and also may be subject to the 30% branch profits tax in the case of a stockholder that is a foreign corporation that is not entitled to any treaty exemption). In general, Non-U.S. Stockholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our Common Shares. Dividends in excess of our current and accumulated earnings and profits will not be taxable to a stockholder to the extent they do not exceed the adjusted basis of the stockholder’s shares. Instead, they will reduce the adjusted basis of such shares. To the extent that such dividends exceed the adjusted basis of a Non-U.S. Stockholder’s shares, they will give rise to tax liability if the Non-U.S. Stockholder would otherwise be subject to tax on any gain from the sale or disposition of his shares, as described in the “Sales of Shares” portion of this Section below.

Distributions Attributable to Sale or Exchange of Real Property.  Pursuant to FIRPTA, distributions that are attributable to gain from our sales or exchanges of USRPIs will be taxed to a Non-U.S. Stockholder as if such gain were effectively connected with a U.S. trade or business. Non-U.S. Stockholders would thus be taxed at the normal capital gain rates applicable to U.S. Stockholders, and would be subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. For these purposes, however, a distribution is not attributable to gain from sales or exchanges by us of a USRPI if we held the underlying asset solely as a creditor, although the holding of a shared appreciation mortgage loan, for example, would not be solely as a creditor. Also, such dividends may be subject to a 30% branch profits tax in the hands of a corporate Non-U.S. Stockholder not entitled to any treaty exemption. However, generally a capital gain dividend from a REIT is not treated as effectively connected income for a Non-U.S. Stockholder if (1) the distribution is received with respect to a class of stock that is regularly traded on an established securities market located in the U.S.; and (2) the Non-U.S. Stockholder does not own more than 5% of the class of stock at any time during the one year period ending on the date of such distribution. However, it is not anticipated that our shares will be “regularly traded” on an established securities market for the foreseeable future, and therefore, this exception is not expected to apply.

U.S. Federal Income Tax Withholding on Distributions.  For U.S. federal income tax withholding purposes, we generally will withhold tax at the rate of 30% on the amount of any distribution (other than distributions designated as capital gain dividends) made to a Non-U.S. Stockholder, unless the Non-U.S. Stockholder provides us with appropriate documentation (1) evidencing that such Non-U.S. Stockholder is eligible for an exemption or reduced rate under an applicable income tax treaty, generally an IRS

Form W-8BEN (in which case we will withhold at the lower treaty rate) or (2) claiming that the dividend is effectively connected with the Non-U.S. Stockholder’s conduct of a trade or business within the U.S., generally an IRS Form W-8ECI (in which case we will not withhold tax). We are also generally required to withhold tax at the rate of 35% on the portion of any dividend to a Non-U.S. Stockholder that is or could be designated by us as a capital gain dividend, to the extent attributable to gain on a sale or exchange of an interest in U.S. real property. Such withheld amounts of tax do not represent actual tax liabilities, but rather, represent payments in respect of those tax liabilities described in the preceding two paragraphs. Therefore, such withheld amounts are creditable by the Non-U.S. Stockholder against its actual U.S. federal income tax liabilities, including those described in the preceding two paragraphs. The Non-U.S. Stockholder would be entitled to a refund of any amounts withheld in excess of such Non-U.S. Stockholder’s actual U.S. federal income tax liabilities, provided that the Non-U.S. Stockholder files applicable returns or refund claims with the IRS.

Sales of Common Shares.  Unless our Common Shares constitute a USRPI, a sale of Common Shares by a Non-U.S. Stockholder generally will not be subject to U.S. federal income taxation under FIRPTA. The Common Shares will not be treated as a USRPI if less than 50% of our assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor. We do not expect that 50% or more of our assets will consist of interests in real property located in the United States.

Even if our Common Shares otherwise would be a USRPI under the foregoing test, our Common Shares will not constitute a USRPI for a Non-U.S. Stockholder that owns 5% or less of our publicly traded shares throughout a prescribed testing period or if we are “domestically controlled,” which generally means that less than 50% in value of our shares continues to be held directly or indirectly by foreign persons during a continuous five-year period ending on the date of disposition or, if shorter, during the entire period of our existence. We cannot assure you that we will qualify as “domestically controlled.” If we were not domestically controlled, a Non-U.S. Stockholder's sale of Common Shares would be subject to tax, unless the Common Shares were “regularly traded” on an established securities market and the selling Non-U.S. Stockholder has not directly, or indirectly, owned at some time during the five-year period ending on the date of sale more than 5% in value of our outstanding Common Shares. However, it is not anticipated that our Common Shares will be “regularly traded” on an established securities market. If the gain on the sale of our Common Shares were to be subject to U.S. federal income taxation under FIRPTA, the Non-U.S. Stockholder would be subject to the same treatment as U.S. Stockholders with respect to such gain, and the purchaser of such Common Shares may be required to withhold 10% of the gross purchase price.

Gain recognized by a Non-U.S. Stockholder upon a sale of shares that is not otherwise subject to U.S. federal income taxation under FIRPTA, generally will not be subject to U.S. federal income taxation, provided that: (a) such gain is not effectively connected with the conduct by such Non-U.S. Stockholder of a trade or business within the U.S. and (b) the Non-U.S. Stockholder is an individual and is not present in the U.S. for 183 days or more during the taxable year and certain other conditions apply.

If the proceeds of a disposition of Common Shares are paid by or through a U.S. office of a broker-dealer, the payment is generally subject to information reporting and to backup withholding unless the disposing Non-U.S. Stockholder certifies as to its name, address and non-U.S. status or otherwise establishes an exemption. Generally, U.S. information reporting and backup withholding will not apply to a payment of disposition proceeds if the payment is made outside the U.S. through a foreign office of a foreign broker-dealer. Under Treasury Regulations, if the proceeds from a disposition of Common Shares paid to or through a foreign office of a U.S. broker-dealer or a non-U.S. office of a foreign broker-dealer that is (1) a “controlled foreign corporation” for U.S. federal income tax purposes, (2) a person 50% or more of whose gross income from all sources for a three-year period was effectively connected with a U.S. trade or business, (3) a foreign partnership with one or more partners who are U.S. persons and who, in the aggregate, hold more than 50% of the income or capital interest in the partnership, or (4) a foreign partnership engaged in the conduct of a trade or business in the U.S., then (A) backup withholding will not apply unless the broker-dealer has actual knowledge that the owner is not a Non-U.S. Stockholder, and (B) information reporting will not apply if the Non-U.S. Stockholder certifies its non-U.S. status and further certifies that it has not been, and at the time the certificate is furnished reasonably expects not to be, present in the U.S. for a period aggregating 183 days or more during each calendar year to which the certification pertains. Prospective foreign purchasers should consult their tax advisors and financial planners concerning these rules.

Medicare Tax

Certain net investment income earned by U.S. citizens and resident aliens and certain estates and trusts for taxable years is subject to a 3.8% Medicare tax. Net investment income includes, among other things, dividends on and capital gains from the sale or other disposition of shares of stock. Holders of our Common Shares should consult their tax advisors regarding the effect, if any, of this tax on their ownership and disposition of our Common Shares.

Foreign Accounts

Withholding taxes may apply to certain types of payments made to “foreign financial institutions” (as specially defined in the Code) and certain other non-U.S. entities. A withholding tax of 30% generally will be imposed on dividends on, and gross proceeds from the sale or other disposition of, our Common Shares paid to (a) a foreign financial institution (as the beneficial owner or as an intermediary for the beneficial owners) unless such foreign financial institution agrees to verify, report and disclose its U.S. accountholders and meets certain other specified requirements or (b) a non-financial foreign entity (as the beneficial owner or, in certain cases, as an intermediary for the beneficial owners) unless such entity certifies that it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner and such entity meets certain other specified requirements. These rules generally apply to payments of dividends on our Common Shares made after June 30, 2014 and generally will apply to payments of gross proceeds from a sale or other disposition of our Common Shares after December 31, 2016. We will not pay any additional amounts in respect of any amounts withheld. U.S. Stockholders and Non-U.S. Stockholders are encouraged to consult their tax advisors regarding the particular consequences to them of this legislation and guidance.

Other Tax Considerations

Distribution Reinvestment Program.  Stockholders who participate in our DRIP will recognize taxable dividend income in the amount they would have received had they elected not to participate, even though they receive no cash. These deemed dividends will be treated as actual dividends from us to the participating stockholders and will retain the character and U.S. federal income tax effects applicable to all dividends. See “Taxation of U.S. Stockholders” in this section. Common Shares received under the program will have a holding period beginning with the day after purchase, and a U.S. federal income tax basis equal to its cost, which is the gross amount of the deemed distribution.

Share Repurchase Program.  A repurchase of our Common Shares will be treated under Code Section 302 as a taxable dividend (to the extent of our current or accumulated earnings and profits), unless the repurchase satisfies certain tests set forth in Code Section 302(b) enabling the repurchase to be treated as a sale or exchange of our Common Shares. The repurchase will satisfy such test if it (i) is “substantially disproportionate” with respect to the stockholder, (ii) results in a “complete termination” of the stockholder’s stock interest in us, or (iii) is “not essentially equivalent to a dividend” with respect to the stockholder, all within the meaning of Code Section 302(b). In determining whether any of these tests have been met, Common Shares considered to be owned by the stockholder by reason of certain constructive ownership rules set forth in the Code, as well as Common Shares actually owned, must generally be taken into account. Because the determination as to whether any of the alternative tests of Code Section 302(b) are satisfied with respect to any particular holder of Common Shares will depend upon the facts and circumstances existing at the time the determination is made, prospective investors are advised to consult their own tax advisors to determine such tax treatment. If a repurchase of our Common Shares is treated as a distribution that is taxable as a dividend, the amount of the distribution would be measured by the amount of cash and the fair market value of any property received by the stockholders. The stockholder’s adjusted tax basis in such repurchased Common Shares would be transferred to the stockholder’s remaining stockholdings in us. If, however, the stockholder has no remaining stockholdings in us, such basis may, under certain circumstances, be transferred to a related person or it may be lost entirely.

State, Local and Foreign Taxes.  We and you may be subject to state, local or foreign taxation in various jurisdictions, including those in which we transact business or reside. Our and your state, local and foreign tax treatment may not conform to the U.S. federal income tax consequences discussed above. Any foreign taxes incurred by us would not pass through to stockholders as a credit against their U.S. federal income tax liability. You should consult your own tax advisors and financial planners regarding the effect of state, local and foreign tax laws on an investment in the shares of Common Shares.

Legislative Proposals.  You should recognize that our and your present U.S. federal income tax treatment may be modified by legislative, judicial or administrative actions at any time, which may be retroactive in effect. The rules dealing with U.S. federal income taxation are constantly under review by Congress, the IRS and the Treasury Department, and statutory changes as well as promulgation of new regulations, revisions to existing statutes, and revised interpretations of established concepts occur frequently. We are not aware of any pending legislation that would materially affect our or your taxation as described in this prospectus. You should, however, consult your advisors concerning the status of legislative proposals that may pertain to a purchase of our Common Shares.

ERISA CONSIDERATIONS

General

The following is a summary of certain additional considerations associated with an investment in our Common Shares by tax-qualified pension, stock bonus or profit-sharing plans, employee benefit plans described in Section 3(3) and subject to Title I of ERISA, annuities described in Code Section 403(a) or (b), an individual retirement account or annuity described in Code Sections 408 or 408A, an Archer MSA described in Code Section 220(d), a health savings account described in Code Section 223(d), or a Coverdell education savings account described in Code Section 530, which are referred to in this section as Plans and IRAs, as applicable. This summary is based on provisions of ERISA and the Code, including amendments thereto through the date of this prospectus, and relevant regulations and opinions issued by the Department of Labor and the IRS through the date of this prospectus and is designed only to provide a general conceptual understanding of certain basic issues relevant to a Plan or IRA investor. We cannot assure you that adverse tax decisions or legislative, regulatory or administrative changes that would significantly modify the statements expressed herein will not occur. Any such changes may or may not apply to transactions entered into prior to the date of their enactment.

Our management has attempted to structure us in such a manner that we will be an attractive investment vehicle for Plans and IRAs. However, in considering an investment in our Common Shares, those involved with making such an investment decision should consider applicable provisions of the Code and ERISA. While each of the ERISA and Code issues discussed below may not apply to all Plans and IRAs, individuals involved with making investment decisions with respect to Plans and IRAs should carefully review the rules and exceptions described below, and determine their applicability to their situation. This discussion should not be considered legal advice and prospective investors are required to consult their own legal advisors on these matters.

In general, individuals making investment decisions with respect to Plans and IRAs should, at a minimum, consider:

•	whether the investment is in accordance with the documents and instruments governing such Plan or IRA;
•	whether the investment satisfies the prudence and diversification and other fiduciary requirements of ERISA, if applicable;
•	whether the investment will result in UBTI to the Plan or IRA (see “Material U.S. Federal Income Tax Considerations — Taxation of U.S. Stockholders — Taxation of Tax-Exempt Stockholders”);
•	whether there is sufficient liquidity for the Plan or IRA, considering the minimum and other distribution requirements under the Code and the liquidity needs of such Plan or IRA, after taking this investment into account;
•	the need to value the assets of the Plan or IRA annually or more frequently; and
•	whether the investment would constitute or give rise to a non-exempt prohibited transaction under ERISA or the Code, if applicable.

Additionally, individuals making investment decisions with respect to Plans and IRAs must remember that ERISA requires that the assets of an employee benefit plan must generally be held in trust.

Minimum and Other Distribution Requirements — Plan Liquidity

Potential Plan or IRA investors who intend to purchase our Common Shares should consider the limited liquidity of an investment in our Common Shares as it relates to the minimum distribution requirements under the Code, if applicable, and as it relates to other distributions (such as, for example, cash out distributions) that may be required under the terms of the Plan or IRA from time to time. If the Common Shares are held in an IRA or Plan and, before we sell our properties, mandatory or other distributions are required to be made to the participant or beneficiary of such IRA or Plan, pursuant to the Code, then this could require that a distribution of the Common Shares be made in kind to such participant or beneficiary or that a rollover of such Common Shares be made to an IRA or other plan, which may not be permissible under the terms and provisions of the IRA or Plan. Even if permissible, a distribution of Common Shares in kind to a participant or beneficiary of an IRA or Plan must be included in the taxable income of the recipient for the year in which the Common Shares are received at the then-current fair market value of the Common Shares, even though there would be no corresponding cash distribution with which to pay the U.S. federal income tax liability arising because of the distribution of Common Shares. See “Risk Factors — U.S. Federal Income Tax Risks.” The fair market value of any such distribution-in-kind can be only an estimated value per Common Share because no public market for our Common Shares exists. See “— Annual or More Frequent Valuation Requirement” below. Further, there can be no assurance that such estimated value could actually be realized by a stockholder because estimates do not necessarily indicate the price at which our Common Shares could be sold. Also, for distributions subject to mandatory U.S. federal income tax withholding under Section 3405 or other tax withholding provisions of the Code, the trustee of a Plan may have an obligation, even in situations involving in-kind distributions of Common Shares, to liquidate a portion of the in-kind Common Shares distributed in order to satisfy such withholding obligations, although there might be no market for such Common Shares. There also may be similar state or local tax withholding or other tax obligations that should be considered.

Annual or More Frequent Valuation Requirement

Fiduciaries of Plans may be required to determine the fair market value of the assets of such Plans on at least an annual basis and, sometimes, as frequently as quarterly. If the fair market value of any particular asset is not readily available, the fiduciary is required to make a good faith determination of that asset’s value. Also, a trustee or custodian of an IRA must provide an IRA participant and the IRS with a statement of the value of the IRA each year. However, currently, neither the IRS nor the Department of Labor has promulgated regulations specifying how “fair market value” should be determined.

Unless and until our Common Shares are listed on a national securities exchange, it is not expected that a public market for our Common Shares will develop. To assist fiduciaries of Plans subject to the annual reporting requirements of ERISA and IRA trustees or custodians to prepare reports relating to an investment in our Common Shares, we intend to provide reports of our quarterly and annual determinations of the current estimated share value (determined in accordance with the rules of FINRA) to those fiduciaries (including IRA trustees and custodians) who identify themselves to us and request the reports.

We anticipate that we will provide annual reports of our determination of value (1) to IRA trustees and custodians not later than January 15 of each year, and (2) to other Plan fiduciaries within 75 days after the end of each calendar year. Each determination may be based upon valuation information available as of October 31 of the preceding year, updated, however, for any material changes occurring between October 31 and December 31.

There can be no assurance, however, with respect to any estimate of value that we prepare, that:

•	the estimated value per Common Share would actually be realized by our stockholders upon liquidation, because these estimates do not necessarily indicate the price at which properties can be sold;
•	our stockholders would be able to realize estimated net asset values if they were to attempt to sell their Common Shares, because no public market for our Common Shares exists, nor can it reasonably be assumed that any public market will ever exist; or
•	the value, or method used to establish value, would comply with ERISA or Code requirements described above.

Fiduciary Obligations — Prohibited Transactions

Any person identified as a “fiduciary” with respect to a Plan has duties and obligations under ERISA as discussed herein. For purposes of ERISA, any person who exercises any authority or control with respect to the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan. Further, many transactions between a Plan or an IRA and a “party-in-interest” or a “disqualified person” with respect to such Plan or IRA are prohibited by ERISA or the Code. ERISA also requires generally that the assets of Plans be held in trust.

If our investments were deemed to be assets of a Plan or IRA, referred to herein as “plan assets,” our directors would, and employees of our affiliates might be deemed fiduciaries of any Plans or IRAs investing as stockholders. If this were to occur, certain contemplated transactions between us and our directors and employees of our affiliates could be deemed to be “prohibited transactions.” Additionally, ERISA’s fiduciary standards applicable to investments by Plans would extend to our directors and possibly employees of our affiliates as Plan fiduciaries with respect to investments made by us.

Plan Assets — Definition

Prior to the passage of the Pension Protection Act of 2006, or the PPA, neither ERISA nor the Code contained a definition of “plan assets.” After the passage of the PPA, new Section 3(42) of ERISA now defines “plan assets” in accordance with Department of Labor regulations with certain express exceptions. A Department of Labor regulation, referred to in this discussion as the Plan Asset Regulation, as modified or deemed to be modified by the express provisions included in the PPA, provides guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute “plan assets.” Under the Plan Asset Regulation, the assets of an entity in which a Plan or IRA makes an equity investment generally will be deemed to be assets of such Plan or IRA unless the entity satisfies one of the exceptions to this general rule. Generally, the exceptions require that the investment in the entity be one of the following:

•	in securities issued by an investment company registered under the Investment Company Act;
•	in “publicly offered securities,” defined generally as interests that are “freely transferable,” “widely held” and registered with the SEC;
•	in an “operating company,” which includes “venture capital operating companies” and “real estate operating companies;” or
•	in which equity participation by “benefit plan investors” is not significant.

Plan Assets — Registered Investment Company Exception

The Common Shares we are offering will not be issued by a registered investment company. Therefore we do not anticipate that we will qualify for the exception for investments issued by a registered investment company.

Plan Assets — Publicly Offered Securities Exemption

As noted above, if a Plan acquires “publicly offered securities,” the assets of the issuer of the securities will not be deemed to be “plan assets” under the Plan Asset Regulation. The definition of publicly offered securities requires that such securities be “widely held,” “freely transferable” and satisfy registration requirements under federal securities laws.

Under the Plan Asset Regulation, a class of securities will meet the registration requirements under federal securities laws if they are (a) part of a class of securities registered under section 12(b) or 12(g) of the Exchange Act, or (b) part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. We anticipate that we will meet the registration requirements under the Plan Asset Regulation with respect to the Common Shares. Also under the Plan Asset Regulation, a class of securities will be “widely held” if it is held by 100 or more persons independent of the issuer. We anticipate that this requirement will be easily met with respect to the Common Shares.

Although our Common Shares are intended to satisfy the registration requirements under this definition, and we expect that our Common Shares will be “widely held,” the “freely transferable” requirement must also be satisfied in order for us to qualify for the “publicly offered securities” exception.

The Plan Asset Regulation provides that “whether a security is ‘freely transferable’ is a factual question to be determined on the basis of all relevant facts and circumstances.” Our Common Shares are subject to certain restrictions on transferability typically found in REITs, and are intended to ensure that we continue to qualify for U.S. federal income tax treatment as a REIT. The Plan Asset Regulation provides, however, that where the minimum investment in a public offering of securities is $10,000 or less, the presence of a restriction on transferability intended to prohibit transfers that would result in a termination or reclassification of the entity for U.S. federal or state tax purposes will not ordinarily affect a determination that such securities are “freely transferable.” The minimum investment in our Common Shares is less than $10,000. Thus, the restrictions imposed in order to maintain our status as a REIT should not prevent the Common Shares from being deemed “freely transferable.” Therefore, we anticipate that we will meet the “publicly offered securities” exception with respect to the Common Shares, although there are no assurances that we will qualify for this exception.

Plan Assets — Operating Company Exception

We do not anticipate that we will qualify for the “operating company” exception.

Plan Assets — Not Significant Investment Exception

The Plan Asset Regulation provides that equity participation in an entity by benefit plan investors is “significant” if at any time 25% or more of the value of any class of equity interests is held by benefit plan investors. As modified by the PPA, a “benefit plan investor” is now defined to mean an employee benefit plan subject to Part 4 of Subtitle B of Title I of ERISA, any plan to which Code Section 4975 applies and any entity whose underlying assets include plan assets by reason of a plan’s investment in such entity. If we determine that we fail to meet the “publicly offered securities” exception, as a result of a failure to sell an adequate number of Common Shares or otherwise, we intend to restrict ownership of each class of equity interests held by benefit plan investors to an aggregate value of less than 25% and thus qualify for the exception for investments in which equity participation by benefit plan investors is not significant.

Consequences of Holding Plan Assets

If our underlying assets were treated by the Department of Labor as “plan assets,” our management would be treated as fiduciaries with respect to each Plan or IRA stockholder, and an investment in our Common Shares might expose the fiduciaries of the Plan or IRA to co-fiduciary liability under ERISA for any breach by our management of the fiduciary duties mandated under ERISA. Further, if our assets are deemed to be “plan assets,” an investment by a Plan or IRA in our Common Shares might be deemed to result in an impermissible commingling of “plan assets” with other property.

If our management or affiliates were treated as fiduciaries with respect to Plan or IRA stockholders, the prohibited transaction restrictions of ERISA or the Code would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with entities that are affiliated with our affiliates or us or restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide Plan or IRA stockholders with the opportunity to sell their Common Shares to us or we might dissolve or terminate.

Prohibited Transactions

Generally, both ERISA and the Code prohibit Plans and IRAs from engaging in certain transactions involving “plan assets” with specified parties, such as sales or exchanges or leasing of property, loans or other extensions of credit, furnishing goods or services, or transfers to, or use of, “plan assets.” The specified parties are referred to as “parties-in-interest” under ERISA and as “disqualified persons” under the Code. These definitions generally include “persons providing services” to the Plan or IRA, as well as employer sponsors of the Plan or IRA, fiduciaries and certain other individuals or entities affiliated with the foregoing.

A person generally is a fiduciary with respect to a Plan or IRA for these purposes if, among other things, the person has discretionary authority or control with respect to “plan assets” or provides investment advice for a fee with respect to “plan assets.” Under Department of Labor regulations, a person will be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our Common Shares, and that person regularly provides investment advice to the Plan or IRA pursuant to a mutual agreement or understanding that such advice will serve as the primary basis for investment decisions, and that the advice will be individualized for the Plan or IRA based on its particular needs. Thus, if we are deemed to hold “plan assets,” our management could be characterized as fiduciaries with respect to such assets, and each would be deemed to be a party-in-interest under ERISA and a disqualified person under the Code with respect to investing Plans and IRAs. Whether or not we are deemed to hold “plan assets,” if we or our affiliates are affiliated with a Plan or IRA investor, we might be a disqualified person or party-in-interest with respect to such Plan or IRA investor, potentially resulting in a prohibited transaction merely upon investment by such Plan or IRA in our Common Shares.

Prohibited Transactions — Consequences

ERISA forbids Plans from engaging in non-exempt prohibited transactions. Fiduciaries of a Plan that allow a non-exempt prohibited transaction to occur will breach their fiduciary responsibilities under ERISA, and may be liable for any damage sustained by the Plan, as well as civil penalties. If it is determined by the Department of Labor or the IRS that a non-exempt prohibited transaction has occurred, any disqualified person or party-in-interest involved with the prohibited transaction would be required to reverse or unwind the transaction and, for a Plan, compensate the Plan for any loss resulting therefrom. Additionally, the Code requires that a disqualified person involved with a non-exempt prohibited transaction must pay an excise tax equal to a percentage of the “amount involved” in the transaction for each year in which the transaction remains uncorrected. The percentage is generally 15%, but is increased to 100% if the non-exempt prohibited transaction is not corrected promptly. For IRAs, if an IRA engages in a non-exempt prohibited transaction, the tax-exempt status of the IRA may be lost.

Reporting

Based on certain revisions to the Form 5500 Annual Return, or Form 5500, that generally became effective on January 1, 2009, benefit plan investors may be required to report certain compensation paid by us (or by third parties) to our service providers as “reportable indirect compensation” on Schedule C to Form 5500. To the extent any compensation arrangements described herein constitute reportable indirect compensation, any such descriptions (other than compensation for which there is no formula used to calculate or determine compensation or an actual amount stated) are intended to satisfy the disclosure requirements for the alternative reporting option for “eligible indirect compensation,” as defined for purposes of Schedule C to the Form 5500.

DESCRIPTION OF SHARES

Our charter authorizes the issuance of 200 million Common Shares and 50 million shares of preferred stock, $0.01 par value per share. In addition, our board of directors may amend our charter from time to time without stockholder approval to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue. As of                     , 20,000 Common Shares were issued and outstanding.

Common Shares

Subject to the restrictions on ownership and transfer of stock contained in our charter and except as may otherwise be specified in our charter, the holders of our Common Shares are entitled to one vote per Common Share on all matters submitted to a stockholder vote, including the election of our directors. There is no cumulative voting in the election of our directors. Therefore, the holders of a majority of our outstanding Common Shares can elect our entire board of directors. Except as our charter may provide with respect to any class or series of preferred stock that we may issue in the future, the holders of our Common Shares will possess exclusive voting power.

Holders of our Common Shares will be entitled to receive such distributions as authorized from time to time by our board of directors and declared by us out of legally available funds, subject to any preferential rights of any preferred stock that we issue in the future. In any liquidation, each outstanding Common Share entitles its holder to share (based on the percentage of Common Shares held) in the assets that remain after we pay our liabilities and any preferential distributions owed to preferred stockholders. Holders of Common Shares do not have preemptive rights, which means that you will not have an automatic option to purchase any new Common Shares that we issue, nor do holders of our Common Shares have any preference, conversion, exchange, sinking fund or redemption rights. Holders of Common Shares will not have appraisal rights unless our board of directors determines that appraisal rights apply, with respect to all or any classes or series of stock, to a particular transaction or all transactions occurring after the date of such determination in connection with which holders of such Common Shares would otherwise be entitled to exercise appraisal rights. Our Common Shares will be nonassessable by us upon our receipt of the consideration for which our board of directors authorized their issuance.

Our charter authorizes our board of directors to classify and reclassify any unissued Common Shares into other classes or series of stock. Prior to issuance of shares of each class or series, the board is required by Maryland law and by our charter to set, subject to our charter restrictions on ownership and transfer of our stock, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series. Our board of directors has authorized the issuance of shares of our capital stock without certificates. We expect that, until our shares are listed on a national securities exchange, we will not issue Common Shares in certificated form. Information regarding restrictions on the ownership and transfer of our Common Shares that, under Maryland law, would otherwise have been required to appear on our stock certificates will instead be furnished to stockholders upon request and without charge.

We maintain a stock ledger that contains the name and address of each stockholder and the number of shares that the stockholder holds. With respect to uncertificated stock, we will continue to treat the stockholder registered on our stock ledger as the owner of the shares noted therein until the new owner delivers a properly executed form to us, which form we will provide to any registered holder upon request.

Preferred Stock

Our charter authorizes our board of directors to designate and issue one or more classes or series of preferred stock without approval of our holders of Common Shares. Prior to issuance of shares of each class or series, the board is required by Maryland law and by our charter to set, subject to our charter restrictions on ownership and transfer of our stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption of each class or series of preferred stock so issued, which may be more beneficial than the rights, preferences and privileges attributable to our Common Shares. The issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control. Our board of directors has no present plans to issue preferred stock, but may do so at any time in the future without stockholder approval. However, the issuance of any additional shares of preferred stock must be approved by a majority of independent directors not otherwise interested in the transaction, who will have access at our expense to our legal counsel or to independent legal counsel.

Meetings and Special Voting Requirements

An annual meeting of our stockholders will be held each year, at least 30 days after delivery of our annual report on the date and at the time and place set by our board of directors. Special meetings of stockholders may be called upon the request of a majority of our directors, a majority of our independent directors, our chief executive officer, our chairman or our president and must be called by our secretary to act on any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders entitled to cast at least 10% of the votes entitled to be cast on such matter at the special meeting. Upon receipt of a written request of stockholders entitled to cast at least 10% of the votes entitled to be cast stating the purpose of the special meeting, our secretary will provide all our holders of Common Shares written notice of the meeting and the purpose of such meeting. The written notice shall specify the time and place of the special meeting specified in the stockholders’ request; provided, however, that if none is so specified, such meeting shall be held at a time and place convenient to stockholders. The meeting must be held not less than 15 days or more than 60 days after the distribution of the notice of the meeting. The presence in person or by proxy of stockholders entitled to cast at least 50% of all the votes entitled to be cast on any matter that may properly be considered at any stockholder meeting constitutes a quorum. Unless otherwise provided by the Maryland General Corporation Law or our charter, the affirmative vote of a majority of all the votes cast is necessary to take stockholder action. With respect to the election of directors, each candidate nominated for election to the board of directors must receive the affirmative vote of a majority of the shares present, in person or by proxy, in order to be elected. Therefore, if a nominee receives fewer “for” votes than “withhold” votes in an election, then the nominee will not be elected.

Under the Maryland General Corporation Law and our charter, stockholders are generally entitled to vote at a duly held meeting at which a quorum is present on (a) amendments to our charter, (b) our liquidation or dissolution, (c) a merger, consolidation, conversion or sale or other disposition of all or substantially all our assets, (d) a statutory share exchange and (e) election or removal of our directors. The affirmative vote of stockholders entitled to cast a majority of all the votes entitled to be cast is required to approve any such action (except that the affirmative vote of a majority of the shares represented in person or by proxy at a meeting at which a quorum is present is sufficient to elect a director). Without the approval of a majority of the stockholders entitled to vote, our board of directors may not (i) amend our charter to materially and adversely affect the rights, preferences and privileges of the stockholders; (ii) amend provisions of our charter relating to director qualifications, fiduciary duties, liability and indemnification, conflicts of interest, investment policies or investment restrictions; (iii) liquidate or dissolve our company other than before the initial investment in a property, mortgage or other investment owned by our company, directly or indirectly through one or more of our affiliates; (iv) sell all or substantially all of a property, mortgage or other investment owned by our company, directly or indirectly through one or more of our affiliates other than in the ordinary course of business or as otherwise permitted by law; or (v) cause the merger or similar reorganization of our company except as permitted by law. Additionally, stockholders have the ability, by the affirmative vote of stockholders entitled to cast a majority of the votes entitled to be cast generally in the election of directors, to remove a director from our board with or without cause.

Our advisory agreement with our advisor has a one-year term but may be renewed for an unlimited number of successive one-year periods upon the mutual consent of our advisor and us. Our independent directors will annually review our advisory agreement with our advisor. With respect to shares of our stock owned by our advisor, any director or any of their affiliates, neither our advisor, nor any such director nor any of their affiliates may vote on matters submitted to the stockholders regarding the removal of our advisor, any such director or any affiliates or any transaction between us and any of the aforementioned parties.

Advance Notice for Stockholder Nominations for Directors and Proposals of New Business

In order for a stockholder to nominate a director or propose new business at the annual stockholders meeting, our bylaws generally require that the stockholder give notice of the nomination or proposal not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual stockholders meeting and be a stockholder of record both at the time of giving advance notice and at the time of the meeting and be entitled to vote in the election of each individual so nominated or on such other business, unless such nomination or proposal is made pursuant to the company’s notice of the meeting or by or at the direction of our board of directors. Our bylaws contain a similar notice requirement in connection with nominations for directors at a special meeting of stockholders called for the purpose of electing one or more directors. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to the board of directors at a special meeting may be made only (a) by or at the direction of the board of directors, or (b) provided that the board of directors has determined that directors will be elected at the meeting, by a stockholder who is a stockholder of record both at the time of giving advance notice of such nomination and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice provisions of the bylaws. Failure to comply with the notice provisions will make stockholders unable to nominate directors or propose new business.

Restrictions on Ownership of Shares

Ownership Limits

To maintain our REIT qualification following the taxable year ending December 31, 2015, not more than 50% in value of our outstanding shares may be owned, directly or indirectly, by five or fewer individuals (including certain entities treated as individuals under the Code) during the last half of each taxable year. In addition, at least 100 persons who are independent of us and each other must beneficially own our outstanding shares for at least 335 days per 12-month taxable year or during a proportionate part of a shorter taxable year. Each of the requirements specified in the two preceding sentences need not be met during a corporation’s initial tax year as a REIT. We intend to elect to be taxed as a REIT commencing with our taxable year ending December 31, 2015. We may prohibit certain acquisitions and transfers of Common Shares so as to ensure our continued qualification as a REIT under the Code. However, we cannot assure you that this prohibition will be effective.

To help ensure that we meet these tests, among other purposes, our charter prohibits any person or group of persons from acquiring, directly or indirectly, beneficial ownership of more than 9.8% in value of the aggregate of our outstanding shares of stock and more than 9.8% (in value or number of shares, whichever is more restrictive) of any class or series of our shares of stock, unless exempted by our board of directors. Our board of directors may waive these ownership limits with respect to a particular person (prospectively or retroactively) if the board receives evidence that ownership in excess of the limits will not jeopardize our REIT status and certain other representations and undertakings required by our charter. For purposes of this provision, we treat corporations, partnerships and other entities as single persons. However, the board may not exempt any person whose ownership of our outstanding stock would result in our being “closely held” within the meaning of Section 856(h) of the Code or otherwise would result in our being “closely held” within the meaning of Section 856(h) of the Code or otherwise would result in our failing to qualify as a REIT. In order to be considered by the board for exemption, a person also must not own, directly or indirectly, an interest in one of our tenants (or a tenant of any entity which we own or control) that would cause us to own, directly or indirectly, more than a 9.8% interest in such tenant. The person seeking an exemption must represent to the satisfaction of the board that it will not violate these restrictions. The person also must agree that any violation or attempted violation of these restrictions will result in the automatic transfer of the shares of stock causing the violation to the charitable trust.

Any attempted transfer of our Common Shares that, if effective, would result in a violation of our ownership limits described above, our being “closely held” under Section 856(h) of the Code or otherwise failing to qualify as a REIT, or in our Common Shares being beneficially owned by fewer than 100 persons, will be null and void or will cause the number of Common Shares causing the violation to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries. The prohibited transferee will not acquire any rights in the Common Shares. The automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the attempted transfer. We will designate a trustee of the trust that will not be affiliated with us or the prohibited transferee. We also will name one or more charitable organizations as a beneficiary of the trust.

Common Shares held in trust will remain issued and outstanding Common Shares and will be entitled to the same rights and privileges as all other Common Shares. The prohibited transferee will not benefit economically from any of the Common Shares held in trust, will not have any rights to dividends or other distributions and will not have the right to vote or any other rights attributable to the Common Shares held in the trust. The trustee will receive all dividends and other distributions on the Common Shares held in trust and will hold such dividends or other distributions in trust for the benefit of the charitable beneficiary. The trustee may vote any Common Shares held in the trust. Subject to Maryland law, the trustee also will have the authority to: (a) rescind as void any vote cast by the prohibited transferee prior to our discovery that the Common Shares have been transferred to the trust, and (b) recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

Within 20 days of receiving notice from us that any of our Common Shares have been transferred to the trust for the charitable beneficiary, the trustee will sell those Common Shares to a person designated by the trustee whose ownership of the Common Shares will not violate the above ownership limitations. Upon the sale, the interest of the charitable beneficiary in the Common Shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited transferee and to the charitable beneficiary as follows. The prohibited transferee will receive an amount equal to the lesser of: (a) the price paid by the prohibited transferee for the Common Shares or, if the prohibited transferee did not give value for the Common Shares in connection with the event causing the Common Shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price (as defined in our charter) of the Common Shares on the day of the event causing the Common Shares to be held in the trust, and (b) the price received by the trustee from the sale or other disposition of the Common Shares. The trustee may reduce the amount payable to the prohibited transferee by the amount of dividends and other distributions which have been paid to the prohibited transferee and are owed by the prohibited transferee to the trustee. Any net sale proceeds in excess of the amount payable to the prohibited transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that Common Shares have been transferred to the trust, the Common Shares are sold by the prohibited transferee, then: (a) the Common Shares shall be deemed to have been sold on behalf of the trust; and (b) to the extent that the prohibited transferee received an amount for the Common Shares that exceeds the amount he was entitled to receive, the excess shall be paid to the trustee upon demand.

In addition, Common Shares held in the trust for the charitable beneficiary will be deemed to have been offered for sale to us, or our designee, at a price per Common Share equal to the lesser of: (a) the price per Common Share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift); and (b) the market price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the Common Shares. Upon a sale to us, the interest of the charitable beneficiary in the Common Shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited transferee. We may reduce the amount payable to the prohibited transferee by the amount of dividends and other distributions which have been paid to the prohibited transferee and are owed by the prohibited transferee to the trustee. We may pay the amount of such reduction to the trustee for the benefit of the charitable beneficiary.

Any person who acquires Common Shares in violation of the foregoing restrictions or who would have owned the Common Shares that were transferred to any such trust must give us immediate written notice of such event, and any person who proposes or attempts to acquire or receive Common Shares in violation of the foregoing restrictions must give us at least 15 days’ written notice prior to such transaction. In both cases, such persons shall provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT.

The foregoing restrictions will continue to apply until our board of directors determines it is no longer in our best interest to continue to qualify as a REIT or that compliance is no longer required for REIT qualification. The ownership limits do not apply to any underwriter in an offering of our shares or to a person or persons exempted from the ownership limits by our board of directors based upon appropriate assurances that our qualification as a REIT would not be jeopardized and certain other representations and undertakings required by our charter.

Within 30 days after the end of each taxable year, every owner of 5% or more of our outstanding capital stock will be asked to deliver to us a statement setting forth the number of shares owned directly or indirectly by such person and a description of how such person holds the shares. Each such owner shall also provide us with such additional information as we may request in order to determine the effect, if any, of his or her beneficial ownership on our status as a REIT and to ensure compliance with our ownership limits.

These restrictions could delay, defer or prevent a transaction or change in control of our company that might involve a premium price for our Common Shares or otherwise be in the best interests of our stockholders.

Suitability Standards and Minimum Purchase Requirements

State securities laws and our charter require that purchasers of our Common Shares meet standards regarding (a) net worth or income, and (b) minimum purchase amounts. These standards are described above at “Investor Suitability Standards” immediately following the cover page of this prospectus and below at “Plan of Distribution — Minimum Purchase Requirements.” Subsequent purchasers, i.e., potential purchasers of your Common Shares, must also meet the net worth or income standards, and unless you are transferring all your Common Shares, you may not transfer your Common Shares in a manner that causes you or your transferee to own fewer than the number of Common Shares required to meet the minimum purchase requirements, except for the following transfers without consideration: transfers by gift; transfers by inheritance; intrafamily transfers; family dissolutions; transfers to affiliates; and transfers by operation of law. These suitability and minimum purchase requirements are applicable until our Common Shares are listed on a national securities exchange, and these requirements may make it more difficult for you to sell your Common Shares. We cannot assure you that our Common Shares will ever be listed on a national securities exchange.

Distributions

We expect to declare distributions based on daily record dates and expect to pay distributions on a monthly basis beginning the first month after the month in which we make our first real estate investment. We intend to use daily record dates for the determination of who is entitled to a distribution so that investors may generally begin receiving distributions immediately upon our acceptance of their subscription.

Once we commence paying distributions, we expect to pay distributions monthly and continue paying distributions monthly unless our results of operations, our general financial condition, general economic conditions or other factors make it imprudent to do so. The timing and amount of distributions will be determined by our board, in its sole discretion, may vary from time to time, and will be influenced in part by its intention to comply with REIT requirements of the Code.

We expect to have little, if any, funds from operations available for distribution until we make substantial investments. During our offering stage, when we may raise capital in this offering (and possibly future offerings) more quickly than we acquire or originate income-producing investments and for some period after our offering stage, we may not be able to pay distributions solely from our cash flow from operations or funds from operations, in which case distributions may be paid in part from debt financing or from proceeds from this offering. Further, because we may receive income at various times during our fiscal year and because we may need funds from operations during a particular period to fund expenses, we expect that at least during the early stages of our development and from time to time during our operational stage, our board will authorize and we will declare distributions in anticipation of funds that we expect to receive during a later period and we will pay these distributions in advance of our actual receipt of these funds. In these instances, we also expect to use proceeds from this offering or from the issuance of securities in the future, or third-party borrowings, to fund our distributions. We also may fund such distributions from advances from our sponsor or from any waiver of fees by our advisor.

Our board has the authority under our organizational documents, to the extent permitted by Maryland law, to authorize the payment of distributions from any source. Subject to applicable law, there is no limit on the amount of offering proceeds we may use to fund distribution payments. If we pay distributions from offering proceeds, or from any sources other than our funds from operations, we will have less funds available for investment, the overall return to our stockholders may be reduced and subsequent investors may experience dilution. Although stock dividends are permissible, distributions in kind will not be permitted, except for distributions of readily marketable securities, distributions of beneficial interests in a liquidating trust established for our dissolution and the liquidation of our assets in accordance with the terms of our charter or distributions that meet all the following conditions: (a) our board of directors advises each stockholder of the risks associated with direct ownership of the asset being distributed; (b) our board of directors offers each stockholder the option of receiving such in-kind distribution; and (c) in-kind distributions are only made to those stockholders who accept such an offer.

To maintain our qualification as a REIT, we must make aggregate annual distributions to our stockholders of at least 90% of our REIT taxable income (which does not equal net income, as calculated in accordance with GAAP), determined without regard to the deduction for dividends paid and excluding net capital gain. If we meet the REIT qualification requirements, we generally will not be subject to U.S. federal income tax on that portion of our taxable income or capital gain which is distributed to our stockholders. See “Material U.S. Federal Income Tax Considerations — REIT Qualification Tests — Annual Distribution Requirements.” We expect that our board of directors will authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our board of directors deems relevant.

Each distribution will be accompanied by a notice which sets forth: (a) the record date; (b) the amount per Common Share that will be distributed; and (c) the equivalent annualized yield. Maryland investors also will receive notices showing (x) the amount and percentage of each distribution paid from operations, offering proceeds and other sources; and (y) the aggregate amount of such distribution.

We have not established a minimum distribution level, and our charter does not require that we pay distributions to our stockholders.

Inspection of Books and Records

As a part of our books and corporate records, we will maintain at our principal office an alphabetical list of the names of our holders of Common Shares, along with their addresses and telephone numbers and the number of Common Shares held by each of them. Except as noted below, we will make the list available for inspection at our principal office by a holder of Common Shares or his or her designated agent upon request of the stockholder and also will mail this list to any holder of Common Shares within 10 days of receipt of his or her request. We may impose a reasonable charge for expenses incurred in reproducing such list. Stockholders, however, may not sell or use this list for commercial purposes. The purposes for which stockholders may request this list include matters relating to their voting rights and the exercise of stockholder rights under the federal proxy laws.

If our advisor or our board of directors neglects or refuses to exhibit, produce or mail a copy of the list of holders of Common Shares as requested, our advisor or our board of directors, as the case may be, will be liable to the stockholder requesting the list for the costs, including attorneys’ fees, incurred by any holder of Common Shares for compelling the production of the stockholder list and any actual damages suffered by the stockholder for the neglect or refusal to produce the list. It will be a defense that the actual purpose and reason for the requests for inspection or for a copy of the stockholder list is not for a proper purpose but is instead for the purpose of securing such list of stockholders or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a stockholder relative to the affairs of our company. We may require that the stockholder requesting the stockholder list represent that the request is not for a commercial purpose unrelated to the stockholder’s interest in our company. The remedies provided by our charter to stockholders requesting copies of the stockholder list are in addition to, and do not in any way limit, other remedies available to stockholders under federal law, or the law of any state.

Business Combinations

Under the Maryland General Corporation Law, business combinations between a Maryland corporation and an interested stockholder or the interested stockholder’s affiliate are prohibited for five years after the most recent date on which the stockholder becomes an interested stockholder. For this purpose, the term “business combination” includes mergers, consolidations, share exchanges, and, in circumstances specified in the statute, asset transfers and issuances or reclassifications of equity securities. An “interested stockholder” is defined for this purpose as: (a) any person who beneficially owns, directly or indirectly, ten percent or more of the voting power of the corporation’s outstanding voting stock; or (b) an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then-outstanding stock of the corporation. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which such person otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least: (a) 80% of the votes entitled to be cast by holders of outstanding voting stock of the corporation, voting together as a single voting group; and (b) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder or its affiliate with whom the business combination is to be effected, or held by an affiliate or associate of the interested stockholder, voting together as a single voting group.

These supermajority vote requirements do not apply if the holders of Common Shares receive a minimum price, as defined under the Maryland General Corporation Law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

None of these provisions of the Maryland General Corporation Law will apply, however, to business combinations that are approved or exempted by our board of directors prior to the time that the interested stockholder becomes an interested stockholder. Our board, by resolution, has exempted any business combinations involving us and The Lightstone Group or any of its affiliates from these provisions. As a result, the five-year prohibition and the supermajority vote requirement will not apply to any business combinations between any affiliate of The Lightstone Group and us. As a result, any affiliate of The Lightstone Group may be able to enter into business combinations with us, which may or may not be in the best interests of our stockholders.

The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

The Maryland General Corporation Law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by the affirmative vote of stockholders entitled to cast two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquirer, an officer of the corporation or an employee of the corporation who is also a director of the corporation are excluded from the vote on whether to accord voting rights to the control shares. “Control shares” are voting shares that, if aggregated with all other shares owned by the acquirer or with respect to which the acquirer has the right to vote or to direct the voting of, other than solely by virtue of revocable proxy, would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;
•	one-third or more but less than a majority; or
•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. Except as otherwise specified in the statute, a “control share acquisition” means the acquisition of issued and outstanding control shares.

Once a person who has made or proposes to make a control share acquisition has undertaken to pay expenses and has satisfied other required conditions, the person may compel the board of directors to call a special meeting of stockholders to be held within 50 days of the demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved for the control shares at the meeting or if the acquiring person does not deliver an “acquiring person statement” for the control shares as required by the statute, the corporation may redeem any of or all the control shares for their fair value, except for control shares for which voting rights have previously been approved. Fair value is to be determined for this purpose without regard to the absence of voting rights for the control shares, and is to be determined as of the date of the last control share acquisition or of any meeting of stockholders at which the voting rights for control shares are considered and not approved.

If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of these appraisal rights may not be less than the highest price per Common Share paid in the control share acquisition. Some of the limitations and restrictions otherwise applicable to the exercise of dissenters’ rights do not apply in the context of a control share acquisition.

The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of our stock. There can be no assurance that this provision will not be amended or eliminated at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the Maryland General Corporation Law, or Subtitle 8, permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by a provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board;
•	a two-thirds vote requirement for removing a director;
•	a requirement that the number of directors be fixed only by vote of the directors;
•	a requirement that a vacancy on the board be filled only by the remaining directors and (if the board is classified) for the remainder of the full term of the directorship in which the vacancy occurred; and
•	a majority requirement for the calling of a stockholder-requested special meeting of stockholders.

Pursuant to Subtitle 8, except as may be provided by our board of directors in setting the terms of any class or series of our preferred stock, we have elected to provide that vacancies on our board of directors be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Although our board has no current intention to opt in to any of the other above provisions permitted under Maryland law, our charter does not prohibit our board from doing so. Becoming governed by any of these provisions could discourage an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all our assets) that might provide a premium price for holders of our securities. Note that through provisions in our charter and bylaws unrelated to Subtitle 8, we already vest in our board of directors the exclusive power to fix the number of directors, provided that the number is at least three.

Tender Offers

Our charter provides that any tender offer made by any person, including any “mini-tender” offer, must comply with certain notice and disclosure requirements. These procedural requirements with respect to tender offers apply to any widespread solicitation for shares of our stock at firm prices for a limited time period.

In order for any person to conduct a tender offer for shares of our stock, our charter requires that the person comply with all the provisions of Regulation 14D of the Exchange Act (other than filing requirements) and provide the company notice of such tender offer at least 10 business days before initiating the tender offer. Regulation 14D requires any person initiating a tender offer to provide:

•	specific disclosure to stockholders focusing on the terms of the offer and information about the bidder;
•	the ability to allow stockholders to withdraw tendered shares while the offer remains open;
•	the right to have tendered shares accepted on a pro rata basis throughout the term of the offer if the offer is for less than all our shares; and
•	for the equal treatment of all stockholders of the subject class of shares.

In addition to the foregoing, there are certain ramifications to any person who attempts to conduct a noncompliant tender offer. A stockholder may not transfer any shares to any person who initiates a tender offer without complying with the provisions set forth above unless such stockholder first offers such shares to us at a price equal to the greater of the price in the non-complaint tender offer or the repurchase price under our share repurchase program as it is in effect at such time. The noncomplying person will also be responsible for all our expenses in connection with that person’s noncompliance.

Distribution Reinvestment Program

We have adopted a DRIP pursuant to which you may elect to have your dividends and other distributions reinvested in additional Common Shares. The following discussion summarizes the principal terms of our DRIP. Appendix C to this prospectus contains the full text of our DRIP as is currently in effect.

Eligibility

All our holders of Common Shares are eligible to participate in our DRIP; however, we may elect to deny your participation in our DRIP if you reside in a jurisdiction or foreign country where, in our judgment, the burden or expense of compliance with applicable securities laws makes your participation impracticable or inadvisable.

At any time prior to the listing of our Common Shares on a national stock exchange, you must cease participation in our DRIP if you no longer meet the suitability standards or cannot make the other investor representations set forth in the then-current prospectus or in the then-current subscription agreement. Participants must notify us promptly when they no longer meet these standards. See “Investor Suitability Standards” (immediately following the cover page of this prospectus) and the form of subscription agreement attached hereto as Appendix B.

Election to Participate

In order to participate in our DRIP, you must affirmatively opt in by so electing in the subscription agreement or other approved enrollment form available from the dealer manager or a participating broker-dealer. Your participation in our DRIP will begin with the next distribution made after receipt of your enrollment form. You can choose to have all or a portion of your distributions reinvested through our DRIP. You also may change the percentage of your distributions that will be reinvested at any time by completing a new enrollment form or other form provided for that purpose. You must make any election to increase your level of participation through your participating broker-dealer or the dealer manager.

Purchases of Common Shares

Common Shares will be purchased under our DRIP promptly after the date of each distribution payment. The purchase of fractional Common Shares is a permissible and likely result of the reinvestment of distributions under our DRIP. The offering price per Common Share under our DRIP initially will be $9.50, or 95% of the fair market value per Common Share.

Account Statements

You or your designee will receive a confirmation of your purchases under our DRIP no less than quarterly. Your confirmation will disclose the following information:

•	each distribution reinvested for your account during the period;
•	the date of the reinvestment;
•	the number and price of the Common Shares purchased by you; and
•	the total number of Common Shares in your account.

In addition, within 90 days after the end of each calendar year, we will provide you with an individualized report on your investment, including the purchase dates, purchase price, number of Common Shares owned and the amount of distributions paid in the prior year. We also will provide to all participants in our DRIP, without charge, all supplements to and updated versions of this prospectus, to the extent required under applicable securities laws.

Fees and Commissions and Use of Proceeds

No selling commissions or dealer manager fee are payable on Common Shares sold under our DRIP. We expect to use the net proceeds from the sale of Common Shares under our DRIP for general corporate purposes, including, but not limited to, the following:

•	the repurchase of Common shares under our share repurchase program;
•	funding reserves required by any financings of our investments;
•	investments in real estate-related loans and securities, which would include payment of acquisition fees to our advisor (see “Compensation Table”); and
•	the repayment of debt.

We cannot predict with any certainty how much, if any, DRIP proceeds will be available for specific purposes.

Voting

You may vote all Common Shares, including fractional Common Shares, that you acquire through our DRIP.

U.S. Federal Income Tax Consequences of Participation

Taxable participants will incur tax liability even though they have elected not to receive their distributions in cash but rather to have their distributions reinvested under the DRIP. See the section entitled “Risk Factors — U.S. Federal Income Tax Risks” in this prospectus. In addition, to the extent you purchase Common Shares through the DRIP at a discount to their fair market value, you will be treated for U.S. federal income tax purposes as receiving an additional distribution equal to the amount of the discount. At least until our offering stage is complete, we expect that (a) we will sell Common Shares under the DRIP at $9.50 per share, (b) no secondary trading market for our Common Shares will develop and (c) our board of directors will estimate the fair value of a Common Share to be $10.00, the offering price in the primary offering. Therefore, at least until our offering stage is complete, participants in the DRIP will be treated as having received a distribution of $10.00 for each $9.50 reinvested by them under the DRIP. You will be taxed on the amount of such distribution (including the discount from fair market value) as a dividend to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the dividend as a capital gain dividend or qualified dividend income. Tax information regarding each participant’s participation in the DRIP will be provided to each participant at least annually.

Termination of Participation

Once enrolled, you may continue to purchase Common Shares under our DRIP until we have sold all the Common Shares registered in this offering, have terminated this offering or have terminated our DRIP. You may terminate your participation in our DRIP at any time by providing us with written notice. For your termination to be effective for a particular distribution, we must have received your notice of termination at least 10 business days prior to the last day of the fiscal period to which the distribution relates. Any transfer of your Common Shares will effect a termination of the participation of those Common Shares in our DRIP.

We will terminate your participation in our DRIP to the extent that a reinvestment of your distributions would cause you to violate the ownership limits contained in our charter, unless you have obtained an exemption from the ownership limits from our board of directors.

Amendment, Suspension or Termination of our DRIP

We may amend, suspend or terminate our DRIP for any reason at any time upon written notice to the participants. We may provide notice by including such information (a) in a current report on Form 8-K or in our annual or quarterly reports, all publicly filed with the SEC, or (b) in a separate mailing to the participants. If a repurchase request by an Ohio stockholder under our share repurchase program is ever denied, we will present such stockholder with the option and instructions to immediately terminate participation in the DRIP.

Reallocation of Available Shares

We reserve the right to reallocate the Common Shares we are offering between the primary offering and our DRIP.

Registrar and Transfer Agent

We will engage a third party to serve as the registrar and transfer agent for our Common Shares. The name and address of our transfer agent is as follows:

DST Systems, Inc.
430 West 7th St.
Kansas City, Missouri 64105
Phone: (877) 304-4733
Fax: (855) 368-2326

To ensure that any account changes are made promptly and accurately, all changes (including your address, ownership type and distribution mailing address) should be directed to the transfer agent.

Restrictions on Roll-Up Transactions

A Roll-up Transaction is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of an entity that is created or would survive after the successful completion of a Roll-up Transaction, which we refer to as a Roll-up Entity. This term does not include:

•	a transaction involving securities of a company that have been listed on a national securities exchange for at least 12 months; or
•	a transaction involving our conversion to corporate, trust or association form if, as a consequence of the transaction, there will be no significant adverse change in stockholder voting rights, the term of our existence, compensation to our sponsor or advisor or our investment objectives.

In connection with any proposed Roll-up Transaction, a valuation of all our assets will be obtained from a competent independent valuer. Our assets will be valuated on a consistent basis, and the valuation will be based on an evaluation of all relevant information and will indicate the value of our assets as of a date immediately preceding the announcement of the proposed Roll-up Transaction. If the valuation will be included in a prospectus used to offer the securities of a Roll-Up Entity, the valuation will be filed with the SEC and, if applicable, the states in which registration of such securities is sought, as an exhibit to the registration statement for the offering. Accordingly, an issuer using the valuation shall be subject to liability for violation of Section 11 of the Securities Act and comparable provisions under state laws for any material misrepresentations or material omissions in the valuation. The valuation will assume an orderly liquidation of assets over a 12-month period. The terms of the engagement of the independent valuer will clearly state that the engagement is for our benefit and the benefit of our stockholders. A summary of the valuation, indicating all material assumptions underlying the valuation, will be included in a report to our stockholders in connection with any proposed Roll-up Transaction.

In connection with a proposed Roll-up Transaction, the person sponsoring the Roll-up Transaction must offer to our holders of Common Shares who vote “no” on the proposal the choice of:

(a)	accepting the securities of the Roll-up Entity offered in the proposed Roll-up Transaction; or
(b)	one of the following:
(i)	remaining as stockholders of us and preserving their interests in us on the same terms and conditions as existed previously; or
(ii)	receiving cash in an amount equal to the stockholders’ pro rata share of the value of our net assets, as determined by the independent valuer.

We are prohibited from participating in any proposed Roll-up Transaction:

•	that would result in our holders of Common Shares having democracy rights in a Roll-up Entity that are less than those provided in our charter and bylaws, including rights with respect to the election and removal of directors, annual reports, annual and special meetings of stockholders, the amendment of our charter and our dissolution;
•	that would include provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-up Entity, or that would limit the ability of an investor to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of shares held by that investor;
•	in which investors’ rights of access to the records of the Roll-up Entity would be less than those provided in our charter and described in the section of this prospectus titled “Description of Shares — Meetings and Special Voting Requirements”; or
•	in which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction were rejected by holders of our Common Shares.

SHARE REPURCHASE PROGRAM

Prior to the time that our Common Shares are listed on a national securities exchange, our share repurchase program may provide eligible stockholders with limited, interim liquidity by enabling them to sell Common Shares back to us, subject to restrictions and applicable law. Specifically, state securities regulators impose investor suitability standards that establish specific financial thresholds that must be met by any investor in certain illiquid, long-term investments, including non-traded REIT shares.

Generally, a stockholder must have beneficially held our Common Shares for at least one year prior to offering them for sale to us through our share repurchase program. However, if a stockholder presents all of his, her or its Common Shares for purchase our board of directors has the discretion to exempt Common Shares purchased pursuant to our DRIP from this one-year requirement. Additionally, the one-year requirement does not apply in the case of a stockholder’s death, disability or need for long-term care; in addition, our board of directors in its sole discretion may waive the one-year requirement in the case of another involuntary exigent circumstance such as a stockholder’s bankruptcy, or in the case of a mandatory distribution requirement under a stockholder’s IRA. Our affiliates will not be eligible to participate in our share repurchase program.

Subject to the limitations described in this prospectus, stockholders may sell their Common Shares back to us at the repurchase price determined by our board of directors. The initial repurchase price, as determined by our board of directors, is as follows:

•	in the case of the death of a stockholder: (a) before we have first disclosed an estimated value per Common Share based on data supported by valuations of our assets and operations, the price paid to acquire the Common Shares from us; and (b) after we have first disclosed an estimated value per Common Share, our estimated value per Common Share;
•	the below percentages, except for in the case of the death of a stockholder: (a) before we have first disclosed an estimated value per Common Share based on data supported by valuations of our assets and operations, the price paid to acquire the Common Shares from us; and (b) after we have first disclosed an estimated value per Common Share, our estimated value per Common Share:
•	92.5% for stockholders who have continuously held their Common Shares for at least one year;
•	95% for stockholders who have continuously held their Common Shares for at least two years;
•	97.5% for stockholders who have continuously held their Common Shares for at least three years; and
•	100% for stockholders who have continuously held their Common Shares for at least four years.

Pursuant to the terms of our share repurchase program, we will make repurchases, if requested, at least once quarterly; provided, that repurchases do not impair our capital or operations, as discussed further below. Each stockholder whose repurchase request is granted will receive the repurchase amount 30 days after the fiscal quarter in which we grant his, her or its repurchase request. Subject to the limitations described in this prospectus, we will also repurchase Common Shares upon the request of the estate, heir or beneficiary of a deceased stockholder. We will limit the number of Common Shares repurchased pursuant to our share repurchase program as follows: during any 12-month period, we will not repurchase in excess of 5% of the weighted average number of Common Shares outstanding during the prior calendar year; provided, however, that Common Shares repurchased in the case of the death of a stockholder will not count against this 5% limit.

Our board of directors, in its sole discretion, may choose at any time to amend, suspend or terminate our share repurchase program, or reduce or increase the number of Common Shares purchased under the program, if it determines that the funds allocated to our share repurchase program are needed for other purposes, such as the origination or acquisition of real estate-related investments, or for use in making a declared distribution. A determination by our board of directors to amend, suspend or terminate our share repurchase program, or to reduce or increase it, will require the affirmative vote of our independent directors.

No selling commissions or dealer manager fees are payable in connection with our share repurchase program. Our board of directors reserves the right in its sole discretion at any time and from time to time to:

•	reject any request for repurchase;
•	change the purchase price for repurchase; or
•	otherwise amend, suspend or terminate our share repurchase program.

Funding for our share repurchase program will come exclusively from any proceeds we receive from the sale of Common Shares under our DRIP that our board of directors may reserve for this purpose. We cannot guarantee that funds set aside for our share repurchase program will be sufficient to accommodate all requests made each year. However, the stockholder may withdraw the request at any time or ask that we honor the request when funds are available. Pending repurchase requests will be honored on a pro rata basis.

If funds available for our share repurchase program are not sufficient to accommodate all requests, Common Shares will be repurchased as follows: first, pro rata as to repurchases upon the death or disability of a stockholder; next, pro rata as to repurchases to stockholders who demonstrate, in the discretion or our board of directors, another involuntary exigent circumstance, such as bankruptcy; next, pro rata as to repurchase to stockholders subject to a mandatory distribution requirement under such stockholder’s IRA; and, finally, pro rata as to all other repurchase requests.

In general, a stockholder or his, her or its estate, heir or beneficiary may present to us fewer than all the Common Shares then owned for repurchase, except that the minimum number of Common Shares that must be presented for purchase must be at least 25% of the holder’s Common Shares. However, provided that a repurchase request is made within 180 days of the stockholder’s death or the event giving rise to hardship, where repurchase is being requested due to death or hardship, a minimum of 10% of the stockholder’s Common Shares may be presented for repurchase; provided, however, that any future repurchase request by such stockholder must present for repurchase at least 25% of such stockholder’s remaining Common Shares.

A stockholder who wishes to have Common Shares repurchased must mail or deliver to us a written request on a form provided by us and executed by the stockholder or his, her or its trustee or authorized agent. An estate, heir or beneficiary that wishes to have Common Shares repurchased following the death of a stockholder must mail or deliver to us a written request on a form provided by us, including evidence acceptable to our board of directors of the death of the stockholder, and executed by the executor or executrix of the estate, the heir or beneficiary, or their trustee or authorized agent. Common Shares that are not repurchased may be passed to an estate, heir or beneficiary following the death of a stockholder.

A stockholder requesting the repurchase of his, her or its Common Shares due to a disability must mail or deliver to us a written request on a form provided by us, including the evidence acceptable to our board of directors of the stockholder’s disability. If the Common Shares are to be repurchased under any conditions outlined herein, we will forward the documents necessary to effect the repurchase, including any signature guaranty we may require.

Stockholders are not required to sell their Common Shares to us. Our share repurchase program is only intended to provide interim liquidity for stockholders until a liquidity event occurs, such as the listing of our Common Shares on a national stock exchange, the inclusion of our Common Shares for quotation on a national market system, or our merger with a listed company. We cannot guarantee that a liquidity event will occur.

Common Shares we repurchase under our share repurchase program will be canceled, and will have the status of authorized but unissued shares. Common Shares we acquire through our share repurchase program will not be reissued unless they are first registered with SEC under the Securities Act and under appropriate state securities laws or otherwise issued in compliance with such laws.

If we amend, suspend or terminate our share repurchase program, we will provide all stockholders with at least 30 days’ written notice, and we will disclose the change in quarterly reports filed with the SEC on Form 10-Q.

PLAN OF DISTRIBUTION

The Offering

We are offering a maximum of 30 million Common Shares through Orchard Securities, our dealer manager, a broker-dealer registered with FINRA. Orchard Securities also has opened an OSJ that does business as “Lightstone Capital Markets” and focuses primarily on distributing interests in programs sponsored by our sponsor.

Our dealer manager will be one of the broker-dealers that solicits subscriptions for our Common Shares. Our dealer manager anticipates entering into soliciting dealer agreements with certain other broker-dealers who are members of FINRA to authorize them to sell our Common Shares.

Our board of directors approved our offering price of $10.00 per Common Share. Our board of directors arbitrarily determined the offering price of the Common Shares, consistent with comparable real estate investment programs in the market, and did not base the price on any relationship to our book or asset values, or to any other established criteria for valuing issued or outstanding Common Shares. Because the offering price is not based upon any independent valuation, the offering price is not indicative of the proceeds that you would receive upon liquidation.

The Common Shares are being offered on a “best efforts” basis, which means generally that the dealer manager is required to use its best efforts to sell the Common Shares but has no firm commitment or obligation to purchase any of the Common Shares. We also are offering up to 10 million Common Shares for sale pursuant to our DRIP. We reserve the right to reallocate the Common Shares we are offering between the primary offering and our DRIP. The offering price per Common Share under our DRIP initially will be $9.50, or 95% of the fair market value per Common Share. No selling commissions or dealer manager fee will be payable on Common Shares sold under our DRIP. We may amend, suspend or terminate our DRIP for any reason at any time upon notice to the participants. We may provide notice by including such information in a separate mailing to the participants. The offering of our Common Shares will terminate on or before            , 2017, which is two years after the initial effective date of this offering. If we have not sold all the Common Shares offered in our primary offering within two years, we may continue the primary offering for an additional year, until            , 2018. If we decide to continue our primary offering beyond two years from the date of this prospectus, we will provide that information in a prospectus supplement. This offering must be registered in every state in which we offer or sell Common Shares. Generally, such registrations are for a period of one year. Thus, we may terminate the offering in any state in which our registration is not renewed or otherwise extended annually. We reserve the right to terminate this offering at any time prior to the stated termination date.

Compensation We Will Pay for the Sale of Our Common Shares

Except as provided below, for sales of Common Shares, our dealer manager will receive selling commissions in an amount of up to 7% of the gross proceeds in our primary offering. Our dealer manager will reallow all selling commissions to the participating broker-dealer who actually sold the Common Shares. Our dealer manager also will receive a dealer manager fee in an amount of up to 3% of the gross proceeds in our primary offering. Our dealer manager, in its sole discretion, may reallow all or any portion of the dealer manager fee to participating broker-dealers as a marketing fee. Participating broker-dealers must use the marketing fee exclusively on marketing support and wholesaling activities. Alternatively, a participating broker-dealer may elect to receive a fee equal to 7.5% of the gross proceeds from the sale thereof, with 2.5% thereof paid at the time of such sale and 1% thereof paid on each anniversary of the closing of such sale up to and including the fifth anniversary of the closing of such sale, in which event, a portion of the dealer manager fee will be reallowed such that the combined selling commission and dealer manager fee do not exceed 10% of the gross proceeds from the sale of our Common Shares. The dealer manager fee will be reduced to 2.5% of the gross proceeds on sales by a participating broker-dealer in our primary offering if a participating broker-dealer elects to receive the 7.5% fee described in the preceding sentence. We will not pay selling commissions or a dealer manager fee for Common Shares sold pursuant to our DRIP. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the Common Shares.

We will reimburse the dealer manager and any participating broker-dealer for reasonable bona fide due diligence expenses incurred by the dealer manager or such participating broker-dealer which are supported by detailed and itemized invoices. These due diligence reimbursements are not considered a part of the 10% underwriting compensation under FINRA Rule 2310(b)(4)(B)(vii) so long as they are included in a detailed and itemized invoice, although they are considered an organization and offering expense, and organization and offering expenses cannot exceed 15% of the offering proceeds.

The dealer manager does not intend to be a market maker and so will not execute trades for selling stockholders. Set forth below is a table indicating the estimated dealer manager compensation and expenses that will be paid in connection with the offering of Common Shares.

	Per Share	Total Minimum	Total Maximum
Primary offering:
Price to public	$10.00	$2,000,000	$300,000,000
Selling commissions	$0.70	$140,000	$21,000,000
Dealer manager fee	$0.30	$60,000	$9,000,000
Proceeds to Lightstone Real Estate Income Trust Inc.	$9.00	$1,800,000	$270,000,000
Distribution reinvestment program:
Price to public	$9.50	$—	$95,000,000
Selling commissions	—	—	—
Dealer manager fee	—	—	—
Proceeds to Lightstone Real Estate Income Trust Inc.	$9.50	$—	$95,000,000

No selling commissions or dealer manager fee are payable in connection with our DRIP or our share repurchase program.

We will not pay any selling commissions in connection with the sale of Common Shares to investors whose contracts for investment advisory and related brokerage services with their broker-dealer include a fixed or “wrap” fee feature. Investors may agree with their broker-dealer to reduce the amount of selling commissions payable with respect to the sale of their Common Shares down to zero if the investor (a) has engaged the services of a registered investment advisor or other financial advisor who will be paid compensation for investment advisory services or other financial or investment advice or (b) is investing through a bank trust account with respect to which the investor has delegated the decision-making authority for investments made through the account to a bank trust department. The net proceeds to us will not be affected by reducing the commissions payable in connection with such transaction. Neither our dealer manager nor its affiliates will directly or indirectly compensate any person engaged as an investment advisor or a bank trust department by a potential investor as an inducement for such investment advisor or bank trust department to advise favorably for an investment in our Common Shares.

We or our affiliates also may provide permissible forms of non-cash compensation to registered representatives of our dealer manager and the participating broker-dealers, such as golf shirts, fruit baskets, cakes, chocolates, a bottle of wine, or tickets to a sporting event. In no event shall such items exceed an aggregate value of $100 per annum per participating salesperson, or be pre-conditioned on achievement of a sales target. The value of such items will be paid from the dealer manager fee and considered underwriting compensation subject to the 10% limitation on compensation set forth in FINRA Rule 2310(b)(4)(B)(ii), which we refer to as FINRA’s 10% cap.

We have agreed to indemnify our dealer manager, and intend to indemnify participating broker-dealers and selected registered investment advisors, against certain liabilities arising under the Securities Act. However, the SEC takes the position that indemnification against liabilities arising under the Securities Act is against public policy and is unenforceable.

The compensation described above includes certain costs associated with the sale and distribution of our Common Shares that our sponsor may pay. We will not reimburse our sponsor for such payments. Nonetheless, such payments will be deemed to be “underwriting compensation” by FINRA. In accordance with the rules of FINRA, the table above sets forth the nature and estimated amount of all items that will be viewed as “underwriting compensation” by FINRA that are anticipated to be paid by us and our sponsor in connection with the offering. The amounts shown assume we sell all the Common Shares offered hereby and that all Common Shares are sold in our primary offering through participating broker-dealers, which is the distribution channel with the highest possible selling commissions and dealer manager fee.

We may not pay or award any commissions or other compensation to any person engaged by you for investment advice as an inducement to such advisor to advise you to purchase our Common Shares; however, nothing herein will prohibit a registered broker-dealer or other properly licensed person from earning a selling commission in connection with a sale of the Common Shares.

To the extent necessary to comply with FINRA rules, we will provide, on an annual basis, a per share estimated value of our Common Shares, the method by which we developed such value and the date of the data we used to estimate such value.

In no event will the amount we pay to FINRA members exceed FINRA’s 10% cap. All amounts deemed to be “underwriting compensation” by FINRA will be subject to FINRA’s 10% cap. Our dealer manager will repay to the company any excess amounts received over FINRA’s 10% cap if the offering is abruptly terminated after reaching the minimum amount, but before reaching the maximum amount, of offering proceeds.

If the offering is terminated, the dealer manager will be reimbursed only for its actual out-of-pocket expenses.

Common Shares Purchased by Affiliates, Friends, Institutional Investors and Participating Broker-Dealers

Our executive officers and directors, as well as officers and employees of our advisor and their family members (including spouses, parents, grandparents, children and siblings) and other affiliates, Friends and institutional investors, may purchase Common Shares. The offering price for such Common Shares will be $9.00 per Common Share, reflecting the fact that selling commissions and a dealer manager fee will not be payable in connection with such sales. We have reserved up to 5% of the Common Shares being offered in this offering for purchase at $9.00 per Common Share as described above.

Additionally, participating broker-dealers, including their registered representatives and their immediate families, may purchase Common Shares. In the sole discretion of our dealer manager, the offering price for such Common Shares will be $9.30 per Common Share, reflecting the fact that the first 7% of the purchase price per Common Share in selling commissions will not be payable in connection with such sales. Our dealer manager will not be permitted to purchase Common Shares.

As used above and elsewhere in this prospectus, “Friends” means those individuals who have had longstanding business or personal relationships with our executive officers and directors. “Institutional investors” means institutional accredited investors as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D promulgated under the Securities Act. The net offering proceeds we receive will not be affected by sales of Common Shares at a discount as set forth above. Our executive officers, directors and other affiliates, Friends, any institutional investors, and participating broker-dealers, including their registered representatives and their immediate families, who receive a discount will be expected to hold their Common Shares purchased as stockholders for investment and not with a view towards resale. In addition, Common Shares purchased by officers and employees of our advisor and their family members (including spouses, parents, grandparents, children and siblings) (each, an “advisor affiliate”) will not be entitled to vote on any matter presented to the stockholders for a vote relating to the removal of our directors or Lightstone Real Estate Income LLC as our advisor or any transaction between us and any of our directors, our advisor or any of their respective affiliates, and such Common Shares will be subject to a lock-up agreement among the purchaser, our advisor and us. Any Common Shares purchased by an advisor affiliate may not be sold by such advisor affiliate during the offering, or sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the Common Shares by such advisor affiliate for a period of 180 days immediately following the date of effectiveness of or commencement of sales under this offering, except as provided in FINRA Rule 5110(g)(2). With the exception of the 20,000 Common Shares initially sold to Lightstone Real Estate

Income LLC in connection with our organization, no director, officer or advisor or any affiliate has owned or may own more than 9.8% in value or number of our outstanding Common Shares.

Volume Discounts

We will offer Common Shares with reduced selling commissions to “single purchasers” on orders of more than $1,500,000. The per share purchase price will vary according to the respective volume range set forth in the table below. The reduced purchase price will not affect the amount we receive for investment.

The offering price per Common Share set forth in the table below will apply to each Common Share within each volume range set forth in the table below.

Dollar Volume of Common Shares Purchased	Purchase Price per Incremental Common Share Purchased in Volume Discount Range	Selling Commissions per Incremental Common Share Purchased in Volume Discount Range
$1,000 – $1,500,000	$10.00	$0.70
1,500,001 – 3,000,000	9.80	0.50
3,000,001 and above	9.65	0.35
	(as described below, subject to reduction)	(as described below, subject to reduction)

Any reduction in the amount of the selling commissions in respect of volume discounts received will be credited to the investor in the form of additional Common Shares. Fractional Common Shares may be issued.

As an example, a single purchaser would receive 201,020.408 Common Shares rather than 200,000 Common Shares for an investment of $2,000,000 and the selling commission would be $130,000. The discount would be calculated as follows: on the first $1,500,000 of the investment there would be no discount and the purchaser would receive 150,000 Common Shares at $10.00 per Common Share. On the remaining $500,000, the per share price would be $9.80 and the purchaser would receive 51,020.408 Common Shares. The dealer manager fee of $0.30 per Common Share would still be payable out of the purchase price per Common Share. In no event will the proceeds to us be less than $9.00 per Common Share.

Selling commissions for purchases of more than $3,000,000 by a single purchaser in one or more transactions during the course of our offering may, in our sole discretion, be reduced to $0.35 per Common Share or less, but in no event will the proceeds to us be less than $9.00 per Common Share. In the event of an agreement to purchase more than $3,000,000 with a single purchaser in one or more transactions during the course of the offering with reduced selling commissions, we will supplement this prospectus to include: (a) the aggregate amount of the agreement to purchase; (b) the price per Common Share paid or to be paid by the purchaser; and (c) a statement that other investors wishing to purchase at least the amount described in clause (a) above will pay no more per Common Shares than the purchaser described in clause (b) above.

Orders may be combined for the purpose of determining the total selling commissions payable with respect to applications made by a “single purchaser,” so long as all the combined purchases are made through the same broker-dealer. The amount of total selling commissions thus computed will be apportioned pro rata among the individual orders on the basis of the respective amounts of the orders being combined. As used in this prospectus, the term “single purchaser” will include:

•	any person or entity, or persons or entities, acquiring Common Shares as joint purchasers;
•	all profit-sharing, pension and other retirement trusts maintained by a given corporation, partnership or other entity;
•	all funds and foundations maintained by a given corporation, partnership or other entity;
•	all profit-sharing, pension and other retirement trusts and all funds or foundations over which a designated bank or other trustee, person or entity exercises discretionary authority with respect to an investment in our company; and
•	any person or entity, or persons or entities, acquiring Common Shares that are clients of and are advised by a single investment adviser registered under the Advisers Act.

If a single purchaser described in the last five categories above wishes to have its orders so combined, that purchaser will be required to request the treatment in writing, which request must set forth the basis for the discount and identify the orders to be combined. Any request will be subject to our verification that all the orders were made by a single purchaser.

Orders also may be combined for the purpose of determining the selling commissions payable in the case of orders by any purchaser described in any category above who, within 90 days of its initial purchase of Common Shares, orders additional Common Shares. In this event, the selling commissions payable with respect to the subsequent purchase of Common Shares will equal the selling commissions per Common Share which would have been payable in accordance with the schedule set forth above if all purchases had been made simultaneously. Purchases subsequent to this 90-day period will not qualify to be combined for a volume discount as described herein.

Purchases by entities not required to pay U.S. federal income tax may only be combined with purchases by other entities not required to pay U.S. federal income tax for purposes of computing amounts invested if investment decisions are made by the same person. If the investment decisions are made by an independent investment advisor, that investment advisor may not have any direct or indirect beneficial interest in any of the entities not required to pay U.S. federal income tax whose purchases are sought to be combined. You must mark the “Additional Investment” space on the subscription agreement signature page in order for purchases to be combined. We are not responsible for failing to combine purchases if you fail to mark the “Additional Investment” space and provide all other requested information.

If the subscription agreements for the purchases to be combined are submitted at the same time, then the additional Common Shares to be credited to you as a result of such combined purchases will be credited on a pro rata basis. If the subscription agreements for the purchases to be combined are not submitted at the same time, then any additional Common Shares to be credited as a result of the combined purchases will be credited to the last component purchase, unless we are otherwise directed in writing at the time of the submission. However, the additional Common Shares to be credited to any entities not required to pay U.S. federal income tax whose purchases are combined for purposes of the volume discount will be credited only on a pro rata basis on the amount of the investment of each entity not required to pay U.S. federal income tax on their combined purchases.

California residents should be aware that quantity discounts will not be available in connection with the sale of Common Shares made to California residents to the extent such discounts do not comply with the provisions of Rule 260.140.51 adopted pursuant to the California Corporate Securities Law of 1968. Pursuant to this rule, quantity discounts can be made available to California residents only in accordance with the following conditions:

•	there can be no variance in the net proceeds to us from the sale of the Common Shares to different purchasers of the same offering;
•	all purchasers of the Common Shares must be informed of the availability of quantity discounts;
•	the same quantity discounts must be allowed to all purchasers of Common Shares which are part of the offering;
•	the minimum amount of Common Shares as to which quantity discounts are allowed cannot be less than $10,000;
•	the variance in the price of the Common Shares must result solely from a different range of commissions, and all discounts must be based on a uniform scale of commissions;
•	no discounts are allowed to any group of purchasers; and
•	quantity discounts are allowed by a showing that the aggregate amount thereof does not exceed, and that the measure of such discounts is reasonably related to, the saving of selling expense to be achieved in the sale of the quantities of Common Shares for which such discounts are allowed.

Accordingly, quantity discounts for California residents will be available in accordance with the foregoing table of uniform discount levels based on dollar volume of Common Shares purchased, but no discounts are allowed to any group of purchasers, and no subscriptions may be aggregated as part of a combined order for purposes of determining the number of Common Shares purchased.

Subscription Process

To purchase Common Shares in this offering, you must complete and sign a subscription agreement, like the one contained in this prospectus as Appendix B. You should exercise care to ensure that the applicable subscription agreement is filled out correctly and completely.

By executing the subscription agreement, you will attest, among other things, that you:

•	meet the minimum income and net worth requirements described in this prospectus;
•	have received the final prospectus;
•	are purchasing the Common Shares for your own account;
•	acknowledge that the Common Shares are not liquid; and
•	are purchasing the Common Shares for investment and not with a view towards resale (if you are among the categories of purchaser described above under “— Common Shares Purchased by Affiliates, Friends, Institutional Investors and Participating Broker-Dealers”).

We include these representations in our subscription agreement in order to prevent persons who do not meet our suitability standards or other investment qualifications from subscribing to purchase our Common Shares.

Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. We may not accept a subscription for Common Shares until at least five business days after the date you receive the final prospectus. Subject to compliance with Rule 15c2-4 of the Exchange Act, our dealer manager or the participating broker-dealers will submit a subscriber’s check within two business days following receipt of the subscriber’s subscription documents and check, which should be made payable to “UMB Bank, N.A., Escrow Agent for Lightstone Real Estate Income Trust.” In certain circumstances where the suitability review procedures are more lengthy than customary, a subscriber’s check will be promptly deposited in compliance with Exchange Act Rule 15c2-4. The proceeds from your subscription will be deposited in a segregated escrow account and will be held in trust for your benefit, pending our acceptance of your subscription.

A sale of the Common Shares may not be completed until at least five business days after the subscriber receives our final prospectus as filed with the SEC pursuant to Rule 424(b) of the Securities Act. Within ten business days of our receipt of each completed subscription agreement, we will accept or reject the subscription. If we accept the subscription, we will mail a confirmation within three days. If for any reason we reject the subscription, we will promptly return the check and the subscription agreement, without interest (unless we reject your subscription because we fail to achieve the minimum offering) or deduction, within ten business days after rejecting it.

Investments by IRAs and Certain Qualified Plans

We may appoint one or more IRA custodians for investors in our Common Shares who desire to establish an IRA, SEP or certain other tax-deferred accounts or transfer or rollover existing accounts. We will provide the name(s) of any such additional IRA custodian(s) in a prospectus supplement. Our advisor may determine to pay the fees related to the establishment of investor accounts with such IRA custodians, and it also may pay the fees related to the maintenance of any such account for the first year following its establishment. Thereafter, we expect the IRA custodian(s) to provide this service to our stockholders with annual maintenance fees charged at a discounted rate. In the future, we may make similar arrangements for our investors with other custodians. Further information as to custodial services is available through your broker or may be requested from us.

Minimum Offering

Subscription proceeds will be placed in escrow until such time as subscriptions from investors aggregating at least the minimum offering of 200,000 Common Shares (excluding Common Shares purchased by New York, Tennessee and Pennsylvania investors) have been received and accepted by us. Purchases of Common Shares by our advisor, directors, officers and other affiliates will be included for purposes of determining whether the minimum of 200,000 Common Shares required to release funds from the escrow account has been sold. Funds in escrow will be invested in short-term investments, which may include obligations of, or obligations guaranteed by, the U.S. government or bank money-market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation (including certificates of deposit of any bank acting as a depository or custodian for any such funds) that can be readily sold, with appropriate safety of principal. Subscribers may not withdraw funds from the escrow account.

If subscriptions for at least the minimum offering have not been received and accepted by            , 2016, which is one year after the initial effective date of this offering, we will promptly so notify the escrow agent, this offering will be terminated and your funds and subscription agreement will be returned to you within 30 days after the date of such termination. Interest will accrue on funds in the escrow account as applicable to the short-term investments in which such funds are invested. During any period in which subscription proceeds are held in escrow, interest earned thereon will be allocated among subscribers on the basis of the respective amounts of their subscriptions and the number of days that such amounts were on deposit. Such interest will be paid to subscribers upon the termination of the escrow period, subject to withholding for taxes pursuant to applicable Treasury Regulations. We will bear all expenses of the escrow and, as such, any interest to be paid to any subscriber will not be reduced for such expense.

Suitability Standards

Each person selling Common Shares on behalf of us or our sponsor has the responsibility to make every reasonable effort to determine that your purchase of Common Shares in this offering is a suitable and appropriate investment for you based on information provided by you regarding your financial situation and investment objectives. In making this determination, each such person has the responsibility to ascertain that you:

•	meet the minimum income and net worth standards set forth under “Investor Suitability Standards” immediately following the cover page of this prospectus;
•	can reasonably benefit from an investment in our Common Shares based on your overall investment objectives and portfolio structure;
•	are able to bear the economic risk of the investment based on your overall financial situation;
•	are in a financial position appropriate to enable you to realize to a significant extent the benefits described in this prospectus of an investment in our Common Shares; and
•	have apparent understanding of:
•	the fundamental risks of the investment;
•	the risk that you may lose your entire investment;
•	the lack of liquidity of our Common Shares;
•	the restrictions on transferability of our Common Shares;
•	the background and qualifications of our sponsor and its affiliates; and
•	the tax consequences of your investment.

Relevant information for this purpose will include at least your age, investment objectives, investment experience, income, net worth, financial situation and other investments as well as any other pertinent factors. Our sponsor, those selling Common Shares on our behalf and any participating broker-dealers and registered investment advisors recommending the purchase of Common Shares in this offering must maintain, for a six-year period, records of the information used to determine that an investment in Common Shares is suitable and appropriate for you.

Until our Common Shares are listed on a national securities exchange, potential purchasers of your Common Shares also must meet the net worth or income standards.

Minimum Purchase Requirements

You must initially purchase at least 100 Common Shares ($1,000) to be eligible to participate in this offering. In order to satisfy this minimum purchase requirement, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs; provided, that each such contribution is made in increments of $100. You should note that an investment in our Common Shares will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of ERISA or the Code, as applicable.

If you have satisfied the applicable minimum purchase requirement, any additional purchase must be in amounts of at least $100. The investment minimum for subsequent purchases does not apply to Common Shares purchased pursuant to our DRIP.

Unless you are transferring all your Common Shares, you may not transfer your Common Shares in a manner that causes you or your transferee to own fewer than the number of Common Shares required to meet the minimum purchase requirements, except for the following transfers without consideration: transfers by gift, transfers by inheritance, intrafamily transfers, family dissolutions, transfers to affiliates and transfers by operation of law. These minimum purchase requirements are applicable until our Common Shares are listed on a national securities exchange, and these requirements may make it more difficult for you to sell your Common Shares. We cannot assure that our Common Shares will ever be listed on a national securities exchange.

SUPPLEMENTAL SALES MATERIAL

In addition to the prospectus, we are using supplemental sales material in connection with the offering of the Common Shares, although only when accompanied by or preceded by the delivery of the prospectus. The supplemental sales material does not contain all the information material to an investment decision and should only be reviewed after reading the prospectus. The sales material currently or anticipated to be used in permitted jurisdictions includes:

•	investor sales promotion brochures;
•	cover letters transmitting the prospectus;
•	brochures containing a summary description of the offering;
•	fact sheets describing the general nature of Lightstone Real Estate Income Trust Inc. and our investment objectives;
•	investment flyers describing our recent acquisitions;
•	broker updates;
•	online investor presentations;
•	online banners and click-throughs;
•	website material;
•	electronic media presentations; and
•	client seminars and seminar advertisements and invitations.

All of the foregoing material is prepared by our advisor or its affiliates with the exception of third-party article reprints. In certain jurisdictions, some of or all such sales material may not be available. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.

We are offering Common Shares only by means of the prospectus. Although the information contained in our supplemental sales materials will not conflict with any of the information contained in the prospectus, the supplemental materials do not purport to be complete and should not be considered a part of or as incorporated by reference in the prospectus, or the registration statement of which this prospectus is a part.

REPORTS TO STOCKHOLDERS

Our advisor will keep, or cause to be kept, full and true books of account on an accrual basis of accounting, in accordance with GAAP. All of these books of account, together with a copy of our charter, will at all times be maintained at our principal office, and will be open to inspection, examination and duplication at reasonable times by the stockholders or their agents.

Our advisor will submit to each stockholder our audited annual reports within 120 days following the close of each fiscal year. The annual reports will contain the following:

•	audited financial statements prepared in accordance with SEC rules and regulations governing the preparation of financial statements;
•	the ratio of the costs of raising capital during the period to the capital raised;
•	the aggregate amount of advisory fees and the aggregate amount of fees paid to our advisor and any affiliate of our advisor, including fees or charges paid to our advisor and to any affiliate of our advisor by third parties doing business with us;
•	our total operating expenses, stated as a percentage of our average invested assets and as a percentage of our net income for the most recently completed fiscal year;
•	a report from our independent directors that the policies, objectives and strategies we follow are in the best interests of our stockholders and the basis for such determination; and
•	separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us, our directors, our advisor, our sponsor and any of their affiliates occurring in the year for which the annual report is made. Independent directors are specifically charged with the duty to examine and comment in the report on the fairness of such transactions.

In connection with our distributions, we will disclose in our quarterly and annual reports filed with the SEC the sources of the funds distributed. If the information is not available at such time, we will provide a statement setting forth the reasons for why the information is not available.

Each distribution will be accompanied by a notice which sets forth: (a) the record date; (b) the amount per Common Share that will be distributed; and (c) the equivalent annualized yield. Maryland investors also will receive notices showing (x) the amount and percentage of each distribution paid from operations, offering proceeds and other sources; and (y) the aggregate amount of such distribution.

In addition, while this offering is pending, if we believe that a reasonable probability exists that we will originate or acquire an investment or group of investments, this prospectus will be supplemented to disclose the probability of acquiring such investment or group of investments. A supplement to this prospectus will describe any other information that we consider appropriate for an understanding of the transaction. Further data will be made available after any pending origination or acquisition is consummated, also by means of a supplement to this prospectus, if appropriate. Note that the disclosure of any proposed transaction cannot be relied upon as an assurance that we will ultimately consummate such transaction or that the information provided concerning the proposed transaction will not change between the date of the supplement and any actual transaction.

After the completion of the last origination or acquisition, our advisor will, upon request, send a schedule of originations and acquisitions to the Commissioner of Corporations of the State of California. The schedule, verified under the penalty of perjury, will reflect each origination or acquisition made, the amount of funds advanced, the aggregate of all acquisition expenses paid on each transaction, and a computation showing compliance with our charter. We will, upon request, submit to the Commissioner of Corporations of the State of California or to any state securities administrators, any report or statement required to be distributed to stockholders pursuant to our charter or any applicable law or regulation.

We anticipate that we will provide annual reports of our determination of value (a) to IRA trustees and custodians not later than January 15 of each year, and (b) to other Plan fiduciaries within 75 days after the end of each calendar year. Each determination may be based upon valuation information available as of October 31 of the preceding year, updated, however, for any material changes occurring between October 31 and December 31. In providing any estimate of value per Common Share, neither we nor our affiliates thereby make any warranty, guarantee or representation that (i) we or our stockholders, upon liquidation, will actually realize the estimated value per Common Share or (ii) our stockholders will realize the estimated value per Common Share if they attempt to sell their Common Shares.

The accountants we regularly retain will prepare our U.S. federal tax return and any applicable state income tax returns. We will submit appropriate tax information to our stockholders within 30 days following the end of our fiscal year. We will not provide a specific reconciliation between GAAP and our income tax information to the stockholders. However, the reconciling information will be available in our office for inspection and review by any interested stockholder. Annually, at the same time as the dissemination of appropriate tax information (including an IRS Form 1099) to stockholders, we will provide each stockholder with an individualized report on his or her investment, including the purchase date(s), purchase price(s), and number of Common Shares owned, as well as the dates and amounts of distributions received during the prior fiscal year. The individualized statement to stockholders will include any purchases of Common Shares under our DRIP. Stockholders requiring individualized reports on a more frequent basis may request these reports. We also will provide each stockholder, without charge, all supplements to and updated versions of the prospectus, to the extent required under applicable securities laws. We will make every reasonable effort to supply more frequent reports, as requested, but we may, at our sole discretion, require payment of an administrative charge either directly by the stockholder, or through pre-authorized deductions from distributions payable to the stockholder making the request.

We may deliver to the stockholders each of the reports discussed in this section, as well as any other communications that we may provide them with, by e-mail or by any other means. See “Electronic Delivery of Documents.”

LITIGATION

We are not subject to any material pending legal proceedings.

PRIVACY POLICY NOTICE

To help you understand how we protect your personal information, we have included our Privacy Policy Notice as Appendix D to this prospectus. This notice describes our current privacy policy and practices. Should you decide to establish or continue a stockholder relationship with us, we will advise you of our privacy policy and practices at least once annually, as required by law.

LEGAL MATTERS

Proskauer Rose LLP, New York, New York, has reviewed the statements relating to certain U.S. federal income tax matters that are likely to be material to U.S. holders of our Common Shares under the caption “Material U.S. Federal Income Tax Considerations,” has passed upon our qualification as a REIT and has served as counsel for our advisor and its affiliates. The validity of the Common Shares being offered hereby has been passed upon for us by Venable LLP, Baltimore, Maryland. Neither Proskauer Rose LLP nor Venable LLP represents our stockholders or potential investors, who should consult their own counsel. Martin A. Hewitt, Esq., has served as counsel for Orchard Securities, LLC and its affiliates in connection with this offering.

EXPERTS

The balance sheet of Lightstone Real Estate Income Trust Inc. as of December 31, 2014 and the related statements of stockholder’s equity and cash flows for the period of September 9, 2014 (date of inception) through December 31, 2014 have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report which is incorporated herein. Such financial statements have been incorporated herein in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

ELECTRONIC DELIVERY OF DOCUMENTS

Subject to availability, you may authorize us to provide prospectuses, prospectus supplements, annual, quarterly and other reports, proxy statements, distribution notices and other information, or documents, electronically by so indicating on the subscription agreement, or by sending us instructions in writing in a form acceptable to us to receive such documents electronically. Unless otherwise provided in this prospectus or you elect in writing to receive documents electronically, all documents will be provided in paper form by mail. You must have Internet access to use electronic delivery. While we impose no additional charge for this service, there may be potential costs associated with electronic delivery, such as online charges. Documents will be available on our Internet web site. You may access and print all documents provided through this service. As documents become available, we will notify you of this by sending you an e-mail message that will include instructions on how to retrieve the document. If our e-mail notification is returned to us as “undeliverable,” we will contact you to obtain your updated e-mail address. If we are unable to obtain a valid e-mail address for you, we will resume sending a paper copy by regular U.S. mail to your address of record. You may revoke your consent for electronic delivery at any time and we will resume sending you a paper copy of all required documents. However, in order for us to be properly notified, your revocation must be given to us a reasonable time before electronic delivery has commenced. We will provide you with paper copies at any time upon request. Such request will not constitute revocation of your consent to receive required documents electronically.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-11 with the SEC with respect to the Common Shares to be issued in this offering. This prospectus is a part of that registration statement and, as permitted by SEC rules, does not include all the information you can find in the registration statement or the exhibits to the registration statement. For additional information relating to us, we refer you to the registration statement and the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract or document are necessarily summaries of such contract or document and in each instance, if we have filed the contract or document as an exhibit to the registration statement, we refer you to the copy of the contract or document filed as an exhibit to the registration statement.

We will file annual, quarterly and current reports, proxy statements and other information with the SEC. We will furnish our stockholders with annual reports containing consolidated financial statements certified by an independent registered public accounting firm. The registration statement is, and any of these filings will be, available to the public over the Internet at the SEC’s website at www.sec.gov. You may read and copy any filed document at the SEC’s public reference room in Washington, D.C. at 100 F Street, N.E., Room 1580, Washington, D.C. Please call the SEC at (800) SEC-0330 for further information about the public reference room.

INDEX TO FINANCIAL STATEMENTS

LIGHTSTONE REAL ESTATE INCOME TRUST INC.

Report of Independent Registered Public Accounting Firm

To the Stockholder of Lightstone Real Estate Income Trust Inc.:

We have audited the accompanying balance sheet of Lightstone Real Estate Income Trust Inc. (the “Company”) as of December 31, 2014, and the related statements of stockholder’s equity and cash flows for the period September 9, 2014 (date of inception) through December 31, 2014. The financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Lightstone Real Estate Income Trust Inc. as of December 31, 2014 and its cash flows for the period September 9, 2014 (date of inception) through December 31, 2014, in conformity with accounting principles generally accepted in the United States of America.

/s/ EisnerAmper LLP

Iselin, New Jersey
January 28, 2015

LIGHTSTONE REAL ESTATE INCOME TRUST INC.

BALANCE SHEET

December 31, 2014
Assets
Cash	$200,000
Total Assets	$200,000
Liabilities and Stockholder’s Equity
Commitments and Contingencies
Stockholder’s equity:
Common stock, $0.01 par value; 20,000 shares authorized, 20,000 shares issued and outstanding	$200
Additional paid-in-capital	199,800
Total stockholder’s equity	200,000
Total Liabilities and Stockholder’s Equity	$200,000

The accompanying notes are an integral part of these financial statements.

LIGHTSTONE REAL ESTATE INCOME TRUST INC.

STATEMENT OF STOCKHOLDER’S EQUITY

	Common Shares		Additional Paid-In Capital	Total Stockholder’s Equity
	Common Shares	Amount
BALANCE, September 9, 2014 (date of inception)	—	$—	$—	$—
Issuance of common stock	20,000	200	199,800	200,000
BALANCE, December 31, 2014	20,000	$200	$199,800	$200,000

The accompanying notes are an integral part of these financial statements.

LIGHTSTONE REAL ESTATE INCOME TRUST INC.

STATEMENT OF CASH FLOWS

For the Period September 9, 2014 (date of inception) through December 31, 2014
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	200,000
Net cash provided by financing activities	200,000
Net change in cash	200,000
Cash, beginning of period	—
Cash, end of period	$200,000

The accompanying notes are an integral part of these financial statements.

LIGHTSTONE REAL ESTATE INCOME TRUST INC.

Notes to Financial Statements

1. Organization

Lightstone Real Estate Income Trust, Inc. (“Lightstone Income Trust”), incorporated on September 9, 2014, in Maryland, intends to elect to qualify and be taxed as a real estate investment trust (“REIT”) for U.S. federal income tax purposes beginning with the taxable year ended December 31, 2015.

Lightstone Income Trust sold 20,000 Common Shares to Lightstone Real Estate Income LLC, a Delaware limited liability company (the “Advisor”), an entity majority owned by David Lichtenstein, on September 12, 2014, for $10.00 per share. Mr. Lichtenstein also is a majority owner of the equity interests of Lightstone Income Trust’s sponsor, The Lightstone Group, LLC (the “Sponsor”).

Lightstone Real Estate Income Trust LP was formed such that Lightstone Income Trust would be the sole general partner and holder of 100% of the units of Lightstone Real Estate Income Trust LP. However since this entity was never capitalized and it is no longer intended that Lightstone Income Trust will own Lightstone Real Estate Income Trust LP, this entity is no longer consolidated.

Lightstone Income Trust, together with any of its subsidiaries that may exist from time to time, are collectively referred to as the “Company,” and the use of “we,” “our,” “us” or similar pronouns may refer to Lightstone Income Trust or the Company, as required by the context in which any such pronoun is used.

Lightstone Income Trust intends to offer for sale a maximum of 30 million shares of its common stock, par value $0.01 per share (which may be referred to herein as “shares of common stock” or as “Common Shares”) at a price of $10.00 per share, subject to certain volume and other discounts, on a best efforts basis, pursuant to a registration statement on Form S-11 (Registration No. 333-200464) filed with the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Offering”). The Offering will also cover up to 10 million shares of common stock available pursuant to the Company’s distribution reinvestment program (the “DRIP”) under which common stockholders may elect to have their distributions reinvested in additional shares of common stock at an initial purchase price of $9.50 per share.

The Company will seek to originate, acquire and manage a diverse portfolio of real estate-related investments. The Company may invest in mezzanine loans, first lien mortgage loans, second lien mortgage loans, bridge loans and preferred equity interests, in each case with a focus on investments intended to finance development or redevelopment opportunities. The Company may also invest in debt and derivative securities related to real estate assets. The Company expects that a majority of its investments by value will be secured by or related to properties or entities advised by, or wholly or partially, directly or indirectly owned by, the Sponsor, by its affiliates or by real estate investment programs sponsored by it. As of the date of these financial statements, the Company has not acquired any real estate-related investment or other investments.

The Company has no employees. The Company intends to retain the Advisor to manage its affairs on a day-to-day basis. Orchard Securities, LLC (the “Dealer Manager”), a third party not affiliated with the Company, the Sponsor or the Advisor, will serve as the dealer manager of the Offering. The Advisor is an affiliate of the Sponsor and will receive compensation and fees for services related to the investment and management of the Company’s assets. The Advisor will receive fees during the organization and offering, operational and liquidation/listing stages. (See Note 4 for a summary of related-party fees.)

LIGHTSTONE REAL ESTATE INCOME TRUST INC.

Notes to Financial Statements

2. Summary of Significant Accounting Policies

As the Company has not yet commenced operations, some of the significant accounting policies may or may not be relevant during the period September 9, 2014 (date of inception) through December 31, 2014, but the Company anticipates that these significant accounting policies will apply in the future.

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities and the reported amounts of revenues and expenses during a reporting period. The most significant assumptions and estimates relate to the valuation of real estate debt investments and securities and revenue recognition. Application of these assumptions requires the exercise of judgment as to future uncertainties and, as a result, actual results could differ from these estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. All cash and cash equivalents are held in commercial paper and money market funds.

Real Estate-Related Debt Investments

Real estate-related debt investments are intended to be held until maturity and accordingly, will be carried at cost, net of unamortized loan fees, origination fees, discounts, premiums and unfunded commitments. Real estate-related debt investments that are deemed impaired will be carried at amortized cost less a loan loss reserve, if deemed appropriate, which approximates fair value. Real estate-related debt investments where the Company does not intend to hold the investment for the foreseeable future or until the debt investment’s expected payoff will be classified as held for sale and recorded at the lower of cost or estimated value.

Interest income will be recognized on an accrual basis and any related premium, discount, origination costs and fees will be amortized over the life of the investment using the effective interest method. The amortization will be reflected as an adjustment to interest income in the Company’s consolidated statements of operations. The amortization of a premium or accretion of a discount will be discontinued if such debt investment is reclassified to held for sale.

Real Estate Securities

Real estate securities will be classified as available for sale on the acquisition date, which will be carried at fair value. Unrealized gains (losses) will be recorded as a component of accumulated other comprehensive income in the Company’s consolidated statements of equity. However, the Company may elect the fair value option for certain of the available-for-sale securities, and as a result, any unrealized gains (losses) on such securities will be recorded in unrealized gain (loss) on investments in the Company’s consolidated statements of operations.

Interest income will be recognized using the effective interest method with any premium or discount amortized or accreted through earnings based on expected cash flow through the expected maturity date of the security. Changes to expected cash flow may result in a change to the yield, which will then be applied retrospectively for high-credit-quality securities that cannot be prepaid or otherwise settled in such a way that the holder would not recover substantially all the investment or prospectively for all other securities to recognize interest income.

Credit Losses and Impairment on Investments

Real Estate-Related Debt Investments

Real estate-related debt investments will be considered impaired when, based on current information and events, it is probable that the Company will not be able to collect principal and interest amounts due according to the contractual terms. The Company will assess the credit quality of the portfolio and adequacy

LIGHTSTONE REAL ESTATE INCOME TRUST INC.

Notes to Financial Statements

2. Summary of Significant Accounting Policies  – (continued)

of loan loss reserves on a quarterly basis, or more frequently as necessary. Significant judgment of management will be required in this analysis. The Company will consider the estimated net recoverable value of the debt investment as well as other factors, including but not limited to the fair value of any collateral, the amount and the status of any senior debt, the quality and financial condition of the borrower and the competitive situation of the area where the underlying collateral is located. Because this determination will be based on projections of future economic events, which are inherently subjective, the amount ultimately realized may differ materially from the carrying value as of the balance sheet date. If upon completion of the assessment, the estimated fair value of the underlying collateral is less than the net carrying value of the debt investment, a loan loss reserve will be recorded with a corresponding charge to provision for loan losses. The loan loss reserve for each debt investment will be maintained at a level that is determined to be adequate by management to absorb probable losses.

Income recognition will be suspended for a debt investment at the earlier of the date at which payments become 90 days past due or when, in the opinion of management, a full recovery of income and principal becomes doubtful. When the ultimate collectability of the principal of an impaired debt investment is in doubt, all payments will be applied to principal under the cost recovery method. When the ultimate collectability of the principal of an impaired debt investment is not in doubt, contractual interest will be recorded as interest income when received, under the cash basis method, until an accrual is resumed when the debt investment becomes contractually current and performance is demonstrated to be resumed. A debt investment will be written off when it is no longer realizable or is legally discharged.

Real Estate Securities

Real estate securities for which the fair value option is elected will not be evaluated for other-than-temporary impairment (“OTTI”) as any change in fair value will be recorded in our consolidated statements of operations. Realized losses on such securities will be reclassified to realized gain (loss) on investments and other as losses occur.

Real estate securities for which the fair value option is not elected will be evaluated for OTTI quarterly. Impairment of a security is considered to be other-than-temporary when: (a) the holder has the intent to sell the impaired security; (b) it is more likely than not the holder will be required to sell the security; or (c) the holder does not expect to recover the entire amortized cost of the security. When a real estate security has been deemed to be other-than-temporarily impaired due to (a) or (b), the security will be written down to its fair value and an OTTI will be recognized in the consolidated statements of operations. In the case of (c), the security will be written down to its fair value and the amount of OTTI will then be bifurcated into: (i) the amount related to expected credit losses; and (ii) the amount related to fair value adjustments in excess of expected credit losses. The portion of OTTI related to expected credit losses will be recognized in our consolidated statements of operations. The remaining OTTI related to the valuation adjustment will be recognized as a component of accumulated other comprehensive income in our consolidated statements of equity. The portion of OTTI recognized through earnings will be accreted back to the amortized cost basis of the security through interest income, while amounts recognized through other comprehensive income will be amortized over the life of the security with no impact on earnings. Real estate securities which are not high-credit-quality will be considered to have an OTTI if the security has an unrealized loss and there has been an adverse change in expected cash flow. The amount of OTTI will then be bifurcated as discussed above.

Deferred Financing Costs

The Company will capitalize initial direct costs associated with financing activities. The costs will be capitalized upon the execution of the loan and amortized over the initial term of the corresponding loan. Amortization of deferred loan costs will begin in the period during which the loan is originated using the effective interest method over the term of the loan.

LIGHTSTONE REAL ESTATE INCOME TRUST INC.

Notes to Financial Statements

2. Summary of Significant Accounting Policies  – (continued)

Income Taxes

As of December 31, 2014, the Company is subject to federal income taxes as a regular (subchapter C) corporation. The Company intends to elect to be taxed as a REIT commencing with the taxable year ended December 31, 2015. If the Company qualifies as a REIT, it generally will not be subject to U.S. federal income tax on its taxable income or capital gain that it distributes to its stockholders. To maintain its REIT qualification, the Company must meet a number of organizational and operational requirements, including a requirement that it annually distribute to its stockholders at least 90% of its REIT taxable income (which does not equal net income, as calculated in accordance with GAAP), determined without regard to the deduction for dividends paid and excluding any net capital gain. If the Company fails to remain qualified for taxation as a REIT in any subsequent year and does not qualify for certain statutory relief provisions, its income for that year will be taxed at regular corporate rates, and it may be precluded from qualifying for treatment as a REIT for the four-year period following its failure to qualify as a REIT. Such an event could materially adversely affect the Company’s net income and net cash available for distribution to stockholders.

Additionally, even if the Company qualifies as a REIT, it may still be subject to some U.S. federal, state and local taxes on its income and property and to U.S. federal income taxes and excise taxes on its undistributed income.

To maintain qualification as a REIT, the Company may engage in certain activities through a wholly owned taxable REIT subsidiary (“TRS”). A TRS will be subject to U.S. federal, state, local and foreign income taxes.

Organization and Offering Costs

Organization and offering costs include all the expenses incurred in connection with the Offering. Organization and offering costs (other than selling commissions and dealer manager fee) of the Company may be paid by the Advisor on behalf of the Company.

These costs include all costs and expenses paid by the Company in connection with its formation and the offering, including the Company’s legal, accounting, printing, mailing and filing fees, charges of the escrow agent, reimbursements to the Dealer Manager and participating broker-dealers for due diligence expenses set forth in detailed and itemized invoices, amounts to reimburse the Advisor for its portion of the salaries of the employees of its affiliates who provide services to the Advisor, and other costs in connection with administrative oversight of such offering and the marketing process, such as preparing supplemental sales materials, holding educational conferences and attending retail seminars conducted by the Dealer Manager or participating broker-dealers.

The Advisor will advance the organization and offering expenses to the extent that the Company does not have the funds to pay such expenses. Organization and offering expenses advanced by the Advisor will not be liabilities to the Company unless and until the Company has sold a minimum of 200,000 Common Shares (excluding Common Shares purchased by New York, Tennessee and Pennsylvania investors) and the Offering breaks escrow. Once the Offering breaks escrow, the Company will record any offering costs incurred from its inception to stockholders’ equity as a reduction to additional paid-in capital, will record any organization costs incurred from its inception as a general and administrative cost, and will repay the Advisor with available funds for any costs paid by the Advisor. Through December 31, 2014, $0.9 million has been incurred for organization and offering expenses. The Company has not recorded any of the organization and offering costs incurred as a liability as the Offering has not broken escrow.

Accounting for Derivative Financial Instruments and Hedging Activities

The Company may enter into derivative financial instrument transactions in order to mitigate interest rate risk on a related financial instrument. The Company may designate these derivative financial instruments as hedges and apply hedge accounting. The Company will record all derivative instruments at fair value on the consolidated balance sheet.

LIGHTSTONE REAL ESTATE INCOME TRUST INC.

Notes to Financial Statements

2. Summary of Significant Accounting Policies  – (continued)

Derivative instruments designated in a hedge relationship to mitigate exposure to variability in expected future cash flows, or other types of forecasted transactions, will be considered cash flow hedges. The Company will formally document all relationships between hedging instruments and hedged items, as well as our risk-management objective and strategy for undertaking each hedge transaction. The Company will periodically review the effectiveness of each hedging transaction, which involves estimating future cash flows. Cash flow hedges will be accounted for by recording the fair value of the derivative instrument on the consolidated balance sheet as either an asset or liability, with a corresponding amount recorded in other comprehensive income (loss) within stockholders’ equity. Amounts will be reclassified from other comprehensive income (loss) to the consolidated statement of operations in the period or periods the hedged forecasted transaction affects earnings. Derivative instruments designated in a hedge relationship to mitigate exposure to changes in the fair value of an asset, liability, or firm commitment attributable to a particular risk, such as interest rate risk, will be considered fair value hedges. The effective portion of the derivatives gain or loss will be initially reported as a component of other comprehensive income and subsequently reclassified into earnings when the transaction affects earnings. The ineffective portion of the gain or loss will be reported in earnings immediately.

Stock-Based Compensation

The Company intends to adopt a stock incentive plan to align the long-term financial interest of its independent directors, officers and employees (if it ever has employees), employees of the Advisor and other affiliates, certain of its consultants and certain consultants to the Advisor and other affiliates who, directly or indirectly, provide services to the Company, with those of the stockholders. Awards will be granted at the fair market value on the date of the grant with fair value estimated using the Black-Scholes-Merton option valuation model, which incorporates assumptions surrounding the volatility, dividend yield, risk-free interest rate, expected life, and exercise price as compared to the underlying stock price on the grant date. As stock-based compensation expense recognized in the consolidated statements of operations will be based on awards ultimately expected to vest, the amount of expense will be reduced for forfeitures estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. The tax benefits associated with these stock-based payments will be classified as financing activities in the consolidated statement of cash flows as required under previous regulations.

Concentration of Risk

The Company maintains its cash in bank deposit accounts, which, at times, may exceed U.S. federally insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash and cash equivalents.

Basic and Diluted Net Earnings per Common Share

Net earnings per Common Share will be computed by dividing the net income/(loss) by the weighted average number of shares of common stock outstanding. Diluted income per Common Share takes into account the effect of dilutive instruments, such as stock options, but uses the average Common Share price for the period in determining the number of incremental Common Shares that are to be added to the weighted-average number of Common Shares outstanding.

New Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board issued an accounting standards update to improve financial reporting by reducing the cost and complexity associated with the incremental reporting requirements for development-stage entities. The update removes all incremental financial reporting requirements from GAAP for development-stage entities, including the inception-to-date information and certain other disclosures. For public business entities, this update is effective for annual reporting periods beginning after December 15, 2014, and interim periods therein. Early application of the amendments is permitted for any annual or interim reporting period for which the entity’s financial statements have not been

LIGHTSTONE REAL ESTATE INCOME TRUST INC.

Notes to Financial Statements

2. Summary of Significant Accounting Policies  – (continued)

issued. The Company adopted this standard during the period ended December 31, 2014 and will not present incremental disclosure for development stage entities in its future reporting.

The Company has reviewed and determined that other recently issued accounting pronouncements will not have a material impact on its consolidated financial position, results of operations and cash flows, or do not apply to its operations.

3. Stockholders’ Equity

Preferred Stock

The Company’s charter, as it will be amended and restated prior to the commencement of the Offering (referred to herein as the “charter”), will authorize the Company’s board of directors to designate and issue one or more classes or series of preferred stock without approval of the holders of Common Shares. As of December 31, 2014, the board of directors has not authorized any shares of preferred stock. Prior to the issuance of shares of each class or series, the board of directors will be required by Maryland law and by the charter to set, subject to the charter restrictions on ownership and transfer of stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption of each class or series of preferred stock so issued, which may be more beneficial than the rights, preferences and privileges attributable to Common Shares. The issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of the Company. As of December 31, 2014, the Company had no outstanding shares of preferred stock.

Common Shares

Subject to the restrictions on ownership and transfer of stock contained in the Company’s charter and except as may otherwise be specified in the charter, the holders of Common Shares will be entitled to one vote per Common Share on all matters submitted to a stockholder vote, including the election of the Company’s directors. There will be no cumulative voting in the election of directors. Therefore, the holders of a majority of outstanding Common Shares will be able to elect the Company’s entire board of directors. Except as the Company’s charter may provide with respect to any series of preferred stock that the Company may issue in the future, the holders of Common Shares will possess exclusive voting power.

Holders of the Company’s Common Shares will be entitled to receive such distributions as authorized from time to time by the Company’s board of directors and declared out of legally available funds, subject to any preferential rights of any preferred stock that the Company issues in the future. In any liquidation, each outstanding Common Share will entitle its holder to share (based on the percentage of Common Shares held) in the assets that remain after the Company pays its liabilities and any preferential distributions owed to preferred stockholders. Holders of Common Shares will not have preemptive rights, which means that there will be no automatic option to purchase any new Common Shares that the Company issues, nor will holders of Common Shares have any preference, conversion, exchange, sinking fund or redemption rights. Holders of Common Shares will not have appraisal rights unless the board of directors determines that appraisal rights apply, with respect to all or any classes or series of stock, to a particular transaction or all transactions occurring after the date of such determination in connection with which holders of such Common Shares would otherwise be entitled to exercise appraisal rights. Common Shares will be nonassessable by the Company upon its receipt of the consideration for which the board of directors authorized their issuance.

Under the charter, the Company will not be able to make certain material changes to its business form or operations without the approval of stockholders holding at least a majority of the shares of our stock entitled to vote on the matter. The Company had 20,000 shares of common stock outstanding as of December 31, 2014.

LIGHTSTONE REAL ESTATE INCOME TRUST INC.

Notes to Financial Statements

3. Stockholders’ Equity  – (continued)

Stock Incentive Plan

We intend to adopt a stock incentive plan to align the long-term financial interest of our independent directors, officers and employees (if we ever have employees), employees of the Advisor and other affiliates, certain of our consultants and certain consultants to the Advisor and other affiliates who, directly or indirectly, provide consulting services to us, with those of our stockholders. Our board of directors intends to design long-term incentive awards to ensure that eligible officers, employees, consultants and independent directors have a continuing stake in our long-term success, that the total compensation realized by our executive officers reflects our multi-year performance as measured by the efficient use of capital and changes in stockholder value, and that a portion of our executive officers’ total compensation is earned over a multi-year period and is forfeitable if the employment of the executive officer is terminated.

Our board of directors has the full authority to administer and interpret the plan, including to grant to our independent directors, officers and employees (if we ever have employees), employees of the Advisor and other affiliates, certain of our consultants and certain consultants to the Advisor and other affiliates who, directly or indirectly, provide consulting services to us (a) stock options, (b) stock appreciation rights, (c) restricted stock, (d) performance shares, and (e) other stock-based awards; to determine, in accordance with the terms of the stock incentive plan, the number of Common Shares to be covered by each award granted and the terms and conditions, consistent with the terms of the stock incentive plan, of any award granted; and generally, to exercise such powers and to perform such acts as our board of directors deems necessary or expedient to promote our best interests that are not in conflict with the provisions of the stock incentive plan. Our board of directors, however, may not take any action under our stock incentive plan that would result in a repricing of any stock option without having first obtained the affirmative vote of our stockholders. The aggregate number of Common Shares that may be issued or used for reference purposes or with respect to which awards may be granted under the stock incentive plan will not exceed 5% of our outstanding Common Shares on a fully diluted basis at any time (subject to adjustment for stock splits, combinations, reclassifications, reorganizations and certain other specified events pursuant to the stock incentive plan).

Our board of directors intends to continually evaluate the use of equity-based awards and intends to use such awards as part of designing and administering our compensation program. We expect to make grants at regular intervals.

We intend to follow a practice of granting equity incentives on an annual basis to our independent directors, officers and employees (if we ever have employees), employees of the Advisor and other affiliates, certain of our consultants and certain consultants to the Advisor and other affiliates who, directly or indirectly, provide consulting services to us. We also may make grants (a) on the commencement of employment or engagement, as applicable, of the participant, (b) to key employees of us or the Advisor or its affiliates following a significant change in job responsibilities, or (c) to meet specific retention objectives. Grants will be issued on the date they are approved by our board of directors, except in certain circumstances, such as for new hires, who may be granted awards on or following commencement of employment on the second day after we release our financial results for that quarter. The exercise price for stock options will be determined by our board of directors at the time of the grant and will not be less than 100% (or, in the case of an incentive stock option granted to a ten percent stockholder, 110%) of the fair market value of the Common Shares at the time of the grant. Our board of directors will set the vesting schedule, which may be subject to the attainment of specified performance targets or such other factors as our board of directors may determine, in its sole discretion.

The stock incentive plan and the awards granted under the plan will not affect the power of our board of directors or stockholders to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in our capital structure or our business; (b) any merger or consolidation of the Company or any affiliate of the Company; (c) any issuance of bonds, debentures, preferred or prior preference stock ahead of

LIGHTSTONE REAL ESTATE INCOME TRUST INC.

Notes to Financial Statements

3. Stockholders’ Equity  – (continued)

or affecting our Common Shares; (d) the dissolution or liquidation of the Company or any affiliate of the Company; (e) any sale or transfer of all or part of the assets or business of the Company or any affiliate of the Company; (f) any stock split, reverse stock split, stock dividend, subdivision, combination or reclassification of shares that may be issued under the stock incentive plan; or (g) any other corporate act or proceeding. In addition, if any change in our capital structure occurs pursuant to any stock split, reverse stock split, stock dividend, subdivision, combination or reclassification of shares that may be issued under the stock incentive plan, any recapitalization, any merger, any consolidation, any spinoff, any reorganization or any partial or complete liquidation, or any other corporate transaction or event having an effect similar to the foregoing, then any of the following shall be appropriately adjusted: (i) the aggregate number and kind of shares of stock that may thereafter be issued under the stock incentive plan; (ii) the number and kind of shares of stock or other property (including cash) to be issued upon exercise of an outstanding award or under other awards granted under the stock incentive plan; (iii) the purchase price thereof; and/or (iv) the individual participant limitations set forth in the stock incentive plan (other than those based on cash limitations). In addition, if there shall occur any change in our capital structure or business other than any of those set forth in the preceding sentence, then our board of directors may adjust any award or make such other adjustments to the stock incentive plan. Awards under the stock incentive plan are intended to either be exempt from, or comply with, the applicable requirements of, Section 409A of the Internal Revenue Code of 1986, as amended, and any award agreement shall be limited, construed and interpreted in accordance with such intent.

Upon a change in control (as defined under the stock incentive plan) of the Company, and except as otherwise provided by our board of directors in an award agreement or in a written employment agreement, outstanding unvested awards will vest in full, but restrictions (other than vesting conditions) to which restricted shares or any other award granted prior to the change in control are subject will not lapse.

LIGHTSTONE REAL ESTATE INCOME TRUST INC.

Notes to Financial Statements

4. Related Party Transaction and Other Arrangements

The Company is expected to have agreements with the Dealer Manager and the Advisor to pay certain fees, as follows, in consideration for services performed by these entities and other affiliated entities. The following table summarizes all the compensation and fees the Company may pay to the Dealer Manager or to the Advisor or its affiliates, including amounts to reimburse their costs in providing services.

Organization and Offering Stage
Fees	Amount
Selling Commissions	The Dealer Manager will receive selling commissions in an amount of up to 7% of the gross proceeds in the primary offering. The Dealer Manager will reallow all selling commissions to the participating broker-dealer who actually sold the Common Shares. Selling commissions are expected to be approximately $21.0 million if the maximum offering of 30 million shares of common stock is sold under the Offering. Alternatively, a participating broker-dealer may elect to receive a fee equal to 7.5% of the gross proceeds from the sale of Common Shares, of which 2.5% will be paid at the time of such sale and 1% will be paid on each anniversary of the closing of such sale up to and including the fifth anniversary of the closing of such sale, in which event, a portion of the dealer manager fee will be reallowed such that the combined selling commission and dealer manager fee do not exceed 10% of the gross offering proceeds (excluding securities purchased through the DRIP). From the Company’s inception through December 31, 2014, the Company has not incurred any selling commissions.
Dealer Manager Fee	The Dealer Manager will receive a dealer manager fee in an amount of up to 3% of gross proceeds in the primary offering. The Dealer Manager, in its sole discretion, may reallow all or any portion of the dealer manager fee to participating broker-dealers as a marketing fee. No dealer manager fee will be paid with respect to sales under the DRIP. The dealer manager fee will be reduced to 2.5% of the gross proceeds on sales by a participating broker-dealer in the Company’s primary offering if a participating broker-dealer elects to receive the 7.5% fee described in “— Selling Commissions” above. The aggregate estimated dealer manager fee is expected to be approximately $9.0 million if the maximum offering of 30 million Common Shares is sold under the Offering. From the Company’s inception through December 31, 2014, the Company has not incurred any dealer manager fees.
Organization and Offering Expenses	The Company will reimburse the Advisor for all organization and offering expenses that it funds in connection with the Offering, other than the selling commissions and dealer manager fee. The Company expects that such organization and offering expenses, other than selling commissions and dealer manager fee, will amount to approximately 2% of gross offering proceeds. In no event will organization and offering expenses (inclusive of selling commissions and dealer manager fees) exceed 15% of gross offering proceeds.

LIGHTSTONE REAL ESTATE INCOME TRUST INC.

Notes to Financial Statements

4. Related Party Transaction and Other Arrangements  – (continued)

Operational Stage
Fees	Amount
Acquisition Fee	The Company will pay to the Advisor or its affiliates 1% of the amount funded by us to originate or acquire an investment (including our pro rata share (direct or indirect) of debt incurred in respect of such investment, but excluding acquisition fees and acquisition expenses). Notwithstanding the foregoing, the Company will not pay any acquisition fee to the Advisor or any of its affiliates with respect to any transaction between the Company and the Sponsor, any of its affiliates or any program sponsored by it. Assuming no origination or acquisition transactions between the Company and the Sponsor, any of its affiliates or any program sponsored by it, the estimated aggregate acquisition fees are expected to be approximately $10.6 million, if the maximum offering of 30 million Common Shares is sold under the Offering, assuming an aggregate long-term permanent leverage of approximately 75%.
Acquisition Expenses	The Company will reimburse the Advisor for expenses actually incurred related to selecting, originating or acquiring investments on the Company’s behalf, regardless of whether the Company actually acquires the related investments. In addition, the Company will pay third parties, or reimburse the Advisor or its affiliates, for any investment-related expenses due to third parties, including, but not limited to, legal fees and expenses, travel and communications expenses, accounting fees and expenses and other closing costs and miscellaneous expenses, regardless of whether the Company acquires the related investments. The Company estimates that total acquisition expenses (including those paid to third parties, as described above) will be approximately 0.6% of the amount funded by us to originate or acquire an investment (including our pro rata share (direct or indirect) of debt attributable to such investment, but excluding acquisition fees and acquisition expenses). In no event will the total of all acquisition fees and acquisition expenses (including those paid to third parties, as described above) with respect to a particular investment be unreasonable or, except in limited circumstances, exceed 5% of the amount funded by us to originate or acquire an investment (including our pro rata share (direct or indirect) of debt attributable to such investment, but exclusive of acquisition fees and acquisition expenses). The estimated aggregate acquisition expenses are expected to be approximately $6.3 million, if the maximum offering of 30 million Common Shares is sold under the Offering, assuming an aggregate long-term permanent leverage of approximately 75%.
Asset Management Fee	The Company will pay the Advisor or its assignees a monthly asset management fee equal to one-twelfth ( 1/12) of 1% of the cost of the Company’s assets. The cost of the Company’s assets means the amount funded by the Company for investments, including expenses and any financing attributable to such investments, less any principal received on such investments.

LIGHTSTONE REAL ESTATE INCOME TRUST INC.

Notes to Financial Statements

4. Related Party Transaction and Other Arrangements  – (continued)

Operational Stage (continued)
Fees	Amount
Operating Expenses	Beginning 12 months after the original effective date of the Offering, the Company will reimburse the Advisor’s costs of providing administrative services, subject to the limitation that the Company generally will not reimburse the Advisor for any amount by which the total operating expenses at the end of the four preceding fiscal quarters exceeds the greater of (i) 2% of average invested assets (as defined in the advisory agreement), and (ii) 25% of net income other than any additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the sale of investments for that period. After the end of any fiscal quarter for which the Company’s total operating expenses exceed this 2%/25% limitation for the four fiscal quarters then ended, if the Company’s independent directors exercise their right to conclude that this excess was justified, this fact will be disclosed in writing to the holders of Common Shares within 60 days. If the Company’s independent directors do not determine such excess expenses are justified, the Advisor is required to reimburse the Company, at the end of the four preceding fiscal quarters, by the amount that the Company’s aggregate annual total operating expenses paid or incurred exceed this 2%/25% limitation.
Additionally, the Company will reimburse the Advisor for personnel costs in connection with other services; however, the Company will not reimburse the Advisor for (a) services for which the Advisor or its affiliates are entitled to compensation in the form of a separate fee, or (b) the salaries and benefits of the Company’s named executive officers.

LIGHTSTONE REAL ESTATE INCOME TRUST INC.

Notes to Financial Statements

4. Related Party Transaction and Other Arrangements  – (continued)

Liquidation/Listing Stage
Fees	Amount
Disposition Fee	For substantial assistance in connection with the sale of investments and based on the services provided, as determined by our independent directors, the Company will pay to the Advisor or any of its affiliates a disposition fee equal to up to 1% of the contract sales price of each investment sold. The Company will not pay a disposition fee upon the maturity, prepayment, workout, modification or extension of a debt instrument unless there is a corresponding fee paid by the borrower, in which case the disposition fee will be the lesser of: (a) 1% of the principal amount of the debt prior to such transaction; and (b) the amount of the fee paid by the borrower in connection with such transaction. If the Company takes ownership of a property as a result of a workout or foreclosure of debt, the Company will pay a disposition fee upon the sale of such property.
Annual Subordinated Performance Fee	The Company will pay the Advisor an annual subordinated performance fee calculated on the basis of the annual return to holders of Common Shares, payable annually in arrears. Specifically, in any year in which holders of Common Shares receive payment of an 8% annual cumulative, pre-tax, non-compounded return on the aggregate capital contributed by them, the Advisor will be entitled to 15% of the amount in excess of the 8% annual return; provided, however, that the annual subordinated performance fee will not exceed 10% of the aggregate return paid to the holders of Common Shares for the applicable year; provided, further, however, that the annual subordinated performance fee will not be paid unless and until holders of Common Shares receive a return of the aggregate capital contributed by them. This fee will be payable only from net sales proceeds, which results in, or is deemed to result in, the return on the aggregate capital contributed by holders of Common Shares plus 8% annually thereon.
Subordinated Participation in Net Sales Proceeds (payable only if the Company is not listed on an exchange and the advisory agreement is not terminated or non-renewed)	The Advisor will receive from time to time, when available, including in connection with a merger, consolidation or sale, or other disposition of all or substantially all the Company’s assets, 15% of remaining “net sales proceeds” (as defined in the Company’s charter) after return of capital contributions plus payment to holders of Common Shares of an 8% annual cumulative, pre-tax, non-compounded return on the aggregate capital contributed by them.
Subordinated Incentive Listing Fee (payable only if the Company is listed on an exchange)	Upon the listing of the Common Shares on a national securities exchange, including a listing in connection with a merger or other business combination, the Advisor will receive a fee equal to 15% of the amount by which the sum of the Company’s market value (determined after listing) plus distributions attributable to net sales proceeds paid to the holders of Common Shares exceeds the sum of the aggregate capital contributed by them plus an amount equal to an 8% annual cumulative, pre-tax, non-compounded return.

LIGHTSTONE REAL ESTATE INCOME TRUST INC.

Notes to Financial Statements

4. Related Party Transaction and Other Arrangements  – (continued)

Liquidation/Listing Stage (continued)
Fees	Amount
Subordinated Fee upon Termination or Non-Renewal of the Advisory Agreement	Upon termination or non-renewal of the advisory agreement with or without cause, including for poor performance by the Advisor, the Advisor will be entitled to receive a fee equal to 15% of the amount by which the sum of the market value of the Company’s investments (as of the date of termination or non-renewal) plus distributions attributable to net sales proceeds paid to holders of Common Shares exceeds the sum of the aggregate capital contributed by them plus an amount equal to an 8% annual cumulative, pre-tax, non-compounded return; provided, however, that the subordinated fee upon termination or non-renewal of the advisory agreement will not be paid unless and until holders of Common Shares receive a return of the aggregate capital contributed by them plus 8% annually thereon.

APPENDIX A

PRIOR PERFORMANCE TABLES

Prior Performance Tables for Program Properties

The following introduction provides information relating to real estate investment Program Properties sponsored by the sponsor or its affiliates, or Prior Programs. The tables below provide information about our sponsor’s prior programs to which third parties contributed capital. These programs have similar investment objectives to ours, but they invest primarily in properties whereas we intend to invest in real estate-related investments secured by or related to properties. These tables provide information for use in evaluating the programs, the results of the operations of the programs, and compensation paid by the programs. The tables are furnished solely to provide prospective investors with information concerning the past performance of entities formed by The Lightstone Group that raised capital from third parties. During the five years ended December 31, 2013, The Lightstone Group sponsored 10 programs that have investment objectives similar to ours, except insofar as they invest primarily in properties.

Information in the tables is current as of December 31, 2013. Investors are strongly encouraged to carefully review the section of this prospectus captioned “Prior Performance Summary — Recent Adverse Business Developments” for a description of the adverse developments that have occurred or may continue to occur. These adverse business developments may not be reflected in the tabular information contained in this prospectus.

Prospective investors should read these tables carefully together with the summary information concerning the prior programs as set forth in “Prior Performance Summary” elsewhere in this Prospectus.

INVESTORS IN LIGHTSTONE REAL ESTATE INCOME TRUST INC. WILL NOT OWN ANY INTEREST IN THE PRIOR PROGRAM PROPERTIES AND SHOULD NOT ASSUME THAT THEY WILL EXPERIENCE RETURNS, IF ANY, COMPARABLE TO THOSE EXPERIENCED BY INVESTORS IN SUCH PRIOR PROGRAMS.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS FOR PUBLIC PROGRAM PROPERTIES

Table I provides a summary of the experience of The Lightstone Group as a sponsor in raising and investing funds in Lightstone Value Plus Real Estate Investment Trust II, Inc., or Lightstone II, from the inception of its initial public offering on April 24, 2009 to December 31, 2013. Information is provided as to the manner in which the proceeds of the offering has been applied, the timing and length of the offering and the time period over which the proceeds have been invested.

	Lightstone Value Plus Real Estate Investment Trust II, Inc.
($’s in thousands)			Percentage of Total Dollar Amount Raised
Dollar amount offered (total equity)	$510,000	(1)
Dollar amount raised from investors	$72,428
Dollar amount raised from sponsor and affiliates from sale of special limited partnership units, and $200,000 of common stock	$1,844	(2)
Total dollar amount raised	$74,272		100%
Length of offering (in months including follow-on offering)	56
Month(s) to invest 90% of amount available for investment	ongoing

(1)	On April 24, 2009, Lightstone II commenced an initial public offering to sell a maximum of 51 million shares of common stock at a price of $10.00 per share which terminated on August 15, 2012 and generated approximately $49.6 million from the sale of approximately 5.0 million shares of common stock to investors. On September 27, 2012, Lightstone II commenced a follow-on offering to sell up to 30 million shares of its common stock for $10.00 per share. Through December 31, 2013, Lightstone II has received aggregate gross proceeds of approximately $22.8 million from the sale of approximately 2.3 million shares of common stock in the follow-on offering.
(2)	Amount includes $0.2 million of proceeds received in connection with the initial capitalization of Lightstone II from the sponsor prior to the effectiveness of the initial public offering plus $1.6 million of cash proceeds received in connection with the purchase of special limited partnership interests. In connection with the initial public offering, the sponsor and its affiliates committed to purchase special limited partnership interests in an amount equal to $100,000 for each $1,000,000 in subscriptions accepted. The sponsor and its affiliates may elect to purchase these special limited partnership interests with cash or may contribute interests in real property of equivalent value. Through December 31, 2013, the sponsor and its affiliates had purchased 64 special limited partnership interests for $6.4 million through contributions of interests in real property valued at $4.8 million and cash of $1.6 million.

TABLE III

OPERATING RESULTS OF PRIOR PUBLIC PROGRAM PROPERTIES

Table III summarizes the operating results of Lightstone I. All figures are as of December 31, of the year indicated.

($’s in thousands)	2013	2012(1)	2011(1)	2010(1)	2009(1)
Summary Balance Sheet Data:
Total assets (before depreciation)	$714,437	$749,283	$586,634	$534,341	$445,095
Total assets (after depreciation)	$677,761	$719,640	$564,356	$517,458	$429,564
Total liabilities	$369,636	$334,484	$302,042	$242,495	$258,354
Estimated per share value(2)	$11.80	$11.80	$10.65	$9.80	$9.97
Summary Operating Data:
Revenues	$73,562	$47,190	$40,030	$28,409	$29,400
Operating expenses(3)	$70,050	$45,480	$49,014	$28,757	$42,317
Operating income (loss)	$3,512	$1,710	$(8,984)	$(348)	$(12,917)
Interest expense	$(16,857)	$(12,677)	$(10,957)	$(10,451)	$(10,506)
Net income (loss) – GAAP Basis	$16,302	$119,946	$8,109	$141,941	$(66,104)
Statement of Cash Flows Data(4):
Net cash flows provided by (used in) operating activities	$17,109	$17,071	$12,700	$6,815	$1,378
Net cash flows provided by (used in) investing activities	$(47,447)	$43,271	$344	$39,637	$(11,466)
Net cash flows provided by (used in) financing activities	$(15,568)	$6,938	$(5,837)	$(39,210)	$(38,941)
Amount and Source of Distributions Data:
Distributions paid to holders of noncontrolling interests(5)	$8,789	$15,141	$9,581	$20,657	$4,737
Total distributions to common stockholders	$19,789	$21,026	$22,160	$23,086	$21,887
Distribution data per $1,000 invested
Total Distributions paid to common stockholders:	$70.85	$70.88	$71.07	$73.65	$70.31
Sources (on GAAP basis)
Cash flows provided by operations	$61.25	$57.55	$40.73	$21.74	$4.43
From all other sources (financing, sales or offering proceeds)	$9.60	$13.33	$30.34	$51.91	$65.88

(1)	Certain prior period amounts have been reclassified to conform to the current year presentation.
(2)	The estimated values per share of common stock do not reflect any distributions which would be payable upon Lightstone I’s liquidation to the holders of special limited partnership interests in the operating partnership, which may lower the estimated value of Lightstone I’s shares of common stock. Assuming a hypothetical liquidation event at the indicated estimated value date and amount, Lightstone I’s estimated values per share of common stock would be $10.45, $10.57, $10.00, $9.80 and $9.97 as of December 31, 2013, 2012, 2011, 2010 and 2009, respectively.
(3)	Operating expenses included $11.8 million, $8.5 million, $7.2 million, $5.8 million, and $7.7 million of depreciation and amortization expense for the years ended December 31, 2013, 2012, 2011, 2010 and 2009 respectively as well as impairment charges for the years ended December 31, 2011, 2010 and 2009 of $8.9 million, $1.1 million and $12.6 million, respectively.

(4)	Since inception through December 31, 2013, the aggregate compensation paid to the sponsor or its affiliates was $73.5 million, which includes acquisition, partnership management and development fees.
(5)	Amounts represent cash distributions paid to holders of noncontrolling interests, including amounts paid to Lightstone I’s sponsor.

TABLE III

OPERATING RESULTS OF PRIOR PUBLIC PROGRAM PROPERTIES (Continued)

Table III summarizes the operating results of Lightstone II. All figures are as of December 31, of the year indicated.

($’s in thousands)	2013		2012	2011		2010		2009
Summary Balance Sheet Data:
Total assets (before depreciation)		$98,496	$65,584		$38,365		$29,535		$10,395
Total assets (after depreciation)		$95,826	$64,734		$38,072		$29,535		$10,395
Total liabilities		$28,801	$15,863		$4,790		$1,314		$2,836
Estimated per share value	$	N/A	$10.00	$	N/A	$	N/A	$	N/A
Summary Operating Data:
Rental revenues		$13,058	$5,942		$2,978		$—		$—
Operating Expenses(1)		$12,517	$6,056		$3,547		$1,051		$299
Operating income (loss)		$541	$(114)		$(569)		$(1,051)		$(299)
Interest expense		$(1,035)	$(535)		$(19)		$—		$—
Net income (loss) – GAAP Basis		$1,370	$9,764		$430		$(780)		$(248)
Statement of Cash Flows Data(2):
Net cash flows provided by (used in) operating activities		$2,746	$1,706		$1,405		$(1,355)		$(178)
Net cash flows provided by (used in) investing activities		$(13,177)	$(11,541)		$(21,072)		$(5,218)		$(1,690)
Net cash flows provided by (used in) financing activities		$28,799	$12,873		$6,604		$16,154		$10,364
Amount and Source of Distributions Data:
Distributions paid to noncontrolling interests		$175	$306		$39		$—		$—
Cash distributions paid to common stockholders		$2,083	$1,752		$1,331		$830		$—
Issuance of shares for distribution reinvestment plan		$1,967	$1,516		$1,256		$802		$—
Total distributions to common stockholders		$4,050	$3,268		$2,587		$1,632		$—
Distribution data per $1,000 invested:
Total Distributions paid to common stockholders		$64.47	$65.22		$64.92		$63.27		$—
Sources (on GAAP basis)
Cash flows provided by operations		$43.71	$34.05		$35.26		$—		$—
From all other sources (financing, sales or offering proceeds)		$20.76	$31.17		$29.66		$63.27		$—

(1)	Operating expenses include $1.8 million, $0.6 million, $0.3 million of depreciation and amortization expense for the years ended December 31, 2013, 2012 and 2011, respectively. Depreciation and amortization expense was zero for the years ended December 31, 2010 and 2009.
(2)	Since inception through December 31, 2013, the aggregate compensation paid to the sponsor or its affiliates was $2.8 million, which includes underwriting, acquisition, partnership management and development fees.

TABLE V

SALES OR DISPOSALS OF PUBLIC PROGRAM PROPERTIES

Table V provides summary information on the results of sales and/or disposal of properties of Lightstone I and Lightstone II for the last three fiscal years ended December 31, 2013.

($’s in thousands)	Selling Price, Net of Closing Costs and GAAP Adjustments							Cost of Properties Including Closing and Soft Costs
Property	Date Acquired	Date of Sale	Cash received Net of Closing Costs		Mortgage Balance at Time of Sale	Purchase Money Mortgage Taken Back by Program	Adjustments resulting from application of GAAP	Total	Original Mortgage Financing	Total Acquisition Costs, Capital Improvements, Closing and Soft Costs	Total	Excess (Deficiency) of cumulative net property operating cash over cash expenditures
Lightstone I:
Investment in affiliated real estate entities	various dates during 2008 through 2011	December 2011	$31,496	(2)	$7,854	$—	$—	$39,350	$—	$9,712	$9,712	$—
Brazos Crossing Power Center(3)	June 2007	July 2012	$1,098		$6,168	$—	$—	$7,266	$—	$8,276	$8,276	$(1,528)
Investment in affiliated real estate entities(1)	various dates during 2008 through 2011	December 2012	$89,953	(2)	$32,513	$—	$—	$122,466	$—	$11,420	$11,420	$—
Everson Pointe(4)	December 2010	December 2013	$5,496		$4,703	$—	$—	$10,199	$5,000	$4,077	$9,077	$1,923
Sugarland and Katy Extended Stay Hotels(5)	October 2007	December 2013	$10,944		$6,359	$—	$—	$17,303	$10,040	$8,069	$18,109	$2,454
Lightstone II:
Investment in affiliated real estate entities — LVP CP Boston, LLC(6)	March 2011	January 2012	$560		$—	$2,400	$—	$2,960	$—	$2,473	$2,473	$—

(1)	Lightstone I owned a 40% membership interest in GP Holdings, LLC, or GPH, and Livermore Valley Holdings, LLC, or LVH, each of which owned an outlet center. On December 9, 2011, each disposed of 50% of its membership interest in its respective outlet center and on December 4, 2012 each disposed of the remaining 50% membership interest in its respective outlet center, and a 100% membership interest in a land parcel. The net cash proceeds received in the transactions were distributed to the holders of the membership interests in GPH and LVH in 2011 and 2012. Lightstone I received $31.5 million and $90.0 million in cash associated with the distributions, respectively. In addition, Lightstone I received $16.1 million of marketable securities associated with the combined transactions. The mortgage balance at the time of disposal represents Lightstone I’s share of the debt outstanding on the individual outlet centers.
(2)	Our sponsor owned a residual ownership interest in one of Lightstone I’s wholly-owned subsidiaries that owned an interest in the investment in affiliated real estate entities disposed of. As a result of this ownership, our sponsor received a distribution of $8.4 million, which represents our sponsor’s portion of cash proceeds received for the transactions which occurred on December 9, 2011 and December 4, 2012.
(3)	The taxable loss on the sale of Brazos Crossing Outlet Center was approximately $0.2 million.
(4)	The taxable gain on the sale of Everson Pointe is estimated to be approximately $2.2 million.
(5)	The taxable gain on the sale of Sugarland and Katy Extended Stay Hotels is estimated to be approximately $0.4 million.
(6)	Lightstone I prior to January 2012 owned 80% of this investment and Lightstone II owned 20%. In January 2012, Lightstone II sold its 20% interest to Lightstone I for $3.0 million, payable $0.6 million in cash and $2.4 million in a note payable. The note payable was due on demand and accrued interest at a rate per annum equal to 10%. Lightstone I repaid the note, including all unpaid interest, in full in June 2013. Lightstone II’s estimated taxable gain on sale was approximately $0.4 million.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS FOR NON-PUBLIC PROGRAMS

Table I provides a summary of the experience of The Lightstone Group as a sponsor in raising and investing funds in Lightstone Bronx Venture Holdings LLC from its inception of May 7, 2012 to December 31, 2013, and Twin Cities Outlets Eagan LLC from its inception of April 30, 2013 to December 31, 2013. Information is provided as to the manner in which the proceeds of the offering have been applied, the timing and length of the offering and the time period over which the proceeds have been invested.

($’s in thousands)	Lightstone Bronx Venture Holdings LLC	%	Twin Cities Outlets Eagan LLC	%
Dollar amount offered	$296,200	100.00%	$6,476	100.00%
Dollar amount raised from investors	$25,300	8.54%	$6,476	100.00%
Length of offerings (in months)	ongoing		ongoing
Month(s) to invest 90% of amount available for investment (measured from beginning of offering)	1		1

TABLE III

OPERATING RESULTS OF PRIOR NON-PUBLIC PROGRAM PROPERTIES
Lightstone Bronx Venture Holdings LLC

Table III summarizes the operating results of Lightstone Bronx Venture Holdings LLC, from its inception on May 7, 2012 to December 31, 2013. All figures are presented on a GAAP basis.

($’s in thousands)	2013	Period from May 7, 2012 to December 31, 2012
Summary Balance Sheet:
Total assets (before depreciation)	$32,377	$31,152
Total assets (after depreciation)	$32,377	$31,152
Total liabilities	$91	$52
Estimated per share value	N/A	N/A
Summary Operating Results:
Gross revenue	$348	$256
Operating expenses	$325	$269
Operating income (loss)	$23	$(13)
Interest expense	$—	$—
Net income (loss) – GAAP basis	$23	$(13)
Summary Statement of Cash Flows(1):
Net cash flows provided by (used in) operating activities	$61	$39
Net cash flows provided by (used in) investing activities	$(1,225)	$(31,152)
Net cash flows provided by (used in) financing activities	$1,229	$31,126
Amount and Source of Cash Distributions:
Total Distributions paid to investors	$—	$—
Distribution data per $1,000 invested:
Total Distributions paid to investors	$—	$—
From operations and sales of properties	$—	$—
From all other sources (financing or offering proceeds)	$—	$—

(1)	Since inception, the sponsor has not received any compensation or other types of distributions.

TABLE III

OPERATING RESULTS OF PRIOR NON-PUBLIC PROGRAM PROPERTIES (continued)
Twin Cities Outlets Eagan LLC

Table III summarizes the operating results of Twin Cities Outlets Eagan LLC, from its inception on April 30, 2013 to December 31, 2013. All figures are presented on a GAAP basis.

($’s in thousands)	Period from April 30, 2013 to December 31, 2013
Summary Balance Sheet:
Total assets (before depreciation)	$55,051
Total assets (after depreciation)	$55,051
Total liabilities	$38,590
Estimated per share value	N/A
Summary Operating Results:
Gross revenue	$—
Operating expenses	$—
Operating income (loss)	$—
Interest expense	$—
Net income (loss) — GAAP basis	$—
Summary Statement of Cash Flows(1):
Net cash flows provided by (used in) operating activities	$—
Net cash flows provided by (used in) investing activities	$(48,766)
Net cash flows provided by (used in) financing activities	$48,766
Amount and Source of Cash Distributions:
Total Distributions paid to investors	$—
Distribution data per $1,000 invested:
Total Distributions paid to investors	$—
From operations and sales of properties	$—
From all other sources (financing or offering proceeds)	$—

(1)	Since inception, the sponsor has not received any compensation or other types of distributions.

TABLE IV

RESULTS OF COMPLETED NON-PUBLIC PROGRAMS OF OUR SPONSOR
AND ITS AFFILIATES

Table IV summarizes information for non-public programs which have completed operations (no longer held properties) during the five years ended December 31, 2013.

in thousands	Orlando Belz Outlet Malls	Williamsburg Prime Outlets Expansion (Ewell Station)	LS Member II	Minot Dakota Square Mall	Marbury Plaza
Date of closing of offering	May 2005	February 2006	2004	February 2005	March 2004
Duration (months)	62	54	95	87	106
Aggregate dollar amount raised from investors	$10,997	$1,689	$150	$5,000	$1,702
Annualized return on investment(1)	215.31%	43.89%	8.67%	30.28%	4.21%
Median annual leverage(2)	0.95	1.06	1.23	0.89	1.74
Compensation paid to sponsor(3)	$13,170	$2,932	$1,895	$4,501	$328

(1)	Calculated as (a) the difference between the aggregate amounts distributed to investors and invested by investors, divided by (b) the aggregate amount invested by investors multiplied by the number of years from sponsor’s initial receipt of offering proceeds from the investor to the liquidity event.
(2)	The annual leverage is computed as debt divided by debt plus equity.
(3)	Includes payments made to the sponsor for management fees, leasing commissions, development fees, and expense reimbursements.

DL-DW Holdings LLC (Extended Stay Hotels) — Not included in the Table

In June 2007, our sponsor acquired Extended Stay Hotels, Inc., or Extended Stay, for approximately $8.0 billion, $7.4 billion of which was financed with mortgage and mezzanine loans. The acquisition of Extended Stay, which was included in the DL-DW Holdings LLC program, involved the acquisition of approximately 684 hotels located in 44 states and Canada. Our sponsor contributed approximately $200 million of the total approximately $600 million of equity to finance the acquisition of Extended Stay. In addition, in consideration for the lenders providing the financing for the acquisition of Extended Stay, our sponsor entered into a non-recourse carve-out guaranty agreement customary in securitized financings with certain lenders to, among other things, in limited circumstances provide for the guaranty of certain indebtedness up to $100 million.

As a result of the downturn in the economy, Extended Stay experienced a decline in revenues per available hotel room and resulting cash flows from operations. In anticipation of the amortization payments commencing in June 2009, Extended Stay engaged restructuring advisors in September 2008 to assist it in a comprehensive restructuring of its indebtedness. Extended Stay reached an agreement with some lenders for an out-of-court debt restructuring, but it was unable to complete the restructuring outside of Chapter 11 under the United States Bankruptcy Code. On June 15, 2009, Extended Stay filed for Chapter 11 protection under the United States Bankruptcy Code. David Lichtenstein and Joseph Teichman were officers or directors of various Extended Stay subsidiaries that filed for Chapter 11 protection with Extended Stay.

TABLE V

SALES OR DISPOSALS OF NON-PUBLIC PROGRAM PROPERTIES

This table provides summary information on the results of sales or disposals of properties by Non-Public Prior Programs having similar investment objectives to ours (except that they invest primarily in properties whereas we intend to invest in real estate-related investments secured by or related to properties). All figures below are for the three years ended December 31, 2013.

in thousands	Selling Price, Net of Closing Costs and GAAP Adjustments							Cost of Properties Including Closing and Soft Costs
Property	Date Acquired	Date of Sale	Cash received Net of Closing Costs	Mortgage Balance at Time of Sale	Purchase Money Mortgage Taken Back by Program	Adjustments resulting from application of GAAP	Total	Original Mortgage Financing	Cash Acquisition Costs, Capital Improvements, Closing and Soft Costs	Total	Excess (Deficiency) of Cumulative Net Property Operating Cash over Cash Expenditures
LS Member II – Shawnee Mall(1)	December 2004	February 2011	$—	$17,336	$—	$—	$17,336	$21,150	$6,163	$27,313	$(2,198)
LS Member II – Brazos Mall(1)	December 2004	March 2011	$—	$21,725	$—	$—	$21,725	$25,850	$20,296	$46,146	$(6,935)
Minot Dakota Square Mall(2)	February 2005	May 2012	$33,074	$59,074	$—	$—	$92,148	$53,100	$15,368	$68,468	$23,151
Marbury Plaza	April 2004	January 2013	$—	$40,699	$—	$—	$40,699	$21,837	$7,283	$29,120	$(7,705)

(1)	The taxable loss on the disposal of LS Member II properties cumulatively was approximately $12.2 million.
(2)	The taxable gain on sale was approximately $34.0 million.

APPENDIX B

FORM OF SUBSCRIPTION AGREEMENT

LIGHTSTONE REAL ESTATE INCOME TRUST INC.

SUBSCRIPTION AGREEMENT

LIGHTSTONE REAL ESTATE INCOME TRUST INC.

INSTRUCTION PAGE

In no event may a subscription for Common Shares be accepted until at least five business days after the date the subscriber receives the final prospectus. You will receive a confirmation of your purchase.

PLEASE MAIL the properly completed and executed ORIGINALS of the subscription agreement with your check made payable to: “UMB Bank, N.A., Escrow Agent for Lightstone Real Estate Income Trust.”

Mail completed documents to:

Regular Mail	Overnight
Orchard Securities, LLC 170 Interstate Plaza Suite 320 Lehi, UT 84043	Orchard Securities, LLC 170 Interstate Plaza Suite 320 Lehi, UT 84043
*	For IRA Accounts, mail investor signed documents to the IRA Custodian for signatures.

If you have any questions, please call your registered representative or The Lightstone Group, LLC at (888) 808-7348.

Instructions to Subscribers

Section 1:  Indicate investment amount. Make all checks payable to “UMB Bank, N.A., Escrow Agent for Lightstone Real Estate Income Trust.”

Section 2:  Choose form of ownership

Non-Custodial Ownership

- Accounts with more than one owner must have ALL PARTIES SIGN where indicated in Section 6.

- Be sure to attach copies of all plan documents for Pension Plans, Trusts or Corporate Partnerships required in Section 2.

Custodial Ownership

For New IRA/Qualified Plan Accounts — Please complete the form/application provided by your custodian of choice in addition to this subscription document and forward to the custodian for processing.

Existing IRA Accounts and other Custodial Accounts

- Information must be completed BY THE CUSTODIAN. Have all documents signed by appropriate officers as indicated in their Corporate Resolution (also to be included).

Section 3:  All names, addresses, Dates of Birth, Social Security or Tax I.D. numbers of all investors or Trustees

Section 4:  Choose Distribution Allocation option

Section 5:  To be signed and completed by your Financial Advisor

Be sure to include CRD number for Financial Advisor and Broker-Dealer

Firm Branch Manager signature

Section 6:  Have ALL owners initial and sign where indicated in Section 6.

Section 7:  All investors that are U.S. persons must complete and sign the attached IRS Form W-9 and all investors that are not U.S. persons must complete and sign the applicable IRS Form W-8.

LIGHTSTONE REAL ESTATE INCOME TRUST INC.

SUBSCRIPTION AGREEMENT

1.	YOUR INITIAL INVESTMENT Make all checks payable to “UMB Bank, N.A., Escrow Agent for Lightstone Real Estate Income Trust.”

Investment Amount $	Brokerage Account Number

The minimum initial investment is 100 Common Shares ($1,000)	(If applicable)

NOTE: RESIDENTS OF CERTAIN STATES MUST MAKE GREATER MINIMUM INVESTMENTS (SEE THE SPECIAL SUITABILITY STANDARDS AT THE END OF THIS DOCUMENT)

Cash, cashier’s checks/official bank checks in bearer form, foreign checks, money orders, third-party checks, or traveler’s checks will not be accepted.

☐   I/WE AM/ARE EXECUTIVE OFFICERS OR DIRECTORS OF LIGHTSTONE REAL ESTATE INCOME TRUST INC., OFFICERS OR EMPLOYEES OF LIGHTSTONE REAL ESTATE INCOME LLC OR THEIR FAMILY MEMBERS (INCLUDING SPOUSES, PARENTS, GRANDPARENTS, CHILDREN AND SIBLINGS) OR OTHER AFFILIATES, INDIVIDUALS WHO HAVE HAD LONGSTANDING BUSINESS OR PERSONAL RELATIONSHIPS WITH THE EXECUTIVE OFFICERS OR DIRECTORS OF LIGHTSTONE REAL ESTATE INCOME TRUST INC. OR INSTITUTIONAL ACCREDITED INVESTORS AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

☐   I/WE AM/ARE BROKER-DEALERS PARTICIPATING IN THE OFFERING, REGISTERED REPRESENTATIVES OF SUCH BROKER-DEALERS, OR MEMBERS OF THEIR IMMEDIATE FAMILIES.*

☐   CHECK HERE IF ADDITIONAL PURCHASE.

☐   CHECK HERE IF VOLUME DISCOUNTS APPLY.

*	Orchard Securities, LLC is not permitted to subscribe for Common Shares.
2.	FORM OF OWNERSHIP (Select only one)

Non-Custodial Ownership	Custodial Ownership

____Individual

____Joint Tenant (Joint accounts will be registered as joint tenants with rights of survivorship unless otherwise indicated)
____Tenants in Common
____TOD – Optional designation of beneficiaries for individual joint owners with rights of survivorship or tenants by the entireties. (Please complete Transfer on Death Registration Form. You may download the form at www.lightstonecapitalmarkets.com)
____Uniform Gift/Transfer to Minors (UGMA/UTMA)

Under the UGMA/UTMA of the State of

____Pension Plan or other “benefit plan investor” (as defined in Section 3(42) of ERISA)
____Trust
____Corporation or Partnership
____Insurance Company Separate of General Account
____Other
Third Party-Administered Custodial Plan
(new IRA accounts will require an additional application)
 ☐ IRA ☐ ROTH/IRA ☐ SEP/IRA ☐ SIMPLE ☐ OTHER

Name of Custodian

Mailing Address

City State Zip

Custodian Information (To be completed by Custodian above)
Custodian Tax ID #
Custodian Account #

Custodian Phone

3.	INVESTOR INFORMATION Please print name(s) in which Common Shares are to be registered.

A.  Individual/Trustee/Beneficial Owner of Qualified Account/Guardian

First Name: Middle:

Last Name: Tax ID or SS#:

Street Address: City: State: Zip:

Date of Birth: (mm/dd/yyyy)// If Non-U.S. Citizen, specify Country of Citizenship:

Daytime Phone #:  U. S. Drivers License Number (if available): State of Issue:

CALIFORNIA INVESTORS:   ALL CERTIFICATES REPRESENTING COMMON SHARES WHICH ARE SOLD IN THE STATE OF CALIFORNIA WILL BEAR THE FOLLOWING LEGEND CONDITIONS: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS FOR THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER’S RULES.

Any subscriber seeking to purchase Common Shares pursuant to a discount offered by us must submit such request in writing and set forth the basis for the request. Any such request will be subject to our verification.

B.  Joint Owner/Co-Trustee/Minor

First Name: Middle:

Last Name:Tax ID or SS#:

Street Address:City:State:Zip:

Date of Birth: (mm/dd/yyyy)// If Non-U.S. Citizen, specify Country of Citizenship:

Daytime Phone #:

C.  Residential Street Address (This section must be completed for verification purposes if mailing address in section 3A is a P.O. Box)

Street Address:

City:State:Zip:

D.  Trust/Corporation/Partnership/Other (Trustee’(s) information must be provided in sections 3A and 3B)

Date of Trust://

Entity Name/Title of Trust:Tax ID Number:

E.  Government ID (Foreign Citizens only) Identification documents must have a reference number and photo. Please attach a photocopy.

Place of birth:
	City	State/Providence	Country

Immigration Status ☐  Permanent resident ☐  Non-permanent resident ☐  Non-resident ☐
Check which type of document you are providing:

☐ U.S. Driver’s License  ☐ INS Permanent resident alien card  ☐ Passport with U.S. Visa  ☐ Employment Authorization Document

☐ Passport without U.S. Visa	Bank Name required: Account No. required:
☐ Foreign national identity documents	Bank address required: Phone No. required:
Documents number and country of issuance	Number for the document checked above:

F.  Employer: Retired: ☐

G.  Electronic Delivery Election

☐	I consent to the electronic delivery of documents, including the prospectus, prospectus supplements, annual and quarterly reports, and other stockholder communication and reports. E-mail address is required. Please carefully review the representations below before consenting to receive documents electronically. By signing below and consenting to receive documents electronically you are agreeing to these representations.

E-mail Address (Required)                            Investor Signature                                                              Date

Co-Investor Signature                                                        Date

By signing and consenting to receive documents electronically, you represent the following:

A.	I acknowledge that access to both Internet, e-mail and the World Wide Web is required in order to access documents electronically. I may receive by e-mail notification the availability of a document in electronic format. The notification e-mail will contain a web address (or hyperlink) where the document can be found. By entering this address into my web browser, I can view, download and print the document from my computer. I acknowledge that there may be costs associated with the electronic access, such as usage charges from my Internet provider and telephone provider, and that these costs are my responsibility.
B.	I acknowledge that documents distributed electronically may be provided in Adobe’s Portable Document Format (PDF). The Adobe Reader software is required to view documents in PDF format. The Reader software is available free of charge from Adobe’s web site at www.adobe.com. The Reader software must be correctly installed on my system before I will be able to view documents in PDF format. Electronic delivery also involves risks related to system or network outage that could impair my timely receipt of or access to stockholder communications.
C.	I acknowledge that I may receive at no cost from Lightstone Real Estate Income Trust a paper copy of any documents delivered electronically by calling my financial advisor.
D.	I understand that if the e-mail notification is returned to Lightstone Real Estate Income Trust as “undeliverable,” a letter will be mailed to me with instructions on how to update my e-mail address to begin receiving communications via electronic delivery. I further understand that if Lightstone Real Estate Income Trust is unable to obtain a valid e-mail address for me, Lightstone Real Estate Income Trust will resume sending a paper copy of its filings by U.S. mail to my address of record.
E.	I understand that my consent may be updated or cancelled, including any updates in e-mail address to which documents are delivered, at any time by calling my financial advisor.

4.	DISTRIBUTIONS (Select only one)
Complete this section to enroll in the Distribution Reinvestment Program or to elect how you wish to receive your distributions.
IRA accounts may not direct distributions without the custodian’s approval.
I hereby subscribe for Common Shares of Lightstone Real Estate Income Trust and elect the distribution option indicated below (if no option is indicated, option “B” will take effect):
A.	___ Reinvest/Distribution Reinvestment Program (see the final prospectus for details)
B.	___ Mail Check to the address of record
C.	___ Credit Distribution to my IRA or Other Custodian Account
D.	___ Mail Check to third party listed below
E.	___ Cash/Direct Deposit. Please attach a pre-printed voided check (Non-Custodian Investors only). I authorize Lightstone Real Estate Income Trust or its agent to deposit my distributions to my checking or savings account. This authority will remain in force until I notify Lightstone Real Estate Income Trust in writing to cancel it. If Lightstone Real Estate Income Trust deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

Name/Entity Name/Financial Institution:

Mailing Address:City:State:Zip:

Account Number:Your Bank’s ABA/Routing Nbr:

Your Bank’s Account Number: Checking Acct: Savings Acct:

PLEASE ATTACH COPY OF VOIDED CHECK TO THIS FORM IF FUNDS ARE TO BE SENT TO A BANK

*	The above services cannot be established without a pre-printed voided check. For electronic funds transfers, signatures of bank account owners are required exactly as they appear on the bank records. If the registration at the bank differs from that on this Subscription Agreement, all parties must sign below.

Signature Signature

5.	BROKER-DEALER/FINANCIAL ADVISOR INFORMATION (All fields must be completed)

The financial advisor must sign below to complete order. The financial advisor hereby warrants that he/she is duly licensed and may lawfully sell shares in the state designated at the investor’s legal residence.

Broker-Dealer/RIA Firm		Financial Advisor Name/RIA
Advisor Mailing Address
City		State	Zip code
Advisor No.	Branch No.	Telephone No.
Email Address		Fax No.
Broker-Dealer/RIA Firm CRD Number		Financial Advisor/RIA CRD Number

☐ AFFILIATED REGISTERED INVESTMENT ADVISOR (RIA):   All sales of securities must be made through a Broker-Dealer. If an RIA introduces a sale, the sale must be conducted through the RIA in his or her capacity as a Registered Representative of Broker-Dealer (Section 5 must be filled in). I acknowledge that by checking the above box I WILL NOT RECEIVE A COMMISSION.

The undersigned FINANCIAL ADVISOR further represents and certifies that in connection with this subscription for Common Shares, he/she has complied with and has followed all applicable policies and procedures under his firm’s existing Anti-Money Laundering Program and Customer Identification Program.

Financial Advisor and/or RIA Signature: Date:

Branch Manager Signature: Date:

6.	SUBSCRIBER SIGNATURES:

The undersigned further acknowledges and/or represents (or in the case of fiduciary accounts, the person authorized to sign on such subscriber’s behalf) the following: (you must initial each application representation below)

Owner	Co-Owner	a) I/We (i) either (A) have a minimum net worth (not including home, home furnishings and personal automobiles) of at least $70,000 and (without regard to Lightstone Real Estate Income Trust) I/we have a gross income due in the current year of at least $70,000 or (B) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000; and (ii) meet such higher suitability as may be required by certain states and set forth on the reverse side hereof. In the case of sales to fiduciary accounts, the suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the Common Shares.
Owner	Co-Owner	b) I/We received the final prospectus of Lightstone Real Estate Income Trust at least five business days prior to the signing of this Subscription Agreement.
Owner	Co-Owner	c) I/We am/are purchasing Common Shares for my/our own account.
Owner	Co-Owner	d) I/We acknowledge that Common Shares are not liquid.
Owner	Co-Owner	e) If the first or second box in Section 1 is checked, I/we represent that the Common Shares are being purchased for investment purposes only and not with a view towards resale.

CERTAIN STATES HAVE IMPOSED SPECIAL SUITABILITY
STANDARDS FOR SUBSCRIBERS WHO PURCHASE SHARES

California

Owner	Co-Owner	(f) In addition to the general suitability requirements described above, I/we have either (a) a liquid net worth of at least $350,000 or (b) a minimum liquid net worth of at least $150,000 and a minimum annual gross income of at least $70,000. I/we will not invest more than 10% of my/our net worth in the issuer.

Alabama

Owner	Co-Owner	(g) In addition to the general suitability requirements described above, I/we represent that I/we have a liquid net worth of at least 10 times the amount of my/our investment in this real estate investment program and its affiliates.

Kentucky

Owner	Co-Owner	(h) I/we have either (a) a net worth of at least $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in this offering not to exceed 10% of my/our liquid net worth.

Oregon and Washington

Owner	Co-Owner	(i) I/we have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. My/our maximum investment in the issuer and its affiliates cannot exceed 10% of my/our net worth.

Pennsylvania

Owner	Co-Owner	(j) I/we have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. My/our maximum investment in the issuer cannot exceed 10% of my/our net worth.

Massachusetts

Owner	Co-Owner	(k) I/we will not invest more than 10% of my/our liquid net worth in this program and in other illiquid direct participation programs.

Michigan

Owner	Co-Owner	(l) The maximum investment is 10% of my/our net worth.

New Jersey

Owner	Co-Owner	(m) I/we have either (a) a minimum liquid net worth of at least $100,000 and a minimum gross income of not less than $85,000 or (b) a minimum liquid net worth of $350,000. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, my/our investment in the issuer, its affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development programs, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed ten percent (10%) of my/our liquid net worth.

New York

Owner	Co-Owner	(n) I/we represent I/we acknowledge that: Common Shares will only be sold to each investor who initially purchases a minimum of 250 Common Shares for a total purchase price of $2,500. However, a minimum of 100 Common Shares for a total purchase price of $1,000 shall apply to a purchase by an individual retirement account. Subsequent transfers of such interest shall be in units of not less than $2,500, except for transfers by an individual retirement account, transfers by gift, inheritance, intrafamily transfers, transfers subsequent to the preceding, and transfers to affiliates. The minimum closing amount for New York is $2,500,000 in aggregate gross offering proceeds. New York proceeds will not be released from escrow until subscriptions for an aggregate of 250,000 Common Shares have been received.

Ohio and New Mexico

Owner	Co-Owner	(o) I/we represent that our aggregate investment in Common Shares, shares of Lightstone Real Estate Income Trust’s affiliates, and in other non-traded real estate investment programs may not exceed ten percent (10%) of my/our liquid net worth. “Liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.

Nebraska

Owner	Co-Owner	(p) I/we have either (a) a minimum net worth of $100,000 and minimum annual income of $70,000 or (b) a minimum net worth of $350,000. My/our maximum investment in the issuer, its affiliates and other non-publicly traded direct participation programs does not exceed 10% of my/our net worth.

Maine

Owner	Co-Owner	(q) I/we acknowledge the Maine Office of Securities recommends that an investor’s aggregate investment in this offering and similar direct participation investments not exceed 10% of my/our liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

North Dakota

Owner	Co-Owner	(r) I/we represent that I/we have a net worth of at least ten times of my/our investment in Common Shares and that I/we meet one of the general suitability standards described above.

Tennessee

Owner	Co-Owner	(s) In addition to the general suitability requirements described above, my/our maximum investment in Common Shares and Lightstone Real Estate Income Trust’s affiliates shall not exceed 10% of my/our net worth.

Kansas

Owner	Co-Owner	(t) I/we acknowledge in addition to the general suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth, in the aggregate, in Common Shares and securities of other non-traded real estate investment trusts. “Liquid net worth” is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

Missouri

Owner	Co-Owner	(u) In addition to the general suitability requirements described above, no more than ten percent (10%) of my/our liquid net worth shall be invested in the securities registered by Lightstone Real Estate Income Trust for this offering with the Securities Division.

Iowa

Owner	Co-Owner	(v) In addition to the general suitability requirements described above, I/we have either (a) a minimum net worth of $350,000 (exclusive of home, auto and furnishings), or (b) a minimum annual income of $100,000 and a net worth of $100,000 (exclusive of home, auto and furnishings). In addition, my/our total investment in the issuer or any of its affiliates, and any other similar real estate investment program, does not exceed 10% of my/our liquid net worth. “Liquid net worth” for purposes of this investment consists of cash, cash equivalents and readily marketable securities.

Vermont

Owner	Co-Owner	(w) In addition to the general suitability requirements described above, if I am a non-accredited investor, no more than ten percent (10%) of my/our liquid net worth shall be invested in the securities offered pursuant to this offering. “Liquid net worth” is defined as an investor’s total assets (not including home, home furnishings or automobiles) minus total liabilities.

Because the minimum offering of our Common Shares is less than $150 million, New York investors are cautioned to carefully evaluate our ability to fully accomplish our stated objectives and to inquire as to the current dollar volume of our subscription proceeds. Further, the minimum aggregate closing amount for New York investors is $2.5 million.

Because the minimum offering of our Common Shares is less than $20 million, Tennessee investors are cautioned to carefully evaluate our ability to fully accomplish our stated objectives and to inquire as to the current dollar volume of our subscription proceeds. Further, the minimum aggregate closing amount for Tennessee investors is $20 million.

Because the minimum offering of our Common Shares is less than $30 million, Pennsylvania investors are cautioned to carefully evaluate our ability to fully accomplish our stated objectives and to inquire as to the current dollar volume of our subscription proceeds. Further, the minimum aggregate closing amount for Pennsylvania investors is $15 million.

Owner Signature: Date:

Co-Owner Signature: Date:

Signature of Custodians(s) or Trustees(s) (if applicable). Current Custodian must sign if investment is for an IRA Account

Authorized Signature (Custodian or Trustee) Date:

WE INTEND TO ASSERT THE FOREGOING REPRESENTATIONS AS A DEFENSE IN ANY SUBSEQUENT LITIGATION WHERE SUCH ASSERTION WOULD BE RELEVANT. WE HAVE THE RIGHT TO ACCEPT OR REJECT THIS SUBSCRIPTION IN WHOLE OR IN PART, SO LONG AS SUCH PARTIAL ACCEPTANCE OR REJECTION DOES NOT RESULT IN AN INVESTMENT OF LESS THAN THE MINIMUM AMOUNT SPECIFIED IN THE PROSPECTUS. AS USED ABOVE, THE SINGULAR INCLUDES THE PLURAL IN ALL RESPECTS IF COMMON SHARES ARE BEING ACQUIRED BY MORE THAN ONE PERSON. AS USED IN THIS SUBSCRIPTION AGREEMENT, “LIGHTSTONE” AND “LIGHTSTONE REAL ESTATE INCOME TRUST” REFER TO LIGHTSTONE REAL ESTATE INCOME TRUST INC. AND ITS AFFILIATES. THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS HEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

By executing this Subscription Agreement, the subscriber is not waiving any rights under federal or state law.

7.	IRS FORMS W-9 and W-8:

To prevent backup withholding on any payment made to a stockholder that is a U.S. person (as defined in the instruction provided with the IRS Form W-9 below) with respect to subscription proceeds held in escrow, the stockholder is generally required to provide current taxpayer identification number, or TIN (or the TIN of any other payee), and certain other information by completing the IRS Form W-9 below, certifying that (i) the TIN provided on the IRS Form W-9 is correct (or that such stockholder is awaiting a TIN), (ii) the stockholder is a U.S. person, (iii) the stockholder is not subject to backup withholding because (a) the stockholder is exempt from backup withholding, (b) the stockholder has not been notified by the IRS that the stockholder is subject to backup withholding as a result of failure to report all interest or dividends or (c) the IRS has notified the stockholder that the stockholder is no longer subject to backup withholding and (iv) the FATCA code(s) entered on the IRS Form W-9 (if any) indicating that the stockholder is exempt from FATCA reporting is correct. If the investor does not include a TIN on the IRS Form W-9 and a TIN is not provided by the time any payment is made in connection with the proceeds held in escrow, 28% of all such payments will be withheld until a TIN is provided and if a TIN is not provided within 60 days, such withheld amounts will be paid over to the IRS. See the instructions provided with the Form W-9 on how to complete the Form W-9. FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE IRS.

Stockholders that are not U.S. persons (as defined in the instructions provided with the IRS Form W-9 below) should provide the applicable properly completed and executed IRS Form W-8, which can be obtained from the IRS by visiting www.irs.gov or by calling 1-800-TAX-FORM (1-800-829-3676).

Form **W-9**
(Rev. December 2014)
Department of the Treasury
Internal Revenue Service

Request for Taxpayer Identification Number and Certification

Give Form to the requester. Do not send to the IRS.

Print or type
See **Specific Instructions** on page 2.

1 Name (as shown on your income tax return). Name is required on this line; do not leave this line blank.

2 Business name/disregarded entity name, if different from above

3 Check appropriate box for federal tax classification; check only **one** of the following seven boxes:
☐ Individual/sole proprietor or single-member LLC ☐ C Corporation ☐ S Corporation ☐ Partnership ☐ Trust/estate
☐ Limited liability company. Enter the tax classification (C=C corporation, S=S corporation, P=partnership) ▶ ________
Note. For a single-member LLC that is disregarded, do not check LLC; check the appropriate box in the line above for the tax classification of the single-member owner.
☐ Other (see instructions) ▶

4 Exemptions (codes apply only to certain entities, not individuals; see instructions on page 3):
Exempt payee code (if any) ________
Exemption from FATCA reporting code (if any) ________
(Applies to accounts maintained outside the U.S.)

5 Address (number, street, and apt. or suite no.)

Requester's name and address (optional)

6 City, state, and ZIP code

7 List account number(s) here (optional)

Part I Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. The TIN provided must match the name given on line 1 to avoid backup withholding. For individuals, this is generally your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the Part I instructions on page 3. For other entities, it is your employer identification number (EIN). If you do not have a number, see *How to get a TIN* on page 3.

Note. If the account is in more than one name, see the instructions for line 1 and the chart on page 4 for guidelines on whose number to enter.

Social security number
☐☐☐ – ☐☐ – ☐☐☐☐

or

Employer identification number
☐☐ – ☐☐☐☐☐☐☐

Part II Certification

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and
2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and
3. I am a U.S. citizen or other U.S. person (defined below); and
4. The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN. See the instructions on page 3.

Sign Here **Signature of U.S. person ▶** **Date ▶**

General Instructions

Section references are to the Internal Revenue Code unless otherwise noted.

Future developments. Information about developments affecting Form W-9 (such as legislation enacted after we release it) is at *www.irs.gov/fw9*.

Purpose of Form

An individual or entity (Form W-9 requester) who is required to file an information return with the IRS must obtain your correct taxpayer identification number (TIN) which may be your social security number (SSN), individual taxpayer identification number (ITIN), adoption taxpayer identification number (ATIN), or employer identification number (EIN), to report on an information return the amount paid to you, or other amount reportable on an information return. Examples of information returns include, but are not limited to, the following:

- Form 1099-INT (interest earned or paid)
- Form 1099-DIV (dividends, including those from stocks or mutual funds)
- Form 1099-MISC (various types of income, prizes, awards, or gross proceeds)
- Form 1099-B (stock or mutual fund sales and certain other transactions by brokers)
- Form 1099-S (proceeds from real estate transactions)
- Form 1099-K (merchant card and third party network transactions)
- Form 1098 (home mortgage interest), 1098-E (student loan interest), 1098-T (tuition)
- Form 1099-C (canceled debt)
- Form 1099-A (acquisition or abandonment of secured property)

Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN.

If you do not return Form W-9 to the requester with a TIN, you might be subject to backup withholding. See What is backup withholding? on page 2.

By signing the filled-out form, you:

1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued),

2. Certify that you are not subject to backup withholding, or

3. Claim exemption from backup withholding if you are a U.S. exempt payee. If applicable, you are also certifying that as a U.S. person, your allocable share of any partnership income from a U.S. trade or business is not subject to the withholding tax on foreign partners' share of effectively connected income, and

4. Certify that FATCA code(s) entered on this form (if any) indicating that you are exempt from the FATCA reporting, is correct. See *What is FATCA reporting?* on page 2 for further information.

Cat. No. 10231X Form **W-9** (Rev. 12-2014)

Form W-9 (Rev. 12-2014) Page **2**

Note. If you are a U.S. person and a requester gives you a form other than Form W-9 to request your TIN, you must use the requester's form if it is substantially similar to this Form W-9.

Definition of a U.S. person. For federal tax purposes, you are considered a U.S. person if you are:

- An individual who is a U.S. citizen or U.S. resident alien;
- A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States;
- An estate (other than a foreign estate); or
- A domestic trust (as defined in Regulations section 301.7701-7).

Special rules for partnerships. Partnerships that conduct a trade or business in the United States are generally required to pay a withholding tax under section 1446 on any foreign partners' share of effectively connected taxable income from such business. Further, in certain cases where a Form W-9 has not been received, the rules under section 1446 require a partnership to presume that a partner is a foreign person, and pay the section 1446 withholding tax. Therefore, if you are a U.S. person that is a partner in a partnership conducting a trade or business in the United States, provide Form W-9 to the partnership to establish your U.S. status and avoid section 1446 withholding on your share of partnership income.

In the cases below, the following person must give Form W-9 to the partnership for purposes of establishing its U.S. status and avoiding withholding on its allocable share of net income from the partnership conducting a trade or business in the United States:

- In the case of a disregarded entity with a U.S. owner, the U.S. owner of the disregarded entity and not the entity;
- In the case of a grantor trust with a U.S. grantor or other U.S. owner, generally, the U.S. grantor or other U.S. owner of the grantor trust and not the trust; and
- In the case of a U.S. trust (other than a grantor trust), the U.S. trust (other than a grantor trust) and not the beneficiaries of the trust.

Foreign person. If you are a foreign person or the U.S. branch of a foreign bank that has elected to be treated as a U.S. person, do not use Form W-9. Instead, use the appropriate Form W-8 or Form 8233 (see Publication 515, Withholding of Tax on Nonresident Aliens and Foreign Entities).

Nonresident alien who becomes a resident alien. Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a "saving clause." Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the payee has otherwise become a U.S. resident alien for tax purposes.

If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to Form W-9 that specifies the following five items:

1. The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien.

2. The treaty article addressing the income.

3. The article number (or location) in the tax treaty that contains the saving clause and its exceptions.

4. The type and amount of income that qualifies for the exemption from tax.

5. Sufficient facts to justify the exemption from tax under the terms of the treaty article.

Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if his or her stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first protocol) and is relying on this exception to claim an exemption from tax on his or her scholarship or fellowship income would attach to Form W-9 a statement that includes the information described above to support that exemption.

If you are a nonresident alien or a foreign entity, give the requester the appropriate completed Form W-8 or Form 8233.

Backup Withholding

What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS 28% of such payments. This is called "backup withholding." Payments that may be subject to backup withholding include interest, tax-exempt interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, payments made in settlement of payment card and third party network transactions, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.

You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return.

Payments you receive will be subject to backup withholding if:

1. You do not furnish your TIN to the requester,

2. You do not certify your TIN when required (see the Part II instructions on page 3 for details),

3. The IRS tells the requester that you furnished an incorrect TIN,

4. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or

5. You do not certify to the requester that you are not subject to backup withholding under 4 above (for reportable interest and dividend accounts opened after 1983 only).

Certain payees and payments are exempt from backup withholding. See *Exempt payee code* on page 3 and the separate Instructions for the Requester of Form W-9 for more information.

Also see *Special rules for partnerships* above.

What is FATCA reporting?

The Foreign Account Tax Compliance Act (FATCA) requires a participating foreign financial institution to report all United States account holders that are specified United States persons. Certain payees are exempt from FATCA reporting. See *Exemption from FATCA reporting code* on page 3 and the Instructions for the Requester of Form W-9 for more information.

Updating Your Information

You must provide updated information to any person to whom you claimed to be an exempt payee if you are no longer an exempt payee and anticipate receiving reportable payments in the future from this person. For example, you may need to provide updated information if you are a C corporation that elects to be an S corporation, or if you no longer are tax exempt. In addition, you must furnish a new Form W-9 if the name or TIN changes for the account; for example, if the grantor of a grantor trust dies.

Penalties

Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.

Specific Instructions

Line 1

You must enter one of the following on this line; **do not** leave this line blank. The name should match the name on your tax return.

If this Form W-9 is for a joint account, list first, and then circle, the name of the person or entity whose number you entered in Part I of Form W-9.

a. **Individual.** Generally, enter the name shown on your tax return. If you have changed your last name without informing the Social Security Administration (SSA) of the name change, enter your first name, the last name as shown on your social security card, and your new last name.

Note. ITIN applicant: Enter your individual name as it was entered on your Form W-7 application, line 1a. This should also be the same as the name you entered on the Form 1040/1040A/1040EZ you filed with your application.

b. **Sole proprietor or single-member LLC.** Enter your individual name as shown on your 1040/1040A/1040EZ on line 1. You may enter your business, trade, or "doing business as" (DBA) name on line 2.

c. **Partnership, LLC that is not a single-member LLC, C Corporation, or S Corporation.** Enter the entity's name as shown on the entity's tax return on line 1 and any business, trade, or DBA name on line 2.

d. **Other entities.** Enter your name as shown on required U.S. federal tax documents on line 1. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on line 2.

e. **Disregarded entity.** For U.S. federal tax purposes, an entity that is disregarded as an entity separate from its owner is treated as a "disregarded entity." See Regulations section 301.7701-2(c)(2)(iii). Enter the owner's name on line 1. The name of the entity entered on line 1 should never be a disregarded entity. The name on line 1 should be the name shown on the income tax return on which the income should be reported. For example, if a foreign LLC that is treated as a disregarded entity for U.S. federal tax purposes has a single owner that is a U.S. person, the U.S. owner's name is required to be provided on line 1. If the direct owner of the entity is also a disregarded entity, enter the first owner that is not disregarded for federal tax purposes. Enter the disregarded entity's name on line 2, "Business name/disregarded entity name." If the owner of the disregarded entity is a foreign person, the owner must complete an appropriate Form W-8 instead of a Form W-9. This is the case even if the foreign person has a U.S. TIN.

Form W-9 (Rev. 12-2014) Page 3

Line 2

If you have a business name, trade name, DBA name, or disregarded entity name, you may enter it on line 2.

Line 3

Check the appropriate box in line 3 for the U.S. federal tax classification of the person whose name is entered on line 1. Check only one box in line 3.

Limited Liability Company (LLC). If the name on line 1 is an LLC treated as a partnership for U.S. federal tax purposes, check the "Limited Liability Company" box and enter "P" in the space provided. If the LLC has filed Form 8832 or 2553 to be taxed as a corporation, check the "Limited Liability Company" box and in the space provided enter "C" for C corporation or "S" for S corporation. If it is a single-member LLC that is a disregarded entity, do not check the "Limited Liability Company" box; instead check the first box in line 3 "Individual/sole proprietor or single-member LLC."

Line 4, Exemptions

If you are exempt from backup withholding and/or FATCA reporting, enter in the appropriate space in line 4 any code(s) that may apply to you.

Exempt payee code.

- Generally, individuals (including sole proprietors) are not exempt from backup withholding.
- Except as provided below, corporations are exempt from backup withholding for certain payments, including interest and dividends.
- Corporations are not exempt from backup withholding for payments made in settlement of payment card or third party network transactions.
- Corporations are not exempt from backup withholding with respect to attorneys' fees or gross proceeds paid to attorneys, and corporations that provide medical or health care services are not exempt with respect to payments reportable on Form 1099-MISC.

The following codes identify payees that are exempt from backup withholding. Enter the appropriate code in the space in line 4.

1—An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2)

2—The United States or any of its agencies or instrumentalities

3—A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities

4—A foreign government or any of its political subdivisions, agencies, or instrumentalities

5—A corporation

6—A dealer in securities or commodities required to register in the United States, the District of Columbia, or a U.S. commonwealth or possession

7—A futures commission merchant registered with the Commodity Futures Trading Commission

8—A real estate investment trust

9—An entity registered at all times during the tax year under the Investment Company Act of 1940

10—A common trust fund operated by a bank under section 584(a)

11—A financial institution

12—A middleman known in the investment community as a nominee or custodian

13—A trust exempt from tax under section 664 or described in section 4947

The following chart shows types of payments that may be exempt from backup withholding. The chart applies to the exempt payees listed above, 1 through 13.

IF the payment is for . . .	THEN the payment is exempt for . . .
Interest and dividend payments	All exempt payees except for 7
Broker transactions	Exempt payees 1 through 4 and 6 through 11 and all C corporations. S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012.
Barter exchange transactions and patronage dividends	Exempt payees 1 through 4
Payments over $600 required to be reported and direct sales over $5,000[1]	Generally, exempt payees 1 through 5[2]
Payments made in settlement of payment card or third party network transactions	Exempt payees 1 through 4

[1] See Form 1099-MISC, Miscellaneous Income, and its instructions.

[2] However, the following payments made to a corporation and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys' fees, gross proceeds paid to an attorney reportable under section 6045(f), and payments for services paid by a federal executive agency.

Exemption from FATCA reporting code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements. A requester may indicate that a code is not required by providing you with a Form W-9 with "Not Applicable" (or any similar indication) written or printed on the line for a FATCA exemption code.

A—An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37)

B—The United States or any of its agencies or instrumentalities

C—A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities

D—A corporation the stock of which is regularly traded on one or more established securities markets, as described in Regulations section 1.1472-1(c)(1)(i)

E—A corporation that is a member of the same expanded affiliated group as a corporation described in Regulations section 1.1472-1(c)(1)(i)

F—A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state

G—A real estate investment trust

H—A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940

I—A common trust fund as defined in section 584(a)

J—A bank as defined in section 581

K—A broker

L—A trust exempt from tax under section 664 or described in section 4947(a)(1)

M—A tax exempt trust under a section 403(b) plan or section 457(g) plan

Note. You may wish to consult with the financial institution requesting this form to determine whether the FATCA code and/or exempt payee code should be completed.

Line 5

Enter your address (number, street, and apartment or suite number). This is where the requester of this Form W-9 will mail your information returns.

Line 6

Enter your city, state, and ZIP code.

Part I. Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see *How to get a TIN* below.

If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN. However, the IRS prefers that you use your SSN.

If you are a single-member LLC that is disregarded as an entity separate from its owner (see *Limited Liability Company (LLC)* on this page), enter the owner's SSN (or EIN, if the owner has one). Do not enter the disregarded entity's EIN. If the LLC is classified as a corporation or partnership, enter the entity's EIN.

Note. See the chart on page 4 for further clarification of name and TIN combinations.

How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local SSA office or get this form online at *www.ssa.gov*. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at *www.irs.gov/businesses* and clicking on Employer Identification Number (EIN) under Starting a Business. You can get Forms W-7 and SS-4 from the IRS by visiting IRS.gov or by calling 1-800-TAX-FORM (1-800-829-3676).

If you are asked to complete Form W-9 but do not have a TIN, apply for a TIN and write "Applied For" in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester.

Note. Entering "Applied For" means that you have already applied for a TIN or that you intend to apply for one soon.

Caution: *A disregarded U.S. entity that has a foreign owner must use the appropriate Form W-8.*

Form W-9 (Rev. 12-2014) Page 4

Part II. Certification

To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if items 1, 4, or 5 below indicate otherwise.

For a joint account, only the person whose TIN is shown in Part I should sign (when required). In the case of a disregarded entity, the person identified on line 1 must sign. Exempt payees, see *Exempt payee code* earlier.

Signature requirements. Complete the certification as indicated in items 1 through 5 below.

1. Interest, dividend, and barter exchange accounts opened before 1984 and broker accounts considered active during 1983. You must give your correct TIN, but you do not have to sign the certification.

2. Interest, dividend, broker, and barter exchange accounts opened after 1983 and broker accounts considered inactive during 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form.

3. Real estate transactions. You must sign the certification. You may cross out item 2 of the certification.

4. Other payments. You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN. "Other payments" include payments made in the course of the requester's trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services, payments made in settlement of payment card and third party network transactions, payments to certain fishing boat crew members and fishermen, and gross proceeds paid to attorneys (including payments to corporations).

5. Mortgage interest paid by you, acquisition or abandonment of secured property, cancellation of debt, qualified tuition program payments (under section 529), IRA, Coverdell ESA, Archer MSA or HSA contributions or distributions, and pension distributions. You must give your correct TIN, but you do not have to sign the certification.

What Name and Number To Give the Requester

For this type of account:	Give name and SSN of:
1. Individual	The individual
2. Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account[1]
3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor[2]
4. a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee[1]
b. So-called trust account that is not a legal or valid trust under state law	The actual owner[1]
5. Sole proprietorship or disregarded entity owned by an individual	The owner[3]
6. Grantor trust filing under Optional Form 1099 Filing Method 1 (see Regulations section 1.671-4(b)(2)(i)(A))	The grantor*
For this type of account:	**Give name and EIN of:**
7. Disregarded entity not owned by an individual	The owner
8. A valid trust, estate, or pension trust	Legal entity[4]
9. Corporation or LLC electing corporate status on Form 8832 or Form 2553	The corporation
10. Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
11. Partnership or multi-member LLC	The partnership
12. A broker or registered nominee	The broker or nominee
13. Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity
14. Grantor trust filing under the Form 1041 Filing Method or the Optional Form 1099 Filing Method 2 (see Regulations section 1.671-4(b)(2)(i)(B))	The trust

[1] List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person's number must be furnished.

[2] Circle the minor's name and furnish the minor's SSN.

[3] You must show your individual name and you may also enter your business or DBA name on the "Business name/disregarded entity" name line. You may use either your SSN or EIN (if you have one), but the IRS encourages you to use your SSN.

[4] List first and circle the name of the trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.) Also see *Special rules for partnerships* on page 2.

***Note.** Grantor also must provide a Form W-9 to trustee of trust.

Note. If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

Secure Your Tax Records from Identity Theft

Identity theft occurs when someone uses your personal information such as your name, SSN, or other identifying information, without your permission, to commit fraud or other crimes. An identity thief may use your SSN to get a job or may file a tax return using your SSN to receive a refund.

To reduce your risk:

- Protect your SSN,
- Ensure your employer is protecting your SSN, and
- Be careful when choosing a tax preparer.

If your tax records are affected by identity theft and you receive a notice from the IRS, respond right away to the name and phone number printed on the IRS notice or letter.

If your tax records are not currently affected by identity theft but you think you are at risk due to a lost or stolen purse or wallet, questionable credit card activity or credit report, contact the IRS Identity Theft Hotline at 1-800-908-4490 or submit Form 14039.

For more information, see Publication 4535, Identity Theft Prevention and Victim Assistance.

Victims of identity theft who are experiencing economic harm or a system problem, or are seeking help in resolving tax problems that have not been resolved through normal channels, may be eligible for Taxpayer Advocate Service (TAS) assistance. You can reach TAS by calling the TAS toll-free case intake line at 1-877-777-4778 or TTY/TDD 1-800-829-4059.

Protect yourself from suspicious emails or phishing schemes. Phishing is the creation and use of email and websites designed to mimic legitimate business emails and websites. The most common act is sending an email to a user falsely claiming to be an established legitimate enterprise in an attempt to scam the user into surrendering private information that will be used for identity theft.

The IRS does not initiate contacts with taxpayers via emails. Also, the IRS does not request personal detailed information through email or ask taxpayers for the PIN numbers, passwords, or similar secret access information for their credit card, bank, or other financial accounts.

If you receive an unsolicited email claiming to be from the IRS, forward this message to *phishing@irs.gov*. You may also report misuse of the IRS name, logo, or other IRS property to the Treasury Inspector General for Tax Administration (TIGTA) at 1-800-366-4484. You can forward suspicious emails to the Federal Trade Commission at: *spam@uce.gov* or contact them at *www.ftc.gov/idtheft* or 1-877-IDTHEFT (1-877-438-4338).

Visit IRS.gov to learn more about identity theft and how to reduce your risk.

Privacy Act Notice

Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons (including federal agencies) who are required to file information returns with the IRS to report interest, dividends, or certain other income paid to you; mortgage interest you paid; the acquisition or abandonment of secured property; the cancellation of debt; or contributions you made to an IRA, Archer MSA, or HSA. The person collecting this form uses the information on the form to file information returns with the IRS, reporting the above information. Routine uses of this information include giving it to the Department of Justice for civil and criminal litigation and to cities, states, the District of Columbia, and U.S. commonwealths and possessions for use in administering their laws. The information also may be disclosed to other countries under a treaty, to federal and state agencies to enforce civil and criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Under section 3406, payers must generally withhold a percentage of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to the payer. Certain penalties may also apply for providing false or fraudulent information.

APPENDIX C

DISTRIBUTION REINVESTMENT PROGRAM

DISTRIBUTION REINVESTMENT PROGRAM

Lightstone Real Estate Income Trust Inc., a Maryland corporation (the “Company”), has adopted a distribution reinvestment program (the “DRIP”), the terms and conditions of which are set forth below.

1. Number of Common Shares Issuable.  The number of shares of the Company’s common stock, $0.01 par value per share (“Common Shares”), authorized for issuance under the DRIP is 10,000,000; provided, however, that the Company reserves the right to increase or decrease such number by reallocating Common Shares from the Company’s initial public offering to the DRIP or from the DRIP to the Company’s initial public offering, respectively.

2. Participants.  A “Participant” is a holder of Common Shares (“Stockholder”) electing to participate in the DRIP; provided, however, that the Company may elect to deny any such Stockholder participation in the DRIP if such Stockholder resides in a jurisdiction or foreign country where, in the Company’s judgment, the burden or expense of compliance with applicable securities laws makes such Stockholder’s participation impracticable or inadvisable; and provided, further, that a Participant must cease participation in the DRIP at such time as he, she or it no longer meets the suitability standards (as described in the section titled “Investor Suitability Standards” in the Company’s prospectus to be used in connection with the public offering and sale of the Common Shares (the “Prospectus”)) or cannot make the other investor representations set forth in the then-current Prospectus or in the then-current subscription agreement (the “Subscription Agreement”); and provided, further, that a Participant must notify the Company promptly when he, she or it no longer meets these standards.

3. Distribution Reinvestment.  The Company will apply that portion (as designated by a Participant) of the dividends and other distributions (“Distributions”) declared and paid in respect of a Participant’s Common Shares to the purchase of additional Common Shares for such Participant. Such Common Shares will be sold through the dealer manager or participating broker-dealer through whom the Company sold the underlying Common Shares to which the Distributions relate unless the Participant makes a new election through a different distribution channel. The Company will not pay selling commissions or dealer manager fee on Common Shares sold under the DRIP. The purchase of fractional Common Shares is a permissible and likely result of the reinvestment of Distributions under the DRIP.

4. Procedures for Participation.  A Stockholder may elect to become a Participant by completing and executing the Subscription Agreement or other Company-approved enrollment form available from the dealer manager or a participating broker-dealer. Participation in the DRIP will begin with the next Distribution made after receipt of a Participant’s enrollment form. A Participant can choose to have all or a portion of his, her or its Distributions reinvested through the DRIP. A Participant also may change the percentage of the Distributions that will be reinvested at any time by completing a new enrollment form or other form provided for that purpose. A Participant must make any election to increase his, her or its level of participation through the Participant’s participating broker-dealer or the dealer manager. Common Shares will be purchased under the DRIP promptly after the date of each Distribution.

5. Purchase Price of Common Shares Under the DRIP.  Participants initially will acquire Common Shares under the DRIP at a price of $9.50 per Common Share. At no time will the offering price per Common Share under the DRIP be less than 95% of the fair market value per Common Share.

6. Taxation of Distributions.  The reinvestment of Distributions in the DRIP does not relieve Participants of any taxes that may be payable as a result of such Distributions and their reinvestment pursuant to the terms of the DRIP. Participants will be treated as having received a Distribution of $10.00 for each $9.50 reinvested by them under the DRIP.

7. Share Certificates.  The Common Shares issuable under the DRIP shall be uncertificated unless and until the board of directors of the Company determines otherwise.

8. Voting of DRIP Common Shares.  In connection with any matter requiring the vote of Stockholders, each Participant will be entitled to vote all Common Shares, including fractional Common Shares, acquired through the DRIP.

9. Reports.  The Company shall provide each Participant or such Participant’s designee with a confirmation of such Participant’s purchases under the DRIP no less than quarterly. The Participant’s confirmation will disclose the following information: (i) each Distribution reinvested for the Participant’s account during the period; (ii) the date of each reinvestment; (iii) the number and price of the Common Shares purchased by the Participant; and (iv) the total number of Common Shares in the Participant’s account. In addition, within 90 days after the end of each calendar year, the Company shall provide each Participant with an individualized report on the Participant’s investment, including the purchase dates, purchase prices, number of Common Shares owned and the amount of Distributions paid to such Participant in the prior year. The Company also shall provide to all Participants, without charge, all supplements to and updated versions of the Prospectus, to the extent required under applicable securities laws. The Company also shall provide such information as is reasonably requested by the dealer manager or a participating broker-dealer in order for the dealer manager or participating broker-dealer to meet its obligations to deliver written notification to Participants of the information required by Rule 10b-10(b) promulgated under the Securities Exchange Act of 1934, as amended.

10. Termination by Participant.  Once enrolled, a Participant may continue to purchase Common Shares under the DRIP until the Company has sold all the Common Shares registered in the initial public offering, has terminated the initial public offering or has terminated the DRIP. A Participant may terminate participation in the DRIP at any time by delivering to the Company a written notice. To be effective with respect to a particular Distribution, such notice must have been received by the Company at least 10 business days prior to the last day of the fiscal period to which such Distribution relates. Any transfer of a Participant’s Common Shares will effect a termination of the participation of those Common Shares in the DRIP. The Company will terminate a Participant’s participation in the DRIP to the extent that a reinvestment of the Participant’s Distributions would cause the Participant to violate the ownership limits contained in the Company’s charter, unless the Participant has obtained an exemption from the ownership limits from the Board of Directors.

11. Amendment, Suspension or Termination of DRIP by the Company.  The Company may amend, suspend or terminate the DRIP for any reason at any time upon 10 days’ written notice to the Participants. The Company may provide notice (a) in a current report on Form 8-K or in the Company’s annual or quarterly reports, all publicly filed with the Securities and Exchange Commission, or (b) in a separate mailing to the Participants. If a repurchase request by an Ohio stockholder under the Company’s share repurchase program is ever denied, the Company will present such stockholder with the option and instructions to immediately terminate participation in the DRIP.

12. Liability of the Company.  The Company shall not be liable for any act done in good faith, or for any good faith omission to act.

13. Governing Law.  The DRIP shall be governed by the laws of the State of Maryland.

APPENDIX D

PRIVACY POLICY NOTICE

LIGHTSTONE REAL ESTATE INCOME TRUST INC.

OUR COMMITMENT TO PROTECTING YOUR PRIVACY. We consider customer privacy to be fundamental to our relationship with our stockholders. In the course of servicing your account, we collect personal information about you (“Non-Public Personal Information”). We collect this information to know who you are so that we can provide you with products and services that meet your particular financial and investing needs, and to meet our obligations under the laws and regulations that govern us.

We are committed to maintaining the confidentiality, integrity and security of our stockholders’ personal information. It is our policy to respect the privacy of our current and former stockholders and to protect the personal information entrusted to us. This Privacy Policy Notice (the “Policy”) describes the standards we follow for handling your personal information and how we use the information we collect about you.

Information We May Collect.  We may collect Non-Public Personal Information about you from the following sources:

•	Information on applications, subscription agreements or other forms. This category may include your name, address, e-mail address, telephone number, tax identification number, date of birth, marital status, driver’s license, citizenship, number of dependents, assets, income, employment history, beneficiary information and personal bank account information.
•	Information about your transactions with us, our affiliates and others, such as the types of products you purchase, your account balances, transactional history and payment history.
•	Information obtained from others, such as from consumer credit reporting agencies. This may include information about your creditworthiness, debts, financial circumstances and credit history, including any bankruptcies and foreclosures.

Why We Collect Non-Public Personal Information.  We collect information from and about you:

•	in order to identify you as a customer;
•	in order to establish and maintain your customer accounts;
•	in order to complete your customer transactions;
•	in order to market investment products or services that may meet your particular financial and investing circumstances;
•	in order to communicate and share information with your broker-dealer, financial advisor, IRA custodian, joint owners and other similar parties acting at your request and on your behalf; and
•	in order to meet our obligations under the laws and regulations that govern us.

Persons to Whom We May Disclose Information.  We may disclose all types of Non-Public Personal Information about you to the following third parties and in the circumstances described below, as permitted by applicable laws and regulations.

•	Our Affiliated Companies. We may offer investment products and services through certain of our affiliated companies, and we may share all of the Non-Public Personal Information we collect on you with such affiliates. We believe that by sharing information about you and your accounts among our companies, we are better able to serve your investment needs and to suggest services or educational materials that may be of interest to you. You may limit the information we share with our affiliated companies as described at the end of this notice below.
•	Nonaffiliated Financial Service Providers and Joint Marketing Partners. From time to time, we use outside companies to perform services for us or functions on our behalf, including marketing of our own investment products and services or marketing products or services that we may offer jointly with other financial institutions. We may disclose all the Non-Public Personal Information we collect as described above to such companies. However, before we disclose Non-Public Personal Information to any of our service providers or joint marketing partners, we require them to agree to keep your Non-Public Personal Information confidential and secure and to use it only as authorized by us.
•	Other Nonaffiliated Third Parties. We do not sell or share your Non-Public Personal Information with nonaffiliated outside marketers, for example, retail department stores, grocery stores or discount merchandise chains, who may want to offer you their own products and services. However, we may also use and disclose all of the Non-Public Personal Information we collect about you to the extent permitted by law, for example, to:
•	correct technical problems and malfunctions in how we provide our products and services to you and to technically process your information;
•	protect the security and integrity of our records, website and customer service center;
•	protect our rights and property and the rights and property of others;
•	take precautions against liability;
•	respond to claims that your information violates the rights and interests of third parties;
•	take actions required by law or to respond to judicial process;
•	assist with detection, investigation or reporting of actual or potential fraud, misrepresentation or criminal activity; and
•	provide personal information to law enforcement agencies or for an investigation on a matter related to public safety to the extent permitted under other provisions of law.

Protecting Your Information.  Our employees are required to follow the procedures we have developed to protect the integrity of your information. These procedures include:

•	Restricting physical and other access to your Non-Public Personal Information to persons with a legitimate business need to know the information in order to service your account.
•	Contractually obligating third parties doing business with us to comply with all applicable privacy and security laws.
•	Providing information to you only after we have used reasonable efforts to assure ourselves of your identity by asking for and receiving from you information only you should know.
•	Maintaining reasonably adequate physical, electronic and procedural safeguards to protect your information.

Former Customers.  We treat information concerning our former customers the same way we treat information about our current customers.

Keeping You Informed.  We will send you a copy of this Policy annually. We will also send you all changes to this Policy as they occur. You have the right to “opt out” of this Policy by notifying us in writing.

QUESTIONS?
If you have any questions about this Policy,
please do not hesitate to call Joseph Teichman at (732) 367-0129.

Your Right to Limit our Information Sharing with Affiliates

This Privacy Policy applies to Lightstone Real Estate Income Trust Inc. Federal law gives you the right to limit some but not all marketing from our affiliates. Federal law also requires us to give you this notice to tell you about your choice to limit marketing from our affiliates. You may tell us not to share information about your creditworthiness with our affiliated companies, except where such affiliate is performing services for us. We may still share with them other information about your experiences with us. You may limit affiliates of The Lightstone Group, such as our securities affiliates (such as may exist from time to time), from marketing their products or services to you based on your personal information that we collect and share with them. This information includes your account and investment history with us and your credit score.

If you want to limit our sharing of your information with our affiliates, you may contact us:

By telephone at: (732) 367-0129
By mail: Mark your choices below, fill in and send to:

The Lightstone Group
1985 Cedar Bridge Ave., Suite 1
Lakewood, New Jersey 08701

☐	Do not share information about my creditworthiness with your affiliates for their everyday business purposes.
☐	Do not allow your affiliates to use my personal information to market to me.

Name:

Signature:

Your choice to limit marketing offers from our affiliates will apply for at least five years from when you tell us your choice. Once that period expires, you will receive a renewal notice that will allow you to continue to limit marketing offers from our affiliates for at least another five years. If you have already made a choice to limit marketing offers from our affiliates, you do not need to act again until you receive a renewal notice. If you have not already made a choice, unless we hear from you, we can begin sharing your information 30 days from the date we sent you this notice. However, you can contact us at any time to limit our sharing as set forth above.

Residents of some states may have additional privacy rights. We adhere to all applicable state laws.

Lightstone Real Estate Income Trust Inc.

Maximum Offering of
30,000,000 Common Shares
Minimum Offering of
200,000 Common Shares

PROSPECTUS

           , 2015

Until            , 2015, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as soliciting broker-dealers.

We have not authorized any dealer, salesperson or other individual to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date set forth above. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

Our Common Shares are not FDIC-insured, may lose value and are not bank guaranteed. See “Risk Factors,” beginning on page 23, to read about risks you should consider before buying our Common Shares.

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31. Other Expenses of Issuance and Distribution (assuming sale of maximum offering)

The following table sets forth the costs and expenses payable by us in connection with the distribution of the securities being registered other than selling commissions and dealer manager fee. All amounts other than the Securities and Exchange Commission (“SEC”) registration fee and Financial Industry Regulatory Authority, Inc. (“FINRA”) filing fee have been estimated.

Item	Amount
SEC registration fee	$45,899
FINRA filing fee	59,750
Legal fees and expenses	1,100,000
Advertising and sales expenses	1,400,000
Blue sky fees and expenses	200,000
Accounting fees and expenses	200,000
Printing	400,000
Due diligence expenses (retailing)	900,000
Additional overhead costs	1,694,351
Total	$6,000,000

Item 32. Sales to Special Parties

Stockholders will be allowed to purchase Common Shares pursuant to our DRIP without paying selling commissions or dealer manager fee. The offering price per Common Share under our DRIP initially will be $9.50, or 95% of the fair market value per Common Share. Purchasers of Common Shares who are entitled to volume discounts will pay reduced selling commissions. See “Plan of Distribution — Volume Discounts” in the accompanying prospectus.

Our executive officers and directors, as well as officers and employees of Lightstone Real Estate Income LLC and their family members (including spouses, parents, grandparents, children and siblings) and other affiliates, Friends, and institutional investors, may purchase Common Shares offered in this offering at a discount. The offering price for such Common Shares shall be $9.00 per Common Share, reflecting the fact that selling commissions and a dealer manager fee will not be payable in connection with such sales. As used above, “Friends” means those individuals who have had longstanding business or personal relationships with our executive officers and directors. “Institutional investors” means institutional accredited investors as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”). We have reserved up to 5% of the Common Shares being offered in this offering for purchase at $9.00 per Common Share as described above.

Additionally, participating broker-dealers, including their registered representatives and their immediate families, may purchase Common Shares. In the sole discretion of our dealer manager, the offering price for such Common Shares shall be $9.30 per Common Share, reflecting the fact that the first 7% of the purchase price per Common Share in selling commissions will not be payable in connection with such sales. Our dealer manager is not permitted to purchase Common Shares.

We will offer Common Shares with reduced selling commissions to investors entitled to volume discounts. The per share purchase price will vary according to the respective volume range set forth in the table under “Plan of Distribution — Volume Discounts” in the accompanying prospectus.

See “Plan of Distribution — Common Shares Purchased by Affiliates, Friends, Institutional Investors and Participating Broker-Dealers” in the accompanying prospectus.

In connection with our organization, on September 12, 2014, our advisor purchased from us 20,000 Common Shares for $10.00 per Common Share for an aggregate purchase price of $200,000.

Item 33. Recent Sales of Unregistered Securities

In connection with our organization, on September 12, 2014, our advisor purchased from us 20,000 Common Shares for $10.00 per Common Share for an aggregate purchase price of $200,000. No sales commission or other consideration was paid in connection with such sale, which was consummated without registration under the Securities Act in reliance upon the exemption from registration in Section 4(2) of the Securities Act as a transaction not involving any public offering.

Item 34. Indemnification of Directors and Officers

Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment and which is material to the cause of action.

Maryland law requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty;
•	the director or officer actually received an improper personal benefit in money, property or services; or
•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses.

Maryland law permits a Maryland corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation, and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

Except as restricted by Maryland law or the conditions set forth below, our charter limits the liability of our directors and officers to the Company and its stockholders for money damages.

Except as restricted by Maryland law or the conditions set forth below, our charter also requires that we (a) indemnify a director, an officer or the advisor or any of its affiliates against any and all losses or liabilities reasonably incurred by them in connection with or by reason of any act or omission performed or omitted to be performed on our behalf in such capacity, and (b) pay or reimburse their reasonable expenses in advance of the final disposition of a proceeding.

However, under our charter, we may not indemnify a director, the advisor or any of the advisor’s affiliates (each, an “Indemnitee”) for any liability or loss suffered by an Indemnitee, nor may we hold an Indemnitee harmless for any loss or liability suffered by us, unless all the following conditions are met: (a) the Indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in our the best interests; (b) the Indemnitee was acting on behalf of or performing services for us; (c) such liability or loss was not the result of (i) negligence or misconduct by the Indemnitee, excluding an independent director, or (ii) gross negligence or willful misconduct by an independent director; and (d) such indemnification or agreement to hold harmless is recoverable only out of our net assets and not from holders of our Common Shares. In addition, an Indemnitee may not be indemnified by us for any losses, liability or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (a) there has been a successful adjudication on the merits of each count involving alleged material securities law violations as to the particular Indemnitee; (b) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnitee; and (c) a court of competent jurisdiction approves a settlement of the claims against a particular Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority of a jurisdiction in which our securities were offered or sold as to indemnification for violations of securities laws.

Our charter further provides that the advancement of Company funds to an Indemnitee for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all the following conditions are satisfied: (a) the legal action relates to acts or omissions with respect to the performance of duties or services on our behalf; (b) the Indemnitee provides us with written affirmation of the Indemnitee’s good faith belief that the standard of conduct necessary for indemnification has been met; (c) the legal action is initiated by a third party who is not a holder of Common Shares or the legal action is initiated by a holder of Common Shares acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and (d) the Indemnitee undertakes to repay the advanced funds to us, together with the applicable legal rate of interest thereon, if the Indemnitee is found not to be entitled to indemnification.

It is the position of the SEC that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

We also will purchase and maintain insurance on behalf of all our directors and executive officers against liability asserted against or incurred by them in their official capacities with us, whether or not we are required or have the power to indemnify them against the same liability.

Item 35. Treatment of Proceeds from Stock Being Registered

Not applicable.

Item 36. Financial Statements and Exhibits

(a)	Financial Statements. See Index to Financial Statements.
(b)	Exhibits. The following exhibits are filed as part of this registration statement:

Ex.	Description
1.1(2)	Form of Dealer Manager Agreement by and between Lightstone Real Estate Income Trust Inc. and Orchard Securities, LLC
1.2(2)	Form of Soliciting Dealer Agreement
3.1	Articles of Amendment and Restatement of Lightstone Real Estate Income Trust Inc.
3.2(1)	Bylaws of Lightstone Real Estate Income Trust Inc.
4.1	Distribution Reinvestment Program, included as Appendix C to prospectus
4.2(2)	Form of Subscription Escrow Agreement by and among Orchard Securities, LLC, Lightstone Real Estate Income Trust Inc. and UMB Bank, N.A
5.1(2)	Opinion of Venable LLP re legality
8.1(2)	Opinion of Proskauer Rose LLP re tax matters
10.1	Form of Advisory Agreement by and between Lightstone Real Estate Income Trust Inc. and Lightstone Real Estate Income LLC
10.2	2015 Stock Incentive Plan
23.1	Consent of EisnerAmper LLP
23.2(2)	Consent of Proskauer Rose LLP (included as part of Exhibit 8.1)
23.3(2)	Consent of Venable LLP (included as part of Exhibit 5.1)
24.1(3)	Powers of Attorney

(1)	Previously filed as an exhibit to the Registrant’s Registration Statement on Form S-11 (Reg. No. 333-200464) filed with the SEC on November 24, 2014.
(2)	Previously filed as an exhibit to Amendment No. 1 to the Registrant’s Registration Statement on Form S-11 (Reg. No. 333-200464) filed with the SEC on January 29, 2015.
(3)	Included on the signature page of Amendment No. 1 to the Registrant’s Registration Statement on Form S-11 (Reg. No. 333-200464) filed with the SEC on January 29, 2015.

Item 37. Undertakings

(a) The Registrant undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(b) The Registrant undertakes (i) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, (ii) that all post-effective amendments will comply with the applicable forms, rules and regulations of the SEC in effect at the time such post-effective amendments are filed, and (iii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(c) The Registrant undertakes that, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(d) For the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the Registrant undertakes that in a primary offering of securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424, (ii) any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant, (iii) the portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant, and (iv) any other communication that is an offer in the offering made by the Registrant to the purchaser.

(e) The Registrant undertakes to send to each stockholder, at least on an annual basis, a detailed statement of any transaction with the advisor or its affiliates, and of fees, commissions, compensation and other benefits paid or accrued to the advisor or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

(f) The Registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Securities Act during the distribution period describing each significant property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months with the information contained in such amendment provided simultaneously to the existing stockholders. Each sticker supplement will disclose all compensation and fees received by the advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for the significant properties acquired during the distribution period if such financial statements have been filed or would be due under Items 2.01 and 9.01 of Form 8-K.

(g) The Registrant undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended.

(h) The Registrant undertakes to provide to the stockholders the financial statements required by Form 10-K for the first full fiscal year of operations.

(i) The Registrant undertakes to provide to stockholders, upon request, the most recent Form 10-K for the sponsor’s or its affiliates’ public prior programs.

(j) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(k) The Registrant undertakes to provide to the dealer manager at the closings specified in the dealer manager agreement the following: (i) if the securities are certificated, certificates in such denominations and registered in such names as required by the dealer manager to permit prompt delivery to each purchaser or (ii) if the securities are not certificated, a written statement of the information required on certificates that is required to be delivered to stockholders to permit prompt delivery to each purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-11 and has duly caused this Registration Statement on Form S-11 to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the 11th day of February, 2015.

LIGHTSTONE REAL ESTATE INCOME TRUST INC.
By: /s/ David Lichtenstein David Lichtenstein Chief Executive Officer and Chairman of the Board of Directors

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date
/s/ David Lichtenstein David Lichtenstein	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	February 11, 2015
/s/ Donna Brandin Donna Brandin	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	February 11, 2015
* Edwin J. Glickman	Independent Director	February 11, 2015
* Shawn R. Tominus	Independent Director	February 11, 2015
* By: /s/ David Lichtenstein David Lichtenstein Attorney-in-Fact